SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          -----------------------------

                      RENAISSANCE MORTGAGE ACCEPTANCE CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 Delaware                           52-2356399
      (State or other jurisdiction of             (IRS Employer
       incorporation or organization)         Identification Number)

                          -----------------------------

                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                          -----------------------------

                                  Richard Blass
                             Chief Financial Officer
                      Renaissance Mortgage Acceptance Corp.
                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (516) 364-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          -----------------------------

                                    COPY TO:
                               RICHARD M. HOROWITZ
                           THACHER PROFFITT & WOOD LLP
                      2 WORLD FINANCIAL CENTER, 30TH FLOOR
                            NEW YORK, NEW YORK 10128
                                 (212) 912-7828

                          -----------------------------


         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

==================================== ==================== ===================== ===================== ===================
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
     TITLE OF SECURITIES TO BE          AMOUNT TO BE       AGGREGATE OFFERING        AGGREGATE            AMOUNT OF
            REGISTERED                  REGISTERED(1)      PRICE PER UNIT(2)     OFFERING PRICE(2)     REGISTRATION FEE
------------------------------------ -------------------- --------------------- --------------------- -------------------
Asset-Backed Notes and                  $1,000,000.00             100%          $1,000,000.00              $107.00
Asset-Backed Certificates
==================================== ==================== ===================== ===================== ===================

(1) The amount of securities registered hereunder together with an additional $3,461,687,200 aggregate principal amount of Asset-Backed Notes and Asset-Backed Certificates registered by Renaissance Mortgage Acceptance Corp. (the "Registrant") under Registration Statement No. 333-127171 on Form S-3 referred to below and not previously sold which are hereby consolidated into this Registration Statement pursuant to Rule 429 and Rule
     457. All registration fees in connection with such unsold amount of Asset-Backed Notes and Asset-Backed Certificates have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under this Registration Statement as so consolidated as of the date of this filing is $3,462,687,200.
(2)  Estimated solely for the purpose of calculating the registration fee.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the "Commission"), acting pursuant to said Section 8(a) may determine.

     This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-127171.


                                INTRODUCTORY NOTE

         THIS REGISTRATION STATEMENT CONTAINS (I) A FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING BY EACH SEPARATE TRUST OF A PARTICULAR SERIES OF ASSET BACKED CERTIFICATES DESCRIBED IN THE PROSPECTUS SUPPLEMENT, (II) A FORM OF PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING BY EACH SEPARATE TRUST OF A PARTICULAR SERIES OF ASSET BACKED NOTES DESCRIBED IN THE PROSPECTUS SUPPLEMENT (THE FORMS OF PROSPECTUS SUPPLEMENT RELATE ONLY TO THE SECURITIES DESCRIBED THEREIN AND ARE FORMS WHICH MAY BE USED, AMONG OTHERS, BY RENAISSANCE MORTGAGE ACCEPTANCE CORP. TO OFFER ASSET BACKED CERTIFICATES AND/OR ASSET BACKED NOTES, AS APPLICABLE, UNDER THIS REGISTRATION STATEMENT) AND (II) A FORM OF PROSPECTUS RELATING TO THE OFFERING OF ONE OR MORE SERIES OF ASSET BACKED CERTIFICATES AND/OR ASSET BACKED NOTES BY VARIOUS TRUSTS CREATED FROM TIME TO TIME BY RENAISSANCE MORTGAGE ACCEPTANCE CORP.

Information contained herein is subject to completion or amendment. A registration statement relating to these Securities has been filed with the Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

             CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)

                Items and Captions in Form S-3                               Location in Prospectuses
-----------------------------------------------------------     ---------------------------------------------------
1.   Forepart of Registration Statement and Outside Front       Forepart of Registration Statement and Outside
     Cover Page of Prospectus..............................     Front Cover Page of Prospectuses**

2.   Inside Front and Outside Back Cover Pages of               Inside Front Cover Page of Prospectuses and
     Prospectus............................................     Outside Back Cover Page of Prospectuses**

3.   Summary Information, Risk Factors and Ratio of
     Earnings to Fixed Charges.............................     Summaries of Prospectus; Special Considerations

4.   Use of Proceeds.......................................     Use of Proceeds**

5    Determination of Offering Price.......................     *

6.   Dilution..............................................     *

7.   Selling Security Holders..............................     *

8.   Plan of Distribution..................................     Method of Distribution**

                                                                Outside Front Cover Page; Summaries of Prospectus;
                                                                Description of the Trust Funds;
9.   Description of Securities to Be Registered............     Description of the Certificates**

10.  Interests of Named Experts and Counsel................     *

11.  Material Changes......................................     Financial Information

12.  Incorporation of Certain Information by Reference.....     Incorporation of Certain Information by Reference

13.  Disclosure of Commission position on
     Indemnification for Securities Act Liabilities........     See page II-2

-------------------------
* Answer negative or item inapplicable.
** To be completed or provided from time to time by Prospectus Supplement.

                                EXPLANATORY NOTE



         This Registration Statement consists of (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of Senior/Subordinate Certificates ("Version 1"), and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes ("Version 2").

                       CONTENTS OF REGISTRATION STATEMENT

                                                                            PAGE


Forms of Prospectus Supplement:

     Version 1:  Form of Prospectus Supplement relating to an offering
     Mortgage-Backed Certificates...............................................

     Version 2:  Form of Prospectus Supplement relating to an offering of
     Mortgage-Backed Notes......................................................

     Basic Prospectus...........................................................

                  PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [o]

                               $[o] (APPROXIMATE)
                     RENAISSANCE HOME EQUITY LOAN TRUST [o]
                                 ISSUING ENTITY

             HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES [o]
                      RENAISSANCE MORTGAGE ACCEPTANCE CORP.
                                    DEPOSITOR

                                       [o]
        ORIGINATOR, SPONSOR, MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                       [o]
                                    SERVICER

                             ----------------------

----------------------------
YOU SHOULD CAREFULLY         CERTIFICATES OFFERED
CONSIDER THE RISK FACTORS    o  Classes of asset-backed certificates listed
BEGINNING ON PAGE S-9 IN        below
THIS PROSPECTUS SUPPLEMENT.
                             ASSETS
                             o  Fixed and adjustable rate, first and second
The certificates are            lien, sub-prime residential mortgage loans
obligations only of the
trust.                       CREDIT ENHANCEMENT
                             o  Excess interest;
                             o  Overcollateralization;
The mortgage loans are not   o  Cross-collateralization; and
insured or guaranteed by     o  Subordination
any governmental agency or
by any other person.
----------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

======================================================== =========================== ===========================
                                                               INITIAL CLASS              CERTIFICATE RATE
                                                            CERTIFICATE BALANCE
-------------------------------------------------------- --------------------------- ---------------------------
Class A- [o].........................................             $  [o]                        [o]
-------------------------------------------------------- --------------------------- ---------------------------
Class M- [o].........................................             $  [o]                        [o]
-------------------------------------------------------- --------------------------- ---------------------------
Total................................................             $  [o]
-------------------------------------------------------- --------------------------- ---------------------------

         The initial class certificate balances are subject to a variance of plus or minus 5%.

         The certificate rates on the offered certificates are subject to a net rate cap and will increase after the optional termination date as described in this prospectus supplement. The certificate rates on the adjustable rate certificates may adjust on each distribution date based on changes in the level of the London Interbank Offered Rate for one-month U.S. dollar deposits.

         The underwriters will offer the offered certificates from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates, before deducting expenses, will be approximately $[o], plus accrued interest in the case of the fixed rate certificates. Each underwriter's commission will be the positive difference between the price it pays to the depositor for the offered certificates and the amount it receives from the sale of the offered certificates to the public. See "Underwriting" in this prospectus supplement.

         Subject to the satisfaction of specific conditions, the underwriters named below will purchase the offered certificates from the depositor. The offered certificates will be issued in book-entry form only on or about [o].

                                 --------------
                                       [o]
        [o]                                                     [o]
                                     [DATE]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

                  this prospectus supplement, which describes the specific terms of your series of certificates; and

                  the prospectus, which provides general information, some of which may not apply to your series of certificates.

         IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                                TABLE OF CONTENTS

           PROSPECTUS SUPPLEMENT

SUMMARY
RISK FACTORS
DELTA FUNDING CORPORATION - LITIGATION
USE OF PROCEEDS
LEGAL ACTION PENDING AGAINST [THE DEPOSITOR/TRUSTEE]
AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF THE MORTGAGE LOANS
PRE-FUNDING ACCOUNTS AND OTHER CHANGES TO POOL ASSETS
LEGAL AND REGULATORY PROVISIONS
CLAIMS ON POOL ASSETS
STATIC POOL INFORMATION
PREPAYMENT AND YIELD CONSIDERATIONS
DESCRIPTION OF THE CERTIFICATES
THE SERVICER
THE MASTER SERVICER
THE POOLING AND SERVICING AGREEMENT
FEDERAL INCOME TAX CONSIDERATIONS
ERISA CONSIDERATIONS
LEGAL INVESTMENT CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
RATINGS
ANNEX I
ANNEX II
The Depositor
The Seller
Static Pool Information
Description of the Securities
The Trust Funds
Enhancement
Servicing of Loans
The Agreements
Certain Legal Aspects of the Loans
Use of Proceeds
Federal Income Tax Considerations
State Tax Considerations
Reportable Transactions
Penalty Avoidance
ERISA Considerations
Legal Investment
Plan of Distribution
Legal Matters

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Home Equity Loan Asset-Backed Certificates, Series [o] in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset-Backed Certificates, Series [o] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Home Equity Loan Asset-Backed Certificates, Series [o]will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                     SUMMARY

         This section presents a brief description of the information contained in this prospectus supplement. The summary does not include all of the important information about the offered certificates. We recommend that you review carefully the more detailed information in this prospectus supplement and in the prospectus.

TITLE OF CERTIFICATES...............    Home Equity Loan Asset-Backed Certificates, Series [o].

ISSUING ENTITY......................    Renaissance Home Equity Loan Trust [o].

DEPOSITOR...........................    Renaissance Mortgage Acceptance Corp. [Disclose any
                                        affiliations or transactions with other transaction
                                        parties]

SELLER..............................    Delta Funding Corporation. [Disclose any
                                        affiliations or transactions with other
                                        transaction parties]

MASTER SERVICER.....................    [o].  [Disclose any affiliations or transactions with
                                        other transaction parties]

SECURITIES ADMINISTRATOR............    [o].  [Disclose any affiliations or transactions with
                                        other transaction parties]

SERVICER............................    [o]. [Disclose any affiliations or
                                        transactions with other transaction
                                        parties]

TRUSTEE.............................    [o]. [Disclose any affiliations or
                                        transactions with other transaction
                                        parties]

CUSTODIAN...........................    [o]. [Disclose any affiliations or
                                        transactions with other transaction
                                        parties]

CAP PROVIDER........................    [o].  [Disclose any affiliations or transactions with
                                        other transaction parties]

[ANY OTHER KNOWN TRANSACTION PARTY].    [Insert a brief description of any other known
                                        transaction parties].

CUT-OFF DATE........................    For any mortgage loan delivered on the closing date,
                                        the later of (x) the close of business on [o], and (y)
                                        the date of origination of that mortgage loan.

CLOSING DATE........................    On or about [o].

DISTRIBUTION DATES..................    The 25th day of each month or, if that day is not a
                                        business day, the next business day, beginning in [o].

RECORD DATES........................    With respect to any distribution date and any class of
                                        adjustable rate certificates, the business day before
                                        the applicable distribution date, so long as such class
                                        of certificates remains in book-entry form.  With
                                        respect to any distribution date and the fixed rate
                                        certificates, the last business day of the month before
                                        the month in which the applicable distribution date
                                        occurs.

FINAL SCHEDULED DISTRIBUTION DATES..    The final scheduled distribution date for the offered
                                        certificates will be the distribution date in [o].  The
                                        final scheduled distribution date for the [o]
                                        certificates is based upon [o]. The actual final
                                        distribution date for each class of offered
                                        certificates may be earlier or later, and could be
                                        substantially earlier, than the applicable final
                                        scheduled distribution date.]

CERTIFICATE RATES...................    The certificate rate for each class of adjustable rate
                                        certificates will be the sum of one-month LIBOR plus
                                        the applicable certificate margin subject, in each
                                        case, to the related Net Rate Cap (as defined below
                                        under "Description of the Certificates--Glossary").  The
                                        certificate margins are as follows:
                                                                                  CERTIFICATE
                                                                                    MARGIN
                                                                                 -------------
                                        CLASS                                    (1)       (2)
                                        -----                                    ----     ----
                                        [o].................................     [o]%     [o]%
                                        [o].................................     [o]%     [o]%
                                        _______________
                                        (1) Prior to or on the optional
                                        termination date.

                                        (2) After the optional termination date.

                                        The certificate rate for each class of
                                        fixed rate certificates will be the
                                        applicable fixed interest rate listed in
                                        the table below, subject to the related
                                        Net Rate Cap. The fixed interest rates
                                        are as follows:
                                                                                 INTEREST RATE
                                                                                 -------------
                                        CLASS                                    (1)       (2)
                                        -----                                    ----     ----
                                        [o].................................     [o]%     [o]%
                                        [o].................................     [o]%     [o]%
                                        _______________
                                        (1) Prior to or on the optional
                                        termination date.

                                        (2) After the optional termination date.
                                        See "Description of the
                                        Certificates--Certificate rates" in this prospectus supplement.

DESIGNATIONS

Each class of certificates will have different characteristics. Some of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the prospectus to provide a better understanding to potential investors.

    OFFERED CERTIFICATES

[o], [o], [o] and [o] certificates.

    ADJUSTABLE RATE CERTIFICATES

[o] and [o] certificates.

    FIXED RATE CERTIFICATES

[o] certificates (other than the [o] certificates) and [o] certificates.

    GROUP I CERTIFICATES

[o] and [o] certificates.

    GROUP II CERTIFICATES

[o] and [o] certificates.

    CERTIFICATE GROUP

Group I certificates or Group II certificates, as applicable.

    [o] CERTIFICATES

[o] and [o] certificates.

    [o] CERTIFICATES

[o] and [o] certificates

    GROUP I MORTGAGE LOANS

All mortgage loans bearing interest at adjustable rates, including mortgage loans that bear interest at rates that are fixed for two years or three years before beginning to adjust.

    GROUP II MORTGAGE LOANS

All mortgage loans bearing interest at fixed rates.

    BOOK-ENTRY CERTIFICATES

All classes of offered certificates.

    SENIOR CERTIFICATES

Class A[o] and class A[o] certificates.

    SUBORDINATE CERTIFICATES

[o] and [o] certificates.

OFFERED CERTIFICATES

    GENERAL

The offered certificates will have an expected final maturity date of [o] and a final scheduled maturity date of [o].

    RATINGS

The offered certificates will not be issued unless they receive ratings at least as high as those set forth below from Standard [o], and [o]., each referred to in this prospectus supplement as [o] and [o], respectively:

CLASS              [o]        [o]
-------------   ---------  ---------
A-[o]........      [o]        [o]
M-[o]........      [o]        [o]

See "Ratings" in this prospectus supplement.

    INTEREST DISTRIBUTIONS

On each distribution date, each class of offered certificates will be entitled to interest in an amount equal to:

o   the applicable certificate rate, MULTIPLIED BY

o the applicable class principal balance on the day before that distribution date, MULTIPLIED BY

o the actual number of days in the related interest accrual period in the case of the adjustable rate certificates, or 30 in the case of the fixed rate certificates, divided by 360, MINUS

o the pro rata share for that class of any civil relief act interest shortfalls allocated to the offered certificates, PLUS

o any unpaid interest amounts for that class from prior distribution dates, PLUS

o interest earned during the related interest accrual period on applicable unpaid interest amounts at the applicable certificate rate.

    INTEREST ACCRUAL PERIOD

The interest accrual period with respect to the adjustable rate certificates will be the period from the prior distribution date or, in the case of the first distribution date, from the closing date, to the day before the applicable distribution date.

The interest accrual period with respect to the fixed rate certificates will be the calendar month prior to the month in which the applicable distribution date occurs.

    INTEREST CALCULATIONS

Actual/360 for the adjustable rate certificates, and 30/360 for the fixed rate certificates.

    CLASS PRINCIPAL BALANCES

The initial class principal balances of the offered certificates set forth on the cover page of this prospectus supplement are subject to a permitted variance of plus or minus 5%.

    PRINCIPAL DISTRIBUTIONS

The securities administrator will distribute principal of the classes of offered certificates in the priority discussed under the caption "Description of the Certificates--Distribution priorities" in this prospectus supplement.

The [o] certificate is a "lock-out" certificate. The [o]certificates are generally not entitled to receive distributions of principal until the distribution date in [o]. For each distribution date on or after the distribution date in [o], the [o]certificates will be entitled to receive an increasing percentage of that class's proportionate share of principal distributable to the [o] certificates, based on a schedule.

    MINIMUM DENOMINATIONS

The offered certificates are offered in minimum denominations of $25,000 and in integral multiples of $1 in excess thereof.

    FORM

All of the offered certificates will be in book-entry form.

    SMMEA ELIGIBILITY

The Class [o], Class [o]and Class [o]certificates will constitute "mortgage related securities" for purposes of SMMEA. The Class [o], Class [o] and Class [o] certificates will not constitute "mortgage related securities" for purposes of SMMEA.

OTHER CERTIFICATES

The trust will issue senior class P certificates, subordinated Class [o] certificates and residual certificates. The depositor is not offering these classes to the public pursuant to this prospectus supplement and the prospectus.

THE MORTGAGE LOANS

    STATISTIC CALCULATION MORTGAGE LOANS

Set forth below is selected information about the mortgage loans that have been identified by the depositor to be sold to the trust on the closing date, called the statistic calculation mortgage loans. The information in this prospectus supplement with respect to each statistic calculation mortgage loan is based on information for that statistic calculation mortgage loan as of its related cut-off date, called the statistic calculation date. On the closing date, additional mortgage loans may be delivered to the trust. Any additional mortgage loans are expected to consist of first lien or second lien, fixed rate mortgage loans, and first lien, adjustable rate mortgage loans. The statistic calculation mortgage loans, together with any additional mortgage loans, will constitute the mortgage loans.

    STATISTIC CALCULATION MORTGAGE POOL

Number of loans
Aggregate principal balance
Range of principal balances
Average principal balance
Range of interest rates
Weighted average interest rate
Range of original CLTV
Weighted average original CLTV
Range of original term to stated
  maturity (months)
Weighted average original
  term to stated maturity
  (months)
Range of remaining term to
  stated maturity (months)
Weighted average remaining
  term to stated maturity
  (months)
Range of loan ages (months)
Weighted average loan age
  (months)
Range of credit scores
Weighted average credit score
Subject to prepayment penalties
Fixed rate
Adjustable rate
First lien
Second lien

    GROUP I MORTGAGE LOANS

Number of loans
Aggregate principal balance
Range of principal balances
Average principal balance
Range of interest rates
Weighted average interest rate
Range of original CLTV
Weighted average original CLTV
Range of original term to
  stated maturity (months)
Weighted average original
  term to stated maturity
  (months)
Range of remaining term to
  stated maturity (months)
Weighted average remaining
  term to stated maturity
  (months)
Range of loan ages (months)
Weighted average loan age
  (months)
Range of credit scores
Weighted average credit score
Subject to prepayment penalties
First lien
Second lien

    GROUP II MORTGAGE LOANS

Number of loans
Aggregate principal balance
Range of principal balances
Average principal balance
Range of interest rates
Weighted average interest rate
Range of original CLTV
Weighted average original CLTV
Range of original term to
  stated maturity (months)
Weighted average original
  term to stated maturity
  (months)
Range of remaining term to
  stated maturity (months)
Weighted average remaining
  term to stated maturity
  (months)
Range of loan ages (months)
Weighted average loan age
  (months)
Range of credit scores
Weighted average credit score
Subject to prepayment penalties
First lien
Second lien

CREDIT ENHANCEMENT

Credit enhancement refers to a mechanism that is intended to protect the holders of specific classes of certificates against losses due to defaults by the borrowers under the mortgage loans.

The offered certificates, other than the Class [o]and Class [o] certificates, have the benefit of four types of credit enhancement:

o the use of excess interest to cover losses and to maintain the required amount of overcollateralization,

o   the use of overcollateralization to cover losses,

o   cross-collateralization of the two loan groups, and

o subordination of distributions on the class or classes of certificates with lower relative payment priorities.

The Class [o] and Class [o] certificates, which have the lowest relative payment priority with respect to Group I and Group II certificates, respectively, have the benefit of only the first three forms of credit enhancement.

It is a condition to the issuance of the certificates on the closing date that the required overcollateralization amount with respect to each mortgage loan group be met.

Except in very limited circumstances related to cross-collateralization, (a) the Class [o] certificates will provide credit enhancement only to the more senior classes of Class [o] certificates and the Class [o] certificates and (b) the Class [o] certificates will provide credit enhancement only to the more senior class of Class [o] certificates and the Class [o] certificates.

GROUP I INTEREST RATE CAP AGREEMENT

Under the Group I interest rate cap agreement, the cap provider may be required to make a payment on each interest rate cap agreement payment date, commencing in [o]. The last interest rate cap agreement payment date for the Group I interest rate cap agreement occurs in [o]. Any amounts received under the Group I interest rate cap agreement will be available to pay net rate cap carryover amounts with respect to the Group I certificates. See "The Pooling and Servicing Agreement--The Group I interest rate cap agreement" and "--Net rate cap fund" in this prospectus supplement.

TRIGGER EVENTS

The occurrence of a trigger event, following the stepdown date, may have the effect of accelerating or decelerating the amortization of the certificates and affecting the weighted average lives of such certificates. The step-down date is the earlier to occur of (1) the first distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (2) the later of (x) the distribution date occurring in [o] and (y) the first distribution date on which the subordination available to the [o] has doubled.

FEES AND EXPENSES

Before payments are made on the certificates, the servicer will be paid a monthly fee calculated as an amount equal to one-twelfth of the servicing fee rate for the loan on the unpaid balance of the loan at the end of the applicable due period.

The servicing fee will be payable from amounts on deposit in the Collection Account.

The trustee will be paid ____.

OPTIONAL TERMINATION BY [o]

[o], an [o], may, at its option, but subject to certain conditions set forth in the pooling and servicing agreement, terminate the trust on any distribution date when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

REPURCHASE OF SUBSTITUTION OF MORTGAGE LOANS FOR BREACHES OF REPRESENTATIONS AND WARRANTIES

The originator will make certain representations and warranties with respect to each mortgage loan at the time of origination, or as of the closing date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the certificateholders, the seller will be obligated to cure such breach, or otherwise repurchase or replace such mortgage loan. The depositor will give or cause to be given written notice to the certificateholders that such substitution has taken place.

SERVICING FEES

The principal compensation to be paid to the aster servicer in respect of its servicing activities for the mortgage loans will be equal to [ ]% per annum with respect to each mortgage loan in the trust (the "Servicing Fee"). The servicing fee will be paid prior to distributions to the certificateholders from amounts received from the mortgage loans.

[PRE-FUNDING ACCOUNTS

On the closing date, the depositor will pay to the trustee approximately $[ __ ], which will be held by the trustee in a pre-funding account relating to the Group I Mortgage Loans (the "Group I Pre-Funding Account") and approximately $[ __ ] which will be held by the trustee in a pre-funding account relating to the Group II Mortgage Loans (the "Group II Pre-Funding Account" and together with the Group I Pre-Funding Account, the "Pre-Funding Accounts"). [ __]% of the mortgage pool will be represented by such Pre-Funding Accounts. Such subsequent mortgage loans must meet certain specified criteria as set forth in "Pre-Funding Accounts and Other Changes to Pool Assets" herein, which include, but is not limited to, not adversely affecting the interests of the certificateholders.]

The amount on deposit in the Pre-Funding Accounts will be reduced by the amounts used to purchase subsequent mortgage loans for the related loan group from the period from the closing date up to and including the 90th day following the closing date. Any amounts remaining in the Pre-Funding Accounts after the 90th day following the closing date will be distributed on the next distribution date to the holders of the related Class [o] Certificates in the manner set forth in "Description of the Certificates herein.

FEDERAL INCOME TAX CONSIDERATIONS

The trust will make separate elections to treat segregated pools of its assets as "real estate mortgage investment conduits," creating a tiered REMIC structure. The offered certificates (excluding any rights to receive net rate cap carryover) will be designated as "regular interests" in a REMIC and will be treated as debt instruments of a REMIC for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Considerations" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The offered certificates may be purchased by persons investing the assets of employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain considerations described in this prospectus supplement.

                                  RISK FACTORS

         AN INVESTMENT IN THE OFFERED CERTIFICATES INVOLVES SIGNIFICANT RISKS. BEFORE YOU DECIDE TO INVEST IN THE OFFERED CERTIFICATES, WE RECOMMEND THAT YOU CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS. UNLESS OTHERWISE SPECIFIED, ALL REFERENCES TO PERCENTAGES AND DOLLAR AMOUNTS OF MORTGAGE LOANS REFER TO THE STATISTIC CALCULATION MORTGAGE LOANS AS DEFINED IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE MORTGAGE LOANS--GENERAL."

         YOU MAY HAVE DIFFICULTY SELLING YOUR CERTIFICATES

         The offered certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriters intend to make a secondary market for the offered certificates by offering to buy the offered certificates from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

CERTAIN FEATURES OF THE MORTGAGE LOANS MAY RESULT IN LOSSES OR CASH FLOW SHORTFALLS

         There are a number of features of the mortgage loans that create risks of loss, including the following:

               THE BORROWERS HAVE LESS THAN PERFECT CREDIT AND MAY BE MORE LIKELY TO DEFAULT. The seller's underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the seller from making a loan but may reduce the size or the loan-to-value ratio of the loan the seller will make. As a result of these less restrictive standards, the trust may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

               NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT WHICH MAY CAUSE LOSSES. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within three months prior to the sale to the trust. As a result, the trust may experience higher rates of defaults than if the mortgage loans had been outstanding for a longer period of time.

               DEFAULTS ON SECOND LIEN MORTGAGE LOANS MAY RESULT IN MORE SEVERE LOSSES. None of the Group I statistic calculation mortgage loans and approximately [o]% of the Group II statistic calculation mortgage loans are secured by second liens on the related property. If a borrower on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the second lien, and the trust would suffer a loss.

               ADDITIONAL MORTGAGE LOANS MAY HAVE CHARACTERISTICS THAT DIFFER FROM THOSE OF THE STATISTIC CALCULATION MORTGAGE LOANS WHICH MAY REDUCE YOUR YIELD TO MATURITY. Additional mortgage loans may have characteristics that differ from those of the statistic calculation mortgage loans which may reduce your yield to maturity. Following the transfer of any additional mortgage loans to the trust, the characteristics of the mortgage loans may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the mortgage loans and of the borrowers of the mortgage loans, the credit quality of the mortgage loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. We recommend that you consider potential variances when making your investment decision concerning the offered certificates.

               THE CONCENTRATION OF MORTGAGE LOANS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the trust with respect to the mortgage loans. Approximately [o]%,[o]%,[o]%,[o]%,[o]%,[o]% and [o]% of the Group I statistic calculation mortgage loans are secured by properties in [o],[o],[o],[o],[o],[o] and [o], respectively, and approximately [o]% and [o]% of the Group II statistic calculation mortgage loans are secured by properties in [o] and [o], respectively. No other state constituted more than 5% of the statistic calculation date principal balances of either statistic calculation mortgage loan group. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on the offered certificates than if borrowers and properties were more spread out in different geographic areas.

               [According to ss.229.1111(b)(14) if 10% or more of the pool assets are or will be located in any one state or other geographic region, describe any economic or other factors, specific to such state or region that may materially impact the pool assets or pool asset cash flows.]

               Hurricanes, which have struck the southeast portion of the United States during the months of August and September 2005, may have adversely affected any mortgaged properties located in that area. The seller will make a representation and warranty that no mortgaged property is subject to any substantial damage as of the closing date. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty. The servicer maintains servicing operations in [o] and no assurance can be given as to the effect of the hurricanes on the servicer's servicing operations. Any adverse impact as a result of this event may be borne by the holders of the offered certificates.

MOST OF THE MORTGAGE LOANS ARE NEWLY ORIGINATED AND HAVE LITTLE, IF ANY, PAYMENT HISTORY

         [Provide delinquency and loss information for the asset pool, including statistical information regarding delinquencies and losses pursuant to ss.229.1111(c).]

FICO SCORES

         A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the underwriter's judgment. Although FICO Scores are used as a predictive measure of a loan's quality, it is not determinative and is based solely on the information available from the credit repositories. As a result, FICO Scores should not be viewed as determinative of performance and should be viewed as one factor in assessing the quality of the loans.

MORTGAGE LOANS ORIGINATED WITH A SIMULTANEOUS SECOND LIEN MAY PRESENT A GREATER RISK OF LOSS RELATING TO SUCH MORTGAGE LOANS

         With respect to several first lien mortgage loans, at the time of origination of such first lien mortgage loan, the seller also originated a second lien mortgage loan that will not be included in the trust. With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS AND DEFAULTS

         The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

               THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of distributions of principal of the offered certificates and the time when those distributions are received depend on the amount and the times at which borrowers make principal payments on the mortgage loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the mortgage loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance his existing loan on more favorable terms. If a borrower's credit standing declines, the borrower may not be able to refinance or make a payment.

               All of the Group I statistic calculation mortgage loans have fixed interest rates for two or three years after origination and then adjust to the sum of six-month LIBOR and a specified margin as set forth in the related mortgage note. Those mortgage loans may have a higher level of prepayments as they approach their initial adjustment dates because the borrowers may want to avoid periodic changes to their monthly payments.

               YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE INVESTMENTS. Asset-backed securities, like the offered certificates, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates. You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

               LIMITATIONS ON CERTIFICATE RATES WILL AFFECT YOUR YIELD TO MATURITY. The rate at which interest accrues on each class of offered certificates is subject to a net rate cap. The certificate rate on any distribution date for any class of offered certificates is equal to the lesser of the related Net Rate Cap (as defined below under "Description of the Certificates--Glossary") and (a) with respect to the adjustable rate certificates, the sum of one-month LIBOR plus the applicable certificate margin or (b) with respect to the fixed rate certificates, the applicable fixed rate of interest for such class of certificates. If mortgage loans with relatively higher loan rates prepay, the related Net Rate Cap on these classes of offered certificates may be lower than otherwise would be the case. In this event, it is possible that the holders of the related offered certificates would not receive payments of interest at their respective stated certificate rates. Your investment in the Group I certificates also involves the risk that the level of one-month LIBOR may change (a) while the interest rates on the Group I mortgage loans will not adjust for a specified period of time after origination or (b) in a direction or at a rate that is different from the level of the index used to determine the interest rates on the Group I mortgage loans. Your investment in the Class [o] certificates also involves the risk that the level of one-month LIBOR may change while the interest rates on the Group II mortgage loans do not adjust. Although you may be entitled to receive any net rate cap carryover, there is no assurance that sufficient funds would be available on the related or on future distribution dates. The ratings on the certificates do not address the likelihood of your receipt of any net rate cap carryover.

VALUATION OF MORTGAGE PROPERTIES MAY BE DIFFICULT IF THE RELATED MORTGAGE LOANS WERE ORIGINATED BY USING AN INSURED AUTOMATED VALUATION MODEL

         Some of the mortgage loans were originated using an insured automated valuation model, referred to as an insured AVM. Although the values of the mortgaged properties are insured by the AVM insurer, recovery is dependent on establishing the actual value of the applicable mortgaged property at the time the related mortgage loan was originated. Because a substantial amount of time may have passed between the date of origination of the applicable mortgage loan and the liquidation of the mortgaged property, it may be difficult to establish the actual value of the related mortgaged property retrospectively.

THE SUBORDINATE CERTIFICATES WILL ABSORB CASH SHORTFALLS BEFORE THE SENIOR CERTIFICATES

         The subordinate certificates will not receive any distributions of interest until the senior certificates in the related certificate group receive their interest distributions and will not receive any distributions of principal until the senior certificates in the related certificate group receive their principal distributions. In addition, the subordinate certificates will not receive any payments of principal until the earlier to occur of: (a) the distribution date on which the aggregate principal balance of the senior certificates in the related certificate group has been reduced to zero, and (b) the later to occur of: (1) the distribution date in [o], and (2) the date on which certain tests have been met. If available funds are insufficient to make all of the required distributions on the offered certificates, one or more classes of subordinate certificates may not receive all or a portion of their distributions. In addition, losses due to defaults by borrowers in a mortgage loan group, to the extent not covered by the amount of excess interest and overcollateralization at that time, will be allocated to the related subordinate certificates in the reverse order of payment priority. Any allocation of a loss to a class of subordinate certificates will reduce the amount of interest and principal they will receive. Any such losses will be reimbursed only to the extent of future amounts of excess interest available for distribution as described in this prospectus supplement under "Description of the Certificates--Distribution priorities" or to the extent the class principal balance of a class of subordinate certificates is increased by a subsequent recovery as described in this prospectus supplement under "Description of the Certificates--Allocation of realized losses." Distributions to the Class [o] certificates are made in the following order: first to the Class [o] certificates, second, to the Class [o] certificates, third, to the Class [o] certificates, and fourth, to the Class [o] certificates, and losses are allocated to the Class [o] certificates in the reverse order, commencing with the Class [o] certificates. Distributions to the Class [o] certificates are made in the following order: first, to the Class [o] certificates, second, to the Class [o] certificates, third, to the Class [o] certificates, fourth, to the Class [o] certificates, fifth, to the Class [o] certificates, sixth, to the Class [o] certificates, seventh, to the Class [o] certificates, eighth, to the Class [o] certificates, and ninth, to the Class [o] certificates, and losses are allocated to the Class [o] certificates in the reverse order, commencing with the Class [o] certificates. The Class [o] and Class [o] certificates receive distributions before, and are allocated losses after, the other classes of related subordinate certificates. Conversely, the Class [o] and Class [o] certificates receive distributions after, and are allocated losses before, the other classes of related subordinate certificates. As a result, the Class [o] and Class [o] certificates will be affected to the largest degree by any losses on the related mortgage loans. The source of distributions to each class of subordinate certificates in a certificate group is generally limited to the amounts collected with respect to the mortgage loans in the related mortgage loan group.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY NOT BE ENOUGH TO MAINTAIN OVERCOLLATERALIZATION

         The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to cover losses that occur on the mortgage loans. After these financial obligations of the trust are met, the available excess interest generated by the mortgage loans will be used to maintain or restore overcollateralization. While it is a condition to the issuance of the certificates on the closing date that the initial required levels of overcollateralization be met, we cannot assure you that enough excess interest will be generated to maintain the required levels of overcollateralization. The factors described below will affect the amount of interest that the mortgage loans will generate:

        o Every time a mortgage loan is prepaid in full or in part, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of prepayments in part, will be generating less interest;

        o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount needed to compensate for any shortfalls in cash available to make the required distributions on the offered certificates; and

        o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

IMPACT OF WORLD EVENTS

         The economic impact of the United States' military operations in Iraq, as well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. The holders of the certificates would bear any adverse impact resulting from these events. United States military operations also may increase the likelihood of shortfalls under the Servicemembers Civil Relief Act, called the Civil Relief Act, or similar state laws. Interest shortfalls resulting from the application of the Civil Relief Act or similar state laws in a mortgage loan group, will not be absorbed by excess interest or by the related subordinate certificates. Instead, each class of related certificates, including each class of related offered certificates, will bear a pro rata share of any such shortfalls as described herein.

ENVIRONMENTAL CONDITIONS AFFECTING THE MORTGAGED PROPERTIES MAY RESULT IN LOSSES

         Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES

         Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

        The mortgage loans are also subject to federal laws, including:

                  (1) the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

                  (2) the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                  (3) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

                  (4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         The seller will represent that none of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994, called HOEPA, and that no proceeds of any mortgage loan were used to finance single-premium credit life insurance policies. The seller will be required to substitute for or repurchase any mortgage loan that breaches such representation and warranty in the circumstances described under "The Pooling and Servicing Agreement--Assignment of mortgage loans" in this prospectus supplement.

         In addition to HOEPA, several legislative proposals have been introduced at federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that may have interest rates or origination costs above certain levels, and require that borrowers be given certain disclosures prior to entering into a mortgage loan. In some cases, state and local laws may impose requirements and restrictions greater than those in HOEPA. The originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in a borrower rescinding a mortgage loan against either the trust or a subsequent holder of the mortgage loans. Lawsuits have been brought in various states making claims against violations of these state and local laws. Named defendants in these cases include participants in the secondary mortgage market, including some securitization trusts.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as owner of the mortgage loans, to damages and administrative enforcement.

IF PAYMENTS ON THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP ARE INSUFFICIENT, YOU MAY INCUR A LOSS

         All distributions on the offered certificates will be made from payments by borrowers under the mortgage loans. Except for amounts that may be payable to the net rate cap fund from any proceeds of the Group I interest rate cap agreement, the trust has no other assets to make distributions on the offered certificates. If payments on the mortgage loans in the related mortgage loan group are insufficient, you may suffer a loss on your certificates. The securities administrator, on behalf of the trust, is the only person obligated to make distributions on the offered certificates and only to the extent of available funds. The offered certificates are not insured or guaranteed by any governmental agency.

INSOLVENCY OF THE SELLER OR THE DEPOSITOR MAY CAUSE LOSSES

         The seller and the depositor each intend that the transfer of the mortgage loans to the depositor and from the depositor to the trust will constitute a sale, and the seller, the depositor and the trustee, on behalf of the trust, will agree to treat each transfer as a sale. In the event of the insolvency of the seller or the depositor, the trustee in bankruptcy of the seller or depositor, or the seller or depositor, as debtor-in-possession, may attempt to recharacterize the sale as a loan secured by a pledge of the mortgage loans. If an attempt were to be successful, distributions to holders of the offered certificates could be reduced. Any reduction could adversely affect the yield on the offered certificates. Even if an attempt were to be unsuccessful, holders of the offered certificates could experience delays in distributions, which would adversely affect the yield on the offered certificates. The insolvency of the seller also would adversely affect the seller's ability to repurchase mortgage loans due to defective documentation or for breaches of representations. See "Delta Funding Corporation--Litigation" in this prospectus supplement.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE MARKET VALUES OF THE CERTIFICATES

         A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the offered certificates after those offered certificates are issued if that rating agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating will likely reduce the price that a subsequent purchaser may be willing to pay for your certificates.

LEGAL ACTIONS ARE PENDING AGAINST THE SELLER

         Because the nature of the seller's business involves the validity of liens and compliance with state and federal lending laws, the seller is subject to numerous claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, and an adverse judgment in a claim or action may have a significant adverse financial effect on the seller, the seller believes that the aggregate amount of liabilities will not result in monetary damages which in the aggregate would have a material adverse effect on the financial condition or results of the seller.

         Several class-action lawsuits have been filed against a number of consumer finance companies alleging violations of various federal and state consumer protection laws. The seller has been named in several lawsuits styled as class actions and has entered into settlement agreements with various governmental agencies following investigations of the seller's lending practices. See "Delta Funding Corporation--Litigation" in this prospectus supplement for a description of these lawsuits and settlement agreements.

RECENT DEVELOPMENTS AFFECTING THE SERVICER

        [TO BE PROVIDED BY THE APPLICABLE SERVICER]

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

         The offered certificates are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

                     DELTA FUNDING CORPORATION - LITIGATION

        [TO BE PROVIDED IN ACCORDANCE WITH REGULATION AB]

                                 USE OF PROCEEDS

         The Seller will sell the Mortgage Loans to the Depositor, and the Depositor will convey the Mortgage Loans to the Trust in exchange for and concurrently with the delivery of the Certificates. Net proceeds, after deduction of expenses, equal to approximately $[o], from the sale of the Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Seller. These net proceeds will represent the Purchase Price to be paid by the Depositor to the Seller for the Mortgage Loans. The Seller will have acquired the Mortgage Loans prior to the sale of the Mortgage Loans to the Depositor.

         [According to ss.229.1107(j) if expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to the sponsor, servicer contemplated by ss.229.1108(a)(2), depositor, issuing entity, originator contemplated by ss.229.1110, underwriter or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

              LEGAL ACTION PENDING AGAINST [THE DEPOSITOR/TRUSTEE]

[To the extent material, insert any legal proceedings pending against the depositor or trustee]

          AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Renaissance Mortgage Acceptance Corp. (the "Depositor"), is a [o] corporation and is a direct wholly-owned subsidiary of [o]. [According to ss.229.1119(b) provide information as to whether there is any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arms' length transaction with an unrelated third party. See ss.229.1119(b) for requirements.]

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The mortgage loans will include:

                  (a) the mortgage loans identified by the depositor to be sold to the trust on the closing date and described in this prospectus supplement, called the statistic calculation mortgage loans, and

                  (b) additional fixed rate and adjustable rate mortgage loans that may be delivered to the trust on or prior to the closing date, referred to as the additional mortgage loans, and together with the statistic calculation mortgage loans, called the mortgage loans.

         Unless stated otherwise, the information in this prospectus supplement with respect to each statistic calculation mortgage loan is approximate and is based on the principal balance of each statistic calculation mortgage loan as of its related cut-off date, called the statistic calculation date.

         The mortgage loans will be divided into two groups, each called a loan group, designated as the Group I mortgage loans and the Group II mortgage loans. Payments under all of the mortgage loans are calculated on the "actuarial basis." The mortgage loans are primarily secured by first or second liens on one- to four-family residential properties, called the mortgaged properties. No mortgage loan was delinquent as of its related cut-off date.

         The Group I mortgage loans, which comprise approximately [o]% of the statistic calculation mortgage loans, will bear interest at an adjustable rate, and are referred to as the Group I mortgage loans or the adjustable rate mortgage loans. The Group II mortgage loans, which comprise approximately [o]% of the statistic calculation mortgage loans, will bear interest at a fixed rate, and are referred to as Group II mortgage loans or the fixed rate mortgage loans. The fixed rate mortgage loans are secured by first or second liens on the related mortgaged properties. The adjustable rate mortgage loans, also called ARMs, are secured by first liens on the related mortgaged properties.

         The interest rate, also referred to as the loan rate, borne by each ARM is subject to initial adjustment on the date set forth in the related promissory note, each called a mortgage note, and at regular intervals thereafter, each such date referred to as an adjustment date, to equal the sum of (a) the applicable loan index and (b) the number of basis points set forth in that mortgage note, called the gross margin, subject to rounding and to the effects of the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. The periodic cap limits adjustments in the loan rate for each ARM on each adjustment date. The lifetime cap is the maximum loan rate that may be borne by an ARM at any point. The lifetime floor is the minimum loan rate that may be borne by an ARM at any point. None of the mortgage loans provide for negative amortization.

         For all of the statistic calculation mortgage loans that are ARMs, the loan index is the London interbank offered rate for six-month United States dollar deposits, and the adjustment dates occur every six months after the initial adjustment date. The reference for each applicable loan index and the date prior to an adjustment date as of which the loan index is determined is set forth in the related mortgage note. All of the statistic calculation mortgage loans that are ARMs have initial adjustment dates that are either 24 months after origination, referred to as 2/28 loans, or 36 months after origination, referred to as 3/27 loans. The periodic cap for the initial adjustment date for the ARMs is approximately [o]%, and the periodic cap for the ARMs, subsequent to the initial adjustment date, is approximately [o]%.

         As of the statistic calculation date, substantially all of the statistic calculation mortgage loans that are ARMs were accruing interest at loan rates that are below the sum of the related gross margin and the loan index that would otherwise have been applicable. On the initial adjustment date for each ARM, the related loan rate will adjust to the sum of the applicable loan index and the related gross margin subject to the application of the related periodic cap, lifetime cap and lifetime floor.

         Approximately [o]% and [o]% of the Group I statistic calculation mortgage loans and Group II statistic calculation mortgage loans, respectively, have repair escrows that are being held by the servicer. The appraisals for these mortgage loans were based on the conditions of the mortgaged properties without the repairs, that is, the appraisals were not "subject to" appraisals. The repairs are typically completed within 30 to 60 days after the mortgage loan closes. The related mortgage loan documents give the servicer the right to apply the escrowed amounts to prepayment of the mortgage loan if the repairs are not completed.

         Approximately [o]% of the statistic calculation mortgage loans provide for payment by the borrower of a prepayment charge on specific prepayments as provided in the related mortgage note.

         Approximately [o]% of the statistic calculation mortgage loans provide that if the borrower makes the first 12 payments on or before their due dates, the interest rate on the borrower's mortgage loan will be reduced by 50 basis points (0.50%) commencing with the thirteenth payment. If a borrower qualifies for the first rate reduction, that borrower can qualify for a second reduction of 50 basis points (0.50%) commencing with the 25th payment by making each of the 13th through 24th payments on or before their due dates.

         No mortgage loan will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last day of each month.

         None of the Mortgage Loans will be buydown mortgage loans. A buydown mortgage loan consists of monthly payments made by the mortgagor during the buy-down period that will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from: (i) funds contributed by the seller of the mortgaged property or another source and placed in the buy-down account; (ii) if the funds are contributed on a present value basis, investment earnings on the funds; or (iii) additional funds to be contributed over time by the mortgagor's employer or another source.

         The Mortgage Loans will consist of mortgages to sub-prime borrowers. A sub-prime loan is a first-lien mortgage loan to a sub-prime borrower. A sub-prime borrower generally has been delinquent on payments at least once during the preceding year or has a FICO score below 620. In general, a prime mortgage loan borrower has made all mortgage payments on time during the preceding year and has a FICO score above 620. None of the Mortgage Loans are prime mortgage loans. Sub-prime loans are riskier than prime loans, as described in "Risk Factors- Legal actions are pending against the seller."

         For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "The Seller - Loan Underwriting" in the prospectus.

         The Mortgage Loans were selected by the Seller and the Depositor using criteria established by the Seller, the Depositor, the Underwriters and the Rating Agencies.

CREDIT SCORES

         "Credit scores" are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio ("LTV") or combined loan-to-value ratio ("CLTV"), the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

STATISTICAL INFORMATION

         Set forth below is approximate statistical information as of the statistic calculation date (except as otherwise noted) regarding the statistic calculation mortgage loans. Prior to or on the closing date, additional mortgage loans may be delivered to the trust. In addition, prior to the closing date, statistic calculation mortgage loans may be removed and other mortgage loans may be substituted for the removed loans. The depositor believes that the information set forth in this prospectus supplement with respect to the statistic calculation mortgage loans is representative of the characteristics of the mortgage loans at the closing date, although some characteristics of the mortgage loans on the closing date may vary from those of the statistic calculation mortgage loans as a result of such removals and substitutions. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

                      STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                        NUMBER OF
                                        STATISTIC
RANGE OF                               CALCULATION           ORIGINAL          % OF ORIGINAL
ORIGINAL BALANCES                     MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
$20,000-$50,000.................
$50,001 - $100,000..............
$100,001 - $150,000.............
$150,001 - $200,000.............
$200,001 - $250,000.............
$250,001 - $300,000.............
$300,001 - $350,000.............
$350,001 - $400,000.............
$400,001 - $450,000.............
$450,001 - $500,000.............
$500,001 - $550,000.............
$550,001 - $600,000.............
$650,001 - $700,000.............
$700,001 - $750,000.............
$750,001 - $780,000.............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                      STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
RANGE OF                               CALCULATION       CALCULATION DATE     CALCULATION DATE
PRINCIPAL BALANCES                    MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
$19,974 - $50,000...............
$50,001 - $100,000..............
$100,001 - $150,000.............
$150,001 - $200,000.............
$200,001 - $250,000.............
$250,001 - $300,000.............
$300,001 - $350,000.............
$350,001 - $400,000.............
$400,001 - $450,000.............
$450,001 - $500,000.............
$500,001 - $550,000.............
$550,001 - $600,000.............
$650,001 - $700,000.............
$700,001 - $750,000.............
$750,001 - $779,273.............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                      STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
RANGE OF CURRENT                       CALCULATION       CALCULATION DATE     CALCULATION DATE
LOAN RATES                            MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
4.990% - 5.000%.................
5.001% - 5.500%.................
5.501% - 6.000%.................
6.001% - 6.500%.................
6.501% - 7.000%.................
7.001% - 7.500%.................
7.501% - 8.000%.................
8.001% - 8.500%.................
8.501% - 9.000%.................
9.001% - 9.500%.................
9.501% - 10.000%................
10.001% - 10.500%...............
10.501% - 11.000%...............
11.001% - 11.500%...............
11.501% - 12.000%...............
12.001% - 12.140%...............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



        As of the statistic calculation date, the weighted average loan rate of the statistic calculation mortgage loans was approximately 7.817% per annum.

                      STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
RANGE OF REMAINING TERM                CALCULATION       CALCULATION DATE     CALCULATION DATE
TO STATED MATURITY (MONTHS)           MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
  58 - 60.......................
  61 - 120......................
121 - 180.......................
181 - 240.......................
241 - 300.......................
301 - 360.......................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                      STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
SEASONING (MONTHS)                    MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Less than 1.....................
1- 4............................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                      STATISTIC CALCULATION MORTGAGE LOANS
                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
RANGE OF ORIGINAL COMBINED             CALCULATION       CALCULATION DATE     CALCULATION DATE
LOAN-TO-VALUE RATIOS                  MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
11.50% - 15.00%.................
15.01% - 20.00%.................
20.01% - 25.00%.................
25.01% - 30.00%.................
30.01% - 35.00%.................
35.01% - 40.00%.................
40.01% - 45.00%.................
45.01% - 50.00%.................
50.01% - 55.00%.................
55.01% - 60.00%.................
60.01% - 65.00%.................
65.01% - 70.00%.................
70.01% - 75.00%.................
75.01% - 80.00%.................
80.01% - 85.00%.................
85.01% - 90.00%.................
90.01% - 95.00%.................
95.01% - 100.00%................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================

----------
(1) The original combined loan-to-value ratio, referred to as CLTV, shown above is equal, with respect to each statistic calculation mortgage loan, to (x) the sum of (a) the original principal balance of the mortgage loan at the date of origination plus (b) in the case of a second lien mortgage loan, the remaining balance of the senior lien at the date of origination of the mortgage loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans together with, in the case of second lien mortgage loans, the outstanding balances of the related first liens, become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.



                      STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
OCCUPANCY TYPE                        MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Owner Occupied..................
Investor........................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================

----------
(1) Based upon representations made by the borrowers at the time of origination of the mortgage loans.



                      STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
PROPERTY TYPE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Single Family...................
Two- to Four-Family.............
Five- to Eight-Family...........
Condominium.....................
Mixed Use ......................
Manufactured Housing............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================


                      STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
LOAN PURPOSE                          MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Cash Out Refinance..............
Debt Consolidation..............
Purchase........................
Rate/Term Refinance.............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                      STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
DOCUMENTATION PROGRAM                 MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Full............................
Limited.........................
No Income Verification..........
Stated Income...................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                      STATISTIC CALCULATION MORTGAGE LOANS
                                    LOAN TYPE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
LOAN TYPE                             MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Fixed Rate......................
2/28 Arm........................
3/27 Arm........................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                      STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
GEOGRAPHIC AREA                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Alabama.........................
Arizona.........................
Arkansas........................
California......................
Colorado........................
Connecticut.....................
Delaware........................
Florida.........................
Georgia.........................
Idaho...........................
Illinois........................
Indiana.........................
Kansas..........................
Kentucky........................
Louisiana.......................
Maine...........................
Maryland........................
Massachusetts...................
Michigan........................
Minnesota.......................
Missouri........................
Montana.........................
Nebraska........................
Nevada..........................
New Hampshire...................
New Jersey......................
New Mexico......................
New York........................
North Carolina..................
Ohio............................
Oklahoma........................
Oregon..........................
Pennsylvania....................
Rhode Island....................
South Carolina..................
Tennessee.......................
Texas...........................
Utah............................
Vermont.........................
Virginia........................
Washington......................
Wisconsin.......................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================

----------
(1) Determined by property address so designated in the related mortgage.



                      STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
ORIGINAL PREPAYMENT PENALTY TERM       CALCULATION       CALCULATION DATE     CALCULATION DATE
(MONTHS)                              MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
No Penalty......................
12..............................
24..............................
30..............................
36..............................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                      STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
RANGE OF CREDIT SCORES                MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Not Available...................
401 - 450.......................
451 - 500.......................
501 - 550.......................
551 - 600.......................
601 - 650.......................
651 - 700.......................
701 - 750.......................
751 - 800.......................
801 - 850.......................
851 - 872.......................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                 ====================  =================== ===================



                      STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT GRADE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
CREDIT GRADE                          MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
A...............................
B...............................
C...............................
D...............................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                      STATISTIC CALCULATION MORTGAGE LOANS
                                      LIENS

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
LIEN                                  MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
First Lien......................
Second Lien.....................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                        NUMBER OF
                                        STATISTIC
RANGE OF                               CALCULATION           ORIGINAL          % OF ORIGINAL
ORIGINAL BALANCES                     MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
$28,000 - $50,000...............
$50,001 - $100,000..............
$100,001 - $150,000.............
$150,001 - $200,000.............
$200,001 - $250,000.............
$250,001 - $300,000.............
$300,001 - $350,000.............
$350,001 - $400,000.............
$400,001 - $450,000.............
$450,001 - $500,000.............
$500,001 - $550,000.............
$550,001 - $600,000.............
$650,001 - $693,750.............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                        NUMBER OF
RANGE OF STATISTIC CALCULATION          STATISTIC            STATISTIC         % OF STATISTIC
DATE                                   CALCULATION       CALCULATION DATE     CALCULATION DATE
PRINCIPAL BALANCES                    MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
$27,936 - $50,000...............
$50,001 - $100,000..............
$100,001 - $150,000.............
$150,001 - $200,000.............
$200,001 - $250,000.............
$250,001 - $300,000.............
$300,001 - $350,000.............
$350,001 - $400,000.............
$400,001 - $450,000.............
$450,001 - $500,000.............
$500,001 - $550,000.............
$550,001 - $600,000.............
$650,001 - $693,750.............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
RANGE OF CURRENT LOAN RATES           MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
4.990% - 5.000%.................
5.001% - 5.500%.................
5.501% - 6.000%.................
6.001% - 6.500%.................
6.501% - 7.000%.................
7.001% - 7.500%.................
7.501% - 8.000%.................
8.001% - 8.500%.................
8.501% - 9.000%.................
9.001% - 9.500%.................
9.501% - 10.000%................
10.001% - 10.500%...............
10.501% - 11.000%...............
11.001% - 11.490%...............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



        As of the statistic calculation date, the weighted average loan rate of the Group I statistic calculation mortgage loans was approximately 7.966% per annum.

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
RANGE OF REMAINING TERM                CALCULATION       CALCULATION DATE     CALCULATION DATE
TO STATED MATURITY (MONTHS)           MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
237 - 240.......................
241 - 300.......................
301 - 360.......................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
SEASONING (MONTHS)                    MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Less than 1.....................
1 -4............................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL LOAN-TO-VALUE RATIOS(1)

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
RANGE OF ORIGINAL COMBINED             CALCULATION       CALCULATION DATE     CALCULATION DATE
LOAN-TO-VALUE RATIOS                  MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
18.03% - 20.00%.................
20.01% - 25.00%.................
25.01% - 30.00%.................
30.01% - 35.00%.................
35.01% - 40.00%.................
40.01% - 45.00%.................
45.01% - 50.00%.................
50.01% - 55.00 %................
55.01% - 60.00%.................
60.01% - 65.00%.................
65.01% - 70.00%.................
70.01% - 75.00%.................
75.01% - 80.00%.................
80.01% - 85.00%.................
85.01% - 90.00%.................
90.01% - 95.00%.................
95.01% - 100.00%................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================

----------
(1) The original loan-to-value ratio, referred to as LTV, shown above is equal, with respect to each statistic calculation mortgage loan, to (x) the original principal balance of the mortgage loan at the date of origination divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
OCCUPANCY TYPE                        MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Owner Occupied..................
Investor........................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================

----------
(1) Based upon representations made by the borrowers at the time of origination of the mortgage loans.



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
PROPERTY TYPE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Single Family...................
Two- to Four-Family.............
Condominium.....................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
LOAN PURPOSE                          MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Cash Out Refinance..............
Debt Consolidation..............
Purchase........................
Rate/Term Refinance.............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
DOCUMENTATION PROGRAM                 MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Full............................
No Income Verification..........
Limited.........................
Stated Income...................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                    LOAN TYPE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
LOAN TYPE                             MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
3/27 Arm........................
2/28 Arm........................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
GEOGRAPHIC AREA                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Alabama.........................
Arkansas........................
California......................
Colorado........................
Connecticut.....................
Delaware........................
Florida.........................
Georgia.........................
Idaho...........................
Illinois........................
Indiana.........................
Kansas..........................
Kentucky........................
Louisiana.......................
Maine...........................
Maryland........................
Massachusetts...................
Michigan........................
Minnesota.......................
Missouri........................
Nebraska........................
New Hampshire...................
New Jersey......................
New York........................
North Carolina..................
Ohio............................
Oklahoma........................
Oregon..........................
Pennsylvania....................
Rhode Island....................
South Carolina..................
Tennessee.......................
Texas...........................
Utah............................
Vermont.........................
Virginia........................
Wisconsin.......................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================

----------
(1) Determined by property address so designated in the related mortgage.



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  GROSS MARGIN

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
RANGE OF GROSS MARGINS                MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Less than 4.001%................
4.001% - 4.500%.................
4.501% - 5.000%.................
5.001% - 5.500%.................
5.501% - 6.000%.................
6.001% - 6.500%.................
6.501% - 7.000%.................
7.001% - 7.500%.................
7.501% - 8.000%.................
8.001% - 8.500%.................
8.501% - 9.000%.................
9.001% - 9.500%.................
9.501% - 10.000%................
10.001% - 10.490%...............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                          MONTH OF NEXT ADJUSTMENT DATE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
MONTH OF NEXT ADJUSTMENT DATE         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



        As of the statistic calculation date, the weighted average number of months to the initial adjustment date was [o] months.

                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  LIFETIME CAP

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
RANGE OF LIFETIME CAPS                MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
11.990% - 12.000%...............
12.001% - 12.500%...............
12.501% - 13.000%...............
13.001% - 13.500%...............
13.501% - 14.000%...............
14.001% - 14.500%...............
14.501% - 15.000%...............
15.001% - 15.500%...............
15.501% - 16.000%...............
16.001% - 16.500%...............
16.501% - 17.000%...............
17.001% - 17.500%...............
17.501% - 18.000%...............
18.001% - 18.490%...............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                 LIFETIME FLOOR

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
RANGE OF LIFETIME FLOORS              MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Less than 5.001%................
5.001% - 5.500%.................
5.501% - 6.000%.................
6.001% - 6.500%.................
6.501% - 7.000%.................
7.001% - 7.500%.................
7.501% - 8.000%.................
8.001% - 8.500%.................
8.501% - 9.000%.................
9.001% - 9.500%.................
9.501% - 10.000%................
10.001% - 10.500%...............
10.501% - 11.000%...............
11.001% - 11.490%...............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                           INITIAL PERIODIC RATE CAPS

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
INITIAL PERIOD RATE CAPS              MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
3.000%..........................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                          SUBSEQUENT PERIODIC RATE CAPS

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
SUBSEQUENT PERIODIC RATE CAPS         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
1.000%..........................  --------------------  ------------------- -------------------
    TOTAL.......................  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
ORIGINAL PREPAYMENT PENALTY TERM       CALCULATION       CALCULATION DATE     CALCULATION DATE
(MONTHS)                              MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
No Penalty......................
12..............................
24..............................
30..............................
36..............................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
RANGE OF CREDIT SCORES                MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Not Available...................
401 - 450.......................
451 - 500.......................
501 - 550.......................
551 - 600.......................
601 - 650.......................
651 - 700.......................
701 - 750.......................
751 - 800.......................
801 - 806.......................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT GRADE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
GRADE                                 MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
A...............................
B...............................
C...............................
D...............................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP I STATISTIC CALCULATION MORTGAGE LOANS
                                      LIENS

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
LIEN                                  MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
First Lien......................  --------------------  ------------------- -------------------
    TOTAL.......................  ====================  =================== ===================

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                        NUMBER OF
                                        STATISTIC
RANGE OF                               CALCULATION           ORIGINAL          % OF ORIGINAL
ORIGINAL BALANCES                     MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
$20,000 - $50,000...............
$50,001 - $100,000..............
$100,001 - $150,000.............
$150,001 - $200,000.............
$200,001 - $250,000.............
$250,001 - $300,000.............
$300,001 - $350,000.............
$350,001 - $400,000.............
$400,001 - $450,000.............
$450,001 - $500,000.............
$500,001 - $550,000.............
$550,001 - $600,000.............
$650,001 - $700,000.............
$700,001 - $750,000.............
$750,001 - $780,000.............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
RANGE OF                               CALCULATION       CALCULATION DATE     CALCULATION DATE
PRINCIPAL BALANCES                    MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
$19,974 - $50,000...............
$50,001 - $100,000..............
$100,001 - $150,000.............
$150,001 - $200,000.............
$200,001 - $250,000.............
$250,001 - $300,000.............
$300,001 - $350,000.............
$350,001 - $400,000.............
$400,001 - $450,000.............
$450,001 - $500,000.............
$500,001 - $550,000.............
$550,001 - $600,000.............
$650,001 - $700,000.............
$700,001 - $750,000.............
$750,001 - $779,273.............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
RANGE OF CURRENT                       CALCULATION       CALCULATION DATE     CALCULATION DATE
LOAN RATES                            MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
5.500%..........................
5.501% - 6.000%.................
6.001% - 6.500%.................
6.501% - 7.000%.................
7.001% - 7.500%.................
7.501% - 8.000%.................
8.001% - 8.500%.................
8.501% - 9.000%.................
9.001% - 9.500%.................
9.501% - 10.000%................
10.001% - 10.500%...............
10.501% - 11.000%...............
11.001% - 11.500%...............
11.501% - 12.000%%..............
12.001% - 12.140%...............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



        As of the statistic calculation date, the weighted average loan rate of the Group II statistic calculation mortgage loans was approximately 7.779% per annum.

                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
RANGE OF REMAINING TERM                CALCULATION       CALCULATION DATE     CALCULATION DATE
TO STATED MATURITY (MONTHS)           MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
  58 -   60.....................
  61 - 120......................
121 - 180.......................
181 - 240.......................
241 - 300.......................
301 - 360.......................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
SEASONING (MONTHS)                    MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Less than 1.....................
1- 4............................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                    ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
RANGE OF ORIGINAL COMBINED             CALCULATION       CALCULATION DATE     CALCULATION DATE
LOAN-TO-VALUE RATIOS                  MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
11.50% - 15.00%.................
15.01% - 20.00%.................
20.01% - 25.00%.................
25.01% - 30.00%.................
30.01% - 35.00%.................
35.01% - 40.00%.................
40.01% - 45.00%.................
45.01% - 50.00%.................
50.01% - 55.00%.................
55.01% - 60.00%.................
60.01% - 65.00%.................
65.01% - 70.00%.................
70.01% - 75.00%.................
75.01% - 80.00%.................
80.01% - 85.00%.................
85.01% - 90.00%.................
90.01% - 95.00%.................
95.01% - 100.00%................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================

----------
(1) The original combined loan-to-value ratio, referred to as CLTV, shown above is equal, with respect to each fixed rate statistic calculation mortgage loan, to (x) the sum of (a) the original principal balance of the mortgage loan at the date of origination, plus (b) in the case of a second lien mortgage loan, the remaining balance of the senior lien at the date of origination of the mortgage loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the mortgage loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related fixed rate statistic calculation mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of mortgage loans together with, in the case of second lien mortgage loans, the outstanding balances of the related first liens, become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
OCCUPANCY TYPE                        MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Owner Occupied..................
Investor........................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================

----------
(1) Based upon representations made by the borrowers at the time of origination of such mortgage loans.



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
PROPERTY TYPE                         MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Single Family...................
Two-Four Family.................
Multi-Use.......................
Manufacture Housing.............
Five-Eight Family...............
Condominium.....................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
LOAN PURPOSE                          MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Cash Out Refinance..............
Debt Consolidation..............
Purchase........................
Rate/Term Refinance.............
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
DOCUMENTATION PROGRAM                 MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Full............................
No Income Verification..........
Limited.........................
Stated Income...................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
GEOGRAPHIC AREA                       MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Alabama.........................
Arizona.........................
Arkansas........................
California......................
Colorado........................
Connecticut.....................
Delaware........................
Florida.........................
Georgia.........................
Idaho...........................
Illinois........................
Indiana.........................
Kansas..........................
Kentucky........................
Louisiana.......................
Maine...........................
Maryland........................
Massachusetts...................
Michigan........................
Minnesota.......................
Missouri........................
Montana.........................
Nebraska........................
Nevada..........................
New Hampshire...................
New Jersey......................
New Mexico......................
New York........................
North Carolina..................
Ohio............................
Oregon..........................
Pennsylvania....................
Rhode Island....................
South Carolina..................
Tennessee.......................
Texas...........................
Virginia........................
Washington......................
Wisconsin.......................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================

----------
(1) Determined by property address so designated in the related mortgage.



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
ORIGINAL PREPAYMENT PENALTY TERM       CALCULATION       CALCULATION DATE     CALCULATION DATE
(MONTHS)                              MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
No prepay.......................
12..............................
24..............................
30..............................
36..............................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
RANGE OF CREDIT SCORES                MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
Not Available...................
401 - 450.......................
451 - 500.......................
501 - 550.......................
551 - 600.......................
601 - 650.......................
651 - 700.......................
701 - 750.......................
751 - 800.......................
801 - 850.......................
851 - 872.......................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT GRADE

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
CREDIT GRADE                          MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
A...............................
B...............................
C...............................
D...............................  --------------------  ------------------- -------------------
    TOTAL.......................  ====================  =================== ===================



                  GROUP II STATISTIC CALCULATION MORTGAGE LOANS
                                      LIENS

                                        NUMBER OF
                                        STATISTIC            STATISTIC         % OF STATISTIC
                                       CALCULATION       CALCULATION DATE     CALCULATION DATE
LIEN                                  MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------  --------------------  ------------------- -------------------
First Lien .....................
Second Lien.....................
                                  --------------------  ------------------- -------------------
    TOTAL.......................
                                  ====================  =================== ===================

              PRE-FUNDING ACCOUNTS AND OTHER CHANGES TO POOL ASSETS

         [If the transaction contemplates a pre-funding period, provide the information required by ss.229.1111(g)]

                         LEGAL AND REGULATORY PROVISIONS

         [Insert information required by ss.229.1111(a)(6) regarding legal or regulatory provisions that may materially affect pool asset performance or payments.]

                              CLAIMS ON POOL ASSETS

         [Describe any material direct or contingent claim that parties other than holders of the certificates have on any pool assets pursuant to ss.229.1111(f). Also, describe any material cross-collateralization or cross-default provisions relating to the pool assets.]


                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at__________________________.

         Information provided through the Internet address above will not be deemed to be part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006. See "Static Pool Information" in the prospectus.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related primarily to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by their amortization schedules and by the rate of full and partial principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or purchases by the servicer. The mortgage loans may be prepaid by the mortgagors at any time. However, a majority of the mortgage loans are subject to a prepayment charge existing during the first three years after origination of the mortgage loan.

THE CERTIFICATE RATES

         The certificate rate for each class of offered certificates is subject to a net rate cap. The certificate rate on any distribution date for any class of offered certificates is equal to the lesser of the related Net Rate Cap (as defined below under "Description of the Certificates--Glossary") and (a) with respect to the adjustable rate certificates, the sum of one-month LIBOR plus the applicable certificate margin or (b) with respect to the fixed rate certificates, the applicable fixed rate of interest for such class of certificates. All of the loan rates on the Group II mortgage loans are fixed for the lives of the mortgage loans. If mortgage loans bearing higher loan rates were to prepay at rates faster than mortgage loans with lower loan rates, the Net Rate Cap for the Group II certificates would be lower than otherwise would be the case. Although the holders of the Group II certificates will be entitled to receive the related net rate cap carryover to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings on the Group II certificates do not address the likelihood of the payment of any net rate cap carryover. Furthermore, the yield to investors in the Class [o] certificates will be sensitive to the level of one-month LIBOR which adjusts monthly while the interest rates on the Group II mortgage loans do not adjust.

         In addition to the application of the Net Rate Cap related to the Group I mortgage loans, the yield to investors in the Group I certificates will also be sensitive to, among other things, the levels of the loan index on the ARMs and the level of one-month LIBOR. All of the statistic calculation mortgage loans that are ARMs are 2/28 loans or 3/27 loans, which will bear interest at fixed loan rates for 24 months or 36 months, respectively, after origination. Although each of the ARMs bears interest at an adjustable rate, this rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap. If the loan index increases substantially between adjustment dates, the adjusted loan rate on the related mortgage loan may not equal the loan index plus the related gross margin due to the constraint of the caps. In this event, the related loan rate will be less than would have been the case in the absence of the caps. In addition, the loan rate applicable to any adjustment date will be based on the loan index related to the adjustment date. Thus, if the value of the loan index with respect to a mortgage loan rises, the lag in time before the corresponding loan rate increases will, all other things being equal, slow the upward adjustment of the Net Rate Cap related to the Group I mortgage loans. Furthermore, mortgage loans that have not reached their initial adjustment date are more likely to be subject to the applicable periodic rate cap on their initial adjustment date. See "Description of the Mortgage Loans" in this prospectus supplement. Although the holders of the Group I certificates will be entitled to receive the related net rate cap carryover to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings on the certificates do not address the likelihood of the payment of any net rate cap carryover.

         Although the loan rates on the ARMs are subject to adjustment, the loan rates adjust less frequently than one-month LIBOR and adjust by reference to the loan index. Changes in one-month LIBOR may not correlate with changes in the loan index and neither one-month LIBOR nor the loan index may correlate with prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thus possibly reducing the weighted average lives of, and yields on, the Group I certificates.

SUBORDINATE CERTIFICATES

         The subordinate certificates provide credit enhancement for the senior certificates in the related certificate group and will absorb losses on the mortgage loans in the related loan group prior to the related senior certificates. The weighted average lives of, and the yields to maturity on, the subordinate certificates, in the order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans is higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity on the holder's certificate may be lower than the yield expected by the holder based on that assumption. Realized losses on the related mortgage loans will reduce the class principal balance of the related class of subordinate certificates then outstanding with the lowest relative payment priority if, following all distributions on a distribution date, the aggregate of the class principal balances of all classes of the offered certificates in a certificate group exceeds the related pool balance. As a result of these reductions, less interest will accrue on those subordinate certificates than otherwise would be the case.

         Each basic principal amount includes the net proceeds in respect of principal received upon liquidation of a liquidated mortgage loan. If the net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the related pool balance will decline more than the aggregate class principal balance of the related offered certificates, thus reducing the related overcollateralization amount. If this difference is not covered by the overcollateralization amount or the application of excess interest, the class of subordinate certificates related to that mortgage loan group then outstanding with the lowest relative payment priority will bear the resulting realized loss. In addition, the subordinate certificates will not be entitled to any principal distributions prior to the related stepdown date or during the continuation of a delinquency event, unless all of the related certificates with a higher relative payment priority have been paid in full.

         For all purposes, the Class [o] and Class [o] certificates will have the lowest payment priority of any class of subordinate certificates related to the Group I and Group II certificates, respectively.

PRINCIPAL PAYMENT FEATURES OF THE CLASS [o] CERTIFICATES

         Investors in the Class [o] certificates should be aware that the Class [o] certificates generally do not receive any portion of principal payments prior to the distribution date occurring in [o]; thereafter, they will receive an increasing percentage of their pro rata share of principal distributable to the Class [o] certificates based on a schedule. This percentage will, on and after the distribution date in [o], exceed their pro rata share of principal. As a result, the weighted average life of the Class [o] certificates may be longer or shorter than would otherwise be the case, and the effect on the market value of the Class [o] certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of offered certificates.

PREPAYMENT CONSIDERATIONS

         Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the servicer of a mortgage loan that is 90 or more days delinquent and any optional purchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement and subject to certain limitations, will result in distributions on the offered certificates then entitled to distributions of principal which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which a class of certificates is purchased at a discount or premium, and the degree to which the timing of payments on that certificate is sensitive to prepayments, liquidations and purchases of the related mortgage loans.

         Holders of the offered certificates should consider, in the case of any offered certificates purchased at a discount, and particularly the subordinate certificates, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield that is lower than the anticipated yield. The timing of losses on the mortgage loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

         The rate of prepayment on the mortgage loans cannot be predicted. The mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the trust with respect to the mortgage loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. The increased availability of credit to borrowers with impaired or limited credit profiles may affect the prepayment experience on the mortgage loans. As borrowers re-establish or establish an acceptable credit profile, they may be able to refinance their loans at lower rates reflecting their improved credit profiles. Substantially all of the mortgage loans contain "due-on-sale" provisions and the servicer is required by the agreement to enforce these provisions, unless enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of Loans--Due-on-Sale Clauses in Home Equity Loans" in the prospectus.

         The rate of prepayments on fixed rate mortgage loans, such as the Group II mortgage loans, is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the applicable loan rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         As is the case with conventional fixed rate mortgage loans, ARMs, such as the Group I mortgage loans, may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. The 2/28 loans and 3/27 loans may become subject to higher prepayment rates as these loans near their respective initial adjustment dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the loan rates, as the borrowers attempt to avoid increases in their monthly payments. However, no assurance can be given as to the level of prepayments that the mortgage loans will experience.

         In addition to the foregoing factors affecting the weighted average lives of the offered certificates, in order to maintain the related required overcollateralization amount, excess interest would be used to pay principal of those offered certificates and would result in acceleration of the amortization of those offered certificates then entitled to principal distributions, relative to the amortization of the related mortgage loans. Overcollateralization means the excess of a mortgage loan group pool principal balance over the aggregate principal balance of the related certificates. It is a condition to the issuance of the certificates on the closing date that the initial required levels of overcollateralization be met. No additional overcollateralization will be created except to the extent necessary to return the levels to their required amounts.

FINAL SCHEDULED DISTRIBUTION DATES

         The final scheduled distribution date for each class of offered certificates is the distribution date in [o]. As to each class of offered certificates, the actual final distribution date may be earlier or later, and is expected to be significantly earlier, than the final scheduled distribution date.

PAYMENT DELAY FEATURE OF FIXED RATE CERTIFICATES

         The effective yield on the fixed rate certificates will be lower than the yield otherwise produced by the certificate rate for each class and the purchase price of those certificates because distributions will not be payable to the certificateholders until the 25th day or following business day of the month following the month of accrual, without any additional distribution of interest or earnings in respect of the delay.

WEIGHTED AVERAGE LIVES

         Generally, greater than anticipated prepayments of principal will increase the yield on offered certificates purchased at a price less than par and will decrease the yield on offered certificates purchased at a price greater than par. The effect on an investor's yield due to principal payments on the mortgage loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent like reduction or increase in the rate of principal payments. The weighted average lives of the offered certificates also will be affected by the amount and timing of delinquencies and defaults on the related mortgage loans and the recoveries, if any, on related liquidated mortgage loans and foreclosed properties.

         The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the certificate is repaid. The weighted average life of any class of offered certificates will be influenced by, among other factors, the rate at which principal payments are made on the related mortgage loans.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is called the prepayment assumption and represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of the mortgage loans. With respect to the Group I mortgage loans, a [o]% prepayment assumption assumes a constant prepayment rate, or CPR, of [o]% per annum of the outstanding principal balance of the ARMs in each month of the life of such mortgage loans. With respect to the Group II mortgage loans, a [o]% prepayment assumption assumes a prepayment rate of [o]% home equity prepayment assumption, or HEP. [o]% HEP assumes a CPR of [o]% of the then outstanding principal balance of the mortgage loans in the first month and an additional [o]% CPR in each month thereafter up to the tenth month. Beginning in the tenth month and thereafter, [o]% HEP assumes a [o]% CPR. As used in the table below, [o]% prepayment assumption assumes prepayment rates equal to [o]% of the applicable prepayment assumption. Correspondingly, [o]% prepayment assumption assumes prepayment rates equal to [o]% of the applicable prepayment assumption, and so forth.

         Neither prepayment assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the offered certificates to predict the amount or the timing of receipt of prepayments on the mortgage loans.

         The tables set forth under the heading "--Decrement tables" reflect various combinations of the prepayment assumptions for the fixed rate mortgage loans and the adjustable rate mortgage loans. For purposes of the decrement tables, the following prepayment scenarios were used:

                                              PREPAYMENT SCENARIOS
                                   -------------------------------------------
  TYPE OF LOANS                       I       II       III      IV        V
  -------------                       -       --       ---      --        -
  Group I mortgage loans.........
  Group II mortgage loans........

STRUCTURING ASSUMPTIONS

         For the purposes of the tables below, it is assumed that:

         (1) the mortgage loans consist of pools of loans with the level-pay characteristics set forth in the table below;

         (2)   the closing date is [o];

         (3) distributions on the offered certificates are made on the 25th day of each month regardless of the date on which the distribution date actually occurs, commencing in [o], and are made in accordance with the priorities described in this prospectus supplement;

         (4) the scheduled monthly payments of principal and interest on each mortgage loan will be timely paid on the first day of each due period, with no delinquencies or defaults, commencing on [o];

         (5) all prepayments are prepayments in full with 30 days of accrued interest, received on the last day of the related prepayment period, commencing in [o], with respect to the statistic calculation mortgage loans;

         (6) the mortgage loans prepay in accordance with the applicable prepayment scenario;

         (7) the optional termination is not exercised except with respect to the row captioned "Weighted Average Life--To Call" in the decrement tables below;

         (8) one-month LIBOR remains constant at [o]% and six-month LIBOR is [o]% on each adjustment date;

         (9) the interest rates of the mortgage loans are not reduced by any incentive program;

         (10) all of the ARMs have adjustment dates every six months after their respective initial adjustment dates; and

         (11) the master servicing fee rate is [o]% per annum and the servicing fee rate is [o]% per annum.

         The foregoing assumptions are referred to in this prospectus supplement collectively as the structuring assumptions.

ASSUMED MORTGAGE LOAN CHARACTERISTICS



                                                                          STATED
                                                           ORIGINAL      REMAINING
                                               GROSS        TERM TO       TERM TO
    PRODUCT       LOAN                       NOTE RATE     MATURITY      MATURITY   SEASONING
     TYPE        GROUP      BALANCE ($)         (%)        (MONTHS)      (MONTHS)    (MONTHS)    INDEX
-------------  ---------   -------------    -----------   ----------    ----------  ---------    -----






             MONTHS TO     MONTHS
               NEXT       TO NEXT     INITIAL    PERIODIC
             INTEREST     PAYMENT    INTEREST    INTEREST    LIFE
MARGIN     RATE CHANGE     CHANGE    RATE CAP    RATE CAP    FLOOR    LIFE CAP
 (%)          DATE         DATE        (%)         (%)        (%)       (%)
------     ------------  ---------  ----------  ----------  -------   --------







DECREMENT TABLES

         Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial class principal balance of each class of offered certificates that would be outstanding after each of the distribution dates shown under the various prepayment scenarios and the corresponding weighted average lives related to those prepayment scenarios.

         Since the tables were prepared on the basis of the structuring assumptions, there are discrepancies between characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the class principal balances outstanding and weighted average lives of the certificates set forth in the tables. In addition, since the actual mortgage loans in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the certificates may be made earlier or later than as indicated in the tables.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                    AT THE FOLLOWING PREPAYMENT SCENARIOS(1)

                                   CLASS [o]                            CLASS [o]                             CLASS [o]
                       ----------------------------------   ----------------------------------    ----------------------------------
DISTRIBUTION DATE       I      II     III     IV      V      I      II     III     IV      V       I      II     III     IV      V
-----------------      ---   -----   -----   ----   -----   ----   -----  -----   -----  -----    ----   ----   -----   ----    ----
Initial Percentage...  100%   100%    100%   100%    100%   100%    100%   100%    100%   100%    100%   100%    100%   100%    100%
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
[o]..................
Weighted Average Life
(years)(2)
  To Maturity..............
  To Call..................

----------
(1) The prepayment scenarios for the Group I and Group II mortgage loans are as set forth under "Weighted average lives" in this prospectus supplement.

(2) The weighted average life of a class of certificates is determined by (a) multiplying the amount of each distribution in reduction of the related class principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in class principal balance of that class referred to in clause (a).

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The property of the trust will consist of, to the extent provided in the pooling and servicing agreement:

                  (a) the mortgage loans;

                  (b) payments received after the applicable cut-off date, other than payments of principal and interest on the mortgage loans that were due on or before the applicable cut-off date;

                  (c) mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure, together with all collections on and proceeds of such mortgaged properties;

                  (a) the collection account and the distribution account and any assets deposited in these accounts from time to time;

                  (b) the net rate cap fund and any amounts deposited in this account from time to time; and

                  (c) the rights of the trust under the Group I interest rate cap agreement.

         Definitive certificates, as defined under "Description of the Securities--Book-entry securities" in the prospectus, if issued, will be transferable and exchangeable at the corporate trust office of the securities administrator, which will initially act as certificate registrar. See "--Book-entry certificates" below. No service charge will be assessed for any registration of exchange or transfer of certificates, but the securities administrator as certificate registrar may require payment of a sum sufficient to cover any tax or other governmental charge.

         The principal balance of each class of offered certificates on any distribution date is equal to the class principal balance of that class on the closing date reduced by the following:

         o the aggregate amount actually distributed as principal to the holders of that class of certificates prior to the applicable date; and

         o in the case of a subordinate certificate, any reductions in the class principal balance of that subordinate certificate due to the allocation of realized losses as described in this prospectus supplement.

         The principal balance of a class of subordinate certificates may be increased by any subsequent recoveries as described below under "--Allocation of realized losses."

         The percentage interest represented by an individual certificate of any class, as of any date of determination, will equal the percentage obtained by dividing the current class principal balance of the certificate by the aggregate original class principal balance for the related class of certificates.

SEPARATE REMIC STRUCTURE

         For federal income tax purposes, the trust created by the pooling and servicing agreement will create a tiered REMIC structure. The offered certificates (excluding any related rights to receive net rate cap carryover), will be designated as regular interests in the upper tier REMIC.

BOOK-ENTRY CERTIFICATES

         The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., as nominee of the Depository Trust Company, referred to as DTC. Persons acquiring beneficial ownership interests in the offered certificates will hold their certificates through DTC in the United States, or, upon request, through Clearstream Banking, SOCIETE ANONYME, referred to as Clearstream, or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

         Investors may hold beneficial interests in the book-entry certificates in minimum denominations representing class principal balances of $25,000 and in integral multiples of $1 in excess thereof. One certificate of each class of offered certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of the class. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the agreement. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC. For a description of the features of the book-entry registration system, see "Description of the Securities--Book-entry securities" in the prospectus. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Considerations--Tax treatment of foreign investors" and "--Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

         None of the depositor, the seller, the servicer, the master servicer, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DISTRIBUTION DATES

         Distributions on the certificates will be made to the extent of funds available by the securities administrator on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in [o], each called a distribution date, to the persons in whose names the certificates are registered, each called a certificateholder, as of the related record date. The record date for any distribution date and the adjustable rate certificates, is the business day before the applicable distribution date so long as the applicable class of certificates remains in book-entry form. The record date for any distribution date and the fixed rate certificates and any adjustable rate certificates no longer in book-entry form is the last business day of the calendar month preceding the month of the applicable distribution date.

         Distributions will be made (1) in immediately available funds by wire transfer or otherwise, to the account of the certificateholder at a domestic bank or other entity having appropriate facilities for distribution, if the certificateholder has so notified the securities administrator five business days prior to the related distribution date, or (2) by check mailed to the address of the person entitled to the distribution as it appears on the certificate register maintained by the securities administrator as certificate registrar. Notwithstanding the foregoing, the final distribution on any certificate will be made in like manner but only upon presentment and surrender of the certificate at the office or agency appointed for that purpose.

GLOSSARY

         For purposes of describing the cash flow structure of the trust, the following terms have the respective meanings set forth below:

         ADJUSTED NET MORTGAGE RATE: As to each mortgage loan, an amount equal to the loan rate less the sum of (i) the servicing fee rate, (ii) the master servicing fee rate and (iii) the tax matters fee rate.

         AVAILABLE FUNDS: As to any distribution date and loan group, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in that loan group:

                  (1) scheduled payments of principal and interest on the mortgage loans due during the related Due Period and received by the servicer and master servicer on or prior to the determination date, net of amounts representing the servicing fee and master servicing fee with respect to each mortgage loan and reimbursement for related or nonrecoverable monthly advances and servicing advances and other amounts reimbursable to the seller, the depositor, the servicer, the master servicer, the securities administrator and the trustee pursuant to the pooling and servicing agreement;

                  (2) Net Liquidation Proceeds, Recoveries and insurance proceeds with respect to the mortgage loans, net of amounts applied to the restoration or repair of a mortgaged property, and unscheduled payments of principal and interest on the mortgage loans received by the servicer and master servicer during the related Prepayment Period, net of amounts representing the servicing fee and master servicing fee with respect to each mortgage loan and reimbursement for related monthly advances and servicing advances;

                  (3) the purchase price for repurchased defective mortgage loans and any related substitution adjustment amounts; and

                  (4) payments from the servicer and master servicer in connection with

                           (a) monthly advances,

                           (b) prepayment interest shortfalls, and

                           (c) the termination of the trust with respect to the
                  mortgage loans as provided in the pooling and servicing agreement.

         Available Funds will not include any investment earnings on amounts on deposit in any account.

         BASIC PRINCIPAL AMOUNT: As to any distribution date and loan group, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in that loan group:

                  (1) each payment of principal on a mortgage loan due during the related Due Period and received by the servicer and remitted by the servicer to the master servicer;

                  (2) any Net Liquidation Proceeds allocable to principal, any Recoveries and all full and partial principal prepayments received by the servicer and remitted by the servicer to the master servicer during the related Prepayment Period;

                  (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that distribution date;

                  (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet distributed; and

                  (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

         CIVIL RELIEF ACT SHORTFALLS: As to any distribution date and loan group, with respect to the mortgage loans in the related loan group, reductions in the amount of interest due from borrowers as a result of the application of the Servicemembers Civil Relief Act or similar state laws.

         CLASS [o] CALCULATION PERCENTAGE: As to any distribution date, a fraction, expressed as a percentage, the numerator of which is the class principal balance of the Class [o] certificates and the denominator of which is the aggregate class principal balances of the Class [o] certificates, in each case prior to giving effect to distributions of principal on that distribution date.

         CLASS [o] LOCKOUT DISTRIBUTION AMOUNT: As to any distribution date, an amount equal to the product of (1) the applicable Class [o] Lockout Percentage for that distribution date, (2) the Class [o] Calculation Percentage for that distribution date and (3) the Group II Senior Principal Distribution Amount for that distribution date, but in no event will the Class [o] Lockout Distribution Amount exceed (a) the outstanding class principal balance of the Class [o] certificates or (b) the Group II Senior Principal Distribution Amount for that distribution date.

         CLASS [o] LOCKOUT PERCENTAGE: As to any distribution date, the applicable percentage set forth below for such distribution date:

                         DISTRIBUTION DATE      LOCKOUT PERCENTAGE
                         -----------------      ------------------
                            1st to 36th
                           37th to 60th
                           61st to 72nd
                           73rd to 84th
                        85th and thereafter

         CLASS INTEREST CARRYOVER SHORTFALL: As to any class of certificates and any distribution date, an amount equal to the sum of (1) the excess of the related Class Monthly Interest Amount for the preceding distribution date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding distribution date, over the amount in respect of interest that is actually distributed to the holders of the class on the preceding distribution date plus (2) interest on the excess, to the extent permitted by law, at the related certificate rate for the related interest accrual period.

         CLASS INTEREST DISTRIBUTION: As to any class of certificates and distribution date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for that class of certificates for the applicable distribution date.

         CLASS [o] PRINCIPAL DISTRIBUTION AMOUNT: As to any distribution date on or after the Group II Stepdown Date, (x) 100% of the Group II Principal Distribution Amount if the aggregate class principal balance of the Class [o] certificates has been reduced to zero and a Group II Delinquency Event exists, or (y) if any Class [o] certificates are outstanding and a Group II Delinquency Event is not in effect, the excess of:

               (1) the sum of:

                      (A) the aggregate class principal balance of the Class [o]
               certificates, after taking into account distribution of the Group II Senior Principal Distribution Amount for the applicable distribution date, and

                      (B) the class principal balance of the Class [o]
               certificates immediately prior to the applicable distribution date over:

               (2) the lesser of:

                      (A) [o]% of the Group II Pool Balance as of the last day
               of the related Due Period minus the related Subordination Required Overcollateralization Amount for that distribution date and

                      (B) the Group II Pool Balance as of the last day of the
               related Due Period minus the related OC Floor.

         CLASS MONTHLY INTEREST AMOUNT: As to any distribution date and class of certificates, interest for the related Interest Period at the related certificate rate on the related class principal balance immediately prior to that distribution date minus the pro rata portion of any related Civil Relief Act Shortfalls during the related Due Period, based on the amount of interest to which the class would otherwise be entitled in the absence of the shortfall.

         CLASS PRINCIPAL CARRYOVER SHORTFALL: As to any class of subordinate certificates and any distribution date, the excess, if any, of (1) the sum of
(x) the amount of the reduction in the class principal balance of that class of subordinate certificates on the applicable distribution date as provided under "--Allocation of Realized Losses" below and (y) the amount of any such reductions contemplated by clause (x) above on prior distribution dates over (2) the amount distributed on prior distribution dates in respect of the reductions contemplated by clause (1) allocated to that class of subordinate certificates on prior distribution dates.

         DELINQUENCY AMOUNT: As to any distribution date and mortgage loan group, the aggregate principal balance of the related mortgage loans that are any of the following (a) 60 or more days delinquent, (b) 60 or more days delinquent and in bankruptcy or foreclosure or (c) REO properties as of the last day of the related Prepayment Period.

         DUE PERIOD: With respect to each distribution date, the period from and including the second day of the month preceding the month of the applicable distribution date to and including the first day of the month of that distribution date.

         EXCESS OVERCOLLATERALIZATION AMOUNT: As to any distribution date and each mortgage loan group, the lesser of (1) the related Basic Principal Amount for the applicable distribution date and (2) the excess, if any, of (x) the related Overcollateralization Amount, assuming 100% of the related Basic Principal Amount is distributed on the offered certificates, over (y) the Group I Required Overcollateralization Amount or the Group II Required Overcollateralization Amount, as applicable.

         GROUP I CUMULATIVE LOSS EVENT: For any distribution date in the applicable period below, if Group I Cumulative Net Losses exceed the applicable percentage set forth below for the related distribution date:

 NUMBER OF DISTRIBUTION DATES   PERCENTAGES
 ----------------------------   -----------
37-48.........................
49-60.........................
61-72.........................
73 and thereafter.............

         GROUP I CUMULATIVE NET LOSSES: As of any date of determination, the aggregate of the losses due to Liquidated Mortgage Loans in Group I incurred from the cut-off date through the end of the calendar month preceding such date of determination, expressed as a percentage of the Group I Pool Balance as of the closing date.

         GROUP I DELINQUENCY EVENT: A Group I Delinquency Event shall have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the related Delinquency Amount and the denominator of which is the Group I Pool Balance as of the last day of the related Due Period exceeds (y) [o]% of the related Senior Enhancement Percentage.

         GROUP I EXCESS INTEREST: As to any distribution date, the related Available Funds remaining after the application of distributions pursuant to clauses 1 through 8 of paragraph A under "--Distribution Priorities," below.

         GROUP I NET RATE CAP: As to any Interest Period and each class of Group I certificates, a per annum rate equal to the product of (i) the weighted average of the Adjusted Net Mortgage Rates on the Group I mortgage loans as of the beginning of the related Due Period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period, adjusted to take into account prepayments in full that are received and distributed in the preceding calendar month.

         GROUP I NET RATE CAP CARRYOVER: As to any distribution date and each class of Group I certificates, the sum of the following:

                  (a) the excess, if any, of the related Class Monthly Interest Amount, calculated at the applicable certificate rate, without regard to the Group I Net Rate Cap, over the related Class Monthly Interest Amount for the applicable distribution date,

                  (b) any Group I Net Rate Cap Carryover remaining unpaid from the prior distribution date, and

                  (c) accrued interest on the amount in clause (b) calculated at the applicable certificate rate for the most recently ended Interest Period, without regard to the Group I Net Rate Cap.

         GROUP I POOL BALANCE: As of any date of determination, the aggregate of the Principal Balances of the Group I mortgage loans as of the applicable date.

         GROUP I PRINCIPAL DISTRIBUTION AMOUNT: For any distribution date, the lesser of (1) the aggregate class principal balances of the Group I certificates immediately preceding that distribution date and (2) the sum of (x) the related Basic Principal Amount for that distribution date minus the related Excess Overcollateralization Amount, if any, for that distribution date and (y) the related Subordination Increase Amount, if any, for that distribution date.

         GROUP I REQUIRED OVERCOLLATERALIZATION AMOUNT: As to any distribution date (a) prior to the Group I Stepdown Date, the product of (x) [o]% and (y) the Group I Pool Balance as of the cut-off date and (b) on and after the Group I Stepdown Date, the greater of (1) the lesser of (x) the product of [o]% and the Group I Pool Balance as of the cut-off date and (y) the product of [o]% and the Group I Pool Balance as of the end of the related Due Period and (2) the related OC Floor.

         Notwithstanding the foregoing, on each distribution date during the continuance of (a) a Group I Delinquency Event (whether or not a Group I Cumulative Loss Event is continuing), the Group I Required Overcollateralization Amount will equal the Group I Required Overcollateralization Amount in effect as of the immediately preceding distribution date or (b) a Group I Cumulative Loss Event (and a Group I Delinquency Event is not then continuing), the Group I Required Overcollateralization Amount will equal the lesser of (x) the Group I Required Overcollateralization Amount in effect as of the immediately preceding distribution date and (y) the product of 8.40% and the Group I Pool Balance as of the end of the related Due Period; but the Group I Required Overcollateralization Amount will never be less than the related OC Floor.

         GROUP I SENIOR PRINCIPAL DISTRIBUTION AMOUNT: As to (a) any distribution date prior to the Group I Stepdown Date or during the continuation of a Group I Delinquency Event, the lesser of (1) 100% of the Group I Principal Distribution Amount and (2) the aggregate class principal balance of the Class [o] certificates immediately prior to that distribution date, and (b) any other distribution date, an amount equal to the lesser of (1) the Group I Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate class principal balance of the Class [o] certificates immediately prior to the applicable distribution date over (y) the lesser of (A) [o]% of the Group I Pool Balance as of the last day of the related Due Period minus the related Subordination Required Overcollateralization Amount for that distribution date and (B) the Group I Pool Balance as of the last day of the related Due Period minus the related OC Floor.

         GROUP I STEPDOWN DATE: The earlier to occur of (x) the first distribution date after the distribution date on which the aggregate class principal balance of the Class [o] certificates is reduced to zero and (y) the later to occur of (A) the distribution date in [o] and (B) the first distribution date on which the related Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the related mortgage loans, but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the certificates then entitled to distributions of principal on such distribution date), is at least equal to 42.50%.

         GROUP II CUMULATIVE LOSS EVENT: For any distribution date in the applicable period below, if Group II Cumulative Net Losses exceed the applicable percentage set forth below for the related distribution date:

 NUMBER OF DISTRIBUTION DATES   PERCENTAGES
 ----------------------------   -----------
37-48.........................
49-60.........................
61-72.........................
73 and thereafter.............

         GROUP II CUMULATIVE NET LOSSES: As of any date of determination, the aggregate of the losses due to Liquidated Mortgage Loans in Group II incurred from the cut-off date through the end of the calendar month preceding such date of determination, expressed as a percentage of the Group II Pool Balance as of the closing date.

         GROUP II DELINQUENCY EVENT: A Group II Delinquency Event shall have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the related Delinquency Amount and the denominator of which is the Group II Pool Balance as of the last day of the related Due Period exceeds (y) [o]% of the related Senior Enhancement Percentage.

         GROUP II EXCESS INTEREST: As to any distribution date, the related Available Funds remaining after the application of distributions pursuant to clauses 1 through 13 of paragraph B under "--Distribution Priorities," below.

         GROUP II NET RATE CAP: As to any Interest Period and each class of Group II certificates, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates on the Group II mortgage loans as of the beginning of the related Due Period, and with respect to the Class [o] certificates only, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period, adjusted to take into account prepayments in full that are received and distributed in the preceding calendar month.

         GROUP II NET RATE CAP CARRYOVER: As to any distribution date and each class of Group II certificates, the sum of the following:

                  (a) the excess, if any, of the related Class Monthly Interest Amount, calculated at the applicable certificate rate, without regard to the Group II Net Rate Cap, over the related Class Monthly Interest Amount for the applicable distribution date,

                  (b) any Group II Net Rate Cap Carryover remaining unpaid from the prior distribution date, and

                  (c) accrued interest on the amount in clause (b) calculated at the applicable certificate rate for the most recently ended Interest Period, without regard to the Group II Net Rate Cap.

         GROUP II POOL BALANCE: As of any date of determination, the aggregate of the Principal Balances of the Group II mortgage loans as of the applicable date.

         GROUP II PRINCIPAL DISTRIBUTION AMOUNT: For any distribution date, the lesser of (1) the aggregate class principal balances of the Group II certificates immediately preceding that distribution date and (2) the sum of (x) the related Basic Principal Amount for that distribution date minus the related Excess Overcollateralization Amount, if any, for that distribution date and (y) the related Subordination Increase Amount, if any, for that distribution date.

         GROUP II REQUIRED OVERCOLLATERALIZATION AMOUNT: As to any distribution date (a) prior to the Group II Stepdown Date, the product of (x) [o]% and (y) the Group II Pool Balance as of the cut-off date and (b) on and after the Group II Stepdown Date, the greater of (1) the lesser of (x) the product of 2.85% and the Group II Pool Balance as of the cut-off date and (y) the product of [o]% and the Group II Pool Balance as of the end of the related Due Period and (2) the related OC Floor.

         Notwithstanding the foregoing, on each distribution date during the continuance of (a) a Group II Delinquency Event (whether or not a Group II Cumulative Loss Event is continuing), the Group II Required Overcollateralization Amount will equal the Group II Required Overcollateralization Amount in effect as of the immediately preceding distribution date or (b) a Group II Cumulative Loss Event (and a Group II Delinquency Event is not then continuing), the Group II Required Overcollateralization Amount will equal the lesser of (x) the Group II Required Overcollateralization Amount in effect as of the immediately preceding distribution date and (y) the product of 11.40% and the Group II Pool Balance as of the end of the related Due Period; but the Group II Required Overcollateralization Amount will never be less than the related OC Floor.

         GROUP II SENIOR PRINCIPAL DISTRIBUTION AMOUNT: As to (a) any distribution date prior to the Group II Stepdown Date or during the continuation of a Group II Delinquency Event, the lesser of (1) 100% of the Group II Principal Distribution Amount and (2) the aggregate class principal balance of the Class [o] certificates immediately prior to that distribution date, and (b) any other distribution date, an amount equal to the lesser of (1) the Group II Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate class principal balance of the Class [o] certificates immediately prior to the applicable distribution date over (y) the lesser of (A) [o]% of the Group II Pool Balance as of the last day of the related Due Period minus the related Subordination Required Overcollateralization Amount for that distribution date and (B) the Group II Pool Balance as of the last day of the related Due Period minus the related OC Floor.

         GROUP II STEPDOWN DATE: The earlier to occur of (x) the first distribution date after the distribution date on which the aggregate class principal balance of the Class [o] certificates is reduced to zero and (y) the later to occur of (A) the distribution date in [o] and (B) the first distribution date on which the related Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the related mortgage loans, but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the certificates then entitled to distributions of principal on such distribution date) is at least equal to 33.80%.

         INTEREST PERIOD: For any distribution date and the adjustable rate certificates, the period from the prior distribution date, or in the case of the first distribution date, from the closing date, through the day preceding the current distribution date, calculated on the basis of a 360-day year and the actual number of days elapsed. For any distribution date and the fixed rate certificates, the calendar month preceding that distribution date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

         INTEREST REMITTANCE AMOUNT: As to any distribution date and each mortgage loan group, the portion of the related Available Funds that constitutes amounts in respect of interest.

         LIQUIDATED MORTGAGE LOAN: As to any distribution date, a mortgage loan with respect to which the servicer has determined, in accordance with the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding Prepayment Period related to such prepayment, that all liquidation proceeds which it expects to recover with respect to that mortgage loan, including the disposition of the related REO, have been received.

         NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan, liquidation proceeds other than Recoveries, net of any related unreimbursed servicing fees, master servicing fees, servicing advances and monthly advances.

         NET RATE CAP: The Group I Net Rate Cap and the Group II Net Rate Cap, as applicable.

         NET RATE CAP CARRYOVER: The Group I Net Rate Cap Carryover and the Group II Net Rate Cap Carryover, as applicable.

         OC FLOOR: An amount equal to [o]% of the Group I Pool Balance or Group II Pool Balance, as applicable, as of the closing date.

         OVERCOLLATERALIZATION AMOUNT: As to any distribution date and each mortgage loan group, the excess, if any, of (1) the Group I Pool Balance or the Group II Pool Balance, as applicable, as of the end of the related Due Period over (2) the aggregate class principal balance of the related classes of offered certificates, after giving effect to the distribution of the Group I Principal Distribution Amount or the Group II Principal Distribution Amount, as applicable, on that distribution date.

         PREPAYMENT PERIOD: As to any distribution date and any principal prepayment in full received on a mortgage loan, the period from the sixteenth day of the calendar month preceding the month in which that distribution date occurs (or in the case of the first distribution date, from the cut-off date) through the fifteenth day of the month in which that distribution date occurs. As to any distribution date and any partial principal prepayment received on a mortgage loan, the calendar month preceding that distribution date.

         PRINCIPAL BALANCE: As to any mortgage loan (other than a Liquidated Mortgage Loan) and any date of determination, the unpaid principal balance of the mortgage loan as of the cut-off date after deduction of payments of principal due on or before that date, minus all amounts credited against the Principal Balance prior to the date of determination.

         RECOVERY: With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on that mortgage loan, which has previously been allocated as a realized loss to a class or classes of certificates net of reimbursable expenses to the servicer and master servicer.

         SENIOR ENHANCEMENT PERCENTAGE: As to any distribution date and each mortgage loan group, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate class principal balance of the related subordinate certificates and (2) the related Overcollateralization Amount, in each case, on the prior distribution date, and the denominator of which is the Group I Pool Balance or the Group II Pool Balance, as applicable, as of the last day of the prior Due Period.

         SUBORDINATION DEFICIENCY: As to any distribution date and each mortgage loan group, the excess, if any, of (x) the Group I Required Overcollateralization Amount or the Group II Required Overcollateralization Amount, as applicable, for the applicable distribution date over (y) the related Overcollateralization Amount for that distribution date after giving effect to the distribution of the related Basic Principal Amount on that distribution date.

         SUBORDINATION INCREASE AMOUNT: As to any distribution date and each mortgage loan group, the lesser of (x) the related Subordination Deficiency and
(y) the Group I Excess Interest or the Group II Excess Interest, as applicable.

         SUBORDINATION REQUIRED OVERCOLLATERALIZATION AMOUNT: As to any distribution date on which a Group I Delinquency Event or a Group II Delinquency Event, as applicable, does not exist and each mortgage loan group, the Group I Required Overcollateralization Amount or the Group II Required
Overcollateralization Amount, as applicable, without giving effect to the related OC Floor calculation. As to any other distribution date, the Group I Required Overcollateralization Amount or the Group II Required
Overcollateralization Amount, as applicable.

DISTRIBUTION PRIORITIES

         On each distribution date the securities administrator will withdraw from the distribution account the Available Funds for the related mortgage loan group and apply this amount in the following order of priority, in each case, to the extent of the funds remaining:

         A      With respect to funds in the distribution account received with respect to the Group I mortgage loans:

                  1. To the entity designated by the tax matters person, the tax matters fee for the Group I mortgage loans for the applicable distribution date.

                  2. Concurrently, to each class of Class [o] certificates, pro rata based on amounts due, the related Class Interest Distribution for the applicable distribution date.

                  3. Sequentially, first to the Class [o] certificates, second to the Class [o] certificates, third to the Class [o] certificates and fourth to the Class [o] certificates, the related Class Monthly Interest Amount for the applicable distribution date.

                  4. To the Class [o] certificates, the Group I Senior Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount, sequentially, first to the Class [o] certificates, second, to the Class [o] certificates and third to the class [o] certificates, until the respective class principal balances of such classes have been reduced to zero.

                  5. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  6. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  7. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  8. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  9. To the Group I certificates, the related Subordination Increase Amount for the applicable distribution date, allocated in the same order of priority set forth in clauses 4 through 8 of this paragraph A.

                  10. To the Group II certificates, the related Subordination Increase Amount for the applicable distribution date, allocated in the same order of priority set forth in clauses 4 through 13 of paragraph B below (after giving effect to distributions pursuant to paragraph B below on that distribution date).

                  11. Sequentially, first to the Class [o] certificates, second to the Class [o] certificates, third to the Class [o] certificates and fourth to the Class [o] certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

                  12. Sequentially, first to the Class [o] certificates, second to the Class [o] certificates, third to the Class [o] certificates, fourth to the Class [o] certificates, fifth to the Class [o] certificates, sixth to the Class [o] certificates, seventh to the Class [o] certificates, eighth to the Class [o] certificates and ninth to the Class [o] certificates (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall (after giving effect to distributions pursuant to paragraph B below on that distribution date).

                  13. To the Class [o] certificates for deposit in the net rate cap fund, as required by the pooling and servicing agreement.

                  14. To the Class [o] certificates, the amount required by the pooling and servicing agreement.

                  15. To the residual certificates, any remaining amounts.

         B      With respect to funds in the distribution account received with respect to the Group II mortgage loans:

                  1. To the entity designated by the tax matters person, the tax matters fee for the Group II mortgage loans for the applicable distribution date.

                  2. Concurrently, to each class of Class [o] certificates, pro rata based on amounts due, the related Class Interest Distribution for the applicable distribution date.

                  3. Sequentially, first to the Class [o] certificates, second to the Class [o] certificates, third to the Class [o] certificates, fourth to the Class [o] certificates, fifth to the Class [o] certificates, sixth to the Class [o] certificates, seventh to the Class [o] certificates, eighth to the Class [o] certificates and ninth to the Class [o] certificates, the related Class Monthly Interest Amount for the applicable distribution date.

                  4. To the Class [o] certificates, the Group II Senior Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount, sequentially, first to the Class [o] certificates, an amount equal to the Class [o] Lockout Distribution Amount, and second, sequentially, to the Class [o], Class [o], Class [o], Class [o], Class [o] and Class [o] certificates, in that order, until the respective class principal balances of such classes have been reduced to zero.

                  5. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  6. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  7. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  8. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  9. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  10. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  11. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  12. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  13. To the Class [o] certificates, the Class [o] Principal Distribution Amount for the applicable distribution date, excluding any related Subordination Increase Amount included in that amount.

                  14. To the Group II certificates, the related Subordination Increase Amount for the applicable distribution date, allocated in the same order of priority set forth in clauses 4 through 13 of this paragraph B.

                  15. To the Group I certificates, the related Subordination Increase Amount for the applicable distribution date, allocated in the same order of priority set forth in clauses 4 through 8 of paragraph A above (after giving effect to distributions pursuant to paragraph A above on that distribution date).

                  16. Sequentially, first to the Class [o] certificates, second to the Class [o] certificates, third to the Class [o] certificates, fourth to the Class [o] certificates, fifth to the Class [o] certificates, sixth to the Class [o] certificates, seventh to the Class [o] certificates, eighth to the Class [o] certificates and ninth to the Class [o] certificates (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

                  17. Sequentially, first to the Class [o] certificates, second to the Class [o] certificates, third to the Class [o] certificates and fourth to the Class [o] certificates, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall (after giving effect to distributions pursuant to paragraph A above on that distribution date).

                  18. To the Class [o] certificates for deposit in the net rate cap fund, as required by the pooling and servicing agreement.

                  19. To the Class [o] certificates, the amount required by the pooling and servicing agreement.

                  20. To the residual certificates, any remaining amounts.

         On each distribution date, the securities administrator will distribute to the offered certificates, in the order and priority described in this prospectus supplement under "The Pooling and Servicing Agreement--Net rate cap fund," the related Net Rate Cap Carryover for each class of offered certificates, to the extent of amounts in the net rate cap fund, including in the case of the Group I certificates, amounts received under the Group I interest rate cap agreement.

         On each distribution date, the Class Interest Distribution for each class of senior certificates in a certificate group will be distributed on an equal priority within the certificate group and any shortfall in the amount required to be distributed as interest will be allocated pro rata based on the amount that would have been distributed on each class in the absence of a shortfall.

         On each distribution date, the holders of the class P certificates will be entitled to all prepayment charges received with respect to the mortgage loans during the related prepayment period. These amounts will not be available for distribution to the other classes of certificates.

CERTIFICATE RATES

         The certificate rate for each class of Group I certificates is subject to the Group I Net Rate Cap. The certificate rate for each class of Group II certificates is subject to the Group II Net Rate Cap.

         The certificate rate for any Interest Period with respect to the adjustable rate certificates, will equal the lesser of:



        (y)....the sum of one-month LIBOR and the applicable margin; and

        (z)....the related Net Rate Cap.

        The certificate margins for the adjustable rate certificates, will be as follows:

                                                       CERTIFICATE MARGIN
                                                 -------------------------------
       CLASS                                          (1)               (2)
       -----                                     -------------     -------------
       [o]...................................         [o]%             [o]%
       [o]...................................         [o]%             [o]%

----------
(1) Prior to or on the optional termination date.
(2) After the optional termination date.


         The certificate rate for any Interest Period with respect to the fixed rate certificates, will equal the lesser of:

         (y)   the applicable fixed interest rate listed in the table below; and

         (z)   the related Net Rate Cap.

         The fixed interest rates for the fixed rate certificates, will be as follows:

                                                          INTEREST RATE
                                                 -------------------------------
       CLASS                                          (1)               (2)
       -----                                     -------------     -------------
       [o]...................................         [o]%             [o]%
       [o]...................................         [o]%             [o]%

----------
(1) Prior to or on the optional termination date.
(2) After the optional termination date.


         With respect to each distribution date and the adjustable rate certificates, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the securities administrator after consultation with the seller), the rate will be the reference bank rate.

         The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the securities administrator after consultation with the seller, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of the related Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate class principal balance of the adjustable rate certificates. The securities administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the securities administrator after consultation with the seller, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal balance of the adjustable rate certificates. If no quotations can be obtained, the rate will be one-month LIBOR for the prior distribution date.

         LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

OVERCOLLATERALIZATION PROVISIONS

         On each distribution date, the Group I Excess Interest and the Group II Excess Interest will be applied to, among other things, the accelerated amortization of the related offered certificates then entitled to distributions of principal until the related Overcollateralization Amount equals the Group I Required Overcollateralization Amount or the Group II Required Overcollateralization Amount, as applicable. Subject to particular floors, caps and triggers, the Group I Required Overcollateralization Amount and the Group II Required Overcollateralization Amount may decrease over time. It is a condition to the issuance of the certificates on the closing date that both the Group I Required Overcollateralization Amount and the Group II Required Overcollateralization Amount be met.

CROSS-COLLATERALIZATION PROVISIONS

         Some Available Funds with respect to each loan group will be available to cover some shortfalls and to create overcollateralization with respect to the offered certificates relating to the other loan group as described above under the caption "--Distribution priorities." The source of distributions to each class of certificates in a certificate group is generally limited, however, to the amounts collected with respect to the mortgage loans in the related mortgage loan group.

ALLOCATION OF REALIZED LOSSES

         Each Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Mortgage Loan, the Group I Pool Balance or the Group II Pool Balance, as applicable, will decline more than the aggregate class principal balance of the related offered certificates. If the difference is not covered by the related Overcollateralization Amount or the application of Group I Excess Interest or Group II Excess Interest, as applicable, the related class of subordinate certificates then outstanding with the lowest relative payment priority will bear the loss.

         The pooling and servicing agreement does not permit the allocation of realized losses to the senior certificates. Investors in the senior certificates should note that although realized losses cannot be allocated to the senior certificates, under certain loss scenarios there will not be enough principal and interest on the related mortgage loans to distribute to the related senior certificates all interest and principal amounts to which they are entitled.

         Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class. Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under "--Distribution Priorities."

         With respect to any class of subordinate certificates to which a realized loss has been allocated (including any class for which the related class principal balance has been reduced to zero) on any distribution date, the class principal balance of that class will be increased up to the amount of related Recoveries for that distribution date, beginning with the class of subordinate certificates with the highest relative payment priority, up to the amount of realized losses previously allocated to reduce the class principal balance of such class.

         For all purposes of this prospectus supplement, the Class [o] and Class [o] certificates will have the lowest payment priority of any class of subordinate certificates related to the Group I and Group II certificates, respectively.

FORM OF REPORTS TO THE CERTIFICATEHOLDERS

         Under the terms of the Pooling and Servicing Agreement and as described in the prospectus, the certificateholders will receive important information concerning matters about the distribution of and performance of the Mortgage Loans for the related Distribution Date from the Trustee on each Distribution Date. Such information will be made available each month to the certificateholders, the NIMS Insurer, if any, the Master Servicer and the Rating Agencies by calling the Trustee's investor relations desk at [o]. Parties that are unable to use the distribution options provided by the Trustee are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. Concurrently with each distribution to certificateholders, the securities administrator will prepare based on information received from the servicer and master servicer and make available to each certificateholder a statement setting forth, among other items the following, to the extent applicable to each class of certificates:

                  (a) the aggregate amount of the distribution to each class of certificates on the applicable distribution date;

                  (b) the amount of the distribution set forth in paragraph (a) above in respect of interest and the amount of that distribution in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

                  (c) the amount of the distribution set forth in paragraph (a) above in respect of principal;

                  (d) the amount of Group I Excess Interest and Group II Excess Interest paid as principal;

                  (e) the amount of the tax matters fee, the master servicing fee and the servicing fee;

                  (f) the aggregate Principal Balances of the mortgage loans in each loan group and the Pool Balance, in each case as of the close of business on the last day of the preceding Due Period;

                  (g) the class principal balance of each class of certificates after giving effect to payments allocated to principal above;

                  (h) each Overcollateralization Amount, the Group I Required Overcollateralization Amount and the Group II Required
         Overcollateralization Amount as of the close of business on the distribution date, after giving effect to distributions of principal on the applicable distribution date;

                  (i) the number and aggregate Principal Balances of the mortgage loans in each mortgage loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days, or 90 or more days, including mortgage loans in foreclosure, in bankruptcy and real estate owned, each separately stated, respectively, as of the end of the preceding month;

                  (j) whether a Group I Cumulative Loss Event, Group II Cumulative Loss Event, Group I Delinquency Event or a Group II Delinquency Event has occurred and is continuing and the calculations of those events;

                  (k) the amounts of realized losses for each mortgage loan group for the applicable Due Period and the cumulative amount of realized losses to date for each mortgage loan group;

                  (l) the weighted average loan rate on the mortgage loans in each mortgage loan group and specifying the weighted average loan rate for each mortgage loan group as of the first day of the related Due Period;

                  (m) the amount of the related Net Rate Cap Carryover distributed to the offered certificates, stating separately any amounts received from the cap provider with respect to the Group I interest rate cap agreement, and the amount of the related Net Rate Cap Carryover remaining for each class;

                  (n) the amount of any Class Principal Carryover Shortfall paid with respect to each class of subordinate certificates and any amounts remaining; and

                  (o) the certificate rate for each class of offered certificates for the following Interest Period.

         In the case of information furnished pursuant to clauses (b) and (c) above, the amounts shall be expressed as a dollar amount per certificate with a $[o] denomination.

         The primary source of information available to investors concerning the Class [o] Certificates will be the monthly reports made available via the Trustee's internet website at [o], which will include information as to the outstanding Certificate Principal Balance of the Class A and Mezzanine Certificates and the status of the applicable form of credit enhancement. Also, investors may read and any Form 10-D, Form 10-K or Form 8-K at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.

         The securities administrator will also be entitled to rely on, but shall not be responsible for the content or accuracy of any information provided by, third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer regarding third party information it deems appropriate in its reasonable discretion, without suggesting liability on the part of any other party.

         Within 60 days after the end of each calendar year, the securities administrator will forward to each person, if requested in writing by that person, who was a certificateholder during the prior calendar year a statement containing the information set forth in clauses (b) and (c) above aggregated for the applicable calendar year.

         Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the Issuing Entity will be signed by the Depositor.

                                  THE SERVICER

GENERAL

        [TO BE PROVIDED BY THE SERVICER IN ACCORDANCE WITH REGULATION AB]

                               THE MASTER SERVICER

    [TO BE PROVIDED BY THE MASTER SERVICER IN ACCORDANCE WITH REGULATION AB]

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries together with the information in this prospectus supplement under "Description of the Certificates" and in the prospectus under the headings "Description of the Securities" and "The Agreements" describe the material provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, these sections or defined terms are incorporated by reference in this prospectus supplement. The pooling and servicing agreement will be available to purchasers of the offered certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission after the initial issuance of the certificates.

THE TRUST

         The Certificates will be issued by a New York common law trust established pursuant to the Pooling and Servicing Agreement, [name of trust] (the "Trust"). The Trust's governing document is the Pooling and Servicing Agreement, a form of which is attached as an exhibit to the form of Registration Statement and described in detail herein. The Pooling and Servicing Agreement governs the permissible activities and restrictions on the sale, disposal or substitution of the Mortgage Loans. The Master Servicer shall establish and maintain a separate account for the collection of payments on the Mortgage Loans. See "-Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account" below.

         The Trust will not own any assets apart from the pool assets of the Mortgage Loans, [the Cap Contract, and certain payments received under the Swap Administration Agreement.] Each transfer of the Mortgage loans from the Sellers to the Depositor and the Depositor to the Trustee are each intended to be a sale of the Mortgage Loans. In the event of bankruptcy, receivership, or similar proceeding, with respect to the Depositor, Seller or Originator of the Mortgage Loans, the Trust's assets should not become part of the bankruptcy estate of any such party nor subject to the bankruptcy control of any other third party.

         The Trustee will administer the Trust and perform certain duties under the Pooling and Servicing Agreement and as further described herein. The Master Servicer will service and administer the Mortgage Loans as further described herein.

MODIFICATIONS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMS Insurer, if any, and without the consent of the Certificateholders in order to:
(i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

         The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the NIMS Insurer and the Trustee with the consent of the NIMS Insurer and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the certificateholders; however, no such amendment may:
(i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders.

         None of the Depositor, the Master Servicer nor the Trustee may enter into an amendment of the Pooling and Servicing Agreement that would significantly change the permitted activities of the Trust without the consent of the NIMS Insurer, if any, and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates. Promptly after the execution of any amendment the Trustee will furnish a copy of such amendment to each certificateholder.

ASSIGNMENT AND SUBSTITUTION OF MORTGAGE LOANS

         On the closing date, the seller will transfer to the depositor, and the depositor will transfer to the trust, all of its respective right, title and interest in and to each mortgage loan, the related mortgage note, mortgages and other related documents, collectively, referred to as the related documents, including all payments received after the cut-off date other than payments of principal and interest on the mortgage loans due on or before the cut-off date. The trustee, concurrently with the transfer on the closing date, will deliver the certificates to the depositor. Each mortgage loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. This schedule will include information as to the Principal Balance of each mortgage loan as of the cut-off date, as well as information with respect to the loan rate.

         The pooling and servicing agreement will require that, within the time period specified in the pooling and servicing agreement, the seller will deliver to the trustee, or the custodian, as the trustee's agent for this purpose, the mortgage loans endorsed to the trustee and the related documents. In lieu of delivery of original mortgages, if the original is not available, the seller may deliver true and correct copies of the original mortgages.

         Under the terms of the pooling and servicing agreement, the seller will promptly and in no event later than 30 days after the closing date, prepare and record assignments of the mortgages related to each mortgage loan in favor of the trustee, unless opinions of counsel satisfactory the rating agencies are delivered to the trustee to the effect that recordation of the assignments is not required in the relevant jurisdictions to protect the interests of the trustee in the mortgage loans. If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the closing date, the assignment will be submitted for recording within 30 days after receipt of this information, but in no event later than one year after the closing date.

         Within 45 days of the closing date, the trustee, or the custodian on behalf of the trustee, will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement and if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification of the defect to the depositor and the seller by the trustee or the custodian, the seller will be obligated to either (a) substitute for the mortgage loan an eligible substitute mortgage loan; however, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (b) purchase the mortgage loan at a price equal to the outstanding Principal Balance of the mortgage loan as of the date of purchase, plus unpaid interest on the mortgage loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the loan rate, plus the amount of any unreimbursed servicing advances made by the servicer, plus any costs due to violations of any predatory or abusive lending law. The purchase price will be deposited in the collection account on or prior to the next succeeding determination date after the obligation arises. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee or the certificateholders. In addition, on any distribution date the seller may, at its option, repurchase mortgage loans at the purchase price described above from the trust; provided, however, that the total amount of all repurchases made by the seller may not exceed one percent of the aggregate outstanding Principal Balance of the mortgage loans as of the cut-off date.

         In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the collection account on or prior to the next succeeding determination date after the obligation arises a substitution amount equal to the excess of the Principal Balance of the related defective mortgage loan over the Principal Balance of the eligible substitute mortgage loan.

         An eligible substitute mortgage loan is a mortgage loan to be substituted by the seller for a defective mortgage loan that must, on the date of the substitution:

        o have an outstanding Principal Balance after deducting all scheduled principal payments due in the month of the substitution, or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate Principal Balance, not in excess of, and not less than 95% of, the Principal Balance of the defective mortgage loan;

        o have a loan rate not less than the loan rate of the defective mortgage loan and not more than 1% in excess of the loan rate of the defective mortgage loan;

        o have a mortgage of the same or higher level of priority as the mortgage relating to the defective mortgage loan;

        o have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan; and

        o comply with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement, deemed to be made as of the date of substitution.

         The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the trustee with respect to each mortgage loan. In addition, the seller will represent and warrant, on the closing date that, among other things: (a) at the time of transfer to the depositor, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the related documents, free of any lien; and
(b) each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the value of, or the interests of the certificateholders in, the related mortgage loan and related documents, the seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the seller will be obligated to (x) substitute for the mortgage loan an eligible substitute mortgage loan or (y) purchase the mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation relating to the defective mortgage loans will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders.

         Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the seller may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans in the trust that are not already held through the MERS(R) System may, at the discretion of the servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

         The Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is in accordance with the servicing standard set forth in the Pooling and Servicing Agreement; provided, however the Master Servicer may not permit any modification of any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan, unless (i) the borrower is in default or (ii) such default is reasonably foreseeable.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The servicer will establish and maintain in the name of the trustee a separate collection account for the benefit of the holders of the certificates. The collection account will be an eligible account, as defined in this prospectus supplement. Upon receipt by the servicer of amounts in respect of the mortgage loans, excluding amounts representing the servicing fee, reimbursement for monthly advances and servicer advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items and amounts in respect of principal and interest due on or before the applicable cut-off date, the servicer will deposit these amounts in the collection account. Amounts so deposited may be invested in eligible investments, as described in the pooling and servicing agreement, maturing no later than one business day prior to the date on which the amount on deposit is required to be deposited in the distribution account or on the applicable distribution date if approved by the rating agencies. Investment earnings from amounts on deposit in the collection account will not be part of Available Funds.

         The securities administrator will establish a distribution account. No later than 1:00 p.m. New York time on or before the business day prior to each distribution date, the Available Funds for that distribution date are required to be deposited into the distribution account. The distribution account will be an eligible account. Amounts on deposit in the distribution account may be invested in eligible investments maturing on or before the business day prior to the related distribution date or, if the eligible investments are an obligation of the securities administrator or an affiliate or are money market funds for which the securities administrator or any affiliate is the manager or the advisor, the eligible investments shall mature no later than the related distribution date. Investment earnings or losses from amounts on deposit in the distribution account will not be part of Available Funds.

        An eligible account is a segregated account that is:

        1. maintained with a depository institution whose debt obligations at the time of any deposit in the eligible account have the highest short-term debt rating by the rating agencies and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation established by the fund with a minimum long-term unsecured debt rating of "A" by Standard & Poor's and "A2" by Moody's (or the required rating from one such rating agencies if the other such rating agency does not provide a rating for such depository institution) and which is any of the following:

               (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,

               (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

               (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or

               (D)    a principal subsidiary of a bank holding company;

        2. a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or

        3. otherwise acceptable to each rating agency as evidenced by a letter from each rating agency to the securities administrator, without reduction or withdrawal of the then current ratings of the offered certificates.

ADVANCES

         The determination date for each distribution date is on the fourth business day prior to that distribution date. On or prior to the business day before each distribution date, referred to in this prospectus supplement as the deposit date, the servicer will deposit in the collection account an amount equal to each scheduled payment due on a mortgage loan during the related Due Period but not received by the servicer as of the related determination date, net of the servicing fee, called a monthly advance. This obligation of the servicer continues with respect to each mortgage loan until the mortgage loan becomes a Liquidated Mortgage Loan or the servicer makes a good faith determination that any such advance would not be recoverable in the future. The master servicer will be obligated to make any required monthly advance if the servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. So long as the servicer is [o]or an affiliate as specified in the pooling and servicing agreement or has long-term debt rated at least investment grade, the servicer may fund monthly advances from amounts in the collection account that are being held for future distribution but must replace any of those funds so used prior to the next distribution date. Neither the servicer nor the master servicer will be obligated to advance shortfalls of interest resulting from the application of the Civil Relief Act.

         In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of the following:

        o the preservation, restoration and protection of the mortgaged properties,

        o any enforcement or judicial proceedings, including foreclosures, and

        o the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

Each expenditure will constitute a servicing advance.

         The servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and any other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which the unreimbursed amounts are owed. The servicer's and master servicer's right to reimbursement for monthly advances is limited to late collections on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The servicer's and master servicer's right to reimbursements is prior to the rights of certificateholders.

         Notwithstanding the foregoing, neither the servicer nor the master servicer are required to make any monthly advance or servicing advance, as applicable, if in either's good faith judgment and sole discretion, the servicer or master servicer, as applicable, determines that the advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related mortgage loan or other recoveries in respect of the mortgage loan. In addition, if any servicing advance or monthly advance is determined in good faith by the servicer or the master servicer, as applicable, to be non-recoverable from these sources, the amount of the nonrecoverable advances may be reimbursed to that party from other amounts on deposit in the collection account or distribution account, as applicable.

         The pooling and servicing agreement provides that the servicer may enter into a facility with any person which provides that the person--called an "Advancing Person"--may fund monthly advances and/or servicing advances, although no facility of this type shall reduce or otherwise affect the servicer's or master servicer's obligation to fund the monthly advances and/or servicing advances. Any monthly advances and/or servicing advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the servicer.

THE DEPOSITOR

         Renaissance Mortgage Acceptance Corp., the Depositor, is a [o] corporation incorporated on [o] as a wholly-owned subsidiary of [o]. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office [o]. Its telephone number is [o].

         The Depositor does not have, nor is it expected in the future to have, any significant assets. There will be no further obligations of the Depositor subsequent to the issuance of the Certificates.

         The Depositor has been engaged in the securitization of loans since its incorporation in [o]. The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans. The Depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

         The certificate of incorporation of the depositor provides that the Depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

         After the issuance of the Securities, the Depositor will have limited or no obligations with respect to the Securities and the related trust fund. Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the assets, certain actions with respect to the creation of a security interest in the related assets, to arrange for derivative instruments or replacement instruments to be included in a trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Exchange Act, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

         The Depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

THE TRUSTEE

         [o], a [o], will act as Trustee for the Certificates pursuant to the Pooling and Servicing Agreement.

         The Trustee's offices for notices under the Pooling and Servicing Agreement are located at [o].

         The Trustee has served as a trustee for asset-backed securities involving similar pool of assets since [o] involving [o] transactions.

         The Trustee will perform certain administrative functions with respect to the certificates, such as making distributions to certificateholders, calculating one-month LIBOR, distributing reports concerning the distribution and performance of the Mortgage Loans and other functions described throughout this prospectus supplement and base prospectus. The Trustee will also act as initial paying agent and certificate registrar. The Trustee, in performing its duties under the Pooling and Servicing Agreement, will act on behalf of the Trust in connection with any third-party contracts.

         The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling and Servicing Agreement will be equal to any interest or other income earned on funds held in the distribution account as provided in the Pooling and Servicing Agreement and the Trustee Fee. The Trustee Fee is payable monthly and accrues at the Trustee Fee Rate of [o]% per annum on the aggregate principal balance of the Mortgage Loans.

TRUSTEE'S LIMITATIONS OF LIABILITY AND INDEMNIFICATION

         The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the Master Servicer's obligations and duties under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from the Master Servicer), (ii) that constitutes a specific liability of the Trustee under the Pooling and Servicing Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be reimbursed from the Trust for all costs associated with the transfer of servicing in the event of a Master Servicer Event of Default (as defined in the Pooling and Servicing Agreement).

REMOVAL AND TERMINATION OF TRUSTEE

         If at any time the Trustee becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the Depositor or the NIMS Insurer, if any, or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or of its respective property is appointed, or any public officer takes charge or control of the Trustee or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor or the NIMS Insurer, if any, may remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer, if any, by written instrument, in duplicate, which instrument will be delivered to the removed Trustee and to the successor trustee. A copy of such instrument will be delivered to the certificateholders and the Master Servicer by the Depositor.

         The certificateholders entitled to at least 51% of the voting rights or the NIMS Insurer, if any, upon failure of the Trustee to perform its obligations may at any time remove the Trustee and appoint a successor trustee acceptable to the NIMS Insurer, if any, by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the Depositor, one complete set to the removed Trustee and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders and the Master Servicer by the Depositor.

         Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the Trustee may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

THE GROUP I INTEREST RATE CAP AGREEMENT

         On the closing date, the securities administrator, on behalf of the trust, will be directed pursuant to the pooling and servicing agreement to enter into an interest rate cap agreement, called the Group I interest rate cap agreement, with The Royal Bank of Scotland plc, referred to as the "cap provider," whereby the cap provider will agree to make payments to the trust on each Interest Rate Cap Agreement Payment Date on which the Index Rate exceeds the strike rates described below for that distribution date (subject to a rate ceiling). Any amounts received by the securities administrator under the Group I interest rate cap agreement will be deposited into the net rate cap fund. The "Interest Rate Cap Agreement Payment Date" for the Group I interest rate cap agreement is the second business day prior to the 25th day of each month beginning in [o], to and including the termination date, which occurs in [o]. The rights of the trust under the Group I interest rate cap agreement will not be included as an asset of any REMIC and will constitute the assets of a separate trust.

         Under the Group I interest rate cap agreement, the cap provider will agree to make payments to the trust on each related Interest Rate Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Interest Rate Cap Agreement Payment Date (or in the case of the initial Interest Rate Cap Agreement Payment Date, the closing date) to but excluding the current Interest Rate Cap Agreement Payment Date and the denominator of which is 360, (b) the related notional amount as set forth in Annex II to this prospectus supplement for that Interest Rate Cap Agreement Payment Date and (c) the excess, if any, of
(x) the Index Rate over (y) the related strike rate (subject to a rate ceiling of [o]%) as set forth in Annex II to this prospectus supplement for that Interest Rate Cap Agreement Payment Date, called the "Interest Rate Cap Agreement Payment Amount." If for any Interest Rate Cap Agreement Payment Date, the notional amount used to compute the related Interest Rate Cap Agreement Payment Amount exceeds the class principal balance of the Group I certificates on the first day of the related Interest Period for the distribution date that corresponds with such date, then solely for purposes of computing the amount that the securities administrator shall deposit into the net rate cap fund, the securities administrator will compute each Interest Rate Cap Agreement Payment Amount by reducing the notional amount set forth in Annex II by the amount of such excess. The securities administrator shall distribute to the holders of the Class [o] Certificates any Interest Cap Agreement Payment Amount in excess of any amount determined under the immediately preceding sentence. Generally, the "Index Rate" is the rate for one-month deposits in U.S. Dollars which appears on the Telerate Page 3750 or, if such rate does not appear on the Telerate Page 3750, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market. Amounts deposited into the net rate cap fund will be available on any distribution date to pay any Net Rate Cap Carryover to the Group I certificates as described below under "--Net rate cap fund." Any amounts received in respect of the Group I interest rate cap agreement on any Interest Rate Cap Agreement Payment Date that are not needed to pay Net Rate Cap Carryover to the Group I certificates on the related distribution date will be withdrawn from the net rate cap fund and distributed to the holders of the Class [o] certificates.

         Unless terminated earlier, the Group I interest rate cap agreement will terminate after the Interest Rate Cap Agreement Payment Date in [o]. Both the securities administrator, on behalf of the trust, and the cap provider will have the right to terminate the Group I interest rate cap agreement for certain reasons set forth in the documentation associated with the Group I interest rate cap agreement.

CAP PROVIDER

         [TO BE PROVIDED BY THE CAP PROVIDER IN ACCORDANCE WITH REG AB]

NET RATE CAP FUND

         The pooling and servicing agreement provides for a reserve fund, called the net rate cap fund, which is held by the securities administrator on behalf of the holders of the certificates. Amounts received from the cap provider pursuant to the Group I interest rate cap agreement will be deposited by the securities administrator into the net rate cap fund as required by the pooling and servicing agreement. To the extent amounts on deposit are sufficient, holders of the applicable certificates will be entitled to receive payments from the net rate cap fund equal to any related Net Rate Cap Carryover. In addition, the amount required to be deposited in the net rate cap fund on any distribution date from Available Funds will equal any Net Rate Cap Carryover for the applicable distribution date remaining after the distribution of Net Rate Cap Carryover to the Group I certificates from payments received with respect to the Group I interest rate cap agreement; or, if no Net Rate Cap Carryover is payable on the applicable distribution date, an amount that when added to other amounts already on deposit in the net rate cap fund will cause the aggregate amount on deposit to equal $5,000. Any amounts in excess of such amount not used to pay Net Rate Cap Carryover will be distributed to the holders of the Class [o] certificates on the related distribution date and will not be available on future distribution dates. Any investment earnings on amounts on deposit in the net rate cap fund will be paid to, and for the benefit of, the holders of the Class [o] certificates and will not be available to pay any Net Rate Cap Carryover. The net rate cap fund will not be included as an asset of any REMIC.

         On each distribution date, the securities administrator will distribute to the offered certificates any related Net Rate Cap Carryover in the following order of priority:

         (A) first, to the Group I certificates, from payments made under the Group I interest rate cap agreement, the related Net Rate Cap Carryover as follows: first, concurrently, to the Class [o] certificates, pro rata, based on the amount of Net Rate Cap Carryover due for each such class, second to the Class [o] certificates, third to the Class [o] certificates, fourth to the Class [o] certificates, and fifth to the Class [o] certificates;

         (B) second, to the Class [o] certificates, the remainder of any payments made under the Group I interest rate cap agreement after distributions made in respect of any Net Rate Cap Carryover distributable to the Group I certificates;

         (C) third, from amounts on deposit in the net rate cap fund representing the Group I mortgage loans, the related Net Rate Cap Carryover as follows: first, concurrently, to the Class [o] certificates, pro rata, based on the amount of Net Rate Cap Carryover due for each such class, second to the Class [o] certificates, third to the Class [o] certificates, fourth to the Class [o] certificates, fifth to the Class [o] certificates, sixth, concurrently, to the Class [o] certificates, pro rata, based on the amount of Net Rate Cap Carryover due for each such class, seventh to the Class [o] certificates, eighth to the Class [o] certificates, ninth to the Class [o] certificates, tenth to the Class [o] certificates, eleventh, to the Class [o] certificates, twelfth to the Class [o] certificates, thirteenth to the Class [o] certificates, fourteenth to the Class [o] certificates and fifteenth to the Class [o] certificates; provided that distributions to the Group I certificates made pursuant to this clause (C) shall be made after giving effect to any distributions to those certificates pursuant to clause (A) above; and provided further that distributions to the Group II certificates made pursuant to this clause (C) shall be made after giving effect to any distributions to those certificates pursuant to clause (D) below;

         (D) fourth, from amounts on deposit in the net rate cap fund representing the Group II mortgage loans, the related Net Rate Cap Carryover as follows: first, concurrently, to the Class [o] certificates, pro rata, based on the amount of Net Rate Cap Carryover due for each such class, second to the Class [o] certificates, third to the Class [o] certificates, fourth to the Class [o] certificates, fifth to the Class [o] certificates, sixth, to the Class [o] certificates, seventh to the Class [o] certificates, eighth to the Class [o] certificates, ninth to the Class [o] certificates, tenth to the Class [o] certificates, eleventh, concurrently, to the Class [o] certificates, pro rata, based on the amount of Net Rate Cap Carryover due for each such class, twelfth to the Class [o] certificates, thirteenth to the Class [o] certificates, fourteenth to the Class [o] certificates and fifteenth to the Class [o] certificates; provided that distributions to the Group I certificates made pursuant to this clause (D) shall be made after giving effect to any distributions to those certificates pursuant to clauses (A) and (C) above; and

         (E) fifth, to the Class [o] certificates, any amounts remaining in the net rate cap fund.

SERVICING PROCEDURES

         The servicer will make reasonable efforts to collect all payments required to be made under the mortgage loans and will, consistent with the terms of the pooling and servicing agreement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above and subject to the limitations set forth in the pooling and servicing agreement, the servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a mortgage loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the mortgage loans. In addition, the servicer has the right to modify the terms of the mortgage loans if the modification would be made by the servicer if the mortgage loan were held for the servicer's own account and it first delivers to the master servicer written notice of the modification together with the calculations demonstrating that the modification is permitted by the REMIC provisions of the Internal Revenue Code and applicable Treasury regulations. On the 18th day of each calendar month, or, if the 18th day is not a business day, the immediately preceding business day, the servicer will furnish to the master servicer information with respect to loan level remittance data for such month's remittance.

SERVICING AND MASTER SERVICING COMPENSATION, PAYMENT OF EXPENSES AND PREPAYMENT INTEREST SHORTFALLS

         With respect to each Due Period, the servicer will receive from interest payments in respect of the mortgage loans a portion of the interest payments as a monthly servicing fee in the amount equal to 0.50% per annum on the Principal Balance of each mortgage loan as of the first day of each Due Period. All assumption fees, late payment charges and other fees and charges, excluding prepayment charges, to the extent collected from borrowers, will be retained by the servicer as additional servicing compensation.

         With respect to each Due Period, the master servicer will receive from interest payments in respect of the mortgage loans a portion of the interest payments as a monthly master servicing fee in the amount equal to 0.0205% per annum on the Principal Balance of each mortgage loan as of the first day of each Due Period.

         Not later than the deposit date related to each distribution date, with respect to each mortgage loan as to which a principal prepayment in full was made from the sixteenth day of the calendar month preceding such distribution date to the last day of such month, the servicer is required to remit to the securities administrator, without any right of reimbursement, an amount equal to the lesser of (a) the excess, if any, of the sum of accrued interest on the Principal Balance of each mortgage loan at the related loan rate, or at any lower rate as may be in effect for the mortgage loan because of application of the Civil Relief Act, minus the servicing fee for the mortgage loan, over the aggregate amount of interest actually paid by the related mortgagors in connection with each such principal prepayment, referred to as the prepayment interest shortfall, and (b) an amount equal to the servicing fee times the aggregate Principal Balance of the mortgage loans as of the first day of the related Due Period. The master servicer is obligated to reduce a portion of its master servicing fee for the related distribution date to the extent necessary to fund any prepayment interest shortfalls required to be paid but not paid by the servicer.

         Neither the servicer nor the master servicer is obligated to offset any of the servicing fee or the master servicing fee, as applicable, against, or to provide any other funds to cover, any Civil Relief Act Shortfalls. In addition, the pooling and servicing agreement prohibits the servicer from waiving all or any part of a prepayment charge with respect to a mortgage loan unless certain conditions, intended to maximize the trust's recovery with respect to such mortgage loan, are satisfied.

EVIDENCE AS TO COMPLIANCE

         The pooling and servicing agreement provides for delivery on or before March 15 of each year, beginning March 15, 2006, to the depositor, the seller, the trustee, the master servicer, the securities administrator and the rating agencies, as applicable, of an annual statement signed by an officer of the servicer and an annual statement signed by an officer of the master servicer, to the effect that the servicer or the master servicer, as applicable, has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

         On or before March 15 of each year beginning March 15, 2006, each of the servicer and the master servicer (with respect to the master servicer, only if the master servicer services loans during such period) will furnish a report prepared by a firm of nationally recognized independent public accountants, who may also render other services to the servicer, to the depositor, the seller, the trustee, the master servicer, the securities administrator and the rating agencies to the effect that the firm has examined particular documents and the records relating to servicing or master servicing, as applicable, of residential mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and the firm's conclusions.

CERTAIN MATTERS REGARDING THE SERVICER AND MASTER SERVICER

         The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties under that agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the depositor, the seller, the master servicer, the securities administrator and the trustee or (2) upon the satisfaction of the following conditions:

         (a) the servicer or the servicing rights owner has proposed a successor servicer to the depositor, the seller and the master servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

         (b) the proposed successor servicer is (1) an affiliate of the master servicer that services similar collateral or (2) the proposed successor servicer has a rating of at least "Above Average" by Standard & Poor's and either a rating of at least "RPS2" by Fitch Ratings or a rating of at least "SQ2" by Moody's;

         (c) the rating agencies have confirmed to the trustee that the appointment of the proposed successor servicer as the servicer will not result in the reduction or withdrawal of the then current ratings of the offered certificates; and

         (d) the proposed successor servicer has a net worth of at least $25,000,000.

         A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an "approved servicer."

         The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties under that agreement, unless these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the depositor, the seller and the trustee.

         No resignation of the servicer or the master servicer will become effective until a successor servicer, including the master servicer, or the trustee has assumed the servicer's or master servicer's, respectively, obligations and duties under the pooling and servicing agreement.

         The servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding any arrangement, the servicer will remain liable and obligated to the master servicer, the trustee and the certificateholders for the servicer's duties and obligations under the pooling and servicing agreement, without any diminution of these duties and obligations and as if the servicer itself were performing the duties and obligations.

         Any corporation into which the servicer or master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer or master servicer shall be a party, or any corporation succeeding to the business of the servicer or master servicer shall be the successor of the servicer or master servicer, respectively, under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, anything in the pooling and servicing agreement to the contrary notwithstanding.

SERVICER EVENTS OF DEFAULT

        Events of default with respect to the servicer will include:

        (1) any failure by the servicer (a) to make any required monthly advance which failure continues unremedied for one business day after the date due or (b) to deposit in the collection account or the distribution account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for two business days after the date due;

        (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the certificateholders, and continues unremedied for 60 days after knowledge or the giving of written notice of the failure to the servicer by the master servicer, the securities administrator or the trustee, or to the servicer and the master servicer, the securities administrator or the trustee by certificateholders evidencing at least 25% of the voting rights; provided, however, that in the case of a failure that cannot be cured within 60 days, the cure period may be extended if the servicer can demonstrate to the reasonable satisfaction of the master servicer, the securities administrator and the trustee that the servicer is diligently pursuing remedial action;

        (3) any failure by the servicer to make any required servicing advance, which failure continues unremedied for the lesser of the time at which the failure would have a material adverse effect on the trust or for a period of 60 days after knowledge or the giving of written notice of the failure to the servicer by the trustee, the securities administrator or the master servicer, or to the servicer and the trustee, the securities administrator or the master servicer by certificateholders evidencing at least 25% of the voting rights;

        (4) particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the servicer and particular actions by the servicer indicating insolvency, reorganization or inability to pay its obligations;

        (5) cumulative losses or delinquency levels exceed the levels set forth in the pooling and servicing agreement;

        (6) (a) any reduction or withdrawal of the ratings or any shadow ratings of any class of certificates attributable principally to the servicer or the servicing of the mortgage loans or (b) the placement by a rating agency of any class of certificates on credit watch with negative implications attributable principally to the servicer or the servicing of the mortgage loans;

(5) any reduction or withdrawal of the ratings of the servicer as a servicer of subprime mortgage loans by one or more of the rating agencies that maintains a servicer rating system and a rating on the certificates to "below average" or below;

(6) any failure by the servicer to duly perform, within the required time period, its obligation to provide the annual statement and the accountant's report described below under "--Evidence as to compliance" in this prospectus supplement, which failure continues unremedied for a period of fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the servicer by the master servicer; and

(7) any failure by the servicer to provide, within the required time period set forth in the pooling and servicing agreement, any required reports or data pertaining to the mortgage loans, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the servicer by the master servicer.

         In the event of a default by the servicer, the master servicer will have the right to remove the servicer and will exercise that right if it considers such removal to be in the best interest of the certificateholders. In the event that the master servicer removes the servicer, the master servicer will, in accordance with the pooling and servicing agreement, act as successor servicer under the pooling and servicing agreement or will appoint a successor servicer that is an approved servicer.

         Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the pooling and servicing agreement, the master servicer or another successor servicer will assume all of the rights and obligations of the servicer and become the successor servicer; provided, however, that there will be a period of transition not to exceed 90 days, called the transition period, before the servicing transfer is fully effected. The master servicer, in its capacity as successor servicer, and each other successor servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. Notwithstanding the foregoing sentence, the successor servicer will be obligated to make monthly advances and servicing advances upon the removal of the servicer unless it determines reasonably and in good faith that the advances would not be recoverable. The successor servicer shall have no responsibility or obligation (x) to repurchase or substitute for any mortgage loan or (y) for any act or omission of a predecessor servicer during the transition period.

         Pending the appointment, the master servicer will be obligated to act as successor servicer unless prohibited by law. The successor servicer will be entitled to receive the same compensation that the servicer would otherwise have received or the lesser compensation as the master servicer and that successor may agree. A receiver or conservator for the servicer may be empowered to prevent the termination and replacement of the servicer if the only event of default that has occurred is an insolvency event. All reasonable out-of-pocket expenses incurred by the master servicer relating to the transition of servicing functions to the master servicer following the resignation or termination of the servicer will be paid by the predecessor servicer within 90 days of written demand, itemized in reasonable detail, or to the extent not paid by the predecessor servicer, by the trust prior to distributions to certificateholders.

         If an event of default by the servicer described above in clauses (4) or (5) above occurs, the servicer or the servicing rights owner will have up to 20 days after receipt of a notice of termination to appoint an approved servicer as successor servicer. This right will terminate immediately if prior to the actual transfer of servicing the terminated servicer fails to make any required advance, servicing advance or deposit as and when required by the pooling and servicing agreement. All costs and expenses associated with the appointment, whether or not consummated, and the subsequent transfer of servicing by the servicer (which must be completed within 90 days) are required to be paid by the terminated servicer or the servicing rights owner out of the proceeds of sale or otherwise.

MASTER SERVICER EVENTS OF DEFAULT

        Events of default with respect to the master servicer will include:

        (1) any failure by the master servicer to furnish the securities administrator the mortgage loan data sufficient to prepare the reports to certificateholders which continues unremedied for a period of one business day after the date upon which written notice of such failure has been given to the master servicer by the trustee or the securities administrator or to the master servicer, the securities administrator and the trustee by certificateholders evidencing at least 25% of the voting rights;

        (2) any failure by the master servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (6) and (7) below) on the part of the master servicer contained in the pooling and servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure has been given to the master servicer by the trustee or the securities administrator, or to the master servicer, the securities administrator and the trustee by certificateholders evidencing at least 25% of the voting rights;

        (3) particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and particular actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations;

        (4) the master servicer has been dissolved, or has disposed of all or substantially all of its assets, or has consolidated with or merged into another entity or has permitted another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor master servicer as specified in the pooling and servicing agreement;

        (5) if a representation or warranty made by the master servicer in the pooling and servicing agreement proves to be incorrect as of the time made in any respect that materially and adversely affects the interests of the certificateholders, and the breach has not been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty has been given to the master servicer by the trustee or the securities administrator, or to the master servicer, the securities administrator and the trustee by certificateholders evidencing at least 25% of the voting rights;

        (6) any sale or pledge of any of the rights of the master servicer under the pooling and servicing agreement or an assignment of the pooling and servicing agreement by the master servicer or a delegation of the rights or duties of the master servicer under the pooling and servicing agreement has occurred in any manner not otherwise permitted under the pooling and servicing agreement and without the prior written consent of the trustee and certificateholders evidencing at least 50% of the voting rights; and

        (7) after receipt of notice from the trustee, any failure of the master servicer to make any monthly advances when such monthly advances are due, as required to be made under the pooling and servicing agreement.

         So long as an event of default with respect to the master servicer remains unremedied, the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the trust, the trustee shall terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement.

         Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the pooling and servicing agreement, the trustee will assume all of the rights and obligations of the master servicer and become the successor master servicer. The trustee, in its capacity as successor master servicer, and each other successor master servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. Notwithstanding the foregoing sentence, the successor master servicer will be obligated to make monthly advances upon the removal of the master servicer unless it determines reasonably and in good faith that the advances would not be recoverable. The successor master servicer shall have no responsibility or obligation (x) to repurchase or substitute for any mortgage loan or (y) for any act or omission of a predecessor master servicer during the transition period. If, however, the trustee is unable or unwilling to act as successor master servicer, or if the majority of certificateholders so requests, the trustee may appoint, or petition a court of competent jurisdiction to appoint, as the successor master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer any established mortgage loan servicing institution that is an approved servicer (for these purposes excluding clause (b)(1) from the definition of approved servicer as described in this prospectus supplement under "--Certain matters regarding the servicer and master servicer.")

         Pending the appointment, the trustee will be obligated to act in that capacity unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received or the lesser compensation as the trustee and that successor may agree. A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer if the only event of default that has occurred is an insolvency event. All reasonable out-of-pocket expenses incurred by the trustee relating to the transition of servicing functions to the trustee following the resignation or termination of the master servicer will be paid by the predecessor master servicer within 90 days of written demand, itemized in reasonable detail, or to the extent not paid by the predecessor master servicer, by the trust prior to distributions to certificateholders.

         [According to ss.229.1108(d)(2) describe the process for transferring servicing to a successor servicer.]

         [According to ss.229.1108(d)(3) describe the provisions for payment of expenses associated with a servicing transfer and any additional fees charged by a successor servicer. Specify the amount of any funds set aside for a servicing transfer.]

PLEDGE OF SERVICING RIGHTS

         On or after the closing date, the servicer or the servicing rights owner may pledge and assign all of its rights, title and interest in, to and under the pooling and servicing agreement to one or more lenders, or servicing rights pledgees, selected by the servicer or the servicing rights owner. Provided that no event of default exists, the trustee, the seller and the depositor have agreed that upon delivery to the trustee, the securities administrator and the master servicer by the servicing rights pledgee of a letter signed by the servicer whereunder the servicer resigns as servicer under the pooling and servicing agreement, the master servicer will appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee is an approved servicer and that the servicing rights pledgee or such designee agrees to be subject to the terms of the pooling and servicing agreement.

AMENDMENT

         The pooling and servicing agreement may be amended from time to time by the depositor, the seller, the servicer, the master servicer, the securities administrator and the trustee, without the consent of the certificateholders, to:

        o      cure any ambiguity,

        o correct or supplement any provisions in the pooling and servicing agreement which may be defective or inconsistent with any other provisions of the pooling and servicing agreement or with the expectations of certificateholders,

        o add to the duties of the servicer, the master servicer or the securities administrator,

        o comply with any requirements imposed by the Internal Revenue Code or any regulation under the Internal Revenue Code, or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the offered certificates, it being understood that, after obtaining the ratings in effect on the closing date, none of the seller, the trustee, the master servicer, the securities administrator or the servicer is obligated to obtain, maintain, or improve any rating,

        o provide for gross deposits by the servicer to the collection account, or

        o add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement, provided that the action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder; provided, that any amendment will be deemed to not materially and adversely affect the certificateholders and no opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the then current rating of the offered certificates.

         The pooling and servicing agreement also may be amended from time to time by the depositor, the seller, the servicer, the master servicer, the securities administrator and the trustee, with the consent of certificateholders holding certificates evidencing at least 51% of the voting rights of each class adversely affected by the amendment, or 51% of all of the voting rights if all classes are adversely affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the certificateholders, provided that no amendment will (x) reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions or payments which are required to be made on any certificate without the consent of the certificateholder or (y) reduce the aforesaid percentage required to consent to any amendment, without the consent of the holders of all certificates of the affected class then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         The trust will terminate on the distribution date following the later of (x) payment in full of all amounts owing to the certificate insurer, unless the certificate insurer otherwise consents, and (y) the earliest of the following:

                  (a) the distribution date on which the aggregate class principal balance of all the certificates has been reduced to zero,

                  (b) the final payment or other liquidation of the last mortgage loan in the trust and

                  (c) the optional purchase of the mortgage loans, as described below.

         Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, DFC Acceptance Corporation, an affiliate of the seller and the depositor, may, at its option, terminate the pooling and servicing agreement, called the clean-up call, on any distribution date following the Due Period during which the aggregate Principal Balance of the mortgage loans is less than 10% of the Pool Balance as of the closing date, called the optional termination date, by purchasing all of the outstanding mortgage loans and REO properties at a price equal to the sum of (a) the outstanding Pool Balance, (b) the lesser of (i) the appraised value of any REO property as determined by the higher of two appraisals completed by two independent appraisers selected by DFC Acceptance Corporation at its expense and
(ii) the principal balance of the mortgage loan related to that REO property and
(c) in each case, the greater of (i) the aggregate amount of accrued and unpaid interest on the mortgage loans through the end of the related Due Period and
(ii) thirty days' accrued interest on the mortgage loans at a rate equal to the weighted average of the loan rates, in each case net of the servicing fee. In addition, pursuant to the pooling and servicing agreement, DFC Acceptance Corporation has agreed not to exercise its clean-up call rights unless the amounts to be paid to the holders of the class P and Class [o] certificates are sufficient to permit the redemption in full of those certain notes, to be issued by a trust to be created by the depositor, with respect to which the class P and Class [o] certificates are the primary sources of collateral.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         The servicer has the option to purchase from the trust any mortgage loan 90 days or more delinquent at a purchase price equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus all accrued and unpaid interest on that principal balance computed at the loan rate.

VOTING RIGHTS

         Under the pooling and servicing agreement, the portion of the voting rights allocated to the certificates, other than the Class [o] certificates, will equal 100% minus the portion allocated to the Class [o] certificates. The portion of the voting rights allocated to the Class [o] certificates in the aggregate will equal the percentage equivalent of a fraction, the numerator of which is the Required Overcollateralization Amount and the denominator of which is the Pool Balance. One percent of the voting rights will be allocated to each of the class P certificates and to the residual certificates in the aggregate. The remainder will be allocated to the offered certificates in proportion to their respective class principal balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of that class on the basis of their respective percentage interests.

THE TRUSTEE AND SECURITIES ADMINISTRATOR

         [o], a [o] organized and existing under the laws of the United States of America, will be the trustee under the pooling and servicing agreement. The trustee will be paid an annual fee by the master servicer from its master servicing fee. The trustee's corporate trust office is located at [o], or at such other addresses as the trustee may designate from time to time. The trustee may have banking relationships with the seller, the master servicer, the securities administrator and the servicer. The trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.

         [o] will be named securities administrator pursuant to the pooling and servicing agreement. It maintains a corporate trust office located at [o],
Attention: [o]. It otherwise conducts its securities administration services at its offices located [o], Attention: [o]. The securities administrator may have banking relationships with the seller, the trustee and the servicer.

         The master servicer will pay the fees of the trustee and the securities administrator from the master servicing fee. The securities administrator is also entitled to receive as additional compensation the investment earnings on amounts on deposit in the distribution account.

         The trustee and the securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trustee or successor securities administrator, as applicable. The depositor may also remove the trustee or the securities administrator if either ceases to be eligible to continue as such under the pooling and servicing agreement or if either becomes insolvent. Upon becoming aware of these circumstances, the depositor will be obligated to appoint a successor trustee or successor securities administrator, as applicable. Any resignation or removal of the trustee or the securities administrator and appointment of a successor will not become effective until acceptance of the appointment by such successor. In the case of any resignation by the securities administrator, if no successor securities administrator has been appointed and has accepted appointment within 60 days after the securities administrator ceases to be the securities administrator, then the trustee will perform the duties of the securities administrator pursuant to the pooling and servicing agreement. If the successor trustee is to act as the successor master servicer under the pooling and servicing agreement, the successor trustee must be an approved servicer as described under the caption "--Certain matters regarding the servicer and master servicer" above.

         No holder of a certificate will have any right under the agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee or the securities administrator written notice of default and unless certificateholders evidencing at least 51% of the voting rights have made written requests upon the trustee or the securities administrator to institute a proceeding in its own name as trustee or securities administrator, as applicable, under the pooling and servicing agreement and have offered to the trustee or the securities administrator, as applicable, reasonable indemnity and the trustee or the securities administrator for 60 days has neglected or refused to institute any proceeding. Neither the trustee nor the securities administrator will be under any obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the certificateholders, unless the certificateholders have offered to the trustee or the securities administrator, as applicable, reasonable security or indemnity against the cost, expenses and liabilities which may be incurred. The seller is obligated to indemnify the trustee and the securities administrator for certain losses, liabilities and expenses as described in the pooling and servicing agreement, or to the extent that the seller defaults on its obligations, such amounts will be payable by the trust prior to distributions to certificateholders. The pooling and servicing agreement provides that each party to the pooling and servicing agreement, including the trustee acting on behalf of the certificateholders, waives any right it may have to a trial by jury of any dispute arising under or related to the pooling and servicing agreement.

         On each distribution date, the securities administrator will collect and distribute the tax matters fee to the entity designated by the holder of a minority interest in a class of residual certificates, referred to as the tax matters person. The tax matters fee for each distribution date will equal $625 and will be collected from Available Funds in each loan group based on the aggregate Principal Balances of the mortgage loans in that mortgage loan group.

FEES AND EXPENSES OF THE TRUST

         The Master Servicer, Trustee [and other parties] will receive compensation, to be paid from the amounts received from the Mortgage Loans, in exchange for their services on behalf of the Trust, prior to distributions to Certificateholders, as set forth in the following table:



--------------------- ------------------ ------------------ ------------------
       Party               Purpose         Amount of Fee        Frequency

--------------------- ------------------ ------------------ ------------------
        [o]             Master Servicer         [o]%*            Monthly
--------------------- ------------------ ------------------ ------------------
        [o]                 Trustee             [o]%*            Monthly
--------------------- ------------------ ------------------ ------------------
   [Insert other             [o]                [o]%*            Monthly
     parties as
    applicable]
--------------------- ------------------ ------------------ ------------------

----------
*Per annum rate based on the aggregate principal balance of the Mortgage Loans in the Trust for such Distribution Date.


                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The pooling and servicing agreement provides that the trust (exclusive of the assets held in a net rate cap fund and the rights of the trust under the Group I interest rate cap agreement) will comprise a tiered REMIC structure. The pooling and servicing agreement will designate a single class of interest in each of the REMICs as the residual interest in that REMIC. Certain certificates not offered hereby will represent ownership of the residual interest in each of the REMICs.

         Upon the issuance of the offered certificates, McKee Nelson LLP, special counsel to the depositor ("Tax Counsel"), will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the REMICs created by and designated in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver its opinion to the effect that the net rate cap fund is an "outside reserve fund" for purposes of the Treasury regulations promulgated under the REMIC provisions of the Code.

         The following discussion assumes that the rights of the beneficial owners of the offered certificates to receive payments in excess of payments made on the corresponding REMIC regular interests (as described below) will be characterized for federal income tax purposes as interests in an interest rate cap contract written by the Class [o] certificateholder, as counterparty, in favor of such beneficial owners. In the alternative, such rights could be characterized as interests in a partnership among the beneficial owners of the offered certificates and the Class [o] certificateholder to share distributions made with respect to the Class [o] certificate. If the Internal Revenue Service were to assert such an alternative characterization and such assertion were to be sustained, the timing and character of the income recognized by a beneficial owner of an offered certificate with respect to distributions of those excess amounts would differ from that described below. Prospective investors should consult their tax advisers concerning the appropriate treatment of the rights to receive distributions in excess of payments made on the corresponding REMIC regular interests (as described below).

TAX TREATMENT OF THE OFFERED CERTIFICATES

         For federal income tax information reporting purposes, the trustee will treat a beneficial owner of an offered certificate (each such certificate a "component certificate") (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to a component certificate will be entitled to receive interest and principal payments at the times and in the amounts that are the same as those made on the offered certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from the net rate cap fund. Any payment on a component certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a component certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Federal Income Tax Considerations--Taxation of debt securities including regular interest securities" in the prospectus. In addition, each beneficial owner of a component certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each component certificate.

ALLOCATIONS

         A beneficial owner of a component certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component.

         For information reporting purposes the trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

         Upon the sale, exchange, or other disposition of a component certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition of such certificate as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the component certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Federal Income Tax Considerations--Taxation of debt securities including regular interest securities" in the prospectus.

ORIGINAL ISSUE DISCOUNT

         The REMIC regular interest component of the certificates may be issued with OID. A beneficial owner of an offered certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Federal Income Tax Considerations--Taxation of debt securities including regular interest securities" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100%, in the case of the Group I mortgage loans, and 100%, in the case of the Group II mortgage loans, of the applicable prepayment assumption as described in this prospectus supplement under "Prepayment and Yield Considerations--Weighted average lives." In addition, the prepayment assumption will assume that the optional termination occurs on the optional termination date. No representation is made that the mortgage loans will prepay at such rates or at any other rates or that the optional termination will occur.

         In certain circumstances, the OID Regulations permit the beneficial owner of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the beneficial owner of a component certificate may be able to select a method for recognizing OID that differs from that used by the entity identified as the "tax matters person" in the pooling and servicing agreement in preparing reports to the certificateholder and the IRS.

         Certain classes of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner's purchase price allocated to the regular interest component and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Considerations--Taxation of debt securities including regular interest securities--Market Discount" and "--Premium" in the prospectus.

THE CAP CONTRACT COMPONENTS

         The portion of the overall purchase price of a component certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

         Any payments made to a beneficial owner of a component certificate in excess of the amount payable on the corresponding REMIC regular interest, will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

         A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

STATUS OF THE COMPONENT CERTIFICATES

         The REMIC regular interest components of the component certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a component certificate will be interest on obligations secured by interests in real property for purposes of
Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the offered certificates will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages within the meaning of Section 860G(a)(3) of the Code if held by another REMIC.

TAX INFORMATION REPORTING

         Except in the case of exempt holders, the tax matters person will be required to report annually to the IRS, and to each certificateholder of record, the amount of interest paid, and OID accrued, if any, on the offered certificates, and the amount of interest withheld for federal income taxes, if any, for each calendar year. The term "exempt holder" includes holders that are corporations, some tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents. As long as the only "certificateholder" of record is Cede & Co., as nominee for DTC, certificate owners and the IRS will receive tax and other information including the amount of interest paid on the certificates owned from participants and indirect participants rather than from the tax matters person. The tax matters person and securities administrator, however, will respond to requests for necessary information to enable participants, indirect participants and other persons to complete their tax reporting responsibilities.

                              ERISA CONSIDERATIONS

         Any fiduciary of an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, called ERISA, and/or Section 4975 of the Internal Revenue Code, which proposes to cause the benefit plan or other retirement arrangement, collectively called a plan, to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences, under ERISA and the Internal Revenue Code, of the plan's acquisition and ownership of the certificates. See "ERISA Considerations" in the prospectus.

         The U.S. Department of Labor has granted an administrative exemption to a predecessor of Greenwich Capital Markets, Inc. (Prohibited Transaction Exemption 90-59 (which was amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41) (collectively called the exemption)), which exempt from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by plans of particular certificates representing an undivided interest in mortgage and asset-backed pass-through trusts, with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is a manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of the mortgage and asset-backed pass-through trusts, provided that the general conditions and other conditions set forth in the exemption are satisfied.

         No exemption is provided from the restrictions of ERISA to any person who is a fiduciary with respect to the assets of an excluded plan for the acquisition or holding of offered certificates on behalf of the excluded plan. For purposes of the offered certificates, an excluded plan is a plan sponsored by the depositor, the seller, the underwriters, the securities administrator, the master servicer, the trustee, the servicer, any other servicers, the cap provider or any mortgagor with respect to mortgage loans included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of any one the foregoing parties, called the restricted group. The exemption provides relief to fiduciaries of plans, other than excluded plans, from certain self-dealing and conflict of interest prohibited transactions if the following requirements are met: (i) the fiduciary may not be an obligor with respect to more than 5% of the fair market value of the loans; (ii) no plan's investment in any class of offered certificates may exceed 25% of all of the certificates of the class outstanding at the time of the plan's acquisition and after the plan's acquisition of the class of offered certificates; (iii) no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity; and (iv) in the case of initial issuance, but not secondary market transactions, at least 50% of each class of offered certificates in which plans invest, and at least 50% of the aggregate interest in the trust, must be acquired by persons independent of the restricted group.

         It is expected that the exemption will apply to the acquisition and holding of the offered certificates by plans and that all conditions of the exemption other than those within the control of the investors will be met. However, plan investors should make their own determination, in consultation with their counsel, before acquiring offered certificates in reliance on the applicability of the exemption. The rating of an offered certificate may change. If a class of offered certificates is no longer rated at least investment grade, the certificates of that class will no longer be eligible for relief under the exemption (although a Plan which had previously purchased the offered certificate would not be required under the exemption to dispose of it.) In the absence of the exemption, the purchase and holding of a class of subordinate certificates whose rating has declined below investment grade by a Plan may therefore result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, transfers of such subordinate certificates will not be registered by the securities administrator unless the securities administrator receives:

                  (a) a representation from the transferee of such certificate, acceptable to and in form and substance satisfactory to the securities administrator, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, or a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

                  (b) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account", as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and that the purchase and holding of the certificates are covered under Sections I and III of PTCE 95-60; or

                  (c) an opinion of counsel satisfactory to the securities administrator that the purchase or holding of the certificate by a plan, any person acting on behalf of a plan or using the plan's assets will not result in a non-exempt prohibited transaction under ERISA and the Code and will not subject the trustee or the securities administrator to any obligation in addition to those undertaken in the agreement.

         A representation as described above shall be deemed to have been made to the trustee and the securities administrator by the transferee's acceptance of a subordinate certificate in book-entry form. In the event that the representation is violated and a transfer to a plan or person acting on behalf of a plan or using the plan's assets is attempted without compliance with (a),
(b) or (c) above, the attempted transfer or acquisition shall be void and of no effect.

         We recommend that any plan fiduciary considering whether to purchase any offered certificates on behalf of a plan consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Among other things, before purchasing any offered certificates, a fiduciary of a plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Internal Revenue Code should make its own determination as to the availability of the exemptive relief provided in the exemption, and also consider the availability of any other prohibited transaction exemptions.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Group I certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Group II certificates will NOT constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the offered certificates. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated [o], among the depositor, the seller and the underwriters named below, the depositor has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from the depositor the offered certificates set forth below under such underwriter's name.

CLASS                                          [o]           [o]           [o]
-----
Class [o]...................................
Class [o]...................................
Class [o]...................................
Class [o]...................................
          Total.............................

         The depositor has been advised that the underwriters propose initially to offer the offered certificates to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the depositor from the sale of the offered certificates are expected to be approximately $[o], before deducting expenses, plus accrued interest in the case of the fixed rate certificates. The difference between the purchase price paid to the depositor for the offered certificates and the proceeds from the sale of the offered certificates realized by the underwriters will constitute underwriting discounts and commissions. The depositor has been advised by the underwriters that they presently intend to make a market in the offered certificates. However, the underwriters are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for any class of offered certificates will develop or if one does develop, that it will continue for the life of the applicable class or that it will provide certificateholders with a sufficient level of liquidity of investment.

         The underwriters or their affiliates have ongoing banking relationships with the seller. Immediately prior to the sale of the mortgage loans to the trust, the mortgage loans generally were subject to financing facilities or a mortgage loan repurchase agreement provided by an affiliate of one or more of the underwriters. The seller will apply a portion of the proceeds it receives from the sale of the mortgage loans to the depositor to repay its obligations under the related financing facility or to repurchase mortgage loans under the related repurchase agreement.

         The underwriting agreement provides that the depositor and the seller will indemnify the underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

         [Insert disclosure if underwriter or its affiliate, if affiliated with the Sponsor or Depositor, has provided financing to an originator of 10% or more of the Mortgage Loans that are part of the mortgage pool.]

                                  LEGAL MATTERS

         Certain legal matters with respect to the offered certificates will be passed upon for the depositor by Thacher Proffitt & Wood LLP, and for the underwriters by McKee Nelson LLP, New York, New York.

                                     RATINGS

         The offered certificates will be rated by [o] and [o], each called a rating agency. It is a condition to the issuance of the offered certificates that they receive ratings by the rating agencies as follows:

   CLASS                                                  [o]          [o]
   -----
   Class [o]........................................      [o]          [o]
   Class [o]........................................      [o]          [o]
   Class [o]........................................      [o]          [o]
   Class [o]........................................      [o]          [o]


         The ratings assigned by the rating agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make the payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of Offered Certificates in accordance with the Rating Agencies' particular surveillance policies, unless [o] requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of [o]'s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the likelihood that holders of the applicable certificates will receive any related Net Rate Cap Carryover. Each securities rating should be evaluated independently of similar ratings on different securities.

         There can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the offered certificates of any class could be lower than the respective ratings assigned by the applicable rating agency.

         [In order to monitor such ratings while the Offered Certificates are outstanding, the [identify responsible party] will [describe arrangement.]]

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series [o], referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold the global securities through any of The Depository Trust Company or, upon request, through Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

         Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in this capacity, and as DTC participants.

         Non-U.S. holders, as described below, of global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants, a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the securities administrator or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

         1. the securities administrator or the U.S. withholding agent receives a statement--

                  (a) from the beneficial owner on Internal Revenue Service
         (IRS) Form W-8BEN (or any successor form) that--

         o       is signed by the beneficial owner under penalties of perjury,

         o certifies that such beneficial owner is not a United States person, and

         o       provides the name and address of the beneficial owner, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

         o is signed under penalties of perjury by an authorized representative of the financial institution,

         o states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

         o       provides the name and address of the beneficial owner, and

         o attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

         2. the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the securities administrator or the U.S. withholding agent;

         3. the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the securities administrator or the U.S. withholding agent; or

         4. the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the securities administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owners consult with their tax advisors when purchasing the Certificates.

         A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which the beneficial owner holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances, a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

                  1. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

                  2. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

                  3. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

         The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                    ANNEX II

         The table below shows, as of each Interest Rate Cap Agreement Payment Date, the strike rate (in each case subject to a rate ceiling of [o]%) and notional amount for the Group I interest rate cap agreement.




            INTEREST RATE
            CAP AGREEMENT      STRIKE         NOTIONAL
            PAYMENT DATE       RATE (%)      AMOUNT ($)
           ---------------    ----------    ------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                               $[o] (Approximate)
                     Renaissance Home Equity Loan Trust [o]




                                Home Equity Loan
                      Asset-Backed Certificates, Series [o]




                      Renaissance Mortgage Acceptance Corp.
                                   (Depositor)


                                       [o]
                 (Master Servicer and Securities Administrator)


                                       [o]
                                   (Servicer)


                      -------------------------------------

                              PROSPECTUS SUPPLEMENT

                                     [DATE]

                      -------------------------------------




                                       [o]
      [o]                                                             [o]

                  PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [o]
                               $[o] (APPROXIMATE)
                     RENAISSANCE HOME EQUITY LOAN TRUST [o]
                                 ISSUING ENTITY

                 HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES [o]

                      RENAISSANCE MORTGAGE ACCEPTANCE CORP.
                                    DEPOSITOR

                                       [o]
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                       [o]
                                    SERVICER
                             ----------------------


--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS PROSPECTUS SUPPLEMENT.

The notes are obligations only of the trust.

The mortgage loans are not insured or guaranteed by any governmental agency or by any other person.
--------------------------------------------------------------------------------


NOTES OFFERED

o        Classes of asset-backed notes listed below

ASSETS

o Fixed and adjustable-rate, first and second lien, sub-prime residential mortgage loans

CREDIT ENHANCEMENT

o        Excess interest;
o        Overcollateralization; and
o        Subordination


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.



                                    INITIAL CLASS                                              UNDERWRITING      PROCEEDS TO THE
                                    NOTE BALANCE          NOTE RATE       PRICE TO PUBLIC        DISCOUNT          DEPOSITOR(1)
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Class [o].................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------
Total.....................
--------------------------- ------------------------ ------------------ ------------------- ------------------- -------------------

----------------------------------
(1) The proceeds to the depositor from the sale of the offered notes, before deducting expenses, will be approximately $[o]. The proceeds to the depositor include accrued interest in the case of the fixed-rate notes.

         The initial class note balances are subject to a variance of plus or minus 5%.
         The note rate on the adjustable-rate notes is subject to a fixed interest rate and an available funds rate, the note rates on the fixed-rate notes are subject to an available funds rate and the note rates on each class of offered notes will increase after the optional redemption date as described in this prospectus supplement. The note rate on the adjustable-rate notes may adjust on each payment date based on changes in the level of the London Inter-Bank Offered Rate for one-month U.S. dollar deposits.

         Subject to the satisfaction of specific conditions, the underwriters named below will purchase the offered notes from the depositor. The offered notes will be issued in book-entry form only on or about [o].
[o]                                                                          [o]
[o]                                                                          [o]
                                   [o]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

         We provide information to you about the offered notes in two separate documents that provide progressively more detail:

o this prospectus supplement, which describes the specific terms of your series of notes; and

o the prospectus, which provides general information, some of which may not apply to your series of notes.

         IF THE DESCRIPTION OF YOUR NOTES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY..........................................
RISK FACTORS.....................................
DELTA FUNDING CORPORATION - LITIGATION...........
USE OF PROCEEDS..................................
AFFILIATIONS, CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS.............................
DESCRIPTION OF THE MORTGAGE LOANS................
LEGAL AND REGULATORY PROVISIONS..................
CLAIMS ON POOL ASSETS............................
STATIC POOL INFORMATION..........................
PREPAYMENT AND YIED CONSIDERATIONS...............
DESCRIPTION OF THE NOTES.........................
ASSIGNMENT OF MORTGAGE LOANS.....................
THE SERVICING AGREEMENT..........................
THE SERVICER.....................................
THE MASTER SERVICER..............................
THE ISSUING ENTITY...............................
THE OWNER TRUSTEE................................
THE SELLER.......................................
THE INDENTURE....................................
USE OF PROCEEDS..................................
FEDERAL INCOME TAX CONSIDERATIONS................
ERISA CONSIDERATIONS.............................
LEGAL INVESTMENT CONSIDERATIONS..................
UNDERWRITING.....................................
LEGAL MATTERS....................................
RATINGS..........................................
ANNEX I..........................................
ANNEX II.........................................


                                   PROSPECTUS

The Depositor....................................
The Seller.......................................
Static Pool Information..........................
Description of the Securities....................
The Trust Funds..................................
Enhancement......................................
Servicing of Loans...............................
The Agreements...................................
Certain Legal Aspects of the Loans...............
Use of Proceeds..................................
Federal Income Tax Considerations................
State Tax Considerations.........................
Reportable Transactions..........................
Penalty Avoidance................................
ERISA Considerations.............................
Legal Investment.................................
Plan of Distribution.............................
Legal Matters....................................

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Home Equity Loan Asset-Backed Notes, Series [o] in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Home Equity Loan Asset-Backed Notes, Series [o] and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Home Equity Loan Asset-Backed Notes, Series [o] will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                             EUROPEAN ECONOMIC AREA


         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.


                                 UNITED KINGDOM


         Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                                     SUMMARY

         This section gives a brief description of the information contained in this prospectus supplement. The summary does not include all of the important information about the offered notes. We recommend that you review carefully the more detailed information in this prospectus supplement and in the prospectus.

TITLE OF NOTES....................  Home Equity Loan Asset-Backed Notes, Series
                                    [o].

ISSUING ENTITY....................  Renaissance Home Equity Loan Trust [o].
                                    [Disclose any affiliations or transactions with other transaction parties]

DEPOSITOR.........................  Renaissance Mortgage Acceptance Corp.
                                    [Disclose any affiliations or transactions with other transaction parties]

ORIGINATOR........................  Delta Funding Corporation.
                                    [Disclose any affiliations or
                                    transactions with other
                                    transaction parties]

SELLER............................  Renaissance REIT Investment
                                    Corp. [Disclose any
                                    affiliations or transactions
                                    with other transaction parties]

MASTER SERVICER...................  [o]. [Disclose any affiliations or transactions with other transaction parties]

SECURITIES ADMINISTRATOR..........  [o]. [Disclose any affiliations or transactions with other transaction parties]

SERVICER..........................  [o], or its successor.
                                    [Disclose any affiliations or
                                    transactions with other
                                    transaction parties]

INDENTURE TRUSTEE.................  [o]. [Disclose any affiliations or transactions with other transaction parties]

OWNER TRUSTEE.....................  [o]. [Disclose any affiliations or transactions with other transaction parties]

CUSTODIAN.........................  [o]. [Disclose any affiliations or transactions with other
                                    transaction parties]

[ANY OTHER TRANSACTION PARTY].....  [Insert a brief description of any other known transaction parties].

CUT-OFF DATE......................  For any mortgage loan delivered on the closing date, the later of (x) the close of business on [o], and (y) the date of origination of that mortgage loan.

CLOSING DATE......................  On or about [o].

PAYMENT DATES.....................  The 25th day of each month or, if that day is not a business day, the next business day, beginning in [o].

RECORD DATES......................  With respect to any Payment Date and the adjustable-rate notes, the business day
                                    before the applicable Payment Date, so long as such class of notes remains in book-entry form. With respect to any Payment Date and the fixed-rate notes, the last business day of the month before the month in which the applicable Payment Date occurs.

FINAL STATED MATURITY DATE........  The Final Stated Maturity Date for each class of offered notes is the Payment Date in [o].

NOTE RATES........................  The Note Rate for the adjustable-rate notes will be the lesser of (i) the sum of
                                    one-month London Inter-Bank Offered Rate
                                    ("LIBOR") plus the applicable note margin and (ii) a fixed interest rate, subject to the Available Funds Rate (as defined under "Description of the Notes--Glossary" in this prospectus supplement). The note margins are as follows:

                                                    NOTE MARGIN
                                                  ---------------
                    CLASS                         (1)         (2)
--------------------------------------------      ---------------
Class [o]...................................      [o]%       [o]%
---------------

(1) Prior to or on the optional redemption date.
(2) After the optional redemption date.

The Note Rate for each class of fixed-rate notes will be the lesser of (i) the applicable per annum fixed interest rate listed in the table below and (ii) the Available Funds Rate (as defined under "Description of the Notes--Glossary" in this prospectus supplement):


                                               INTEREST RATE
                                              ---------------
CLASS                                          (1)      (2)
--------------------------------------------  ------   ------
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%
Class [o]...................................   [o]%     [o]%

------------
(1) Prior to or on the optional redemption date.
(2) After the optional redemption date.

See "Description of the Notes--Note Rates" in this prospectus supplement.

DESIGNATIONS

Each class of notes will have different characteristics. Some of those characteristics are reflected in the following general designations. These designations are used in this prospectus supplement and the prospectus to provide a better understanding to potential investors.

OFFERED NOTES

Class A-1, Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o] and Class [o] Notes.

ADJUSTABLE-RATE NOTES

Class [o] Notes.

FIXED-RATE NOTES

All Senior Notes (other than the Class [o] Notes) and all Class M Notes.

SENIOR NOTES

Class A-1, Class [o], Class [o], Class [o], Class [o] and Class [o] Notes.

CLASS A-1 NOTES

Class [o] and Class [o] Notes.

CLASS M NOTES OR SUBORDINATE NOTES

Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o] and Class [o] Notes.

BOOK-ENTRY NOTES

All Classes of Offered Notes.

OFFERED NOTES

RATINGS

The Offered Notes will not be issued unless they receive ratings at least as high as those set forth below from [o],[o] and [o] (the "Rating Agencies"):

CLASS                  S&P      MOODY'S     FITCH
----------------      -----     -------     -----
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]
[o].............       [o]        [o]        [o]


See "Ratings" in this prospectus supplement.

INTEREST PAYMENTS

On each Payment Date, each Class of Offered Notes will be entitled to interest in an amount equal to:

o        the applicable Note Rate, MULTIPLIED BY

o the applicable class note balance on the day before that Payment Date, MULTIPLIED BY

o the actual number of days in the related interest accrual period in the case of the Adjustable-Rate Notes, or 30 days in the case of the Fixed-Rate Notes, divided by 360 days, PLUS

o any unpaid interest amounts for that class from prior Payment Dates, PLUS

o interest earned during the related interest accrual period on applicable unpaid interest amounts at the applicable Note Rate.

INTEREST ACCRUAL PERIOD

The Interest Accrual Period with respect to the Adjustable-Rate Notes will be the period from the prior Payment Date or, in the case of the first Payment Date, from the Closing Date, to the day before the applicable Payment Date.

The Interest Accrual Period with respect to the Fixed-Rate Notes will be the calendar month prior to the month in which the applicable Payment Date occurs.

INTEREST CALCULATIONS

Actual number of days divided by 360 days for the Adjustable-Rate Notes, and 30/360 days for the Fixed-Rate Notes.

CLASS NOTE BALANCES

The initial class note balances of the Offered Notes set forth on the cover page of this prospectus supplement are subject to a permitted variance of plus or minus 5%.

PRINCIPAL PAYMENTS

The Securities Administrator will pay principal to the classes of Offered Notes in the priority discussed under the caption "Description of the Notes--Payment Priorities" in this prospectus supplement.

The Class [o] Notes are "lock-out" notes. The Class [o] Notes are generally not entitled to receive payments of principal until the Payment Date in [o]. For each Payment Date on or after the Payment Date in [o], the Class [o] Notes will be entitled to receive an increasing percentage of that class's proportionate share of principal payable to the Senior Notes, based on a schedule.

MINIMUM DENOMINATIONS

The Offered Notes are offered in minimum denominations of $25,000 and in integral multiples of $1 in excess thereof; provided that Offered Notes must be purchased in minimum total investments of $100,000 per class.

FORM

All of the Offered Notes will be in book-entry form.

SMMEA ELIGIBILITY

The Offered Notes [o] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

CLASS [o] NOTES

The Class [o] Notes will be issued pursuant to the indenture and will be subordinate to the Offered Notes as set forth in this prospectus supplement. The Depositor is not offering the Class [o] Notes to the public pursuant to this prospectus supplement and the prospectus.

OWNER TRUST CERTIFICATES

The Owner Trust Certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interest in the trust. The Depositor is not offering the Owner Trust Certificates to the public pursuant to this prospectus supplement and the prospectus.

FINAL SCHEDULED PAYMENT DATES

The final scheduled payment date for the offered notes will be the payment date in [________]. The final scheduled payment date for the notes is based upon [_____]. The actual final payment date for each class of offered notes may be earlier or later, and could be substantially earlier, than the applicable final scheduled payment date.

THE MORTGAGE LOANS

STATISTIC CALCULATION MORTGAGE LOANS

Set forth below is selected information about the mortgage loans that have been identified by the Depositor to be sold to the trust on the Closing Date (the "Statistic Calculation Mortgage Loans"). The information in this prospectus supplement with respect to each Statistic Calculation Mortgage Loan is based on information for that Statistic Calculation Mortgage Loan as of its related Cut-Off Date (the "Statistic Calculation Date"). On the Closing Date, additional mortgage loans may be delivered to the trust (the "Additional Mortgage Loans"). Any Additional Mortgage Loans are expected to consist of first or second lien, fixed-rate mortgage loans, and first lien, adjustable-rate mortgage loans, also called ARMs. The Statistic Calculation Mortgage Loans, together with any Additional Mortgage Loans, will constitute the mortgage loans (the "Mortgage Loans"). The aggregate principal balance, average principal balance and weighted average percentages set forth below are subject to a variance of plus or minus 5%.

STATISTIC CALCULATION MORTGAGE POOL

Number of loans
Aggregate Principal Balance
Range of Principal Balances
Average Principal Balance
Range of interest rates
Weighted average interest rate
Range of original CLTV
Weighted average original CLTV
Range of original term to stated
   maturity (months)
Weighted average original term to
   stated maturity (months)
Range of remaining term to stated
   maturity (months)
Weighted average remaining term to
   stated maturity (months)
Range of loan ages (months)
Weighted average loan age
   (months)
Range of credit scores
Weighted average credit score
Subject to prepayment penalties
Fixed-rate
Adjustable-rate
First lien
Second lien
Interest-only

CREDIT ENHANCEMENT

Credit enhancement refers to a mechanism that is intended to protect the holders of specific classes of Notes against losses due to defaults by the borrowers under the Mortgage Loans.

The Offered Notes, other than the Class [o] Notes, have the benefit of three types of credit enhancement:

o the use of excess interest ("Excess Interest") to cover losses and to maintain the required amount of overcollateralization,

o        the use of overcollateralization to cover losses, and

o subordination of payments on the class or classes of Notes with lower relative payment priorities.

The Class [o] Notes, which have the lowest relative payment priority, have the benefit of only the first two forms of credit enhancement listed above.

It is a condition to the issuance of the notes on the Closing Date that the Required Overcollateralization Amount (as defined under "Description of the Notes--Glossary" in this prospectus supplement) be met.

The Class M Notes will provide credit enhancement only to the more senior classes of Class M Notes and the Senior Notes.

TRIGGER EVENTS

The occurrence of a Trigger Event, following the Stepdown Date, may have the effect of accelerating or decelerating the amortization of the Notes and affecting the weighted average lives of such Notes. The Stepdown Date is the earlier to occur of (i) the first payment date on which the aggregate certificate principal balance of the Class A Notes has been reduced to zero and
(2) the later of (x) the payment date occurring in [____] and (y) the first payment date on which the subordination available to the Class A Notes has doubled.

WE REFER YOU TO "DESCRIPTION OF THE NOTES--GLOSSARY OF TERMS" AND "--NOTE RATES" IN THIS PROSPECTUS SUPPLEMENT.

FEES AND EXPENSES

Before payments are made on the notes, the servicer will be paid a monthly fee calculated as an amount equal to one-twelfth of the Servicing Fee Rate for the loan on the unpaid principal balance of the loan at the end of the applicable Due Period.

The Servicing Fee will be payable from amounts on deposit in the Collection Account.

SEE "DESCRIPTION OF THE NOTES--GLOSSARY"

The trustee will be paid [________].

CLASS [o] INTEREST RATE CAP AGREEMENT

Under the class [o] interest rate cap agreement (the "Class [o] Interest Rate Cap Agreement"), the cap provider may be required to make a payment on each interest rate cap agreement payment date, commencing in [o]. The last interest rate cap agreement payment date for the Class [o] Interest Rate Cap Agreement occurs in [o]. Any amounts received under the Class [o] Interest Rate Cap Agreement will be available to pay Basis Risk Shortfall Amounts (as defined under "Description of the Notes--Glossary" in this prospectus supplement) with respect to the Class [o] Notes. See "Description of the Notes--Class [o] Interest Rate Cap Agreement" in this prospectus supplement.

OPTIONAL REDEMPTION BY THE SELLER

The Seller may, at its option, but subject to certain conditions set forth in the indenture, redeem the Notes on any Payment Date when the aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

REPURCHASE OF SUBSTITUTION OF MORTGAGE LOANS FOR BREACHES OF REPRESENTATIONS AND WARRANTIES

The Originator will make certain representations and warranties with respect to each related Mortgage Loan at the time of origination, or as of the Closing Date. Upon discovery of a breach of such representations and warranties that materially and adversely affects the interests of the noteholders, the Originator will be obligated to cure such breach, or otherwise repurchase or replace such Mortgage Loan. The Depositor will give or cause to be given written notice to the noteholders that such substitution has taken place. .

SERVICING FEES

The principal compensation to be paid to the Master Servicer in respect of its servicing activities for the Mortgage Loans will be equal to [ ]% per annum with respect to each Mortgage Loan in the trust (the "Servicing Fee"). The Servicing Fee will be paid prior to distributions to the noteholders from amounts received from the Mortgage Loans.

WE REFER YOU TO "THE SERVICING AGREEMENT- SERVICING AND MASTER SERVICING COMPENSATION; PAYMENT OF EXPENSES AND PREPAYMENT INTEREST SHORTFALLS" IN THIS PROSPECTUS SUPPLEMENT.

FEDERAL INCOME TAX CONSIDERATIONS

For federal income tax purposes the Offered Notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the Owner Trust Certificates. Each noteholder that is unrelated to the owner of the Owner Trust Certificates, by its acceptance of a note, will agree to treat the Offered Notes as debt.

It is anticipated that the trust will be characterized as one or more taxable mortgage pools ("TMPs"). The trust will not, however, be subject to federal income tax as a corporation as long as the Owner Trust Certificates are owned exclusively by a "real estate investment trust" ("REIT"), or by a "qualified REIT subsidiary," ("QRS"). The Seller is a REIT and it will own the Owner Trust Certificates. Moreover, the trust agreement sets forth restrictions on the transferability of the Owner Trust Certificates to ensure that it will only be held by a REIT or a QRS.

ERISA CONSIDERATIONS

The Offered Notes may be purchased by persons investing the assets of employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), subject to certain considerations described in this prospectus supplement.

                                  RISK FACTORS

         AN INVESTMENT IN THE OFFERED NOTES INVOLVES SIGNIFICANT RISKS. BEFORE YOU DECIDE TO INVEST IN THE OFFERED NOTES, WE RECOMMEND THAT YOU CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS. UNLESS OTHERWISE SPECIFIED, ALL REFERENCES TO PERCENTAGES AND DOLLAR AMOUNTS OF MORTGAGE LOANS REFER TO THE STATISTIC CALCULATION MORTGAGE LOANS AS DEFINED IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE MORTGAGE LOANS--GENERAL."

TAXATION OF THE TRUST

         It is anticipated that the trust will be characterized as one or more TMPs for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that the trust will be entirely owned by the Seller, which represents that at the time of filing its federal income tax return for the year ending [o] it will qualify as a REIT. So long as the trust is owned directly or indirectly by a REIT, classification of the trust as a TMP will not cause it to be subject to corporate income tax. Rather, the consequence of the classification of the trust as a TMP is that the shareholders of the Seller will be required to treat a portion of the dividends they receive from the Seller as though they were "excess inclusions" with respect to a residual interest in a "real estate mortgage investment conduit" ("REMIC"), within the meaning of
Section 860D of the Code.

         In the event that the trust is not wholly owned by a REIT or a QRS, it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Any transfer of the Owner Trust Certificates will require such transferee to represent that it is a REIT or a QRS. The REIT rules require compliance with asset, income and ownership tests. The ownership test prohibits five or fewer stockholders from owning more than 50% of the common stock of a REIT. As of [o], approximately [o]% of the common stock of the Seller (including employee stock options as required by the Code calculation) is owned (by virtue of the attribution rules applicable to the ownership of REIT stock) by a single individual. There can be no assurance that the Seller will be able to comply with these tests, or remain compliant. The failure of the trust to be wholly owned by a REIT or QRS will result in an event of default under the indenture with respect to the Offered Notes.

         In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the Offered Notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the trust, with a consequential redemption of the Offered Notes at a time earlier than anticipated.

YOU MAY HAVE DIFFICULTY SELLING YOUR NOTES

         The Offered Notes will not be listed on any securities exchange. As a result, if you wish to sell your notes, you will have to find a purchaser that is willing to purchase your notes. The underwriters intend to make a secondary market for the Offered Notes by offering to buy the Offered Notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the Offered Notes and may stop making offers at any time. In addition, the prices offered by the underwriters, if any, may not reflect the prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future. As a result, you may not be able to sell your notes when you wish to do so or you may not be able to obtain the price you wish to receive.

CERTAIN FEATURES OF THE MORTGAGE LOANS MAY RESULT IN LOSSES OR CASH FLOW SHORTFALLS

         There are a number of features of the Mortgage Loans that create risks of loss, including the following:

         THE BORROWERS HAVE LESS THAN PERFECT CREDIT AND MAY BE MORE LIKELY TO DEFAULT. The Originator's underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the Originator from making a loan but may reduce the size or the loan-to-value ratio ("LTV") of the loan the Originator will make. As a result of these less restrictive standards, the trust may experience higher rates of delinquencies, defaults and losses than if the Mortgage Loans were underwritten in a more traditional manner.

         NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT WHICH MAY CAUSE LOSSES. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the Mortgage Loans will have been originated within three months prior to the sale to the trust. As a result, the trust may experience higher rates of defaults than if the Mortgage Loans had been outstanding for a longer period of time.

         DEFAULTS ON SECOND LIEN MORTGAGE LOANS MAY RESULT IN MORE SEVERE LOSSES. Approximately 2.04% of the Statistic Calculation Mortgage Loans are secured by second liens on the related property. If a borrower on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the second lien, and the trust would suffer a loss.

         ADDITIONAL MORTGAGE LOANS MAY HAVE CHARACTERISTICS THAT DIFFER FROM THOSE OF THE STATISTIC CALCULATION MORTGAGE LOANS WHICH MAY REDUCE YOUR YIELD TO MATURITY. Additional Mortgage Loans may have characteristics that differ from those of the Statistic Calculation Mortgage Loans which may reduce your yield to maturity. Following the transfer of any Additional Mortgage Loans to the trust, the characteristics of the Mortgage Loans may differ from the information presented in this prospectus supplement. The characteristics that may differ include, among others, the composition of the Mortgage Loans and of the borrowers under the Mortgage Loans, the credit quality of the Mortgage Loans, the distribution by interest rate, the distribution by Principal Balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. We recommend that you consider potential variances when making your investment decision concerning the Offered Notes.

         THE CONCENTRATION OF MORTGAGE LOANS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the trust with respect to the Mortgage Loans. Approximately [o]% of the Statistic Calculation Mortgage Loans are secured by properties in [o], respectively. No other state constituted more than 5% of the Statistic Calculation Date Principal Balances of the Statistic Calculation Mortgage Loans. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of Mortgage Loans in these states, those types of problems may have a greater effect on the Offered Notes than if borrowers and properties were more spread out in different geographic areas.

         [According to ss.229.1111(b)(14) if 10% or more of the pool assets are or will be located in any one state or other geographic region, describe any economic or other factors, specific to such state or region that may materially impact the pool assets or pool asset cash flows.]

         INTEREST-ONLY MORTGAGE LOANS MAY INCREASE RISK OF LOSS. Approximately [o]% of the Statistic Calculation Mortgage Loans require the borrowers to make monthly payments only of accrued interest for the first 60 months following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date, which is generally 300 months following the end of the interest-only period. The borrower's monthly payments will generally increase as a result of such recalculation, although the size of any such increase will be affected by any principal prepayments made by the borrower during the interest-only period. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made on such mortgage loans for an extended period following origination (and to the extent that principal prepayments are not made during the interest-only period), if the borrower defaults, the unpaid Principal Balance of the related mortgage loan will be greater than otherwise would be the case, increasing the risk of loss and loss severity in that situation.

         STEPPED FIXED RATE LOANS MAY INCREASE RISK OF LOSS. Approximately 31.85% of the Statistic Calculation Mortgage Loans require the borrowers to make monthly payments based on a forty year amortization during the first ten years of such Mortgage Loan's term. At the end of such period, the borrower's monthly payment will be recalculated at the same interest rate so that the Mortgage Loan will amortize fully prior to its final payment date, which is generally 240 months following the end of the initial ten-year period (such Mortgage Loans, the "Stepped Fixed Rate Loans"). The borrower's monthly payments will generally increase as a result of such recalculation, although the size of any such increase will be affected by any principal prepayments made by the borrower during the initial ten year period. If the borrower's monthly payment increases, the borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because reduced principal payments may be made on such mortgage loans for an extended period following origination (and to the extent that such reduced principal payments are not offset by principal prepayments), if the borrower defaults, the unpaid Principal Balance of the related mortgage loan will be greater than otherwise would be the case, increasing the risk of loss and loss severity in that situation.

MORTGAGE LOANS ORIGINATED WITH A SIMULTANEOUS SECOND LIEN RISK MAY PRESENT A GREATER RISK OF LOSS RELATING TO SUCH MORTGAGE LOANS

         With respect to approximately [o]% of the Statistic Calculation Mortgage Loans, at the time of origination of the first lien mortgage loan, the Originator also originated a second lien mortgage loan that will not be included in the trust. With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the Originator or from any other lender.

MOST OF THE MORTGAGE LOANS ARE NEWLY ORIGINATED AND HAVE LITTLE, IF ANY, PAYMENT HISTORY

         [Provide delinquency and loss information for the asset pool, including statistical information regarding delinquencies and losses pursuant to ss.229.1111(c).]

RISKS ASSOCIATED WITH MORTGAGE LOANS SECURED BY MANUFACTURED HOMES

         Approximately [o]% of the Statistic Calculation Mortgage Loans are secured by a lien on real estate to which a manufactured home has been permanently attached. Under the laws of most states, a manufactured home that has been permanently attached to its site becomes subject to real estate title and recording laws. The Originator has recorded or caused to be recorded a real estate mortgage or deed of trust where the related manufactured home is located in order to perfect a security interest in each manufactured home securing a mortgage loan to be conveyed to the trust. If, however, the manufactured home is deemed not permanently attached to the real estate, under the laws of most states, it will be considered personal property and perfection of a security interest in such manufactured home is effected, depending on applicable state law, either by noting the security interest on the certificate of title for the manufactured home or by filing a financing statement under the Uniform Commercial Code of the state where the manufactured home is located. Consequently, if a determination is made that the manufactured home is considered personal property, other parties could obtain an interest in the manufactured home which is prior to the security interest retained by the trust.

HURRICANES MAY POSE SPECIAL RISKS

         Hurricanes Katrina, Rita and Wilma caused catastrophic damage to areas in the Gulf Coast region of the United States and Southern Florida. The Originator will represent and warrant as of the Closing Date that each mortgaged property is free of material damage and in good repair (including Mortgage Loans that are secured by properties in the states of Texas, Louisiana, Mississippi, Alabama and Florida that are located in a FEMA Individual Assistance designated area as a result of Hurricanes Katrina, Rita or Wilma). In the event of a breach of that representation and warranty that materially and adversely affects the value of such Mortgage Loan, the Originator will be obligated to repurchase or substitute for the related Mortgage Loan. Any such repurchase would have the effect of increasing the rate of principal payments on the Notes. Any damage to a mortgaged property that secures a Mortgage Loan in the trust fund occurring after the Closing Date as a result of any other casualty event occurring after the Closing Date (including, but not limited to, other hurricanes) will not cause a breach of this representation and warranty.

         The full economic impact of Hurricanes Katrina, Rita and Wilma is uncertain but may affect the ability of borrowers to make payments on their Mortgage Loans. We have no way to determine the particular nature of such economic effects, how long any of these effects may last, or how these effects may impact the performance of the Mortgage Loans. Any impact of these events on the performance of the Mortgage Loans may increase the amount of losses borne by the holders of the Notes or impact the weighted average lives of the Notes.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS AND DEFAULTS

         The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

         THE RATE OF RETURN OF PRINCIPAL IS UNCERTAIN. The amount of payments of principal on the Offered Notes and the time when those payments are received depend on the amount and the times at which borrowers make principal payments on the Mortgage Loans. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the Mortgage Loans. The rate of prepayment may be affected by the credit standings of the borrowers. If a borrower's credit standing improves, that borrower may be able to refinance his existing loan on more favorable terms. If a borrower's credit standing declines, the borrower may not be able to refinance or make a payment.

         Approximately [o]% of the Statistic Calculation Mortgage Loans have fixed interest rates for two or three years after origination and then become adjustable rate after the fixed rate period. The adjustable rate for these Mortgage Loans is based on the sum of six-month LIBOR, subject to rounding, and a specified margin as set forth in the related mortgage note, subject to the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. Those Mortgage Loans may have a higher level of prepayments as they approach their initial adjustment dates because the borrowers may want to avoid periodic changes to their monthly payments.

         YOU MAY BE UNABLE TO REINVEST PAYMENTS IN COMPARABLE INVESTMENTS. Asset-backed securities, like the Offered Notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans. If borrowers refinance their Mortgage Loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the Offered Notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the Offered Notes. You will bear the risk that the timing and amount of payments on your Offered Notes will prevent you from attaining your desired yield.

         LIMITATIONS ON NOTE RATES OF THE OFFERED NOTES WILL AFFECT YOUR YIELD TO MATURITY. The rate at which interest accrues on each class of Offered Notes is subject to an Available Funds Rate. The Note Rate on any Payment Date for any class of Offered Notes is equal to (a) with respect to the Adjustable-Rate Notes, the lesser of (i) the sum of one-month LIBOR plus the applicable note margin, (ii) an applicable fixed rate of interest for such class of Notes (as set forth under "Description of the Notes--Note Rates") and (iii) the Available Funds Rate (as defined under "Description of the Notes--Glossary") or (b) with respect to the Fixed-Rate Notes, the least of (i) an applicable fixed rate of interest for such class of Notes (as set forth under "Description of the Notes--Note Rates") and (ii) the Available Funds Rate (as defined under "Description of the Notes--Glossary"). If Mortgage Loans with relatively higher loan rates prepay, the Available Funds Rate on the Notes may be lower than otherwise would be the case. In this event, it is possible that the holders of the Offered Notes would not receive payments of interest at their respective stated Note Rates. Your investment in the Adjustable-Rate Notes also involves the risk that the level of one-month LIBOR may change (a) while the interest rates on the adjustable-rate Mortgage Loans will not adjust for a specified period of time after origination or (b) in a direction or at a rate that is different from the level of the index used to determine the interest rates on the adjustable-rate Mortgage Loans. Your investment in the Adjustable-Rate Notes also involves the risk that the level of one-month LIBOR may change while the interest rates on the fixed-rate Mortgage Loans do not adjust. Although you may be entitled to receive any Basis Risk Shortfall Amount, there is no assurance that sufficient funds would be available on the related or on future Payment Dates. The ratings on the notes do not address the likelihood of your receipt of any Basis Risk Shortfall Amount.

VALUATION OF MORTGAGE PROPERTIES MAY BE DIFFICULT IF THE RELATED MORTGAGE LOANS WERE ORIGINATED BY USING AN INSURED AUTOMATED VALUATION MODEL

         Approximately [o]% of the Statistic Calculation Mortgage Loans were originated using an insured automated valuation model, referred to as an insured AVM. An AVM may be considered a less comprehensive measure to value a property than a full appraisal with an interior inspection performed by a licensed appraiser. In the event that a borrower defaults upon a Mortgage Loan for which an insured AVM was obtained, and the mortgaged property is liquidated at a loss, if the values received from the AVM were higher than the actual property values, the AVM insurer may have to reimburse us for the lesser of the loss or difference in values. Recovery, however, is dependent on establishing the actual value of the applicable mortgaged property at the time the related Mortgage Loan was originated. Because a substantial amount of time may have passed between the date of origination of the applicable Mortgage Loan and the liquidation of the mortgaged property, it may be difficult to establish the actual value of the related mortgaged property retrospectively. In addition, there can be no assurance that the trust will recover claims from the related AVM insurer in the event of a loss.

THE SUBORDINATE NOTES WILL ABSORB CASH SHORTFALLS BEFORE THE SENIOR NOTES

         The Subordinate Notes will not receive any payments of interest until the Senior Notes receive their interest payments and will not receive any payments of principal until the Senior Notes receive their principal payments. In addition, the Subordinate Notes will not receive any payments of principal until the earlier to occur of: (a) the Payment Date on which the aggregate Class Note Balance of the Senior Notes has been reduced to zero and (b) the later to occur of: (1) the Payment Date in [o] and (2) the date on which certain tests have been met as set forth under the definition of Stepdown Date under "Description of the Notes--Glossary." If Available Funds are insufficient to make all of the required payments on the Offered Notes, one or more classes of Subordinate Notes may not receive all or a portion of their payments. In addition, losses due to defaults by borrowers, to the extent not covered by the amount of Excess Interest and overcollateralization at that time, will be allocated to the Subordinate Notes in the reverse order of payment priority. Any allocation of a loss to a class of Subordinate Notes will reduce the amount of interest and principal they will receive. Any such losses will be reimbursed only to the extent of future amounts of Excess Interest available for payments as described in this prospectus supplement under "Description of the Notes--Payment Priorities" or to the extent the Class Note Balance of a class of Subordinate Notes is increased by a subsequent recovery as described in this prospectus supplement under "Description of the Notes--Allocation of Realized Losses." Payments to the Subordinate Notes are made in the following order: first, to the Class [o] Notes, second, to the Class [o] Notes, third, to the Class [o] Notes, fourth, to the Class [o] Notes, fifth, to the Class [o] Notes, sixth, to the Class [o] Notes, seventh, to the Class [o] Notes, eighth, to the Class [o] Notes, ninth, to the Class [o] Notes and tenth, to the Class [o] Notes, and losses are allocated to the Class M Notes in the reverse order, commencing with the Class [o] Notes. The Class [o] Notes receive payments before, and are allocated losses after, the other classes of Subordinate Notes. Conversely, the Class [o] Notes receive payments after, and are allocated losses before, the other classes of Subordinate Notes. As a result, the Class [o] Notes will be affected to the largest degree by any losses on the Mortgage Loans.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY NOT BE ENOUGH TO MAINTAIN OVERCOLLATERALIZATION

         The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Notes and to pay certain fees and expenses of the trust. Any remaining interest generated by the Mortgage Loans will then be used to cover losses that occur on the Mortgage Loans. After these financial obligations of the trust are met, the available Excess Interest generated by the Mortgage Loans will be used to maintain or restore overcollateralization. While it is a condition to the issuance of the notes on the Closing Date that the initial required level of overcollateralization be met, we cannot assure you that enough Excess Interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of interest that the Mortgage Loans will generate:

         o Every time a Mortgage Loan is prepaid in full or in part, liquidated or written-off, Excess Interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of prepayments in part, will be generating less interest;

         o If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, Excess Interest will be reduced by the amount needed to compensate for any shortfalls in cash available to make the required payments on the Offered Notes; and

         o If prepayments, defaults and liquidations occur more rapidly on the Mortgage Loans with relatively higher interest rates than on the Mortgage Loans with relatively lower interest rates, the amount of Excess Interest generated by the Mortgage Loans will be less than would otherwise be the case.

IMPACT OF WORLD EVENTS

         The economic impact of the United States' military operations in Iraq, as well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the Mortgage Loans. The holders of the notes would bear any adverse impact resulting from these events. United States military operations also may increase the likelihood of shortfalls under the Servicemembers Civil Relief Act ("SCRA") or similar state laws. Interest shortfalls resulting from the application of the SCRA or similar state laws will be absorbed by Excess Interest, if available.

ENVIRONMENTAL CONDITIONS AFFECTING THE MORTGAGED PROPERTIES MAY RESULT IN LOSSES

         Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES

         Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

         The Mortgage Loans are also subject to federal laws, including:

                  (1) the federal Truth in Lending Act ("TILA") and Regulation Z promulgated under TILA, which require particular disclosures to the borrowers regarding the terms of the Mortgage Loans;

                  (2) the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                  (3) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

                  (4) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         The Originator will represent that none of the Mortgage Loans will be subject to the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), and that no proceeds of any Mortgage Loan were used to finance single-premium credit life insurance policies. The Originator will be required to substitute for or repurchase any Mortgage Loan that breaches such representation and warranty in the circumstances described under "Assignment of Mortgage Loans" in this prospectus supplement.

         In addition to HOEPA, several legislative proposals have been introduced at federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that may have interest rates or origination costs above certain levels, and require that borrowers be given certain disclosures prior to entering into a mortgage loan. In some cases, state and local laws may impose requirements and restrictions greater than those in HOEPA. The Originator's failure to comply with these laws could subject the trust, and other assignees of the Mortgage Loans, to monetary penalties and could result in a borrower rescinding a Mortgage Loan against either the trust or a subsequent holder of the Mortgage Loans. Lawsuits have been brought in various states making claims against violations of these state and local laws. Named defendants in these cases include participants in the secondary mortgage market, including some securitization trusts.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust, as owner of the Mortgage Loans, to damages and administrative enforcement.

IF PAYMENTS ON THE MORTGAGE LOANS ARE INSUFFICIENT, YOU MAY INCUR A LOSS

         All payments on the Offered Notes will be made from payments by borrowers under the Mortgage Loans. Except for amounts that may be payable from any proceeds of the Class [o] Interest Rate Cap Agreement available to pay Basis Risk Shortfall Amounts to the Class [o] Notes, the trust has no other assets to make payments on the Offered Notes. If payments on the Mortgage Loans are insufficient, you may suffer a loss on your notes. The Securities Administrator, on behalf of the trust, is the only person obligated to make payments on the Offered Notes and only to the extent of Available Funds. The Offered Notes are not insured or guaranteed by any governmental agency.

INSOLVENCY OF THE ORIGINATOR, THE SELLER OR THE DEPOSITOR MAY CAUSE LOSSES

         The Seller and the Depositor each intend that the transfer of the Mortgage Loans to the Depositor and from the Depositor to the trust will constitute a sale, and the Seller, the Depositor and the Indenture Trustee, on behalf of the trust, will agree to treat each transfer as a sale. In the event of the insolvency of the Seller or the Depositor, the trustee in bankruptcy of the Seller or Depositor, or the Seller or Depositor, as debtor-in-possession, may attempt to recharacterize the sale as a loan secured by a pledge of the Mortgage Loans. If such an attempt were to be successful, payments to holders of the Offered Notes could be reduced. Any reduction could adversely affect the yield on the Offered Notes. Even if such an attempt were to be unsuccessful, holders of the Offered Notes could experience delays in payments, which would adversely affect the yield on the Offered Notes.

         In addition, the insolvency of the Originator also would adversely affect the Originator's ability to repurchase Mortgage Loans due to defective documentation or for breaches of representations.

WITHDRAWAL OR DOWNGRADING OF INITIAL RATINGS WILL REDUCE THE MARKET VALUES OF THE NOTES

         A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. We recommend that you analyze the significance of each rating independently from any other rating. Any Rating Agency may change its rating of the Offered Notes after those Offered Notes are issued if that Rating Agency believes that circumstances have changed. Any subsequent withdrawal or downgrade in rating by any Rating Agency will likely reduce the price that a subsequent purchaser may be willing to pay for your notes.

LEGAL ACTIONS ARE PENDING AGAINST THE ORIGINATOR

         Because the nature of the Originator's business involves the validity of liens and compliance with state and federal lending laws, the Originator is subject to numerous claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, and an adverse judgment in a claim or action may have a significant adverse financial effect on the Originator, the Originator believes that the aggregate amount of liabilities will not result in monetary damages which in the aggregate would have a material adverse effect on the financial condition or results of the Originator.

         Several class-action lawsuits have been filed against a number of consumer finance companies alleging violations of various federal and state consumer protection laws. The Originator has been named in several lawsuits styled as class actions. See "Delta Funding Corporation--Litigation" in this prospectus supplement for a description of these lawsuits.

RECENT DEVELOPMENTS AFFECTING THE SERVICER

         [Information to be provided by the Servicer in accordance with Regulation AB]

THE OFFERED NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

         The Offered Notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The Offered Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

         A portion of the Mortgage Loans in the Mortgage Pool had a Loan-to-Value Ratio (or a Combined Loan-to- Value Ratio) (each as defined in the Indenture) at origination in excess of 80% and no such Mortgage Loan is covered by primary mortgage insurance. No Mortgage Loan had a loan-to-value ratio or combined loan-to-value ratio exceeding 100% at origination. Mortgage Loans with higher Loan-to-Value Ratios (or Combined Loan-to- Value Ratios) may present a greater risk of loss. In addition, there can be no assurance that the Loan-to-Value Ratio (or Combined Loan-to-Value Ratio) of any Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio (or Combined Loan-to-Value Ratio). An overall decline in the residential real estate market, a rise in interest rates over a period of time or the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the value determined by an appraisal or an insured AVM at the time the Mortgage Loan was originated. If there is a reduction in value of the mortgaged property, the likelihood of a default and the amount of a loss may increase.

         [Insert risk regarding the rights of redeption in certain states, if material].

FICO SCORES

         A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the underwriter's judgment. Although FICO Scores are used as a predictive measure of a loan's quality, it is not determinative and is based solely on the information available from the credit repositories. As a result, FICO Scores should not be viewed as determinative of performance and should be viewed as one factor in assessing the quality of the loans.

                     DELTA FUNDING CORPORATION - LITIGATION

         Because the nature of the Originator's business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, the Originator is subject, in the normal course of business, to numerous claims and legal proceedings, including class actions. The current status of the pending class actions and other material litigation is summarized below:

         In or about November 1998, the Originator received notice that it had been named in a lawsuit filed in the United States District Court for the Eastern District of New York. In December 1998, the plaintiffs filed an amended complaint alleging that the Originator had violated the HOEPA, TILA, and Section 349 of the New York State General Business Law, which relates to consumer protection for deceptive practices. The complaint sought (a) certification of a class of plaintiffs, (b) declaratory judgment permitting rescission, (c) unspecified actual, statutory, treble and punitive damages, including attorneys' fees, (d) injunctive relief and (e) declaratory judgment declaring the loan transactions as void and unconscionable. On December 7, 1998, plaintiff filed a motion seeking a temporary restraining order and preliminary injunction, enjoining the Originator from conducting foreclosure sales on 11 properties. The district court judge ruled that in order to consider the motion, plaintiff must move to intervene on behalf of these 11 borrowers. Thereafter, plaintiff moved to intervene on behalf of three of these 11 borrowers and sought injunctive relief on their behalf. The Originator opposed the motions. On December 14, 1998, the district court judge granted the motion to intervene and on December 23, 1998, the district court judge issued a preliminary injunction that enjoined the Originator from proceeding with the foreclosure sales of the three intervenors' properties. The Originator filed a motion for reconsideration of the December 23, 1998 order. In January 1999, the Originator filed an answer to plaintiffs' first amended complaint. In July 1999, the plaintiffs were granted leave, on consent, to file a second amended complaint. In August 1999, the plaintiffs filed a second amended complaint that, among other things, added additional parties but contained the same causes of action alleged in the first amended complaint. In September 1999, the Originator filed a motion to dismiss the complaint, which was opposed by plaintiffs and, in June 2000, was denied in part and granted in part by the court. In or about October 1999, plaintiffs filed a motion seeking an order preventing the Originator, its attorneys and/or the New York State Banking Department ("NYSBD") from issuing notices to a number of the Originator's borrowers, in accordance with the settlement agreement entered into by and between the NYSBD and the Originator. In the fourth quarter of 1999, the NYSBD and the Originator submitted opposition to the plaintiffs' motion. In March 2000, the court issued an order that permitted the Originator to issue an approved form of the notice. In September 1999, the plaintiffs filed a motion for class certification, which the Originator opposed in February 2000, and which was ultimately withdrawn without prejudice by the plaintiffs in January 2001. In February 2002, the Originator executed a settlement agreement with the plaintiffs, under which the Originator denied all wrongdoing, but agreed to resolve the litigation on a class-wide basis. The court preliminarily approved the settlement and a fairness hearing was held in May 2002. The Originator submitted supplemental briefing at the court's behest in March/April 2004. In August 2004, the court conditionally approved the settlement, subject to the Originator submitting supplemental documentation regarding a change in the settlement agreement and proposed supplemental notices to be sent to those borrowers who either opted out or objected. The Originator, plaintiffs and certain objectors submitted their respective supplemental submissions in August 2004 and the court granted its final approval to the settlement in January 2005. In February 2005, certain objectors filed a notice of appeal. The objectors filed their appellate brief in July 2005. The Originator filed its appellate papers in opposition in September 2005, and the objectors filed their reply papers in September 2005. The Originator believes the appellate court will uphold the settlement, but if it does not, the Originator believes it has meritorious defenses and intends to vigorously defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

         In or about March 1999, the Originator received notice that the Originator and certain directors and officers had been named in a lawsuit filed in the Supreme Court of the State of New York, New York County, alleging that the Originator had improperly charged certain borrowers processing fees. The complaint sought: (a) certification of a class of plaintiffs, (b) an accounting and (c) unspecified compensatory and punitive damages, including attorneys' fees, based upon alleged (i) unjust enrichment, (ii) fraud and (iii) deceptive trade practices. In April 1999, the Originator filed an answer to the complaint. In September 1999, the Originator filed a motion to dismiss the complaint, which was opposed by the plaintiffs, and in February 2000, the court denied the motion to dismiss. In April 1999, the Originator filed a motion to change venue and the plaintiffs opposed the motion. In July 1999, the court denied the motion. The Originator appealed, and in March 2000, the Appellate Court granted the Originator's appeal to change venue from New York County to Nassau County. In August 1999, the plaintiffs filed a motion for class certification, which the Originator opposed in July 2000. In or about September 2000, the Appellate Court granted the plaintiffs' motion for class certification, from which the Originator appealed. The Appellate Court denied the Originator's appeal in December 2001. In or about June 2001, the Originator filed a motion for summary judgment to dismiss the complaint, which was denied by the court in October 2001. The Originator appealed that decision, but the Appellate Court denied the Originator's appeal in November 2002. The Originator filed a motion to reargue in December 2002, which was denied by the Appellate Court in January 2003. Discovery is continuing in the lower Court. The Originator believes that it has meritorious defenses and intends to vigorously defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

         In or about December 2003, the Originator received a notice that the Originator had been named in two lawsuits filed by the same plaintiff in the Circuit Court, Third Judicial Circuit in Madison County, Illinois. One alleged that the Originator had improperly charged certain borrowers fax fees, and one alleged that the Originator improperly retained extra per diem interest when loans were satisfied. The complaints seek: (a) certification of a class of plaintiffs; (b) direction to return fax fees charged to borrowers; (c) unspecified compensatory and statutory damages, including prejudgment and post judgment interest and attorneys' fees, based upon alleged: (1) breach of contract, (2) statutory fraud and (3) unjust enrichment. In February 2004, the Originator filed a motion to dismiss the case pertaining to fax fees claims. The plaintiff was granted leave to file a motion to amend his complaint in the fax fee case, which rendered the Originator's February 2004 motion to dismiss moot. The plaintiff filed an amended complaint in July 2004 and the Originator filed a new motion to dismiss in August 2004, which the court denied in January 2005. In June 2005, the Originator filed its opposition papers to the plaintiff's motion for class certification. In March 2004, the Originator filed a motion to dismiss the case pertaining to per diem interest claims, which the court denied in September 2004. The Originator has since filed an answer in that case and plaintiffs filed a motion to dismiss the Originator's affirmative defenses, which the court granted, permitting the Originator leave to replead the defenses with more particularity, which the Originator has done. Discovery has commenced in both cases. In June 2005, the Originator filed opposition papers to the plaintiff's motion for class certification in the case pertaining to fax fees claims. The Originator believes that it has meritorious defenses and intends to vigorously defend these suits, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

OTHER INFORMATION

         In July 2003, the Originator's parent, Delta Financial Corporation ("Delta Financial") commenced a lawsuit in the Supreme Court of the State of New York, Nassau County, against Delta Funding Residual Exchange Company LLC (the "LLC"), Delta Funding Residual Management, Inc. ("DFRM"), and James E. Morrison, President of the LLC and DFRM, alleging that (1) the LLC breached its contractual duties by failing to pay approximately $142,000 due to Delta Financial in June 2003, and (2) that Mr. Morrison and DFRM knowingly and intentionally caused the default, thereby breaching their respective fiduciary duties to the LLC. The complaint seeks: (a) payment of amounts past due under Delta Financial's agreement with the LLC, plus interest; (b) specific performance of the LLC's obligations to Delta Financial in the future; and (c) monetary damages for breach of fiduciary duty, in an amount to be determined by the court. In September 2003, Mr. Morrison, the LLC and DFRM filed a motion to dismiss Delta Financial's complaint and the LLC and DFRM filed a countersuit in the Supreme Court of the State of New York, New York County, against Delta Financial and several of its directors and officers seeking, among other things, damages of not less than $110 million. The countersuit alleges misrepresentation, negligence and/or fraud by defendants in that case relating to Delta Financial's August 2001 exchange offer. In October 2003, Delta Financial filed its opposition to the motion to dismiss and cross-moved to consolidate the two actions in Nassau County. In November 2003, Delta Financial answered the New York County action. In February 2004, the Nassau County Court denied Mr. Morrison's motion to dismiss Delta Financial's causes of action seeking (a) payment of amounts due under its agreements with the LLC and (b) monetary damages for breach of fiduciary duty, and granted Mr. Morrison's motion to dismiss Delta Financial's cause of action seeking specific performance to preclude future defaults by Morrison and the LLC. The court also granted Delta Financial's motion to consolidate the cases in Nassau County. In April 2004, Delta Financial filed a motion to dismiss Mr. Morrison's countersuit, which the court denied in September 2004. Discovery has commenced. In or about October 2004, the LLC commenced an action against KPMG LLP based upon similar allegations as asserted in this action. In September 2005, it was agreed that the action against KPMG LLP would be joined with this action. In the countersuit, the LLC was granted permission to serve an amended complaint which it did in November 2005. The amended complaint includes two additional causes of action alleging breach of fiduciary owed to the LLC, one against the Originator and the other against several of its officers and directors. Delta Financial believes it has meritorious claims in its lawsuit and meritorious defenses in the countersuit. Delta Financial intends to vigorously prosecute its claims and vigorously defend itself against the countersuit. Delta Financial cannot estimate with any certainty its ultimate legal or financial recovery and/or liability, if any, with respect to the alleged claims in the countersuit.

         In or about November 2004, the Originator received notice that its affiliate Fidelity Mortgage Inc. ("Fidelity") and Delta Financial had been named in a lawsuit styled as a collective action filed in the United States District Court of the Western District of Pennsylvania, alleging that Fidelity did not pay its loan officers overtime compensation and/or minimum wage in violation of the Federal Fair Labor Standards Act. The complaint seeks: (1) an amount equal to the unpaid wages at the applicable overtime rate; (2) an amount equal to the minimum wages at the applicable minimum wage; (3) an equal amount as liquidated damages; (4) costs and attorneys fees; (5) leave to add additional plaintiffs and (6) leave to amend to add claims under applicable state laws. An answer has been filed and discovery has commenced. In April 2005, the plaintiff filed his motion for conditional class certification, and in May 2005, Fidelity filed it opposition to that motion and in June 2005, the Court held oral argument on that motion. In June 2005, the Magistrate Judge issued a Report and Recommendation, recommending that the Plaintiff's motion for conditional class certification be granted, and that the Plaintiff's motion to authorize judicial notice be granted (subject to revision and final approval by the Court). In July 2005, Fidelity filed with the District Court its objections to the Magistrate Judge's Report and Recommendation and the District Court adopted the report and recommendations of the Magistrate. Any potential class members who desired to join the collective action were provided an opportunity to do so during an "opt-in" period that ended in October 2005. To date, the Originator has received notice that approximately 200 individuals, virtually all of whom are former employees, have opted into the collective action. Discovery is continuing. Fidelity believes that it has meritorious defenses and intends to vigorously defend this suit, but cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

                                 USE OF PROCEEDS

         The seller will transfer the mortgage loans to the depositor, the depositor will convey the mortgage loans to the trust and the trust will pledge the mortgage loans to the indenture trustee, in exchange for and concurrently with the delivery of the notes. The net proceeds, after deduction of expenses, equal to approximately $[_____], from the sale of the offered notes, together with the Owner Trust Certificates, will represent the purchase price to be paid by the depositor to the seller for the mortgage loans. The seller will have acquired the Mortgage Loans prior to the sale of the Mortgage Loans to the depositor.

         [According to ss.229.1107(j) if expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses. If such expenses are to be paid to the sponsor, servicer contemplated by ss.229.1108(a)(2), depositor, issuing entity, originators contemplated by ss.229.1110, underwriter or any affiliate of the foregoing, separately identify the type and amount of expenses paid to each such party.]

              Legal Action Pending Against [The Depositor/ Trustee]

   [To the extent material, insert any legal proceedings pending against the depositor or trustee]

          AFFILIATIONS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Renaissance Mortgage Acceptance Corp. (the "Depositor"), is a [_______] corporation and is a direct wholly-owned subsidiary of [____________]. [According to ss.229.1119(b) provide information as to whether there is any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arms' length transaction with an unrelated third party. See ss.229.1119(b) for requirements.]

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The Mortgage Loans will include:

                  (a) the Statistic Calculation Mortgage Loans identified by the Depositor to be sold to the trust on the Closing Date and described in this prospectus supplement, and

                  (b) the Additional Mortgage Loans that may be delivered to the trust on or prior to the Closing Date.

         Unless stated otherwise, the information in this prospectus supplement with respect to each Statistic Calculation Mortgage Loan is approximate and is based on the Principal Balance of each Statistic Calculation Mortgage Loan as of its related Cut-Off Date, the Statistic Calculation Date.

         Payments under all of the Mortgage Loans are calculated on the "actuarial basis." The Mortgage Loans are primarily secured by first or second liens on one- to four-family and five- to eight-family residential properties and multi-use properties, called the mortgaged properties. No Mortgage Loan was delinquent as of the Cut-Off Date. No Mortgage Loan is considered delinquent for these purposes until it is one month past due on a contractual basis.

         The adjustable-rate mortgage loans (the "ARMs" or "Adjustable-Rate Mortgage Loans"), which comprise approximately [o]% of the Statistic Calculation Mortgage Loans, will bear interest at an adjustable rate. The fixed-rate mortgage loans (the "Fixed-Rate Mortgage Loans"), which comprise approximately [o]% of the Statistic Calculation Mortgage Loans, will bear interest at a fixed rate. The Fixed-Rate Mortgage Loans are secured by first or second liens on the related mortgaged properties. The ARMs are secured by first liens on the related mortgaged properties.

         The interest rate, also referred to as the loan rate, borne by each ARM is subject to initial adjustment on the date set forth in the related promissory note, each called a mortgage note, and at regular intervals thereafter, each such date referred to as an adjustment date, to equal the sum of (a) the applicable loan index and (b) the number of basis points set forth in that mortgage note (the "Gross Margin"), subject to rounding and to the effects of the applicable periodic cap, the applicable lifetime cap and the applicable lifetime floor. The periodic cap limits adjustments in the loan rate for each ARM on each adjustment date. The lifetime cap is the maximum loan rate that may be borne by an ARM at any point. The lifetime floor is the minimum loan rate that may be borne by an ARM at any point. None of the Mortgage Loans provide for negative amortization.

         For all of the Statistic Calculation Mortgage Loans that are ARMs, the loan index is the LIBOR rate for six-month U.S. dollar deposits, and the adjustment dates occur every six months after the initial adjustment date. The reference for each applicable loan index and the date prior to an adjustment date as of which the loan index is determined is set forth in the related mortgage note. All of the Statistic Calculation Mortgage Loans that are ARMs have initial adjustment dates that are either 24 months after origination, referred to as 2/28 loans, or 36 months after origination, referred to as 3/27 loans. The periodic cap for the initial adjustment date for the ARMs is approximately [o]%, and the periodic cap for the ARMs, subsequent to the initial adjustment date, is approximately [o]%.

         As of the Statistic Calculation Date, substantially all of the Statistic Calculation Mortgage Loans that are ARMs were accruing interest at loan rates that are below the sum of the related Gross Margin and the loan index that would otherwise have been applicable. On the initial adjustment date for each ARM, the related loan rate will adjust to the sum of the applicable loan index and the related Gross Margin subject to the application of the related periodic cap, lifetime cap and lifetime floor.

         Approximately [o]% of the Statistic Calculation Mortgage Loans have repair escrows that are being held by the Servicer. The appraisals for these Mortgage Loans were based on the conditions of the mortgaged properties without the repairs, that is, the appraisals were not "subject to" appraisals. The repairs are typically completed within 30 to 60 days after the Mortgage Loan closes. The related Mortgage Loan documents give the Servicer the right to apply the escrowed amounts to prepayment of the Mortgage Loan if the repairs are not completed.

         Approximately [o]% of the Statistic Calculation Mortgage Loans provide for payment by the borrower of a prepayment charge on specific prepayments as provided in the related mortgage note. Prepayment charges collected on the Mortgage Loans will be payable to the holders of the Class [o] Notes and will not be available for payment on any class of Offered Notes.

         Approximately [o]% of the Statistic Calculation Mortgage Loans provide that if the borrower makes the first [o] payments on or before their due dates, the interest rate on the borrower's Mortgage Loan will be reduced by [o] basis points ([o]%) commencing with the [o] payment. If a borrower qualifies for the first rate reduction, that borrower can qualify for a second reduction of [o] basis points ([o]%) commencing with the [o]h payment by making each of the [o] through [o] payments on or before their due dates.

         The mortgage loans were selected by the Seller and the Depositor using criteria established by the Seller, the Depositor, the Underwriters and the Rating Agencies.

         None of the mortgage loans are buydown mortgage loans. A buydown mortgage loan consists of monthly payments made by the mortgagor during the buy-down period that will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from: (i) funds contributed by the seller of the mortgaged property or another source and placed in the buy-down account; (ii) if the funds are contributed on a present value basis, investment earnings on the funds; or (iii) additional funds to be contributed over time by the mortgagor's employer or another source.

         The Mortgage Loans will consist of mortgages to sub-prime borrowers. A sub-prime loan is a first-lien mortgage loan to a sub-prime borrower. A sub-prime borrower generally has been delinquent on payments at least once during the preceding year or has a FICO score below 620. In general, a prime mortgage loan borrower has made all mortgage payments on time during the preceding year and has a FICO score above 620. None of the Mortgage Loans are prime mortgage loans. Sub-prime loans are riskier than prime loans, as described in "Risk Factors" In "Underwriting" in this prospectus supplement, the underwriting standards that the Originator used in acquiring the Mortgage Loans are described.

CREDIT SCORES

         "Credit scores" are obtained by many lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 400 to approximately 800, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the LTV or combined loan-to-value ratio ("CLTV"), the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

STATISTICAL INFORMATION

         Set forth below is approximate statistical information as of the Statistic Calculation Date (except as otherwise noted) regarding the Statistic Calculation Mortgage Loans. Prior to or on the Closing Date, Additional Mortgage Loans may be delivered to the trust. In addition, prior to the Closing Date, Statistic Calculation Mortgage Loans may be removed and other Mortgage Loans may be substituted for the removed loans. The Depositor believes that the information set forth in this prospectus supplement with respect to the Statistic Calculation Mortgage Loans is representative of the characteristics of the Mortgage Loans at the Closing Date, although some characteristics of the Mortgage Loans on the Closing Date may vary from those of the Statistic Calculation Mortgage Loans as a result of such removals and substitutions. The sum of the percentage columns in the following tables may not equal 100% due to rounding. The aggregate principal balance of the Mortgage Loans and the weighted average percentages set forth below are subject to a variance of plus or minus 5%.

                      STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
  RANGE OF ORIGINAL BALANCES ($)       LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
     0.01-  50,000.00............
50,000.01- 100,000.00............
100,000.01-150,000.00............
150,000.01-200,000.00............
200,000.01-250,000.00............
250,000.01-300,000.00............
300,000.01-350,000.00............
350,000.01-400,000.00............
400,000.01-450,000.00............
450,000.01-500,000.00............
500,000.01-550,000.00............
550,000.01-600,000.00............
600,000.01-650,000.00............
650,000.01-700,000.00............
700,000.01-750,000.00............
750,000.01-800,000.00............
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
         RANGE OF CURRENT            MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
      PRINCIPAL  BALANCES ($)          LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
     0.01-  50,000.00............
50,000.01- 100,000.00............
100,000.01-150,000.00............
150,000.01-200,000.00............
200,000.01-250,000.00............
250,000.01-300,000.00............
300,000.01-350,000.00............
350,000.01-400,000.00............
400,000.01-450,000.00............
450,000.01-500,000.00............
500,000.01-550,000.00............
550,000.01-600,000.00............
600,000.01-650,000.00............
650,000.01-700,000.00............
700,000.01-750,000.00............
750,000.01-800,000.00............
       Total.....................

                      STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
         RANGE OF CURRENT            MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
           LOAN RATES ($)              LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
  5.000-   5.499.................
  5.500-   5.999.................
  6.000-   6.499.................
  6.500-   6.999.................
  7.000-   7.499.................
  7.500-   7.999.................
  8.000-   8.499.................
  8.500-   8.999.................
  9.000-   9.499.................
  9.500-   9.999.................
 10.000-  10.499.................
 10.500-  10.999.................
 11.000-  11.499.................
 11.500-  11.999.................
 12.000-  12.499.................
 12.500-  12.999.................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL TERM TO STATED MATURITY

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
RANGE OF ORIGINAL TERM TO STATED     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
         MATURITY (MONTHS)             LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
   1-  60........................
  61- 120........................
 121- 180........................
 181- 240........................
 241- 300........................
 301- 360........................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
RANGE OF REMAINING TERM TO STATED    MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
         MATURITY (MONTHS)             LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
   1-  60........................
  61- 120........................
 121- 180........................
 181- 240........................
 241- 300........................
 301- 360........................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
     MONTHS SINCE ORIGINATION          LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
0.000............................
1.000............................
2.000............................
3.000............................
4.000............................
5.000............................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                                  GROSS MARGINS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
  RANGE OF GROSS MARGINS (%)           LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
  1.500-   1.999.................
  2.500-   2.999.................
  3.000-   3.499.................
  3.500-   3.999.................
  4.000-   4.499.................
  4.500-   4.999.................
  5.000-   5.499.................
  5.500-   5.999.................
  6.000-   6.499.................
  6.500-   6.999.................
  7.000-   7.499.................
  7.500-   7.999.................
  8.000-   8.499.................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                             MINIMUM MORTGAGE RATES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
         RANGE OF MINIMUM            MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
         MORTGAGE RATES (%)            LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
  5.000-   5.499.................
  5.500-   5.999.................
  6.000-   6.499.................
  6.500-   6.999.................
  7.000-   7.499.................
  7.500-   7.999.................
  8.000-   8.499.................
  8.500-   8.999.................
  9.000-   9.499.................
  9.500-   9.999.................
 10.000-  10.499.................
 10.500-  10.999.................
 11.000-  11.499.................
 11.500-  11.999.................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                             MAXIMUM MORTGAGE RATES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
         RANGE OF MAXIMUM            MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
         MORTGAGE RATES (%)            LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
 12.000-  12.499.................
 12.500-  12.999.................
 13.000-  13.499.................
 13.500-  13.999.................
 14.000-  14.499.................
 14.500-  14.999.................
 15.000-  15.499.................
 15.500-  15.999.................
 16.000-  16.499.................
 16.500-  16.999.................
 17.000-  17.499.................
 17.500-  17.999.................
 18.000-  18.499.................
 18.500-  18.999.................
       Total.....................

                      STATISTIC CALCULATION MORTGAGE LOANS
                                ORIGINAL CLTV (1)

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
         RANGE OF ORIGINAL            MORTGAGE  ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
              CLTV (%)                  LOANS        BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
   0.01-   49.99.................
  50.00-   54.99.................
  55.00-   59.99.................
  60.00-   64.99.................
  65.00-   69.99.................
  70.00-   74.99.................
  75.00-   79.99.................
   80.00.........................
  80.01-   84.99.................
  85.00-   89.99.................
  90.00-   94.99.................
  95.00-   99.99.................
  100.00.........................
       Total.....................

---------------------
(1) The original CLTV shown above is equal, with respect to each Statistic Calculation Mortgage Loan, to (x) the sum of (a) the original Principal Balance of the Mortgage Loan at the date of origination plus (b) in the case of a second lien Mortgage Loan, the remaining balance of the senior lien at the date of origination of the Mortgage Loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the Mortgage Loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related Statistic Calculation Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of Mortgage Loans together with, in the case of second lien Mortgage Loans, the outstanding balances of the related first liens, become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.


                      STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
          OCCUPANCY RATE               LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Non-owner........................
Primary..........................
       Total.....................

 ---------------------
(1) Based upon representations made by the borrowers at the time of the Mortgage Loans origination.

                      STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
          PROPERTY TYPE                LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Condominium......................
Five-Eight Family................
Manufactured Housing.............
Multi-Use........................
Single Family....................
Two-Four Family..................
       Total.....................



                      STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
           LOAN PURPOSE                LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Cash-Out Refinance...............
Debt Consolidation...............
Purchase.........................
Rate/Term Refinance..............
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
         DOCUMENT TYPE                 LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Full.............................
Limited..........................
No Income Verification...........
Stated Income....................
       Total.....................

                      STATISTIC CALCULATION MORTGAGE LOANS
                                   RISK GRADE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
           RISK GRADE                  LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
A+...............................
A1...............................
A2...............................
B1...............................
B2...............................
C1...............................
C2...............................
D1...............................
D2...............................
D3...............................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                                    LOAN TYPE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
            LOAN TYPE                  LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
2/28 ARMs........................
2/28 IO..........................
3/27 ARMs........................
3/27 IO..........................
Fixed Rate.......................
Fixed Rate IO....................
Stepped Fixed Rate...............
       Total.....................

                      STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
               STATE                   LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Alabama..........................
Arizona..........................
Arkansas.........................
California.......................
Colorado.........................
Connecticut......................
Delaware.........................
Florida..........................
Georgia..........................
Illinois.........................
Indiana..........................
Kansas...........................
Kentucky.........................
Louisiana........................
Maine............................
Maryland.........................
Massachusetts....................
Michigan.........................
Minnesota........................
Missouri.........................
Nebraska.........................
Nevada...........................
New Hampshire....................
New Jersey.......................
New Mexico.......................
New York.........................
North Carolina...................
Ohio.............................
Oklahoma.........................
Oregon...........................
Pennsylvania.....................
Rhode Island.....................
South Carolina...................
Tennessee........................
Texas............................
Utah.............................
Vermont..........................
Virginia.........................
Washington.......................
Wisconsin........................
Wyoming..........................
       Total.....................

 ---------------------
(1) Determined by property address so designated in the related mortgage.

                      STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
      ORIGINAL PREPAYMENT            MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
     PENALTY TERM (MONTHS)             LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
0................................
12...............................
24...............................
30...............................
36...............................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
     RANGE OF CREDIT SCORES            LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
 400-   499......................
 500-   524......................
 525-   549......................
 550-   574......................
 575-   599......................
 600-   624......................
 625-   649......................
 650-   674......................
 675-   699......................
700+.............................
 None............................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                                   LIEN STATUS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
            LIEN STATUS                LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
First Lien.......................
Second Lien......................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                           INITIAL PERIODIC RATE CAPS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
  INITIAL PERIODIC RATE CAP (%)        LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
3.000............................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                          SUBSEQUENT PERIODIC RATE CAPS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
 SUBSEQUENT PERIODIC RATE CAP (%)      LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
1.000............................
       Total.....................


                      STATISTIC CALCULATION MORTGAGE LOANS
                             NEXT RATE CHANGE DATES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
      NEXT RATE CHANGE DATES           LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
[o]..............................
[o]..............................
[o]..............................
[o]..............................
[o]..............................
[o]..............................
[o]..............................
[o]..............................
[o]..............................
       Total.....................

              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
       RANGE OF ORIGINAL             MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
      PRINCIPAL BALANCES ($)           LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
     0.01-  50,000.00............
50,000.01- 100,000.00............
100,000.01-150,000.00............
150,000.01-200,000.00............
200,000.01-250,000.00............
250,000.01-300,000.00............
300,000.01-350,000.00............
350,000.01-400,000.00............
400,000.01-450,000.00............
450,000.01-500,000.00............
500,000.01-550,000.00............
550,000.01-600,000.00............
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
        RANGE OF CURRENT             MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
      PRINCIPAL BALANCES ($)           LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
     0.01-  50,000.00............
50,000.01- 100,000.00............
100,000.01-150,000.00............
150,000.01-200,000.00............
200,000.01-250,000.00............
250,000.01-300,000.00............
300,000.01-350,000.00............
350,000.01-400,000.00............
400,000.01-450,000.00............
450,000.01-500,000.00............
500,000.01-550,000.00............
550,000.01-600,000.00............
       Total.....................

              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
        RANGE OF CURRENT             MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
         LOAN RATES ($)                LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
  5.000-   5.499.................
  5.500-   5.999.................
  6.000-   6.499.................
  6.500-   6.999.................
  7.000-   7.499.................
  7.500-   7.999.................
  8.000-   8.499.................
  8.500-   8.999.................
  9.000-   9.499.................
  9.500-   9.999.................
 10.000-  10.499.................
 10.500-  10.999.................
 11.000-  11.499.................
 11.500-  11.999.................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL TERM TO STATED MATURITY

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
RANGE OF ORIGINAL TERM TO STATED     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
        MATURITY (MONTHS)              LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
 121- 180........................
 181- 240........................
 241- 300........................
 301- 360........................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
RANGE OF REMAINING TERM TO STATED     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
        MATURITY (MONTHS)              LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
 121- 180........................
 181- 240........................
 241- 300........................
 301- 360........................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
      MONTHS SINCE ORIGINATION         LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
0.000............................
1.000............................
2.000............................
3.000............................
5.000............................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  GROSS MARGINS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
    RANGE OF GROSS MARGINS (%)         LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
  1.500-   1.999.................
  2.500-   2.999.................
  3.000-   3.499.................
  3.500-   3.999.................
  4.000-   4.499.................
  4.500-   4.999.................
  5.000-   5.499.................
  5.500-   5.999.................
  6.000-   6.499.................
  6.500-   6.999.................
  7.000-   7.499.................
  7.500-   7.999.................
  8.000-   8.499.................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                             MINIMUM MORTGAGE RATES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
       RANGE OF MINIMUM              MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
       MORTGAGE RATES (%)              LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
  5.000-   5.499.................
  5.500-   5.999.................
  6.000-   6.499.................
  6.500-   6.999.................
  7.000-   7.499.................
  7.500-   7.999.................
  8.000-   8.499.................
  8.500-   8.999.................
  9.000-   9.499.................
  9.500-   9.999.................
 10.000-  10.499.................
 10.500-  10.999.................
 11.000-  11.499.................
 11.500-  11.999.................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                             MAXIMUM MORTGAGE RATES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
       RANGE OF MAXIMUM              MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
       MORTGAGE RATES (%)              LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
 12.000-  12.499.................
 12.500-  12.999.................
 13.000-  13.499.................
 13.500-  13.999.................
 14.000-  14.499.................
 14.500-  14.999.................
 15.000-  15.499.................
 15.500-  15.999.................
 16.000-  16.499.................
 16.500-  16.999.................
 17.000-  17.499.................
 17.500-  17.999.................
 18.000-  18.499.................
 18.500-  18.999.................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                ORIGINAL CLTV (1)

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
       RANGE OF ORIGINAL              MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
             CLTV (%)                   LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
   0.01-   49.99.................
  50.00-   54.99.................
  55.00-   59.99.................
  60.00-   64.99.................
  65.00-   69.99.................
  70.00-   74.99.................
  75.00-   79.99.................
   80.00.........................
  80.01-   84.99.................
  85.00-   89.99.................
  90.00-   94.99.................
  95.00-   99.99.................
  100.00.........................
       Total.....................

---------------------
(1) The original CLTV shown above is equal, with respect to each Statistic Calculation Mortgage Loan, to (x) the sum of (a) the original Principal Balance of the Mortgage Loan at the date of origination plus (b) in the case of a second lien Mortgage Loan, the remaining balance of the senior lien at the date of origination of the Mortgage Loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the Mortgage Loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related Statistic Calculation Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of Mortgage Loans together with, in the case of second lien Mortgage Loans, the outstanding balances of the related first liens, become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
          OCCUPANCY TYPE                LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Non-owner........................
Primary..........................
       Total.....................

 ---------------------
(1) Based upon representations made by the borrowers at the time of the Mortgage Loans origination.


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
         PROPERTY TYPE                  LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Condominium......................
Single Family....................
Two-Four Family..................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
         LOAN PURPOSE                   LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Cash Out Refinance...............
Debt Consolidation...............
Purchase.........................
Rate/Term Refinance..............
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
         DOCUMENT TYPE                  LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Full.............................
Limited..........................
No Income Verification...........
Stated Income....................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                   RISK GRADE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
          RISK GRADE                    LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
A+...............................
A1...............................
A2...............................
B1...............................
B2...............................
C1...............................
C2...............................
D1...............................
D2...............................
D3...............................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                    LOAN TYPE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
            LOAN TYPE                   LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
2/28 ARMs........................
2/28 IO..........................
3/27 ARMs........................
3/27 IO..........................
       Total.....................

              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
              STATE                     LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Alabama..........................
Arizona..........................
California.......................
Colorado.........................
Connecticut......................
Delaware.........................
Florida..........................
Georgia..........................
Illinois.........................
Indiana..........................
Kansas...........................
Kentucky.........................
Louisiana........................
Maine............................
Maryland.........................
Massachusetts....................
Michigan.........................
Minnesota........................
Missouri.........................
Nevada...........................
New Hampshire....................
New Jersey.......................
New York.........................
North Carolina...................
Ohio.............................
Oregon...........................
Pennsylvania.....................
Rhode Island.....................
South Carolina...................
Tennessee........................
Texas............................
Utah.............................
Virginia.........................
Wisconsin........................
Wyoming..........................
       Total.....................

 ---------------------
(1) Determined by property address so designated in the related mortgage.

              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
       ORIGINAL PREPAYMENT            MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
      PENALTY TERM (MONTHS)             LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
0................................
12...............................
24...............................
30...............................
36...............................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
     RANGE OF CREDIT SCORES             LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
 400- 499........................
 500- 524........................
 525- 549........................
 550- 574........................
 575- 599........................
 600- 624........................
 625- 649........................
 650- 674........................
 675- 699........................
 700+............................
 None............................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                   LIEN STATUS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
           LIEN STATUS                  LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
First Lien.......................
       Total.....................

              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                           INITIAL PERIODIC RATE CAPS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
     INITIAL PERIODIC CAP (%)           LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
3.000............................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                          SUBSEQUENT PERIODIC RATE CAPS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
   SUBSEQUENT PERIODIC CAP (%)          LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
1.000............................
       Total.....................


              ADJUSTABLE-RATE STATISTIC CALCULATION MORTGAGE LOANS
                             NEXT RATE CHANGE DATES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
     NEXT RATE CHANGE DATES             LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
[o]..............................
[o]..............................
[o]..............................
[o]..............................
[o]..............................
[o]..............................
[o]..............................
[o]..............................
[o]..............................
       Total.....................

                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                           ORIGINAL PRINCIPAL BALANCES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
  RANGE OF ORIGINAL BALANCES ($)        LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
     0.01-  50,000.00............
50,000.01- 100,000.00............
100,000.01-150,000.00............
150,000.01-200,000.00............
200,000.01-250,000.00............
250,000.01-300,000.00............
300,000.01-350,000.00............
350,000.01-400,000.00............
400,000.01-450,000.00............
450,000.01-500,000.00............
500,000.01-550,000.00............
550,000.01-600,000.00............
600,000.01-650,000.00............
650,000.01-700,000.00............
700,000.01-750,000.00............
750,000.01-800,000.00............
       Total.....................


                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                         CUT-OFF DATE PRINCIPAL BALANCES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
        RANGE OF CURRENT             MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
      PRINCIPAL BALANCES ($)           LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
     0.01-  50,000.00............
50,000.01- 100,000.00............
100,000.01-150,000.00............
150,000.01-200,000.00............
200,000.01-250,000.00............
250,000.01-300,000.00............
300,000.01-350,000.00............
350,000.01-400,000.00............
400,000.01-450,000.00............
450,000.01-500,000.00............
500,000.01-550,000.00............
550,000.01-600,000.00............
600,000.01-650,000.00............
650,000.01-700,000.00............
700,000.01-750,000.00............
750,000.01-800,000.00............
       Total.....................

                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                   LOAN RATES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
        RANGE OF CURRENT             MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
          LOAN RATES (%)               LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
  5.500-   5.999.................
  6.000-   6.499.................
  6.500-   6.999.................
  7.000-   7.499.................
  7.500-   7.999.................
  8.000-   8.499.................
  8.500-   8.999.................
  9.000-   9.499.................
  9.500-   9.999.................
 10.000-  10.499.................
 10.500-  10.999.................
 11.000-  11.499.................
 11.500-  11.999.................
 12.000-  12.499.................
 12.500-  12.999.................
       Total.....................


                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL TERM TO STATED MATURITY

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
RANGE OF ORIGINAL TERM TO STATED     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
        MATURITY (MONTHS)              LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
    1-  60.......................
   61- 120.......................
  121- 180.......................
  181- 240.......................
  241- 300.......................
  301- 360.......................
       Total.....................


                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                        REMAINING TERM TO STATED MATURITY

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
RANGE OF REMAINING TERM TO STATED     MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
        MATURITY (MONTHS)              LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
   1-  60........................
  61- 120........................
 121- 180........................
 181- 240........................
 241- 300........................
 301- 360........................
       Total.....................


                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                            MONTHS SINCE ORIGINATION

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
     MONTHS SINCE ORIGINATION           LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
0.000............................
1.000............................
2.000............................
3.000............................
4.000............................
       Total.....................


                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                ORIGINAL CLTV(1)

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
       RANGE OF ORIGINAL              MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
             CLTV (%)                   LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
   0.01-   49.99.................
  50.00-   54.99.................
  55.00-   59.99.................
  60.00-   64.99.................
  65.00-   69.99.................
  70.00-   74.99.................
  75.00-   79.99.................
    80.00........................
  80.01-   84.99.................
  85.00-   89.99.................
  90.00-   94.99.................
  95.00-   99.99.................
  100.00.........................
       Total.....................

---------------------
(1) The original CLTV shown above is equal, with respect to each Statistic Calculation Mortgage Loan, to (x) the sum of (a) the original Principal Balance of the Mortgage Loan at the date of origination plus (b) in the case of a second lien Mortgage Loan, the remaining balance of the senior lien at the date of origination of the Mortgage Loan, divided by (y) the value of the related mortgaged property, based upon the lesser of the appraisal made at the time of origination of the Mortgage Loan or the purchase price of the mortgaged property, where the proceeds are used to purchase the mortgaged property. No assurance can be given that the values of mortgaged properties have remained or will remain at their levels as of the dates of origination of the related Statistic Calculation Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of Mortgage Loans together with, in the case of second lien Mortgage Loans, the outstanding balances of the related first liens, become equal to or greater than the value of the related mortgaged properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                OCCUPANCY TYPE(1)

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
          OCCUPANCY TYPE                LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Non-owner........................
Primary..........................
       Total.....................

 ---------------------
(1) Based upon representations made by the borrowers at the time of the Mortgage Loans origination.


                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  PROPERTY TYPE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
          PROPERTY TYPE                 LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Condominium......................
Five-Eight Family................
Manufactured Housing.............
Multi-Use........................
Single Family....................
Two-Four Family..................
       Total.....................


                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  LOAN PURPOSE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
         LOAN PURPOSE                   LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Cash Out Refinance...............
Debt Consolidation...............
Purchase.........................
Rate/Term Refinance..............
       Total.....................


                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                              DOCUMENTATION PROGRAM

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
         DOCUMENT TYPE                  LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Full.............................
Limited..........................
No Income Verification...........
Stated Income....................
       Total.....................


                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                   RISK GRADE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
            RISK GRADE                  LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
A+...............................
A1...............................
A2...............................
B1...............................
B2...............................
C1...............................
C2...............................
D1...............................
D2...............................
D3...............................
       Total.....................


                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                    LOAN TYPE

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
          LOAN TYPE                    LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Fixed Rate.......................
Fixed Rate IO....................
Stepped Fixed Rate...............
       Total.....................

                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                       GEOGRAPHIC DISTRIBUTION BY STATE(1)

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
            STATE                       LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
Alabama..........................
Arizona..........................
Arkansas.........................
California.......................
Colorado.........................
Connecticut......................
Delaware.........................
Florida..........................
Georgia..........................
Illinois.........................
Indiana..........................
Kansas...........................
Kentucky.........................
Louisiana........................
Maine............................
Maryland.........................
Massachusetts....................
Michigan.........................
Minnesota........................
Missouri.........................
Nebraska.........................
Nevada...........................
New Hampshire....................
New Jersey.......................
New Mexico.......................
New York.........................
North Carolina...................
Ohio.............................
Oklahoma.........................
Oregon...........................
Pennsylvania.....................
Rhode Island.....................
South Carolina...................
Tennessee........................
Texas............................
Utah.............................
Vermont..........................
Virginia.........................
Washington.......................
Wisconsin........................
       Total.....................

 ---------------------
(1) Determined by property address so designated in the related mortgage.

                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                        ORIGINAL PREPAYMENT PENALTY TERMS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
     ORIGINAL PREPAYMENT              MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
     PENALTY TERM (MONTHS)              LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
0................................
12...............................
24...............................
30...............................
36...............................
       Total.....................



                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                  CREDIT SCORES

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
     RANGE OF CREDIT SCORES             LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
 400- 499........................
 500- 524........................
 525- 549........................
 550- 574........................
 575- 599........................
 600- 624........................
 625- 649........................
 650- 674........................
 675- 699........................
700+.............................
None.............................
       Total.....................


                 FIXED-RATE STATISTIC CALCULATION MORTGAGE LOANS
                                   LIEN STATUS

                                     NUMBER OF                                                   WEIGHTED
                                     STATISTIC                                      WEIGHTED     AVERAGE   WEIGHTED
                                   CALCULATION                       % OF ORIGINAL  AVERAGE       STATE    AVERAGE   WEIGHTED
                                      MORTGAGE   ORIGINAL PRINICIPAL    PRINCIPAL    GROSS       REMAINING  ORIGINAL  AVERAGE
           LIEN STATUS                  LOANS         BALANCE            BALANCE     COUPON (%)    TERM     CLTV (%)   FICO
---------------------------------  -----------  -------------------  -------------  ----------  ---------  --------  --------
First Lien.......................
Second Lien......................
       Total.....................

                         LEGAL AND REGULATORY PROVISIONS

         [Insert information required by ss.229.1111(a)(6) regarding legal or regulatory provisions that may materially affect pool asset performance or payments.]

                              CLAIMS ON POOL ASSETS

         [Describe any material direct or contingent claim that parties other than holders of the note have on any pool assets pursuant to ss.229.1111(f). Also, describe any material cross-collateralization or cross-default provisions relating to the pool assets.]


                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at__________________________.

         Information provided through the Internet address above will not be deemed to be part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006. See "Static Pool Information" in the prospectus.

                       PREPAYMENT AND YIED CONSIDERATIONS

GENERAL

         The rate of principal payments on the Offered Notes, the aggregate amount of payments on the Offered Notes and the yield to maturity of the Offered Notes will be related primarily to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by their amortization schedules and by the rate of full and partial principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Originator or purchases by the Servicer. The Mortgage Loans may be prepaid by the mortgagors at any time. However, a majority of the Mortgage Loans are subject to a prepayment charge existing during the first three years after origination of the Mortgage Loan.

THE NOTE RATES

         The Note Rate on any Payment Date for any class of Offered Notes is equal to (a) with respect to the Adjustable-Rate Notes, the lesser of (i) the sum of one-month LIBOR plus the applicable note margin, (ii) an applicable fixed rate of interest for such class of Notes and (iii) an Available Funds Rate (as defined under "Description of the Notes--Glossary") or (b) with respect to the Fixed-Rate Notes, the least of (i) the applicable fixed rate of interest for such class of Notes and (ii) an Available Funds Rate (as defined under "Description of the Notes--Glossary"). All of the loan rates on the Fixed-Rate Mortgage Loans are fixed for the lives of the Mortgage Loans. If Mortgage Loans bearing higher loan rates were to prepay at rates faster than Mortgage Loans with lower loan rates, the Available Funds Rate for the Offered Notes would be lower than otherwise would be the case. Although the holders of the Offered Notes will be entitled to receive the related Basis Risk Shortfall Amount to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings on the Offered Notes do not address the likelihood of the payment of any Basis Risk Shortfall Amount. Furthermore, the yield to investors in the Class [o] Notes will be sensitive to the level of one-month LIBOR which adjusts monthly while the interest rates on the Fixed-Rate Mortgage Loans do not adjust.

         In addition to the application of the Available Funds Rate, the yield to investors in the Adjustable-Rate Notes will also be sensitive to, among other things, the levels of the loan index on the ARMs and the level of one-month LIBOR. All of the Statistic Calculation Mortgage Loans that are ARMs are 2/28 loans or 3/27 loans, which will bear interest at fixed loan rates for 24 months or 36 months, respectively, after origination. Although each of the ARMs bears interest at an adjustable rate, this rate is subject to a periodic rate cap, a lifetime floor and a lifetime cap. If the loan index increases substantially between adjustment dates, the adjusted loan rate on the related Mortgage Loan may not equal the loan index plus the related Gross Margin due to the constraint of the caps. In this event, the related loan rate will be less than would have been the case in the absence of the caps. In addition, the loan rate applicable to any adjustment date will be based on the loan index related to the adjustment date. Thus, if the value of the loan index with respect to a Mortgage Loan rises, the lag in time before the corresponding loan rate increases will, all other things being equal, slow the upward adjustment of the Available Funds Rate. Furthermore, Mortgage Loans that have not reached their initial adjustment date are more likely to be subject to the applicable periodic rate cap on their initial adjustment date. See "Description of the Mortgage Loans" in this prospectus supplement. Although the holders of the Offered Notes will be entitled to receive the related Basis Risk Shortfall Amount to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings on the notes do not address the likelihood of the payment of any Basis Risk Shortfall Amount.

         Although the loan rates on the ARMs are subject to adjustment, the loan rates adjust less frequently than one-month LIBOR and adjust by reference to the loan index. Changes in one-month LIBOR may not correlate with changes in the loan index and neither one-month LIBOR nor the loan index may correlate with prevailing interest rates. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thus possibly reducing the weighted average lives of, and yields on, the Offered Notes.

SUBORDINATE NOTES

         The Subordinate Notes provide credit enhancement for the Senior Notes and will absorb losses on the Mortgage Loans prior to the Senior Notes. The weighted average lives of, and the yields to maturity on, the Subordinate Notes, in the order of their relative payment priorities, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Note, the actual yield to maturity on the holder's note may be lower than the yield expected by the holder based on that assumption. Realized losses on the Mortgage Loans will reduce the Class Note Balance of the class of Subordinate Notes then outstanding with the lowest relative payment priority if, following all payments on a Payment Date, the aggregate Class Note Balance of all classes of the Offered Notes exceeds the Pool Balance. As a result of these reductions, less interest will accrue on the Subordinate Notes than otherwise would be the case.

         The Basic Principal Amount includes the net proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If the net proceeds are less than the unpaid Principal Balance of the Liquidated Mortgage Loan, the Pool Balance will decline more than the aggregate Class Note Balance of the Offered Notes, thus reducing the Overcollateralization Amount. If this difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of Subordinate Notes then outstanding with the lowest relative payment priority will bear the resulting realized loss. In addition, the Subordinate Notes will not be entitled to any principal payments prior to the Stepdown Date or during the continuation of a Delinquency Event, unless all of the notes with a higher relative payment priority have been paid in full.

         For all purposes, the Class [o] Notes will have the lowest payment priority of any class of Subordinate Notes.

PRINCIPAL PAYMENT FEATURES OF THE CLASS [o] NOTES

         Investors in the Class [o] Notes should be aware that the Class [o] Notes generally do not receive any portion of principal payments prior to the Payment Date occurring in [o]; thereafter, they will receive an increasing percentage of their PRO RATA share of principal payable to the Senior Notes based on a schedule. This percentage will, on and after the Payment Date in [o], exceed their PRO RATA share of principal. As a result, the weighted average life of the Class [o] Notes may be longer or shorter than would otherwise be the case, and the effect on the market value of the Class [o] Notes of changes in market interest rates or market yields for similar securities may be greater or lesser than for other classes of Offered Notes.

PREPAYMENT CONSIDERATIONS

         Prepayments, liquidations and purchases of the Mortgage Loans, including any optional purchase by the Servicer of a Mortgage Loan that is 90 days or more delinquent and any optional purchase of the remaining Mortgage Loans in connection with the redemption of the Offered Notes, in each case as described in this prospectus supplement and subject to certain limitations, will result in payments on the Offered Notes then entitled to payments of principal which would otherwise be paid over the remaining terms of the Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Notes may vary from the anticipated yield will depend upon the degree to which a class of Notes is purchased at a discount or premium, and the degree to which the timing of payments on that note is sensitive to prepayments, liquidations and purchases of the Mortgage Loans.

         Holders of the Offered Notes should consider, in the case of any Offered Notes purchased at a discount, and particularly the Subordinate Notes, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield. The timing of losses on the Mortgage Loans also will affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

         The rate of prepayment on the Mortgage Loans cannot be predicted. The Mortgage Loans may experience a higher rate of prepayment than traditional first Mortgage Loans. The prepayment experience of the trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. The increased availability of credit to borrowers with impaired or limited credit profiles may affect the prepayment experience on the Mortgage Loans. As borrowers re-establish or establish an acceptable credit profile, they may be able to refinance their loans at lower rates reflecting their improved credit profiles. Substantially all of the Mortgage Loans contain "due-on-sale" provisions and the Servicer is required by the servicing agreement to enforce these provisions, unless enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. Approximately 74.85% of the Statistic Calculation Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related mortgage note. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the Mortgage Loans. Furthermore, the interest-only feature of the interest-only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the mortgage rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the mortgage rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life. See "Certain Legal Aspects of Loans--Due-on-Sale Clauses in Home Equity Loans" in the prospectus.

         The rate of prepayments on the Fixed-Rate Mortgage Loans will be affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the applicable loan rate, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

         In addition, the ARMs, may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, the ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock-in" a lower fixed interest rate. The 2/28 loans and 3/27 loans may become subject to higher prepayment rates as these loans near their respective initial adjustment dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the loan rates, as the borrowers attempt to avoid increases in their monthly payments. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

         In addition to the foregoing factors affecting the weighted average lives of the Offered Notes, in order to maintain the Required Overcollateralization Amount, Excess Interest would be used to pay principal of the Offered Notes and would result in acceleration of the amortization of the Offered Notes then entitled to principal payments, relative to the amortization of the related Mortgage Loans. Overcollateralization means the excess of the Pool Balance over the aggregate Class Note Balance of the Notes. It is a condition to the issuance of the notes on the Closing Date that the initial required level of overcollateralization be met. No additional overcollateralization will be created except to the extent necessary to return the level to its required amount.

FINAL STATED MATURITY DATE

         The Final Stated Maturity Date for each class of Offered Notes is the Payment Date in [o]. As to each class of Offered Notes, the actual final Payment Date may be earlier or later, and is expected to be significantly earlier, than the Final Stated Maturity Date.

PAYMENT DELAY FEATURE OF FIXED-RATE NOTES

         The effective yield on the Fixed-Rate Notes will be lower than the yield otherwise produced by the Note Rate for each class and the purchase price of those notes because payments will not be payable to the noteholders until the 25th day or following business day of the month following the month of accrual, without any additional payment of interest or earnings in respect of the delay.

WEIGHTED AVERAGE LIVES

         Generally, greater than anticipated prepayments of principal will increase the yield on Offered Notes purchased at a price less than par and will decrease the yield on Offered Notes purchased at a price greater than par. The effect on an investor's yield due to principal payments on the Mortgage Loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period immediately following the issuance of the notes will not be entirely offset by a subsequent like reduction or increase in the rate of principal payments. The weighted average lives of the Offered Notes also will be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on Liquidated Mortgage Loans and foreclosed properties.

         The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the note is repaid. The weighted average life of any class of Offered Notes will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is called the prepayment assumption and represents an assumed rate of prepayment each month relative to the then outstanding Principal Balance of the pool of Mortgage Loans for the life of the Mortgage Loans. With respect to the ARMs, a [o]% prepayment assumption assumes a constant prepayment rate, or CPR, of [o]% per annum of the outstanding Principal Balance of the ARMs in each month of the life of such Mortgage Loans. With respect to the Fixed-Rate Mortgage Loans, a [o]% prepayment assumption assumes a prepayment rate of 23% home equity prepayment assumption, or HEP. A [o]% HEP assumes a CPR of [o]% of the then outstanding Principal Balance of the Mortgage Loans in the first month and an additional [o]% CPR in each month thereafter up to the tenth month. Beginning in the tenth month and thereafter, a [o]% HEP assumes a [o]% CPR. As used in the table below, [o]% prepayment assumption assumes prepayment rates equal to [o]% of the applicable prepayment assumption. Correspondingly, [o]% prepayment assumption assumes prepayment rates equal to [o]% of the applicable prepayment assumption, and so forth.

         Neither prepayment assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the Offered Notes to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         The tables set forth under the heading "--Decrement Tables" reflect various combinations of the prepayment assumptions for the Fixed-Rate Mortgage Loans and the ARMs. For purposes of the decrement tables, the following prepayment scenarios were used:

                                                       PREPAYMENT SCENARIOS
                                                     ------------------------
         TYPE OF LOANS                                I   II   III   IV    V
         --------------------------------------      ---  ---  ---   ---  ---
         ARMs..................................
         Fixed-Rate Mortgage Loans.............

STRUCTURING ASSUMPTIONS

         For the purposes of the tables below, it is assumed that:

         (1) the Mortgage Loans consist of pools of loans with the level-pay characteristics set forth in Annex II;

         (2) the Closing Date is [o];

         (3) payments on the Offered Notes are made on the 25th day of each month regardless of the date on which the Payment Date actually occurs, commencing in [o], and are made in accordance with the priorities described in this prospectus supplement;

         (4) the scheduled monthly payments of principal and interest on each Mortgage Loan will be timely paid on the first day of each Due Period, with no delinquencies or defaults, commencing on [o];

         (5) all prepayments on the Mortgage Loans are prepayments in full with 30 days of accrued interest, received on the last day of the related Prepayment Period, commencing in [o];

         (6) the Mortgage Loans prepay in accordance with the applicable prepayment scenario;

         (7) the optional termination is not exercised except with respect to the row captioned "Weighted Average Life (years) to Optional Redemption" in the decrement tables below;

         (8) one-month LIBOR remains constant at [o]% and six-month LIBOR is [o]% on each adjustment date;

         (9) the interest rates of the Mortgage Loans are not reduced by any incentive program;

         (10) all of the ARMs have adjustment dates every six months after their respective initial adjustment dates;

         (11) the master servicing fee rate is [o]% per annum and the servicing fee rate is [o]% per annum;

         (12) each of the interest-only Mortgage Loans set forth in Annex II have an original interest-only term of 60 months; and

         (13) for each of the Stepped Fixed Rate Loans set forth in Annex II, the monthly payment amount is based on a forty year amortization term during the first ten years of the loan and a twenty year amortization term during the remaining twenty years of the loan.

         The foregoing assumptions are referred to in this prospectus supplement collectively as the structuring assumptions.

DECREMENT TABLES

         Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial Class Note Balance of each class of Offered Notes that would be outstanding after each of the Payment Dates shown under the various prepayment scenarios and the corresponding weighted average lives related to those prepayment scenarios.

         Since the tables were prepared on the basis of the structuring assumptions, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Note Balance outstanding and weighted average lives of the notes set forth in the tables. In addition, since the actual Mortgage Loans in the trust have characteristics which differ from those assumed in preparing the tables set forth below, the payments of principal on the notes may be made earlier or later than as indicated in the tables.

                PERCENT OF INITIAL CLASS NOTE BALANCE OUTSTANDING
                      AT THE FOLLOWING PREPAYMENT SCENARIOS

                                     CLASS [o] / CLASS [o]
                                    PREPAYMENT SCENARIO(1)
                                   -----------------------
          DISTRIBUTION DATE         I   II   III  IV    V
--------------------------------   ---  ---  ---  ---  ---
Initial Percentage..............
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
[o].............................
Weighted Average Life (years) to
     Maturity(2)................
Weighted Average Life (years) to
     Optional
     Redemption((2))((3)).......


-------------------------
(1) The prepayment scenarios for the ARMs and Fixed-Rate Mortgage Loans are as set forth under "Weighted Average Lives" in this prospectus supplement.
(2) The weighted average life of a class of Notes is determined by (a) multiplying the amount of each payment in reduction of the related Class Note Balance by the number of years from the date of issuance of the note to the related Payment Date, (b) adding the results, and (c) dividing the sum by the aggregate amount of the reductions in Class Note Balance of that class referred to in clause (a).
(3)  Assumes an optional redemption of the Offered Notes on the earliest
     Payment Date on which it is permitted.
* If applicable, indicates a number that is greater than zero but less than one-half of one percent.

                            DESCRIPTION OF THE NOTES

GENERAL

         The property of the trust will consist of, to the extent provided in the indenture:

                  (a) the Mortgage Loans;

                  (b) payments received after the applicable Cut-Off Date, other than payments of principal and interest on the Mortgage Loans that were due on or before the applicable Cut-Off Date;

                  (c) mortgaged properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure, together with all collections on and proceeds of such mortgaged properties;

                  (d) the collection account and the payment account and any assets deposited in these accounts from time to time; and

                  (e) the rights of the trust under the Class [o] Interest Rate Cap Agreement and an interest rate cap agreement related to the Class [o] Notes.

         Pursuant to the indenture, the property of the trust will be pledged to the Indenture Trustee to secure the Notes.

         Definitive notes, as defined under "Description of the Securities--Book-Entry Securities" in the prospectus, if issued, will be transferable and exchangeable at the corporate trust office of the Securities Administrator, which will initially act as Note Registrar. See "--Book-Entry Notes" below. No service charge will be assessed for any registration of exchange or transfer of notes, but the Securities Administrator as Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge.

         The Class Note Balance of each class of Offered Notes on any Payment Date is equal to the Class Note Balance of that class on the Closing Date reduced by the following:

o the aggregate amount actually paid as principal to the holders of that class of Notes prior to the applicable date; and

o in the case of a Subordinate Note, any reductions in the Class Note Balance of that Subordinate Note due to the allocation of realized losses as described in this prospectus supplement.

         The Class Note Balance of a class of Subordinate Notes may be increased by any subsequent recoveries as described below under "--Allocation of Realized Losses."

         The percentage interest represented by an individual note of any class, as of any date of determination, will equal the percentage obtained by dividing the current Class Note Balance of the Note by the aggregate original Class Note Balance for the related class of Notes.


FEES AND EXPENSES OF THE TRUST

         The master servicer, trustee [and other parties] will receive compensation, to be paid from the amounts received from the Mortgage Loans, in exchange for their services on behalf of the trust, prior to distributions to noteholders, as set forth in the following table:


------------------------- ---------------------- ----------------------- ----------------------
         Party                   Purpose             Amount of Fee             Frequency
------------------------- ---------------------- ----------------------- ----------------------
      [_________]            Master Servicer           [______]%*               Monthly
------------------------- ---------------------- ----------------------- ----------------------
      [_________]           Indenture Trustee          [______]%*               Monthly
------------------------- ---------------------- ----------------------- ----------------------
 [Insert other parties             [ ]                 [______]%*               Monthly
     as applicable]
------------------------- ---------------------- ----------------------- ----------------------

-----
*Per annum rate based on the aggregate principal balance of the Mortgage Loans in the trust for such payment date.


BOOK-ENTRY NOTES

         The Book-Entry Notes will be issued in one or more notes which equal the aggregate Class Note Balance of the Offered Notes and will initially be registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"). Persons acquiring beneficial ownership interests in the Offered Notes will hold their notes through DTC in the United States, or, upon request, through Clearstream Banking, SOCIETE ANONYME ("Clearstream"), or the Euroclear System ("Euroclear"), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

         Investors may hold beneficial interests in the Book-Entry Notes in minimum denominations representing Class Note Balances of $25,000 and in integral multiples of $1 in excess thereof; provided that Offered Notes must be purchased in minimum total investments of $100,000 per class. One note of each class of Offered Notes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the notes of the class. Unless and until definitive notes are issued, it is anticipated that the only noteholder of the Offered Notes will be Cede & Co., as nominee of DTC. Note owners will not be noteholders as that term is used in the agreement. Note owners are only permitted to exercise their rights indirectly through participants and DTC. For a description of the features of the book-entry registration system, see "Description of the Securities--Book-Entry Securities" in the prospectus. For information with respect to tax documentation procedures relating to the notes, see "Federal Income Tax Considerations--Tax Treatment of Foreign Investors" and "--Miscellaneous Tax Aspects" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

         None of the Depositor, the Originator, the Seller, the Servicer, the Master Servicer, the Securities Administrator, the Owner Trustee or the Indenture Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

PAYMENT DATES

         Payments on the notes will be made to the extent of funds available by the Securities Administrator on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in [o] (each a "Payment Date"), to the persons in whose names the notes are registered, each called a noteholder, as of the related Record Date. The Record Date for any Payment Date and the Adjustable-Rate Notes, is the business day before the applicable Payment Date so long as the applicable class of Notes remains in book-entry form. The Record Date for any Payment Date and the Fixed-Rate Notes and any Adjustable-Rate Notes no longer in book-entry form is the last business day of the calendar month preceding the month of the applicable Payment Date.

         Payments will be made (1) in immediately Available Funds by wire transfer or otherwise, to the account of the noteholder at a domestic bank or other entity having appropriate facilities for payment, if the noteholder has so notified the Securities Administrator five business days prior to the related Payment Date, or (2) by check mailed to the address of the person entitled to the payment as it appears on the note register maintained by the Securities Administrator as Note Registrar. Notwithstanding the foregoing, the final payment on any note will be made in like manner but only upon presentment and surrender of the note at the office or agency appointed for that purpose.

GLOSSARY

         For purposes of describing the cash flow structure of the trust, the following terms have the respective meanings set forth below:

         "ADJUSTED NET MORTGAGE RATE": As to each Mortgage Loan, an amount equal to the loan rate less the sum of (i) the servicing fee rate and (ii) the master servicing fee rate.

         "AVAILABLE FUNDS": As to any Payment Date, an amount equal to the sum of the following amounts, without duplication, with respect to the Mortgage
Loans:

                  (1) scheduled payments of principal and interest on the Mortgage Loans due during the related Due Period and received by the Servicer and Master Servicer on or prior to the determination date, net of amounts representing the servicing fee and master servicing fee with respect to each Mortgage Loan and reimbursement for related or nonrecoverable monthly advances and servicing advances and other amounts reimbursable to the Seller, the Depositor, the Servicer, the Master Servicer, the Securities Administrator, the Owner Trustee and the Indenture Trustee;

                  (2) Net Liquidation Proceeds, Recoveries and insurance proceeds with respect to the Mortgage Loans, net of amounts applied to the restoration or repair of a mortgaged property, and unscheduled payments of principal and interest on the Mortgage Loans received by the Servicer and Master Servicer during the related Prepayment Period, net of amounts representing the servicing fee and master servicing fee with respect to each Mortgage Loan and reimbursement for related monthly advances and servicing advances;

                  (3) the purchase price for repurchased Mortgage Loans and any related substitution adjustment amounts; and

                  (4) payments from the Servicer and Master Servicer in connection with

                           (a) monthly advances,

                           (b) prepayment interest shortfalls, and

                           (c) the redemption of the Offered Notes.

         Available Funds will not include any investment earnings on amounts on deposit in any account.

         "AVAILABLE FUNDS RATE": As to any Payment Date and any Class of Offered Notes, a rate per annum (adjusted, in the case of the Adjustable-Rate Notes, for the actual number of days in the related Interest Period) equal to the weighted average of the Adjusted Net Mortgage Rates on the then outstanding Mortgage Loans multiplied by a fraction the numerator of which is the Pool Balance as of the last day of the prior Due Period and the denominator of which is the aggregate Class Note Balance of the Offered Notes immediately prior to such Payment Date.

         "BASIC PRINCIPAL AMOUNT": As to any Payment Date, an amount equal to the sum of the following amounts, without duplication, with respect to the Mortgage Loans:

                  (1) each payment of principal on a Mortgage Loan due during the related Due Period and received by the Servicer and remitted by the Servicer to the Master Servicer;

                  (2) any Net Liquidation Proceeds allocable to principal, any Recoveries and all full and partial principal prepayments received by the Servicer and remitted by the Servicer to the Master Servicer during the related Prepayment Period;

                  (3) the portion of the purchase price allocable to principal of all repurchased Mortgage Loans with respect to that Payment Date;

                  (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid; and

                  (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

         "BASIS RISK SHORTFALL AMOUNT": As to any Payment Date and any Class of Offered Notes, the sum of the following:

                  (1) the excess, if any, of (i) the related Class Monthly Interest Amount, calculated without regard to the Available Funds Rate and, in the case of the Adjustable-Rate Notes, the fixed-rate cap over
         (ii) the related Class Monthly Interest Amount for the applicable Payment Date,

                  (2) any Basis Risk Shortfall Amount remaining unpaid from the prior Payment Date, and

                  (3) accrued interest on the amount in clause (2) above calculated without regard to the Available Funds Rate and, in the case of the Adjustable-Rate Notes, the fixed-rate cap for the most recently ended Interest Period.

         "CIVIL RELIEF ACT SHORTFALLS": As to any Payment Date, reductions in the amount of interest due from borrowers as a result of the application of the SCRA or similar state laws.

         "CLASS [o] CALCULATION PERCENTAGE": As to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the Class Note Balance of the Class [o] Notes and the denominator of which is the aggregate Class Note Balances of the Senior Notes, in each case prior to giving effect to payments of principal on that Payment Date.

         "CLASS [o] LOCKOUT PAYMENT AMOUNT": As to any Payment Date, an amount equal to the product of (1) the applicable Class [o] Lockout Percentage for that Payment Date, (2) the Class [o] Calculation Percentage for that Payment Date and
(3) the Senior Principal Payment Amount for that Payment Date, but in no event will the Class [o] Lockout Payment Amount exceed (a) the outstanding Class Note Balance of the Class [o] Notes or (b) the Senior Principal Payment Amount for that Payment Date.

         "CLASS [o] LOCKOUT PERCENTAGE": As to any Payment Date, the applicable percentage set forth below for such Payment Date:

                         PAYMENT DATE      LOCKOUT PERCENTAGE
                         ------------      ------------------


         "CLASS INTEREST CARRYOVER SHORTFALL": As to any class of Offered Notes and any Payment Date, an amount equal to the sum of (1) the excess of the related Class Monthly Interest Amount for the preceding Payment Date and any outstanding Class Interest Carryover Shortfall with respect to that class on the preceding Payment Date, over the amount in respect of interest that is actually paid to the holders of the class on the preceding Payment Date plus (2) interest on the excess, to the extent permitted by law, at the related Note Rate for the related Interest Period.

         "CLASS INTEREST PAYMENT": As to any class of Offered Notes and Payment Date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for that class of Offered Notes for the applicable Payment Date.

         "CLASS [o] PRINCIPAL PAYMENT AMOUNT": As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the aggregate Class Note Balance of the Senior Notes has been reduced to zero and a Delinquency Event exists, or (y) if any Senior Notes are outstanding and a Delinquency Event is not in effect, the excess of:

                  (1) the sum of:

                           (A) the aggregate Class Note Balance of the Senior
                  Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date, and

                           (B) the Class Note Balance of the Class [o] Notes
                  immediately prior to the applicable Payment Date;

                           over:

                  (2) the lesser of:

                           (A) [o]% of the Pool Balance as of the last day of
                  the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date, and

                           (B) the Pool Balance as of the last day of the
                  related Due Period minus the OC Floor.

         "CLASS MONTHLY INTEREST AMOUNT": As to any Payment Date and class of Offered Notes, interest for the related Interest Period at the related Note Rate on the related Class Note Balance immediately prior to that Payment Date.

         "CLASS NOTE BALANCE": As of any date of determination and class of Offered Notes, the original Class Note Balance for such Class reduced by the sum of all amounts previously paid to the noteholders of such class in respect of principal from the Senior Principal Payment Amount, as applicable, on all previous Payment Dates and, in the case of any class of Class M Notes, reduced by any related Applied Realized Loss Amounts allocated to such class on prior Payment Dates; provided, however, if the context so specifies, the Class Note Balance will also be reduced by all payments of principal and allocations of related Applied Realized Loss Amounts on the Payment Date that is the date of determination.

         "CLASS PRINCIPAL CARRYOVER SHORTFALL": As to any class of Subordinate Notes and any Payment Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the Class Note Balance of that class of Subordinate Notes on the applicable Payment Date as provided under "--Allocation of Realized Losses" below and (y) the amount of any such reductions contemplated by clause (x) above on prior Payment Dates over (2) the amount paid on prior Payment Dates in respect of the reductions contemplated by clause (1) allocated to that class of Subordinate Notes on prior Payment Dates.

         "CUMULATIVE LOSS EVENT": For any Payment Date in the applicable period below, if Cumulative Net Losses exceed the applicable percentage set forth below for the related Payment Date:

       NUMBER OF PAYMENT DATES          PERCENTAGES
-------------------------------------   -----------
25th-36th............................
37th-48th............................
49th -60th...........................
61st -72nd...........................
73rd and thereafter..................

         "CUMULATIVE NET LOSSES": As of any date of determination, the aggregate of the losses due to Liquidated Mortgage Loans incurred from the Cut-Off Date through the end of the calendar month preceding such date of determination, expressed as a percentage of the Pool Balance as of the Closing Date.

         "DELINQUENCY AMOUNT": As to any Payment Date, the aggregate Principal Balance of the Mortgage Loans that are any of the following (a) 60 days or more delinquent, (b) 60 days or more delinquent and in bankruptcy or foreclosure or
(c) REO properties as of the last day of the related Prepayment Period.

         "DELINQUENCY EVENT": A Delinquency Event shall have occurred and be continuing, if at any time, (x) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the Delinquency Amount and the denominator of which is the Pool Balance as of the last day of the related Due Period exceeds (y) [o]% of the Senior Enhancement Percentage.

         "DUE PERIOD": With respect to each Payment Date, the period from and including the second day of the month preceding the month of the applicable Payment Date to and including the first day of the month of that Payment Date.

         "EXCESS INTEREST": As to any Payment Date, the Available Funds remaining after the application of payments pursuant to clauses 1 through 13 under "--Payment Priorities," below.

         "EXCESS OVERCOLLATERALIZATION AMOUNT": As to any Payment Date, the lesser of (1) the Basic Principal Amount for the applicable Payment Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Basic Principal Amount is paid on the Offered Notes, over (y) the Required Overcollateralization Amount.

         "INTEREST PERIOD": For any Payment Date and the Adjustable-Rate Notes, the period from the prior Payment Date, or in the case of the first Payment Date, from the Closing Date, through the day preceding the current Payment Date, calculated on the basis of a 360-day year and the actual number of days elapsed. For any Payment Date and the Fixed-Rate Notes, the calendar month preceding that Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "INTEREST REMITTANCE AMOUNT": As to any Payment Date, the portion of the Available Funds that constitutes amounts in respect of interest.

         "LIQUIDATED MORTGAGE LOAN": As to any Payment Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the servicing agreement, as of the end of the preceding Prepayment Period related to such prepayment, that all liquidation proceeds which it expects to recover with respect to that Mortgage Loan, including the disposition of the related REO, have been received.

         "NET LIQUIDATION PROCEEDS": With respect to any Liquidated Mortgage Loan, liquidation proceeds other than Recoveries, net of any related unreimbursed servicing fees, master servicing fees, servicing advances and monthly advances.

         "OC FLOOR": An amount equal to [o]% of the Pool Balance as of the Closing Date.

         "OVERCOLLATERALIZATION AMOUNT": As to any Payment Date, the excess, if any, of (1) the Pool Balance as of the end of the related Due Period over (2) the aggregate Class Note Balance of the Offered Notes, after giving effect to the payment of the Principal Payment Amount on that Payment Date.

         "POOL BALANCE": As of any date of determination, the aggregate Principal Balance of the Mortgage Loans as of the applicable date.

         "PREPAYMENT PERIOD": As to any Payment Date and any principal prepayment in full received on a Mortgage Loan, the period from the 16th day of the calendar month preceding the month in which that Payment Date occurs (or in the case of the first Payment Date, from the Cut-Off Date) through the 15th day of the month in which that Payment Date occurs. As to any Payment Date and any partial principal prepayment received on a Mortgage Loan, the calendar month preceding that Payment Date.

         "PRINCIPAL BALANCE": As to any Mortgage Loan (other than a Liquidated Mortgage Loan) and any date of determination, the unpaid Principal Balance of the Mortgage Loan as of the Cut-Off Date after deduction of payments of principal due on or before that date, minus all amounts credited against the Principal Balance prior to the date of determination.

         "PRINCIPAL PAYMENT AMOUNT": For any Payment Date, the lesser of (1) the aggregate Class Note Balance of the Offered Notes immediately preceding that Payment Date and (2) the sum of (x) the Basic Principal Amount for that Payment Date minus the Excess Overcollateralization Amount, if any, for that Payment Date and (y) the Subordination Increase Amount, if any, for that Payment Date.

         "RECOVERY (OR RECOVERIES)": With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on that Mortgage Loan, which has previously been allocated as a realized loss to a class or classes of Notes net of reimbursable expenses to the Servicer and Master Servicer.

         "REQUIRED OVERCOLLATERALIZATION AMOUNT": As to any Payment Date (a) prior to the Stepdown Date, the product of (x) [o]% and (y) the Pool Balance as of the Cut-Off Date and (b) on and after the Stepdown Date, the greater of (1) the lesser of (x) the product of [o]% and the Pool Balance as of the Cut-Off Date and (y) the product of [o]% and the Pool Balance as of the end of the related Due Period, and (2) the OC Floor.

         Notwithstanding the foregoing, on each Payment Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Payment Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of
(x) the Required Overcollateralization Amount in effect as of the immediately preceding Payment Date and (y) the product of [o]% and the Pool Balance as of the end of the related Due Period; but the Required Overcollateralization Amount will never be less than the OC Floor.

         Notwithstanding the foregoing, the percentages set forth above are subject to a variance of plus or minus 5%.

         "SENIOR ENHANCEMENT PERCENTAGE": As to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate Class Note Balance of the Subordinate Notes and (2) the Overcollateralization Amount, in each case, on the prior Payment Date, and the denominator of which is the Pool Balance as of the last day of the prior Due Period.

         "SENIOR PRINCIPAL PAYMENT AMOUNT": As to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) [o]% of the Principal Payment Amount and (2) the aggregate Class Note Balance of the Senior Notes immediately prior to that Payment Date, and (b) any other Payment Date, an amount equal to the lesser of (1) the Principal Payment Amount and (2) the excess, if any, of (x) the aggregate Class Note Balance of the Senior Notes immediately prior to the applicable Payment Date over (y) the lesser of (A) [o]% of the Pool Balance as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date and (B) the Pool Balance as of the last day of the related Due Period minus the OC Floor.

         "STEPDOWN DATE": The earlier to occur of (x) the first Payment Date after the Payment Date on which the aggregate Class Note Balance of the Senior Notes is reduced to zero and (y) the later to occur of (A) the Payment Date in [o] and (B) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to payment of the Principal Payment Amount to the Offered Notes then entitled to payments of principal on such Payment Date), is at least equal to 39.80%.

         "SUBORDINATION DEFICIENCY": As to any Payment Date, the excess, if any, of (x) the Required Overcollateralization Amount for the applicable Payment Date over (y) the Overcollateralization Amount for that Payment Date after giving effect to the payment of the Basic Principal Amount on that Payment Date.

         "SUBORDINATION INCREASE AMOUNT": As to any Payment Date, the lesser of
(x) the Subordination Deficiency and (y) the Excess Interest.

         "SUBORDINATION REQUIRED OVERCOLLATERALIZATION AMOUNT": As to any Payment Date on which a Delinquency Event does not exist, the Required Overcollateralization Amount, without giving effect to the OC Floor calculation. As to any other Payment Date, the Required Overcollateralization Amount.

PAYMENT PRIORITIES

         On each Payment Date the Securities Administrator will withdraw from the payment account the Available Funds and apply this amount in the following order of priority, in each case, to the extent of the funds remaining:

         1. Concurrently, to the Senior Notes, PRO RATA based on amounts due, the related Class Interest Payment for the applicable Payment Date; then

         2. Sequentially, first to the Class [o] Notes, second to the Class [o] Notes, third to the Class [o] Notes, fourth to the Class [o] Notes, fifth to the Class [o] Notes, sixth to the Class [o] Notes, seventh to the Class [o] Notes, eighth to the Class [o] Notes, ninth to the Class [o] Notes and tenth to the Class [o] Notes, the related Class Monthly Interest Amount for the applicable Payment Date; then

         3. To the Senior Notes, the Senior Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount, sequentially, first to the Class [o] Notes, an amount equal to the Class [o] Lockout Payment Amount, and second, sequentially, first, to the Class [o] and Class [o] Notes, PRO RATA, based on the Class Note Balance of each such class, and then to the Class [o], Class [o], Class [o], Class [o] and Class [o] Notes, in that order, until the respective Class Note Balances of such classes have been reduced to zero; provided, however, on any Payment Date on which the aggregate Class Note Balance of the Class M Notes has been reduced to zero, principal payments to the Senior Notes will be made on a PRO RATA basis based on the Class Note Balance of each such class; then

         4. To the Class [o] Notes, the Class [o] Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

         5. To the Class [o] Notes, the Class [o] Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

         6. To the Class [o] Notes, the Class [o] Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

         7. To the Class [o] Notes, the Class [o] Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

         8. To the Class [o] Notes, the Class [o] Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

         9. To the Class [o] Notes, the Class [o] Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

         10. To the Class [o] Notes, the Class [o] Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

         11. To the Class [o] Notes, the Class [o] Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

         12. To the Class [o] Notes, the Class [o] Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

         13. To the Class [o] Notes, the Class [o] Principal Payment Amount for the applicable Payment Date, excluding any Subordination Increase Amount included in that amount; then

         14. To the Offered Notes, the Subordination Increase Amount for the applicable Payment Date, allocated in the same order of priority set forth in clauses 3 through 13 above; then

         15. Sequentially, first to the Class [o] Notes, second to the Class [o] Notes, third to the Class [o] Notes, fourth to the Class [o] Notes, fifth to the Class [o] Notes, sixth to the Class [o] Notes, seventh to the Class [o] Notes, eighth to the Class [o] Notes, ninth to the Class [o] Notes and tenth to the Class [o] Notes, (a) any related Class Interest Carryover Shortfall, then (b) any related Class Principal Carryover Shortfall and then (c) any interest accrued on any related Class Principal Carryover Shortfall; then

         16. To the Offered Notes any Basis Risk Shortfall Amounts as set forth in paragraphs (C) and (D) below, after taking into account amounts received under the Class [o] Interest Rate Cap Agreement; then

         17. To the Class [o] Notes, as set forth in the indenture; and then

         18. To the Owner Trustee, any fees, expenses and indemnities not otherwise paid and then, to the Owner Trust Certificates, any remaining amounts.

         On each Payment Date, all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period will be withdrawn from the payment account and paid by the Securities Administrator to the holders of the Class [o] Notes and will not be available for payment to the holders of any class of Notes.

         On each Payment Date, the Securities Administrator will pay to the Offered Notes any related Basis Risk Shortfall Amounts in the following order of priority:

         (A) First, to the Class [o] Notes, from payments made under the Class [o] Interest Rate Cap Agreement, the related Basis Risk Shortfall Amount; then

         (B) Second, to the Owner Trust Certificates, the remainder of any payments made under the Class [o] Interest Rate Cap Agreement after payments made in respect of any Basis Risk Shortfall Amount payable to the Class [o] Notes; then

         (C) Third, to the Senior Notes, PRO RATA based on amounts due, the related Basis Risk Shortfall Amount from payments made pursuant to clause 16 above (after payments to the Class [o] Notes pursuant to clause (A) above); then

         (D) Fourth, sequentially, to the Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o], Class [o] and Class [o] Notes, in that order, based on amounts due, the related Basis Risk Shortfall Amount from payments made pursuant to clause 16 above (after payments to the Class [o] Notes pursuant to clause (A) above); and then

         (D) Fifth, to the Owner Trust Certificates, any remaining amounts.

NOTE RATES

         The Note Rate for each class of Offered Notes is subject to the Available Funds Rate.

         The Note Rate for any Interest Period with respect to the Adjustable-Rate Notes, will equal the lesser of:

         (a) the sum of one-month LIBOR and the applicable note margin;

         (b) [o]%; and

         (c) the Available Funds Rate.

         The note margin for the Adjustable-Rate Notes, will be as follows:

                                                            NOTE MARGIN
                                                       ---------------------
                                  CLASS                    (1)        (2)
                  ----------------------------------   ---------   ---------
                  [o]...............................

      --------------------
      (1) Prior to or on the optional redemption date.
      (2) After the optional redemption date.

         The Note Rate for any Interest Period with respect to the Fixed-Rate Notes, will equal the lesser of:

         (a) the applicable fixed interest rate listed in the table below; and

         (b)      the Available Funds Rate.

         The fixed interest rate for any Interest Period with respect to the Fixed-Rate Notes will be as follows:

                                                        INTEREST RATE
                                                        --------------
                               CLASS                     (1)     (2)
                  -------------------------------       ------  ------
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................
                  [o]............................

      --------------------
      (1) Prior to or on the optional redemption date.
      (2) After the optional redemption date.

         With respect to each Payment Date and the Adjustable-Rate Notes, one-month LIBOR will equal the interbank offered rate for one-month U.S. dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of the related Interest Period. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate, or any other page as may replace page 3750 on that service for the purpose of displaying London Inter-Bank Offered Rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the Securities Administrator after consultation with the Seller), the rate will be the reference bank rate.

         The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Securities Administrator after consultation with the Seller, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of the related Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Note Balance of the Adjustable-Rate Notes. The Securities Administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator after consultation with the Seller, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Note Balance of the Adjustable-Rate Notes. If no quotations can be obtained, the rate will be one-month LIBOR for the prior Payment Date.

         LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

THE CLASS [o] INTEREST RATE CAP AGREEMENT

         On the Closing Date, the Owner Trustee, on behalf of the trust, will be directed pursuant to the indenture to enter into the Class [o] Interest Rate Cap Agreement, with Bank of America, N.A. (the "Cap Provider"), whereby the Cap Provider will agree to make payments to the trust on each Interest Rate Cap Agreement Payment Date on which the Index Rate exceeds the strike rates described below for that Payment Date (subject to a rate ceiling). The "Interest Rate Cap Agreement Payment Date" for the Class [o] Interest Rate Cap Agreement is the second business day prior to the 25th day of each month beginning in [o], to and including the termination date, which occurs in [o].

         Under the Class [o] Interest Rate Cap Agreement, the Cap Provider will agree to make payments to the trust on each related Interest Rate Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Interest Rate Cap Agreement Payment Date (or in the case of the initial Interest Rate Cap Agreement Payment Date, the Closing Date) to but excluding the current Interest Rate Cap Agreement Payment Date and the denominator of which is 360, (b) the related notional amount as set forth in the Class [o] Interest Rate Cap Agreement for that Interest Rate Cap Agreement Payment Date and (c) the excess, if any, of (x) the Index Rate over (y) the related strike rate (subject to a rate ceiling of [o]%) as set forth in the Class [o] Interest Rate Cap Agreement for that Interest Rate Cap Agreement Payment Date (the "Interest Rate Cap Agreement Payment Amount"). Generally, the "Index Rate" is the rate for one-month deposits in U.S. Dollars which appears on the Telerate Page 3750 or, if such rate does not appear on the Telerate Page 3750, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market. Amounts paid under the Class [o] Interest Rate Cap Agreement will be available on any Payment Date to pay any Basis Risk Shortfall Amount to the Class [o] Notes as described above under "--Payment Priorities." Any amounts received in respect of the Class [o] Interest Rate Cap Agreement on any Interest Rate Cap Agreement Payment Date that are not needed to pay Basis Risk Shortfall Amounts to the Class [o] Notes on the related payment date will be distributed to the holders of the Owner Trust Certificates.

         Unless terminated earlier, the Class [o] Interest Rate Cap Agreement will terminate after the Interest Rate Cap Agreement Payment Date in [o]. Both the Owner Trustee, on behalf of the trust, and the Cap Provider will have the right to terminate the Class [o] Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with the Class [o] Interest Rate Cap Agreement.

CAP PROVIDER

         Moody's currently rates the Cap Provider's long-term certificates of deposit as "Aa1" and short-term certificates of deposit as "P-1". S&P rates the Cap Provider's long-term certificates of deposit as "AA-" and its short-term certificates of deposit as "A-1+". Fitch rates long-term certificates of deposit of the Cap Provider as "AA" and short-term certificates of deposit as "F1+". Further information with respect to such ratings may be obtained from Moody's, S&P and Fitch, respectively. No assurances can be given that the current ratings of the Cap Provider's instruments will be maintained.

OVERCOLLATERALIZATION PROVISIONS

         On each Payment Date, the Excess Interest will be applied to, among other things, the accelerated amortization of the Offered Notes then entitled to payments of principal until the Overcollateralization Amount equals the Required Overcollateralization Amount. Subject to particular floors, caps and triggers, the Required Overcollateralization Amount may decrease over time. It is a condition to the issuance of the notes on the Closing Date that the Required Overcollateralization Amount be met.

ALLOCATION OF REALIZED LOSSES

         The Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Mortgage Loan. If the Net Liquidation Proceeds are less than the unpaid Principal Balance of the related Liquidated Mortgage Loan, the Pool Balance will decline more than the aggregate Class Note Balance of the related Offered Notes. If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of Subordinate Notes then outstanding with the lowest relative payment priority will bear the loss.

         The indenture does not permit the allocation of realized losses to the Senior Notes. Investors in the Senior Notes should note that although realized losses cannot be allocated to the Senior Notes, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay to the Senior Notes all interest and principal amounts to which they are entitled.

         Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class which, subject to Available Funds, may be paid (with interest accrued thereon) on a future Payment Date to the extent funds are available for payment as provided above under "--Payment Priorities."

         With respect to any class of Subordinate Notes to which a realized loss has been allocated (including any class for which the related Class Note Balance has been reduced to zero) on any Payment Date, the Class Note Balance of that class will be increased up to the amount of related Recoveries for that Payment Date, beginning with the class of Subordinate Notes with the highest relative payment priority, up to the amount of realized losses previously allocated to reduce the Class Note Balance of such class.

         For all purposes of this prospectus supplement, the Class [o] Notes will have the lowest payment priority of any class of Subordinate Notes.

FORM OF REPORTS TO NOTEHOLDERS

         Concurrently with each payment to noteholders, the Securities Administrator will prepare, based on information received from the Servicer and Master Servicer, and make available to each noteholder a statement setting forth, among other items the following, to the extent applicable to each class of Notes:

                  the aggregate amount of the distribution to each class of notes on the applicable distribution date;

                  (b) the amount of the distribution set forth in paragraph (a) above in respect of interest and the amount of that distribution in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

                  (c) the amount of the distribution set forth in paragraph (a) above in respect of principal;

                  (d) the amount of Group I Excess Interest and Group II Excess Interest paid as principal;

                  (e) the amount of the tax matters fee, the master servicing fee and the servicing fee;

                  (f) the aggregate Principal Balances of the mortgage loans in each loan group and the Pool Balance, in each case as of the close of business on the last day of the preceding Due Period;

                  (g) the class principal balance of each class of notes after giving effect to payments allocated to principal above;

                  (h) each Overcollateralization Amount, the Group I Required Overcollateralization Amount and the Group II Required
         Overcollateralization Amount as of the close of business on the distribution date, after giving effect to distributions of principal on the applicable distribution date;

                  (i) the number and aggregate Principal Balances of the mortgage loans in each mortgage loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days, or 90 or more days, including mortgage loans in foreclosure, in bankruptcy and real estate owned, each separately stated, respectively, as of the end of the preceding month;

                  (j) whether a Group I Cumulative Loss Event, Group II Cumulative Loss Event, Group I Delinquency Event or a Group II Delinquency Event has occurred and is continuing and the calculations of those events;

                  (k) the amounts of realized losses for each mortgage loan group for the applicable Due Period and the cumulative amount of realized losses to date for each mortgage loan group;

                  (l) the weighted average loan rate on the mortgage loans in each mortgage loan group and specifying the weighted average loan rate for each mortgage loan group as of the first day of the related Due Period;

                  (m) the amount of the related Net Rate Cap Carryover distributed to the offered notes, stating separately any amounts received from the cap provider with respect to the Group I interest rate cap agreement, and the amount of the related Net Rate Cap Carryover remaining for each class;

                  (n) the amount of any Class Principal Carryover Shortfall paid with respect to each class of subordinate notes and any amounts remaining; and

                  (o) the note rate for each class of offered notes for the following Interest Period.

         In the case of information furnished pursuant to clauses (b) and (c) above, the amounts shall be expressed as a dollar amount per note with a $[o] denomination.

The primary source of information available to investors concerning the Class [o] Notes will be the monthly reports made available via the Trustee's internet website at [o], which will include information as to the outstanding Note Principal Balance of the Class [o] and Mezzanine Notes and the status of the applicable form of credit enhancement. Also, investors may read and any Form 10-D, Form 10-K or Form 8-K at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also makes any such materials filed electronically available at the following website: http://www.sec.gov.
         The securities administrator will also be entitled to rely on, but shall not be responsible for the content or accuracy of any information provided by, third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer regarding third party information it deems appropriate in its reasonable discretion, without suggesting liability on the part of any other party.

         Within 60 days after the end of each calendar year, the securities administrator will forward to each person, if requested in writing by that person, who was a noteholder during the prior calendar year a statement containing the information set forth in clauses (b) and (c) above aggregated for the applicable calendar year.

         Any Form 10-D, Form 10-K or Form 8-K will be filed on behalf of the Issuing Entity will be signed by the Depositor.

                          ASSIGNMENT OF MORTGAGE LOANS

         Pursuant to the mortgage loan sale and contribution agreement, dated [o], among the Seller, the Depositor and the Originator, the Seller will transfer to the Depositor all of its respective right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgages and other related documents, collectively, referred to as the related documents, including all payments received after the Cut-Off Date other than payments of principal and interest on the Mortgage Loans due on or before the Cut-Off Date. Pursuant to the amended and restated trust agreement, dated [o], between the Depositor and the Owner Trustee, the Depositor will transfer such right, title and interest (also referred to as the trust estate) to the Issuer. Pursuant to the indenture, dated [o], between the Issuer and the Indenture Trustee, the Issuer will pledge the trust estate to the Indenture Trustee.

         The Indenture Trustee, concurrently with the transfers and pledge on the Closing Date, will deliver the notes to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the Indenture Trustee pursuant to the indenture. This schedule will include information as to the Principal Balance of each Mortgage Loan as of the Statistic Calculation Date, as well as information with respect to the loan rate.

         The mortgage loan sale and contribution agreement will require that the Seller deliver to the Indenture Trustee, or the Custodian, as the Indenture Trustee's agent for this purpose, the Mortgage Loans endorsed to the Indenture Trustee and the related documents. In lieu of delivery of original mortgages, if the original is not available, the Seller may deliver true and correct copies of the original mortgages.

         Under the terms of the mortgage loan sale and contribution agreement, the Seller will promptly and in no event later than 30 days after the Closing Date, prepare and record assignments of the mortgages related to each Mortgage Loan in favor of the Indenture Trustee, unless opinions of counsel satisfactory to the Rating Agencies are delivered to the Indenture Trustee to the effect that recordation of the assignments is not required in the relevant jurisdictions to protect the interests of the Indenture Trustee in the Mortgage Loans. If the recording information with respect to any assignment of mortgage is unavailable within 30 days of the Closing Date, the assignment will be submitted for recording within 30 days after receipt of this information, but in no event later than one year after the Closing Date.

         Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the Indenture Trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of that mortgage, the Seller may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the Mortgage Loans in the trust that are not already held through the MERS(R) System may, at the discretion of the Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the Mortgage Loan and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Indenture Trustee, and does not have any interest in the Mortgage Loan.

         Within 45 days of the Closing Date, the Indenture Trustee, or the Custodian on behalf of the Indenture Trustee, will review the Mortgage Loans and the related documents pursuant to the indenture and if any Mortgage Loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification of the defect to the Depositor, the Originator and the Seller by the Indenture Trustee or the Custodian, the Originator will be obligated to either (a) substitute for the Mortgage Loan an eligible substitute mortgage loan or (b) repurchase the Mortgage Loan at a price equal to the outstanding Principal Balance of the Mortgage Loan as of the date of purchase, plus unpaid interest on the Mortgage Loan from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the loan rate, plus the amount of any unreimbursed servicing advances made by the Servicer, plus any costs due to violations of any predatory or abusive lending law. The purchase price will be deposited in the collection account on or prior to the next succeeding determination date after the obligation arises. The obligation of the Originator to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and related documents available to the Indenture Trustee or the noteholders. In addition, pursuant to the mortgage loan sale and contribution agreement, on any Payment Date the Seller may, at its option, repurchase Mortgage Loans at the purchase price described above from the trust; provided, however, that the total amount of all repurchases made by the Originator may not exceed one percent of the aggregate outstanding Principal Balance of the Mortgage Loans as of the Cut-Off Date.

         In connection with the substitution of an eligible substitute Mortgage Loan, the Originator will be required to remit to the Servicer for deposit in the collection account on or prior to the next succeeding determination date after the obligation arises a substitution amount equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of the eligible substitute Mortgage Loan.

         An eligible substitute Mortgage Loan is a Mortgage Loan to be substituted by the Originator for a Defective Mortgage Loan that must, on the date of the substitution:

o have an outstanding Principal Balance after deducting all scheduled principal payments due in the month of the substitution, or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance, not in excess of, and not less than 95% of, the Principal Balance of the Defective Mortgage Loan;

o have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1% in excess of the loan rate of the Defective Mortgage Loan;

o have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

o have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; and

o comply with each representation and warranty as to the Mortgage Loans set forth in the mortgage loan sale and contribution agreement, deemed to be made as of the date of substitution.

         The Originator will make representations and warranties as to the accuracy in all material respects of information furnished to the Indenture Trustee with respect to each Mortgage Loan. In addition, the Originator will represent and warrant, on the Closing Date that, among other things: (a) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the related documents, free of any lien; and (b) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any representation and warranty which materially and adversely affects the value of, or the interests of the noteholders in, the related Mortgage Loan and related documents, the Originator will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Originator will be obligated to (x) substitute for the Mortgage Loan an eligible substitute Mortgage Loan or (y) repurchase the Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating to the Defective Mortgage Loans will apply to the substitution or purchase of a Mortgage Loan as a result of a breach of a representation or warranty in the mortgage loan sale and contribution agreement that materially and adversely affects the interests of the noteholders.

         Mortgage Loans required to be substituted or repurchased by the Originator as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

                             THE SERVICING AGREEMENT

                                  THE SERVICER

                  [Information to be provided by the Servicer in accordance with Regulation AB]


                               THE MASTER SERVICER

                  [Information to be provided by the Master Servicer in accordance with Regulation AB].

         [According to ss.229.1108(b)(2) state how long the servicer has been servicing assets. Provide, to the extent material, a general discussion of the servicer's experience in servicing assets of any type as well as a more detailed discussion of the servicer's experience in, and procedures for the servicing function it will perform in the current transaction for assets of the type included in the current transaction. See ss.229.1108(b)(2) for requirements.]

         [According to ss.229.1108(b)(3) describe any material changes to the servicer's policies or procedures in the servicing function it will perform in the current transaction for assets of the same type included in the current transaction during the past three years.]

         [According to ss.229.1108(b)(4) provide information regarding the servicer's financial condition to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance or performance of the notes.]

         The master servicer will service and administer the Mortgage Loans as further described herein.

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

         The servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage Loan so long as that waiver, modification or postponement is in accordance with the servicing standard set forth in the servicing agreement; provided, however the servicer may not permit any modification of any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on that Mortgage Loan, unless
(i) the borrower is in default or (ii) such default is reasonably foreseeable.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The master servicer will establish and maintain or cause to be maintained a separate trust account, the collection account, for the benefit of the noteholders. The collection account will be an eligible account (as defined in the servicing agreement). Upon receipt by the master servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for P&I Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the master servicer will deposit such amounts in the collection account. Amounts so deposited may be invested in permitted investments (as defined in the servicing agreement) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the distribution account. The indenture trustee will establish an account, the distribution account, into which will be deposited amounts withdrawn from the collection account for distribution to noteholders on a payment date and payment of certain fees and expenses of the trust. The distribution account will be an eligible account. Amounts on deposit therein may be invested in permitted investments maturing on or before the business day prior to the related payment date unless such permitted investments are invested in investments managed or advised by the trustee or an affiliate thereof, in which case such permitted investments may mature on the related payment date.

                               THE ISSUING ENTITY

         Renaissance Home Equity Loan Trust [o] is a statutory trust formed under the laws of the State of Delaware pursuant to the trust agreement, dated as of [o], as amended and restated on the Closing Date, among the Depositor, the Owner Trustee and the note registrar for the transactions described in this prospectus supplement. The trust agreement and the amended and restated trust agreement constitute the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the proceeds therefrom, (ii) issuing the Offered Notes and the Owner Trust Certificates, (iii) making payments on the Offered Notes and the Owner Trust Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the Offered Notes. The assets of the Issuer will consist of the Mortgage Loans pledged to secure the notes, any payments received under the Class [o] Interest Rate Cap Agreement for the benefit of the holders of the Class [o] Notes and any payments received under an interest rate cap agreement for the benefit of the holders of the Class [o] Notes. The Issuer's principal offices are in Wilmington, Delaware, in care of [o], as Owner Trustee.

                                THE OWNER TRUSTEE

         [o] is the Owner Trustee under the trust agreement.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the noteholders under the trust agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the trust agreement. Except for providing the information set forth in this section, the Owner Trustee has not participated in the preparation of this prospectus supplement and has assumed no responsibility for its contents. The Owner Trustee's sole duties and liabilities with respect to the notes are limited to the express duties and liabilities of the Owner Trustee as set forth in the trust agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the trust agreement.

         The principal compensation to be paid to the Owner Trustee in respect of its obligations under the trust agreement will be payable by the Seller pursuant to a separate fee agreement between the Seller and the Owner Trustee.

                                   THE SELLER

         Renaissance REIT Investment Corp. will sell the Mortgage Loans to the Depositor pursuant to the mortgage loan sale and contribution agreement. In addition, the Seller will retain the Owner Trust Certificates as partial consideration for the sale of the Mortgage Loans.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND PAYMENT ACCOUNT

         The Servicer will establish and maintain in the name of the Indenture Trustee a separate collection account for the benefit of the holders of the notes. The collection account will be an eligible account, as defined in this prospectus supplement. Upon receipt by the Servicer of amounts in respect of the Mortgage Loans, excluding amounts representing the servicing fee, reimbursement for monthly advances and servicer advances and insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items and amounts in respect of principal and interest due on or before the applicable Cut-Off Date, the Servicer will deposit these amounts in the collection account. Amounts so deposited may be invested in eligible investments, as described in the servicing agreement, maturing no later than one business day prior to the date on which the amount on deposit is required to be deposited in the payment account or on the applicable Payment Date if approved by the Rating Agencies. Investment earnings from amounts on deposit in the collection account will not be part of Available Funds.

         Under the indenture, the Securities Administrator will establish a payment account. No later than 1:00 p.m. New York time on or before the business day prior to each Payment Date, the Available Funds for that Payment Date are required to be deposited into the payment account. The payment account will be an eligible account. Amounts on deposit in the payment account may be invested in eligible investments maturing on or before the business day prior to the related Payment Date or, if the eligible investments are an obligation of the Securities Administrator or an affiliate or are money market funds for which the Securities Administrator or any affiliate is the manager or the advisor, the eligible investments shall mature no later than the related Payment Date. Investment earnings or losses from amounts on deposit in the payment account will not be part of Available Funds.

         An eligible account is a segregated account that is:

         (1) maintained with a depository institution whose debt obligations at the time of any deposit in the eligible account have the highest short-term debt rating by the Rating Agencies and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation established by the fund with a minimum long-term unsecured debt rating of "A" by Standard & Poor's and "A2" by Moody's (or the required rating from one such Rating Agencies if the other such Rating Agency does not provide a rating for such depository institution) and which is any of the following:

                  (a) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,

                  (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

                  (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or

                  (d)      a principal subsidiary of a bank holding company;

         (2) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or

         (3) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Securities Administrator, without reduction or withdrawal of the then current ratings of the Offered Notes.

ADVANCES

         The determination date for each Payment Date is on the fourth business day prior to that Payment Date. On or prior to the business day before each Payment Date, referred to in this prospectus supplement as the deposit date, the Servicer will deposit in the collection account an amount equal to each scheduled payment due on a Mortgage Loan during the related Due Period but not received by the Servicer as of the related determination date, net of the servicing fee, called a monthly advance. This obligation of the Servicer continues with respect to each Mortgage Loan until the Mortgage Loan becomes a Liquidated Mortgage Loan or the Servicer makes a good faith determination that any such advance would not be recoverable in the future. The Master Servicer will be obligated to make any required monthly advance if the Servicer fails in its obligation to do so, to the extent provided in the servicing agreement. So long as the Servicer is [o] or an affiliate as specified in the servicing agreement or has long-term debt rated at least investment grade, the Servicer may fund monthly advances from amounts in the collection account that are being held for future payment but must replace any of those funds so used prior to the next Payment Date. Neither the Servicer nor the Master Servicer will be obligated to advance shortfalls of interest resulting from the application of the SCRA.

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of the following:

o the preservation, restoration and protection of the mortgaged properties,

o        any enforcement or judicial proceedings, including foreclosures, and

o the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage.

         Each such expenditure will constitute a servicing advance.

         The Servicer's right to reimbursement for servicing advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and any other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which the unreimbursed amounts are owed. The Servicer's and Master Servicer's right to reimbursement for monthly advances is limited to late collections on any Mortgage Loan and to liquidation proceeds and insurance proceeds on the related Mortgage Loan. The Servicer's and Master Servicer's right to reimbursements is prior to the rights of noteholders.

         Notwithstanding the foregoing, neither the Servicer nor the Master Servicer are required to make any monthly advance or servicing advance, as applicable, if in either's good faith judgment and sole discretion, the Servicer or Master Servicer, as applicable, determines that the advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related Mortgage Loan or other recoveries in respect of the Mortgage Loan. In addition, if any servicing advance or monthly advance is determined in good faith by the Servicer or the Master Servicer, as applicable, to be non-recoverable from these sources, the amount of the nonrecoverable advances may be reimbursed to that party from other amounts on deposit in the collection account or payment account, as applicable.

         The servicing agreement provides that the Servicer may enter into a facility with any person which provides that the person (an "Advancing Person") may fund monthly advances and/or servicing advances, although no facility of this type shall reduce or otherwise affect the Servicer's or Master Servicer's obligation to fund the monthly advances and/or servicing advances. Any monthly advances and/or servicing advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer.

FORECLOSURE RIGHTS

         For so long as the Seller is the majority holder of the Owner Trust Certificates, the Servicer will not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five business days prior to such commencement, it provides written notice to the Master Servicer and the majority holder of the Owner Trust Certificates of its intention to do so, and
(ii) the majority holder of the Owner Trust Certificates consents in writing to such action; but if the majority holder of the Owner Trust Certificates does not consent in writing within 5 Business Days of receipt of written notice from the Servicer of its intention to foreclose, the consent will be deemed to have been given. If the majority holder of the Owner Trust Certificates does not consent to such action, then it will instruct the Servicer to hire, at Seller's expense, the three appraisal firms identified in the Servicing Agreement, to compute the fair value of the mortgaged property relating to the Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a "Fair Value Price"), in each case no later than 30 days from the date of such holder's objection. Subject to certain provisions in the Servicing Agreement, the holder of the Owner Trust Certificates will, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related mortgaged property at an amount equal to the highest of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon and unreimbursed servicing advances. All costs relating to the computation of the related Fair Value Prices shall be for the account of the majority holder of the Owner Trust Certificates and shall be paid by the majority holder of the Owner Trust Certificates at the time such Mortgage Loan and the related mortgaged property are purchased by the majority holder of the Owner Trust Certificates.

         In addition, for so long as the Seller is the majority holder of the Owner Trust Certificates, in the event that the Servicer determines not to proceed with foreclosure proceedings with respect to a Mortgage Loan that is 60 days' or more delinquent and the Servicer has determined that it is unable to collect payments due under such Mortgage Loan, prior to taking any action with respect to such Mortgage Loan, the Servicer must promptly provide the Master Servicer and the majority holder of the Owner Trust Certificates with written notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan. The Servicer is not permitted to proceed with any such action unless the majority holder of the Owner Trust Certificates, consents in writing to the Servicer taking such action, but if the majority holder of the Owner Trust Certificates does not consent in writing within 5 Business Days of receipt of written notice from the Servicer of its intention to take such action, the consent will be deemed to have been given. If the majority holder of the Owner Trust Certificates does not consent to the Servicer's contemplated action, then it will hire, at Seller's expense, the three appraisal firms identified in the Servicing Agreement to compute the Fair Value Price of the mortgaged property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report, in each case no later than 30 days from the date of such holder's objection. The majority holder of the Owner Trust Certificates will, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related mortgaged property at an amount equal to the highest of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon and unreimbursed servicing advances. All costs relating to the computation of the related Fair Value Prices shall be for the account of the majority holder of the Owner Trust Certificates and shall be paid by the majority holder of the Owner Trust Certificates at the time such Mortgage Loan and the related mortgaged property are purchased by the majority holder of the Owner Trust Certificates.

         Notwithstanding anything herein to the contrary, the majority holder of the Owner Trust Certificates will not be entitled to any of its rights described herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related mortgaged property (at the highest of the three Fair Value Prices respectively determined by such appraisal firms as set forth above) during the time frame set forth in the Servicing Agreement.

         Subject to the conditions set forth in the Servicing Agreement, once the Seller is no longer the majority holder of the Owner Trust Certificates, or following the forfeiture of such holder's rights as set forth in the preceding paragraph, the Seller may, at its option, purchase from the Trust any Mortgage Loan which has been delinquent for 90 days or more. That purchase shall be at a purchase price equal to the purchase price described under the heading "The Servicing Agreement--Optional purchase of Defaulted Mortgage Loans."

SERVICING PROCEDURES

         The Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the terms of the servicing agreement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above and subject to the limitations set forth in the servicing agreement, the Servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a Mortgage Loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the Mortgage Loans. In addition, the Servicer has the right to modify the terms of the Mortgage Loans if the modification would be made by the Servicer if the Mortgage Loan were held for the Servicer's own account. On the 18th day of each calendar month, or, if the 18th day is not a business day, the immediately preceding business day, the Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month's remittance.

SERVICING AND MASTER SERVICING COMPENSATION, PAYMENT OF EXPENSES AND PREPAYMENT INTEREST SHORTFALLS

         With respect to each Due Period, the Servicer will receive from payments in respect of the Mortgage Loans a portion of the payments as a monthly servicing fee in the amount equal to [o]% per annum on the Principal Balance of each Mortgage Loan as of the first day of each Due Period. All assumption fees, late payment charges and other fees and charges, excluding prepayment charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

         With respect to each Due Period, the Master Servicer will receive from payments in respect of the Mortgage Loans a portion of the payments as a monthly master servicing fee in the amount equal to [o]% per annum on the Principal Balance of each Mortgage Loan as of the first day of each Due Period.

         Not later than the deposit date related to each Payment Date, with respect to each Mortgage Loan as to which a principal prepayment in full was made from the 16th day of the calendar month preceding such Payment Date to the last day of such month, the Servicer is required to remit to the Securities Administrator, without any right of reimbursement, an amount equal to the lesser of (a) the excess, if any, of the sum of accrued interest on the Principal Balance of each Mortgage Loan at the related loan rate, or at any lower rate as may be in effect for the Mortgage Loan because of application of the SCRA, minus the servicing fee for the Mortgage Loan, over the aggregate amount of interest actually paid by the related mortgagors in connection with each such principal prepayment, referred to as the prepayment interest shortfall, and (b) an amount equal to the servicing fee times the aggregate Principal Balance of the Mortgage Loans as of the first day of the related Due Period. The Master Servicer is obligated to reduce a portion of its master servicing fee for the related Payment Date to the extent necessary to fund any prepayment interest shortfalls required to be paid but not paid by the Servicer.

         Neither the Servicer nor the Master Servicer is obligated to offset any of the servicing fee or the master servicing fee, as applicable, against, or to provide any other funds to cover, any Civil Relief Act Shortfalls. In addition, the servicing agreement prohibits the Servicer from waiving all or any part of a prepayment charge with respect to a Mortgage Loan unless certain conditions, intended to maximize the trust's recovery with respect to such Mortgage Loan, are satisfied.

EVIDENCE AS TO COMPLIANCE

         The servicing agreement provides for delivery on or before March 15 of each year, beginning March 15, 2007, to the Depositor, the Seller, the Indenture Trustee, the Master Servicer, the Securities Administrator and the Rating Agencies, as applicable, of an annual statement signed by an officer of the Servicer and an annual statement signed by an officer of the Master Servicer, to the effect that the Servicer or the Master Servicer, as applicable, has fulfilled its material obligations under the servicing agreement throughout the preceding calendar year, except as specified in the statement.

         On or before March 15 of each year beginning March 15, 2007, each of the Servicer and the Master Servicer (with respect to the Master Servicer, only if the Master Servicer services loans during such period) will furnish a report prepared by a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants, who may also render other services to the Servicer, to the Depositor, the Seller, the Indenture Trustee, the Master Servicer, the Securities Administrator and the Rating Agencies to the effect that the firm has examined particular documents and the records relating to servicing or master servicing, as applicable, of residential mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and the firm's conclusions.

CERTAIN MATTERS REGARDING THE SERVICER AND MASTER SERVICER

         The servicing agreement provides that the Servicer may not resign from its obligations and duties under that agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Indenture Trustee or (2) upon the satisfaction of the following conditions:

         (a) the Servicer or the servicing rights owner has proposed a successor servicer to the Depositor, the Seller and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

         (b) the proposed successor servicer is (1) an affiliate of the Master Servicer that services similar collateral or (2) the proposed successor servicer has a rating of at least "Above Average" by Standard & Poor's and either a rating of at least "RPS2" by Fitch or a rating of at least "SQ2" by Moody's;

         (c) the Rating Agencies have confirmed to the Indenture Trustee that the appointment of the proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current ratings of the Offered Notes; and

         (d) the proposed successor servicer has a net worth of at least $25,000,000.

         A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an "approved servicer."

         The servicing agreement provides that the Master Servicer may not resign from its obligations and duties under that agreement, unless these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Seller and the Indenture Trustee.

         No resignation of the Servicer or the Master Servicer will become effective until a successor servicer, including the Master Servicer, or the Indenture Trustee has assumed the Servicer's or Master Servicer's, respectively, obligations and duties under the servicing agreement.

         The Servicer may perform any of its duties and obligations under the servicing agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any arrangement, the Servicer will remain liable and obligated to the Master Servicer, the Indenture Trustee and the noteholders for the Servicer's duties and obligations under the servicing agreement, without any diminution of these duties and obligations and as if the Servicer itself were performing the duties and obligations.

         Any corporation into which the Servicer or Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or Master Servicer shall be a party, or any corporation succeeding to the business of the Servicer or Master Servicer shall be the successor of the Servicer or Master Servicer, respectively, under the servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the servicing agreement, anything in the servicing agreement to the contrary notwithstanding.

SERVICER EVENTS OF DEFAULT

         Events of default with respect to the Servicer will include:

         (1) any failure by the Servicer (a) to make any required monthly advance, which failure continues unremedied for one business day after the date due or (b) to deposit in the collection account or the payment account any deposit required to be made under the servicing agreement, which failure continues unremedied for two business days after the date due;

         (2) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement which, in each case, materially and adversely affects the interests of the noteholders, and continues unremedied for 60 days after knowledge or the giving of written notice of the failure to the Servicer by the Master Servicer, the Securities Administrator or the Indenture Trustee, or to the Servicer and the Master Servicer, the Securities Administrator or the Indenture Trustee by noteholders evidencing at least 25% of the voting rights; provided, however, that in the case of a failure that cannot be cured within 60 days, the cure period may be extended if the Servicer can demonstrate to the reasonable satisfaction of the Master Servicer, the Securities Administrator and the Indenture trustee that the Servicer is diligently pursuing remedial action;

         (3) any failure by the Servicer to make any required servicing advance, which failure continues unremedied for the lesser of the time at which the failure would have a material adverse effect on the trust or for a period of 60 days after knowledge or the giving of written notice of the failure to the Servicer by the Indenture Trustee, the Securities Administrator or the Master Servicer, or to the Servicer and the Indenture Trustee, the Securities Administrator or the Master Servicer by noteholders evidencing at least 25% of the voting rights;

         (4) particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and particular actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations;

         (5) cumulative losses or delinquency levels exceed the levels set forth in the servicing agreement;

         (6) (a) any reduction or withdrawal of the ratings or any shadow ratings of any class of Notes attributable principally to the Servicer or the servicing of the Mortgage Loans or (b) the placement by a Rating Agency of any class of Notes on credit watch with negative implications attributable principally to the Servicer or the servicing of the Mortgage Loans;

         (7) any reduction or withdrawal of the ratings of the Servicer as a servicer of subprime mortgage loans by one or more of the Rating Agencies that maintains a servicer rating system and a rating on the Offered Notes to "below average" or below;

         (8) any failure by the Servicer to duly perform, within the required time period, its obligation to provide the annual statement and the accountant's report described below under "--Evidence as to compliance" in this prospectus supplement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Master Servicer;

         (9) any failure by the Servicer to provide, within the required time period set forth in the servicing agreement, any required reports or data pertaining to the Mortgage Loans, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Servicer by the Master Servicer; and

         (10) the identification under any filing pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 which identifies material weaknesses in connection with the Servicer's ongoing evaluation of internal controls which materially and adversely affect the Servicer's ability to perform any of its duties under the servicing agreement.

         In the event of a default by the Servicer, the Master Servicer will have the right to remove the Servicer and will exercise that right if it considers such removal to be in the best interest of the noteholders. In the event that the Master Servicer removes the Servicer, the Master Servicer will, in accordance with the servicing agreement, act as successor servicer under the servicing agreement or will appoint a successor servicer that is an approved servicer.

         Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the servicing agreement, the Master Servicer or another successor servicer will assume all of the rights and obligations of the Servicer and become the successor servicer; provided, however, that there will be a period of transition not to exceed 90 days, called the transition period, before the servicing transfer is fully effected. The Master Servicer, in its capacity as successor servicer, and each other successor servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. Notwithstanding the foregoing sentence, the successor servicer will be obligated to make monthly advances and servicing advances upon the removal of the Servicer unless it determines reasonably and in good faith that the advances would not be recoverable. The successor servicer shall have no responsibility or obligation (a) to repurchase or substitute for any Mortgage Loan or (b) for any act or omission of a predecessor servicer during the transition period.

         Pending the appointment, the Master Servicer will be obligated to act as successor servicer unless prohibited by law. The successor servicer will be entitled to receive the same compensation that the Servicer would otherwise have received or the lesser compensation as the Master Servicer and that successor may agree. A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer if the only event of default that has occurred is an insolvency event. All reasonable out-of-pocket expenses incurred by the Master Servicer relating to the transition of servicing functions to the Master Servicer following the resignation or termination of the Servicer will be paid by the predecessor servicer within 90 days of written demand, itemized in reasonable detail, or to the extent not paid by the predecessor servicer, by the trust prior to payments to noteholders.

         If an event of default by the Servicer described above occurs, the servicing rights owner or the servicing rights pledgee will have the right to appoint an approved servicer as successor servicer in the manner set forth in the servicing agreement. All costs and expenses associated with the appointment, whether or not consummated, and the subsequent transfer of servicing by the Servicer (which must be completed within 90 days) are required to be paid by the terminated servicer, the servicing rights owner or servicing rights pledgee out of the proceeds of sale or otherwise.

MASTER SERVICER EVENTS OF DEFAULT

         Events of default with respect to the Master Servicer will include:

         (1) any failure by the Master Servicer to furnish the Securities Administrator the Mortgage Loan data sufficient to prepare the reports to noteholders which continues unremedied for a period of one business day after the date upon which written notice of such failure has been given to the Master Servicer by the Indenture Trustee or the Securities Administrator or to the Master Servicer, the Securities Administrator and the Indenture Trustee by noteholders evidencing at least 25% of the voting rights;

         (2) any failure by the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than those referred to in (6) and (7) below) on the part of the Master Servicer contained in the servicing agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure has been given to the Master Servicer by the Indenture Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Indenture Trustee by noteholders evidencing at least 25% of the voting rights;

         (3) particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and particular actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations;

         (4) the Master Servicer has been dissolved, or has disposed of all or substantially all of its assets, or has consolidated with or merged into another entity or has permitted another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor master servicer as specified in the servicing agreement;

         (5) if a representation or warranty made by the Master Servicer in the servicing agreement proves to be incorrect as of the time made in any respect that materially and adversely affects the interests of the noteholders, and the breach has not been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty has been given to the Master Servicer by the Indenture Trustee or the Securities Administrator, or to the Master Servicer, the Securities Administrator and the Indenture Trustee by noteholders evidencing at least 25% of the voting rights;

         (6) any sale or pledge of any of the rights of the Master Servicer under the servicing agreement or an assignment of the servicing agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer under the servicing agreement has occurred in any manner not otherwise permitted under the servicing agreement and without the prior written consent of the Indenture Trustee and noteholders evidencing at least 50% of the voting rights; and

         (7) after receipt of notice from the Indenture Trustee, any failure of the Master Servicer to make any monthly advances when such monthly advances are due, as required to be made under the servicing agreement.

         So long as an event of default with respect to the Master Servicer remains unremedied, the Indenture Trustee may, and at the direction of the holders of notes evidencing not less than 51% of the aggregate voting rights in the trust, the Indenture Trustee shall, terminate all of the rights and obligations of the Master Servicer as Master Servicer under the servicing agreement.

         Notwithstanding anything to the contrary in the prospectus, pursuant to the terms of the servicing agreement, the Indenture Trustee will assume all of the rights and obligations of the Master Servicer and become the successor master servicer. The Indenture Trustee, in its capacity as successor master servicer, and each other successor master servicer will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. Notwithstanding the foregoing sentence, the successor master servicer will be obligated to make monthly advances upon the removal of the Master Servicer unless it determines reasonably and in good faith that the advances would not be recoverable. The successor master servicer shall have no responsibility or obligation (x) to repurchase or substitute for any Mortgage Loan or (y) for any act or omission of a predecessor master servicer during the transition period. If, however, the Indenture Trustee is unable or unwilling to act as successor master servicer, or if the majority of noteholders so requests, the Indenture Trustee may appoint, or petition a court of competent jurisdiction to appoint, as the successor master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer any established mortgage loan servicing institution that is an approved servicer (for these purposes excluding clause (b)(1) from the definition of approved servicer as described in this prospectus supplement under "--Certain matters regarding the Servicer and Master Servicer.")

         Pending the appointment, the Indenture Trustee will be obligated to act in that capacity unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the Master Servicer would otherwise have received or the lesser compensation as the Indenture Trustee and that successor may agree. A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer if the only event of default that has occurred is an insolvency event. All reasonable out-of-pocket expenses incurred by the Indenture Trustee relating to the transition of servicing functions to the Indenture Trustee following the resignation or termination of the Master Servicer will be paid by the predecessor master servicer within 90 days of written demand, itemized in reasonable detail, or to the extent not paid by the predecessor master servicer, by the trust prior to payments to noteholders.

PLEDGE OF SERVICING RIGHTS

         On or after the Closing Date, the Servicer or the servicing rights owner may pledge and assign all of its rights, title and interest in, to and under the servicing agreement to one or more lenders, or servicing rights pledgees, selected by the Servicer or the servicing rights owner. Provided that no event of default exists, the Indenture Trustee, the Seller and the Depositor have agreed that upon delivery to the Indenture Trustee, the Securities Administrator and the Master Servicer by the servicing rights pledgee of a letter signed by the Servicer whereunder the Servicer resigns as Servicer under the servicing agreement, the Master Servicer will appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee is an approved servicer and that the servicing rights pledgee or such designee agrees to be subject to the terms of the servicing agreement.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         The Servicer has the option to purchase from the trust any Mortgage Loan 90 days or more delinquent at a purchase price equal to the outstanding Principal Balance of the Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on that Principal Balance computed at the loan rate.

                                  THE INDENTURE

GENERAL

         The notes will be issued pursuant to the indenture. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus are a part. The following summaries together with the information in this prospectus supplement under "Description of the Notes" describe the material provisions of the indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture. Wherever particular sections or defined terms of the indenture are referred to, these sections or defined terms are incorporated by reference in this prospectus supplement. The indenture, together with the trust agreement and the servicing agreement, will be available to purchasers of the Offered Notes through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the "SEC") after the initial issuance of the notes.

THE DEPOSITOR

         Renaissance Mortgage Acceptance Corp., the Depositor, is [o] incorporated on [o] as a wholly owned subsidiary of [o]. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office [o]. Its telephone number is [o].

         The Depositor does not have, nor is it expected in the future to have, any significant assets. There will be no further obligations of the Depositor subsequent to the issuance of the Notes.

         The Depositor has been engaged in the securitization of loans since its incorporation in [o]. The Depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans. The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

         The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

         After the issuance of the Securities, the depositor will have limited or no obligations with respect to the Securities and the related trust. Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the assets, certain actions with respect to the creation of a security interest in the related assets, to arrange for derivative instruments or replacement instruments to be included in a trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Exchange Act, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

         The Depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

THE INDENTURE TRUSTEE

         [o], a [o], will act as indenture trustee for the notes pursuant to the indenture. The indenture trustee's offices for notices under the indenture are located at [o].

         The indenture trustee has served as an indenture trustee for asset-backed securities involving similar pools of assets since [o] involving [o] transactions.

         The indenture trustee will perform certain administrative functions with respect to the notes, such as making distributions to noteholders, calculating one-month LIBOR, distribution reports concerning the distribution and performance of the Mortgage Loans and other functions described throughout this prospectus supplement and base prospectus. The indenture trustee will also act as initial paying agent and note registrar. The indenture trustee, in performing its duties under the indenture, will act on behalf of the trust in connection with any third-party contracts.

         The principal compensation to be paid to the indenture trustee in respect of its duties under the indenture will be equal to any interest or other income earned on funds held in the distribution account as provided in the indenture and the indenture trustee fee. The indenture trustee fee is payable monthly and accrues at the Indenture Trustee Fee Rate on the aggregate principal balance of the mortgage loans.

THE INDENTURE TRUSTEE AND SECURITIES ADMINISTRATOR

         [o], a national banking association organized and existing under the laws of the United States of America, will be the Indenture Trustee under the indenture. The Indenture Trustee will be paid an annual fee by the Master Servicer from its master servicing fee. The Indenture Trustee's corporate trust office is located at [o], or at such other addresses as the Indenture Trustee may designate from time to time. The Indenture Trustee may have banking relationships with the Seller, the Master Servicer, the Securities Administrator and the Servicer. The Indenture Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located. Except for providing the information set forth in this section, the Indenture Trustee has not participated in the preparation of this prospectus supplement and has assumed no responsibility for its contents.

         [o] will be named Securities Administrator pursuant to the indenture. [o], a direct, wholly-owned subsidiary of [o]. It maintains a corporate trust office located at [o]. It otherwise conducts its securities administration services at its offices located at [o]. The Securities Administrator may have banking relationships with the Seller, the Indenture Trustee and the Servicer.

         The Master Servicer will pay the fees of the Indenture Trustee and the Securities Administrator from the master servicing fee. The Securities Administrator is also entitled to receive as additional compensation the investment earnings on amounts on deposit in the payment account.

         The Indenture Trustee or the Securities Administrator may resign at any time, in which event the Issuer will be obligated to appoint a successor indenture trustee or securities administrator, as applicable, for the Offered Notes or such class of Offered Notes within the period specified in the indenture. The Indenture Trustee and the Securities Administrator also may be removed at any time by noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes. The Issuer will remove the Indenture Trustee or Securities Administrator if the Indenture Trustee or the Securities Administrator, as applicable, ceases to be eligible to continue as such under the indenture or if the Indenture Trustee or the Securities Administrator, as applicable, becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or the Securities Administrator, as applicable, or its property. Any resignation or removal of the Indenture Trustee or the Securities Administrator and appointment of a successor indenture trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor indenture trustee or successor securities administrator, as applicable.

         Neither the Indenture Trustee nor the Securities Administrator will be under any obligation to exercise any of the trusts or powers vested in it by the indenture or to make any investigation of matters arising under the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the noteholders, unless the noteholders have offered to the Indenture Trustee or the Securities Administrator, as applicable, reasonable security or indemnity against the cost, expenses and liabilities which may be incurred. The Issuer shall reimburse the Indenture Trustee, the Securities Administrator and the Owner Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's the Securities Administrator's or the Owner Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify each of the Indenture Trustee, the Master Servicer and the Securities Administrator and hold each of them harmless against any and all claim, tax, penalty, loss, liability or expense (including attorneys' fees and expenses) of any kind whatsoever incurred by it in connection with the administration of the trust and the performance of its duties under any of the agreements to which it is a party.

EVENTS OF DEFAULT

         Notwithstanding the prospectus, an event of default under the indenture with respect to the Offered Notes is as follows: (a) (i) a failure by the Issuer to pay (a) with respect to the Offered Notes, (1) the Class Monthly Interest Amount or the Principal Payment Amount on any Payment Date, which failure is not cured within 3 business days or (2) the Class Interest Carryover Shortfall, but only, with respect to clause (2), to the extent funds are available to make such payment as provided in the indenture or (b) with respect to the Class [o] Notes, all interest and principal due on the Class [o] Notes by the Final Stated Maturity Date; (b) a default by the Issuer in the observance of certain negative covenants in the indenture; (c) a default by the Issuer in the observance of any other covenant of the indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the holders of at least 25% of the aggregate Class Note Balance of the Offered Notes, as applicable; (d) any representation or warranty made by the Issuer in the indenture or in any Offered Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within 30 days after notice thereof is given to the Issuer by the Indenture Trustee or by the holders of at least 25% of the aggregate Class Note Balance of the Offered Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; (f) the failure by the Issuer on the Final Stated Maturity Date to reduce the Class Note Balances of any class of Offered Notes then outstanding to zero; or (g) a failure of the trust to be wholly owned by a REIT or QRS.

RIGHTS UPON EVENT OF DEFAULT

         In case an event of default under the indenture should occur and be continuing with respect to the Offered Notes, then (in every such case) the Indenture Trustee, at the written direction of the noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes then outstanding, will declare the principal of the Offered Notes, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable. Such declarations in respect of the Offered Notes may under certain circumstances be rescinded by the noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes.

         If, following an event of default under the indenture, any Offered Notes have been declared to be due and payable, the Indenture Trustee may, if directed by the noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes, refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Offered Notes in accordance with their terms, notwithstanding the acceleration of the maturity of the Offered Notes. The Indenture Trustee, however, must sell or cause to be sold (in accordance with the direction of the noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes) the assets included in the trust if collections in respect of such assets are determined (by an independent appraiser payable by the trust) to be insufficient to pay certain expenses payable under the indenture and to make all scheduled payments on the Offered Notes. In the event the assets of the trust are sold, any collection on, or the proceeds from the sale of, the assets will be applied in accordance with the provisions of the indenture.

         Subject to the provisions of the indenture relating to the duties of the Indenture Trustee, in case an event of default under the indenture has occurred and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights and powers under the indenture at the request or direction of any of the noteholders, unless such noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the noteholders representing more than 50% of the aggregate Class Note Balance of the notes will have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Offered Notes; and the noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes may, in certain cases, waive any default with respect thereto.

LIMITATION ON SUITS

         No noteholder will have any right to institute any proceedings with respect to the indenture unless (1) such noteholder has previously given written notice to the Indenture Trustee of a continuing event of default; (2) the noteholders representing not less than 25% of the aggregate Class Note Balance of the Offered Notes have made written request to the Indenture Trustee to institute proceedings in respect of such event of default in its own name as Indenture Trustee; (3) such noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the noteholders representing more than 50% of the aggregate Class Note Balance of the Offered Notes.

OPTIONAL REDEMPTION; PURCHASE OF MORTGAGE LOANS

         The Seller will have the right to redeem the Offered Notes, in whole but not in part, on any Payment Date following the Due Period during which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the Pool Balance as of the Cut-Off Date (the "Optional Redemption Date"), by purchasing all of the outstanding Mortgage Loans and REO properties at a price equal to the greater of (I) the sum of (a) the outstanding Pool Balance, (b) the lesser of
(i) the appraised value of any REO property as determined by the higher of two appraisals completed by two independent appraisers selected by the Seller at its expense and (ii) the Principal Balance of the Mortgage Loan related to that REO property and (c) in each case, the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the end of the related Due Period and (ii) thirty days' accrued interest on the Mortgage Loans at a rate equal to the weighted average of the loan rates, in each case net of the servicing fee and the master servicing fee and (II) the sum of (a) the fair market value of the assets of the trust and (b) the greater of (i) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the end of the related Due Period and (ii) thirty days' accrued interest on the Mortgage Loans at a rate equal to the weighted average of the loan rates, in each case net of the servicing fee. In addition, the Seller has agreed not to exercise its clean-up call rights unless the amounts to be paid to the holders of the Class [o] Notes are sufficient to permit the redemption in full of those certain notes.

VOTING RIGHTS

         At all times, 100% of all voting rights will be allocated among the holders of the Offered Notes in proportion to the then outstanding Class Note Balances of their respective notes.

SUPPLEMENTAL INDENTURES

         Without the consent of the holders of any notes, the Issuer, the Indenture Trustee and the Securities Administrator, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the indenture, (b) to evidence the succession of another person to the Issuer; (c) to add to the covenants of the Issuer; (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity, to correct or supplement any provision in the indenture; (f) to make any other provisions with respect to matters or questions arising under the indenture; (g) to evidence and provide for the acceptance of the appointment of a successor trustee; or (h) to modify, eliminate or add to the provisions of the indenture; provided, that such action (as evidenced by either (i) an opinion of counsel delivered to the Depositor, the Issuer, the Seller, the Securities Administrator and the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the holders of the notes or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any class of Notes).

         The Issuer, the Indenture Trustee and the Securities Administrator, also may, with the consent of the holders of not less than a majority of the Class Note Balance of each class of Notes affected thereby, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the holders of the notes under the indenture; provided that no such supplemental indenture will, without the consent of the holder of each note affected thereby: (a) change the date of payment of any installment of principal of or interest on any note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or the interest thereon is payable; (b) reduce the percentage of the Class Note Balances of the notes, the consent of the holders of which is required for any such supplemental indenture; (c) reduce the percentage of the Class Note Balances of the notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the trust; (d) modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note; or (e) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust or terminate the lien of the indenture.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the notes will be applied by the Depositor to the purchase of the Mortgage Loans.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         On the Closing Date, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with indenture, trust agreement and other related documents, for federal income tax purposes, the Offered Notes (other than any classes, or portions of certain classes, of Offered Notes which, at the time of their issuance, the Seller or one of its QRS's acquires beneficial ownership thereof), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the trust, will agree, and beneficial owners of the Offered Notes will agree by their purchase of Offered Notes, to treat the Offered Notes as debt instruments for U.S. federal income tax purposes.

         In the opinion of Thacher Proffitt & Wood LLP, assuming compliance with the agreements, for U.S. federal income tax purposes, despite the fact that the trust will be classified as a taxable mortgage pool, the trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned QRS's, 100% ownership interest in the Owner Trust Certificates.

         The Seller will hold a 100% ownership interest in the Owner Trust Certificates. The Seller will file with its federal income tax return for its taxable year ending December 31, 2005 an election to be a REIT, and will represent that at the time of such filing it will be organized in conformity with the requirements for REIT qualification set forth in the Code, and will operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax. In rendering its opinion, Thacher Proffitt & Wood LLP has not independently verified the Seller's qualification as a REIT, but instead has relied solely upon representations made by the Seller concerning its REIT status. If the Seller were to fail to qualify as a REIT while it or its subsidiary owns the Owner Trust Certificates, the trust would become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the trust would reduce cash flow that would otherwise be available to make payments on the Offered Notes. The trust agreement sets forth restrictions on the transferability of the Owner Trust Certificates to ensure that they will only be held by a REIT or a QRS. The remainder of this discussion assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

         For federal income tax reporting purposes, the Class [o], Class [o], Class [o] and Class [o] Notes will, and the remaining classes of Offered Notes will not, be issued with "original issue discount." The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the ARMs will prepay at a constant prepayment rate, or CPR, of 28% per annum of the outstanding Principal Balance of the ARMs in each month of the life of such Mortgage Loans and the Fixed-Rate Mortgage Loans will prepay at a prepayment rate of 23% home equity prepayment assumption, or HEP. See "Federal Income Tax Considerations" in the prospectus.

         The Offered Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, interest on the Offered Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Offered Notes will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

         In addition to the opinions referred to above, Thacher Proffitt & Wood LLP will deliver its opinion that the Class [o] Notes will be classified as debt instruments, subject to the assumptions referred to above. If the Internal Revenue Service ("IRS") successfully asserted that any class of Offered Notes or the Class [o] Notes did not represent debt instruments for federal income tax purposes, then such class of Notes would be treated as representing an equity interest in the Issuer. If, as a result of such recharacterization, a REIT did not hold, directly, or indirectly through a QRS, 100% of the equity of the Issuer, the Issuer would be subject to corporate income tax and would not be permitted to be included in a consolidated income tax return of another corporate entity. Moreover, if any class of Offered Notes represented equity in the Issuer, payments of interest on that class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

         Prospective investors in the Offered Notes should see "Federal Income Tax Considerations" and "State Tax Considerations" in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Offered Notes.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (referred to in this prospectus supplement as ERISA Plans) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in
Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and certain other entities (referred to in this prospectus supplement as Tax Favored Plans). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively referred to in this prospectus supplement as Plans) and persons who have certain specified relationships to such Plans (so-called "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

         Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Offered Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases an Offered Note, if the assets of the Issuer are deemed to be assets of the Plan. Under the U.S. Department of Labor ("DOL") Regulations, generally, when a Plan makes an investment in an equity interest in another entity (such as the Issuer), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the Offered Notes. Under the DOL Regulations, the term "equity interest" means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, the Issuer anticipates that, as of the date hereof, the Offered Notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan's investment in the Offered Notes may cause the Mortgage Loans and other assets of the trust estate to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. The Issuer, the Depositor, the underwriters, the Indenture Trustee, the Note Registrar, any other provider of credit support, a holder of the Owner Trust Certificates or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

         Because the Issuer, the Depositor, the underwriters, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Note Registrar, a holder of the Owner Trust Certificates or any of their affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the Mortgage Loans and other assets of the trust estate were deemed to include Plan Assets, prior to making an investment in the Notes, prospective Plan investors should determine whether the Issuer, the Depositor, the underwriters, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Note Registrar, a holder of the Owner Trust Certificates or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the prospectus. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Offered Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Generally, the DOL exemptions do not apply to all transactions between a plan and a fiduciary that are prohibited under Section 406(b) of ERISA.

         In addition to any exemption that may be available under Prohibited Transaction Class Exemption 95-60 for the purchase and holding of the Offered Notes by an insurance company general account, Section 401(c) to ERISA, provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and
Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.

         As mentioned above, although it is not free from doubt, the Issuer anticipates that the Offered Notes should be treated as indebtedness without substantial equity features for the purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, the Issuer believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, the subsequent transferee of the Offered Notes or any interest therein to a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any Offered Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the Offered Notes are rated at least investment grade, (ii) such transferee believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Offered Notes and (iii) the acquisition and holding of the Offered Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code. Alternatively, regardless of the rating of the Offered Notes, a prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the Securities Administrator an opinion of counsel satisfactory to the Securities Administrator and for the benefit of the Indenture Trustee, the Issuer, the Master Servicer, the Securities Administrator and the Depositor, which opinion will not be at the expense of the trust, the Issuer, the Depositor, the Securities Administrator, the Master Servicer or the Indenture Trustee, that the purchase, holding and transfer of the Offered Notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, the Issuer, the Depositor or the Indenture Trustee, to any obligation in addition to those undertaken in the indenture.

         Any prospective Plan investor considering whether to invest in the Offered Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase Offered Notes on behalf of a Plan.

         The sale of any of the Offered Notes to a Plan is in no respect a representation by the Depositor or the underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered Notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Offered Notes. See "Legal Investment" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated [o], among the Depositor, the Originator and the underwriters named below, the Depositor has agreed to sell to the underwriters and each of the underwriters has severally agreed to purchase from the Depositor the Offered Notes set forth below under such underwriter's name.

          CLASS                 [o]           [o]         [o]          [o]
--------------------------  -----------  -----------  -----------  ------------
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
Class [o].................
          Total...........

         The Depositor has been advised by the underwriters that they propose initially to offer the Offered Notes of each class to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of the percentage set forth in the table below of the Class Note Balance of the related class of Offered Notes. The underwriters may allow and such dealers may reallow a reallowance discount, not in excess of the percentage set forth in the table below of Class Note Balance of the related class of Offered Notes, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

     CLASS OF NOTES         SELLING CONCESSION (%)        REALLOWANCE DISCOUNT
-----------------------  ----------------------------   ------------------------
Class [o]
Class [o]
Class [o]
Class [o]
Class [o]
Class [o]
Class [o]
Class [o]
Class [o]
Class [o]
Class [o]

         Until the distribution of the Offered Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transaction described above may have on the prices of the Offered Notes. In addition, neither the Depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The underwriters or their affiliates have ongoing banking relationships with the Originator. Immediately prior to the sale of the Mortgage Loans to the trust, the Mortgage Loans generally were subject to financing facilities or a mortgage loan repurchase agreement provided by an affiliate of one or more of the underwriters. The Seller will apply a portion of the proceeds it receives from the sale of the Mortgage Loans to the Depositor to repay its obligations under the related financing facility or to repurchase mortgage loans under the related repurchase agreement.

         The underwriting agreement provides that the Depositor and the Originator will indemnify the underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, as amended.

         [Insert disclosure if underwriter or its affiliate, if affiliated with the Sponsor or Depositor, has provided financing to an originator of 10% or more of the Mortgage Loans that are part of the mortgage pool.]

                                  LEGAL MATTERS

         Certain legal matters with respect to the Offered Notes will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York and for the underwriters by [o].

                                     RATINGS

         The Offered Notes will be rated by Standard & Poor's, Moody's and Fitch. It is a condition to the issuance of the Offered Notes that they receive ratings by the Rating Agencies as follows:

        CLASS                  [o]                 [o]                 [o]
----------------------   ---------------    ----------------    ----------------
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............
Class [o].............

         The ratings assigned by the Rating Agencies to mortgage pass-through notes address the likelihood of the receipt of all payments on the mortgage loans by the related noteholders under the agreements pursuant to which such notes are issued. The ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such notes, and the extent to which the payment stream on such mortgage pool is adequate to make the payments required by such notes. The ratings on such notes do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the likelihood that holders of the applicable notes will receive any related Basis Risk Shortfall Amount. Each securities rating should be evaluated independently of similar ratings on different securities.

         There can be no assurance as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the Offered Notes of any class could be lower than the respective ratings assigned by the Rating Agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of offered notes in accordance with the Rating Agencies' particular surveillance policies, unless [__________] Trust [200_-___] requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of [__________] Trust [200_-___]'s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered notes, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

         [In order to monitor such ratings while the offered notes are outstanding, the [identify responsible party] will [describe arrangement].

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered Home Equity Loan Asset-Backed Notes, Series [o], referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold the global securities through any of DTC or, upon request, through Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement.

         Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed notes issues.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in this capacity, and as DTC participants.

         Non-U.S. holders, as described below, of global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and Originator's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed notes issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC ORIGINATOR AND CLEARSTREAM OR EUROCLEAR PURCHASER. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a 360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC originator on the settlement date. Thus, to the DTC participants, a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR ORIGINATOR AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The Originator will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of a 360-day year and the actual number of days in the accrual period or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

         (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a Book-Entry Note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the Securities Administrator or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

         1. the Securities Administrator or the U.S. withholding agent receives a statement--

                  (a) from the beneficial owner on Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding ("Form W-8BEN") (or any successor form) that--

        o        is signed by the beneficial owner under penalties of perjury,

        o certifies that such beneficial owner is not a United States person, and

        o        provides the name and address of the beneficial owner, or

                  (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

        o is signed under penalties of perjury by an authorized representative of the financial institution,

        o states that the financial institution has received a Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such Form W-8BEN (or any successor form),

        o        provides the name and address of the beneficial owner, and

        o attaches the Form W-8BEN (or any successor form) provided by the beneficial owner;

         2. the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed Form W-8BEN (or any successor form) to the Securities Administrator or the U.S. withholding agent;

         3. the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With Conduct of a Trade or Business in the United States ("Form W-8ECI") (or any successor form) to the Securities Administrator or the U.S. withholding agent; or

         4. the beneficial owner is a nonwithholding partnership and provides a properly executed Form W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding ("Form W-8IMY") (or any successor form) with all necessary attachments to the Securities Administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the IRS (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owners consult with their tax advisors when purchasing the Notes.

         A beneficial owner holding Book-Entry Notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which the beneficial owner holds an interest in the Book-Entry Notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances, a Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

         In addition, all beneficial owners holding Book-Entry Notes through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

         1. provides a properly executed Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

         2. provides a properly executed Form W-9, Request for Taxpayer Identification Number and Certification (or any substitute form) if that person is a United States person; or
         3. is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

         This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Book-Entry Notes.

         The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                    ANNEX II

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                               $[o] (Approximate)
                     Renaissance Home Equity Loan Trust [o]




                                Home Equity Loan
                         Asset-Backed Notes, Series [o]




                      Renaissance Mortgage Acceptance Corp.
                                   (Depositor)


                                       [o]
                 (Master Servicer and Securities Administrator)


                                       [o]
                                   (Servicer)


                      -------------------------------------

                              PROSPECTUS SUPPLEMENT

                                       [o]

                      -------------------------------------

PROSPECTUS


                               ASSET BACKED NOTES

                            ASSET BACKED CERTIFICATES

                              --------------------

                      RENAISSANCE MORTGAGE ACCEPTANCE CORP.

                                    DEPOSITOR

                              --------------------


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The securities are obligations only of the related trust and are not insured or guaranteed by any governmental agency.

THE SECURITIES INVOLVE SIGNIFICANT RISKS. IT IS RECOMMENDED THAT YOU REVIEW THE INFORMATION UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT.

This prospectus must be accompanied by a prospectus supplement for the particular series.


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SECURITIES OFFERED

o        asset-backed notes, asset-backed certificates or a combination

o rated in one of four highest rating categories by at least one nationally recognized rating organization

o        not listed on any trading exchange

ASSETS

o sub-prime mortgage loans secured by first or second liens on residential or mixed use properties


o        securities backed by those types of sub-prime mortgage loans

o        may include one or more forms of enhancement

Neither the Securities and Exchange Commission ("Commission") nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The depositor may offer securities through underwriters or by other methods described under the caption "Plan of Distribution."


               THE DATE OF THIS PROSPECTUS IS ___________________.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Depositor, as creator of each trust, has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended ("Securities Act"), with respect to the notes and the certificates offered pursuant to this prospectus. The Registration Statement includes information about the securities which is not included in this prospectus. Prospective investors may read the Registration Statement and make copies of it at the Commission's main office located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Prospective investors also may obtain a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy of the Registration Statement by paying a fee set by the Commission and requesting a copy from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Prospective investors who have access to the Internet also may read the Registration Statement at the Commission's site on the World Wide Web located at http://www.sec.gov.

         Each trust will be required to file with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (a) a Current Report on Form 8-K each month after the month of formation of that trust and prior to the expiration of the calendar year in which that trust was formed and (b) an annual report on Form 10-K within 90 days after the end of the calendar year in which the trust was formed. Each Form 8-K will include as an exhibit the monthly statement to securityholders of the related series. The Form 10-K will include certain summary information about the trust. Any reports and documents so filed by or on behalf of a trust before the termination of the offering of the securities of that trust will be incorporated in this prospectus. If the information incorporated in this prospectus modifies or changes the information in this prospectus the modified or changed information will control if any information incorporated by reference in this prospectus is itself modified or changed by subsequent information incorporated by reference, the latter information will control. Any reports and documents that are incorporated in this prospectus will not be physically included in this prospectus or delivered with this prospectus.

         The Depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement, other than exhibits to the documents unless these exhibits are specifically incorporated by reference in the document. Written requests for copies should be directed to Corporate Secretary, Renaissance Mortgage Acceptance Corp., 1000 Woodbury Road, Woodbury, New York 11797. Telephone requests for copies should be directed to the Depositor, at (516) 364-8500. IN ORDER TO RECEIVE ANY REQUESTED INFORMATION IN A TIMELY FASHION, PROSPECTIVE INVESTORS MUST MAKE THEIR REQUESTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THEY MUST MAKE THEIR INVESTMENT DECISIONS.

                                  THE DEPOSITOR

         The Depositor is a limited purpose, finance subsidiary of the originator. The Depositor was incorporated in the State of Delaware in November 2001. The Depositor does not have, and is not expected to have in the future, any significant assets. The Depositor's headquarters are located at 1000 Woodbury Road, Woodbury, New York 11797. Its telephone number is (516) 364-8500.

         The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                   THE SELLER

         The seller for each trust may be Renaissance REIT Investment Corp. or another entity identified in the applicable prospectus supplement. If another entity acts as seller for a trust, the prospectus supplement will describe that seller's underwriting guidelines and procedures and loan products.

DELTA FUNDING CORPORATION

         Delta Financial Corporation, called "Delta Financial," or the "Company," and referred to as "we," "our" or "us," through its wholly-owned subsidiaries, engages in the consumer finance business by originating and selling non-conforming home equity loans. Our loans are primarily secured by first mortgages on one- to four-family residential properties. Throughout our 23-year operating history, we have focused on lending to individuals who generally do not satisfy the credit, documentation or other underwriting standards set by more traditional sources of mortgage credit, including those entities that make loans in compliance with conventional mortgage lending guidelines established by Fannie Mae and Freddie Mac. We make mortgage loans to these borrowers for purposes such as debt consolidation, refinancing, education and home improvements. We provide our customers with a variety of loan products designed to meet their needs, using a risk-based pricing strategy to develop products for different risk categories. Historically, the majority of our loan production has been fixed-rate with amortization schedules ranging from five years to 30 years. We originate mortgage loans through two distribution channels, wholesale and retail.

         Through its wholly owned subsidiary, Delta Funding Corporation, Delta Financial originates through its wholesale loan channel home equity loans indirectly through licensed mortgage brokers and other real estate professionals who submit loan applications on behalf of the borrower. We currently originate the majority of our wholesale loans in 29 states, through a network of approximately 2,300 independent brokers. The broker's role is to source the business, identify the applicant, assist in completing the loan application, and process the loans, including, among other things, gathering the necessary information and documents, and serving as the liaison between the borrower and us through the entire origination process. We review, process and underwrite the applications submitted by the broker, approve or deny the application, set the interest rate and other terms of the loan and, upon acceptance by the borrower and satisfaction of all conditions that we impose as the lender, lend the money to the borrower. Due to the fact that brokers conduct their own marketing and employ their own personnel to complete loan applications and maintain contact with borrowers - for which they charge a broker fee - originating loans through our broker network is designed to allow us to increase our loan volume without incurring the higher marketing and employee costs associated with increased retail originations. Additionally, commencing in the third quarter of 2004, and on a limited basis, we purchased loans on a flow basis (which is typically the purchasing of individual loans shortly after the loans are originated, as opposed to bulk purchases, which entails purchasing typically larger pools of loans at one time) from several select independent correspondents. We re-underwrite every correspondent loan, in accordance with our underwriting standards, prior to purchasing. We underwrite loan packages for approval through our Woodbury, New York headquarters, our Cincinnati, Ohio underwriting hub, or regional offices in Phoenix, Arizona, Jacksonville, Florida, Boston, Massachusetts and Dallas, Texas.

         Delta Financial develops retail loan leads under the name Fidelity Mortgage, Inc. primarily through our telemarketing system located in Cincinnati, Ohio, and also through Internet leads, direct mail and our network of twelve origination centers located in ten states. The origination centers are typically staffed with considerably more loan officers and cover a broader area than the retail offices. Typically, contact with the customer is initially handled through our telemarketing center. Through our marketing efforts, the retail loan channel is able to identify, locate and focus on individuals who, based on historic customer profiles, are likely customers for our products. Our telemarketing representatives identify interested customers and forward these potential borrowers to a branch manager through our Click & Close(R) ("C&C") system. The branch managers, in turn, distribute these leads to mortgage analysts via C&C by queuing the loan to a mortgage analyst's "to do" list in C&C. The assigned mortgage analyst discusses the applicant's qualifications and available loan products, negotiates loan terms with the borrower, ensures that an appraisal has been ordered from an independent third party appraisal company (or may, when certain underwriting criteria have been met, obtain an insured automated valuation model ("Insured AVM") value), orders a credit report from an independent, nationally recognized credit reporting agency and processes the loan through completion. Our mortgage analysts are trained to structure loans that meet the applicant's needs while satisfying our lending guidelines. C&C is utilized to queue the loan to underwriters at the appropriate times for approvals and help to facilitate the loan application process through closing.

         Delta Financial's business strategy is to increase its loan originations platform by focusing its efforts on its broker and retail channels of originations by:

         (1) increasing the number of commission-based account executives responsible for generating new business;

         (2) continuing to provide top quality service to its network of brokers and retail clients;

         (3)      maintaining its underwriting standards;

         (4) further penetrating its established and recently-entered markets and expanding into new geographic markets;

         (5) purchase loans on a flow basis from several select correspondents;

         (6) expanding its retail origination capabilities through larger call centers; and

         (7) continuing to leverage off of its proprietary web-based and workflow technology platform.

         The Company's corporate headquarters is located in approximately 108,996 square feet in a 230,600 square foot building located at 1000 Woodbury Road, Woodbury, New York 11797. Its telephone number is (516) 364-8500.

LOAN UNDERWRITING

         UNDERWRITING GUIDELINES. We maintain written underwriting guidelines that are utilized by all employees associated with the underwriting process. Throughout our 23 year history, these guidelines have been reviewed and updated from time to time by senior underwriters and the head of risk management. We provide our underwriting guidelines to all of the brokers from whom we accept loan applications. Loan applications received from brokers are classified according to particular characteristics, including, but not limited to, the applicant's:

o        ability to pay;

o credit history (with emphasis on the applicant's existing mortgage payment history);

o        credit score;

o        income documentation type;

o        lien position;

o        loan-to-value ("LTV") ratio;

o        property type; and

o general stability, in terms of employment history, time in residence, occupancy and condition and location of the collateral.

         We have established classifications with respect to the credit profile of the applicant, and each loan is placed into one of four letter ratings "A" through "D," with sub-ratings within those categories. Terms of loans that we make, as well as maximum LTV ratios and debt-to-income ratios, vary depending on the classification of the applicant and the borrower's credit score. Loan applicants with less favorable credit ratings and/or lower credit scores are generally offered loans with higher interest rates and lower LTV ratios than applicants with more favorable credit ratings and/or higher credit scores. The general criteria our underwriting staff uses in classifying loan applicants are set forth in the following table:


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[GRAPHIC OMITTED][GRAPHIC OMITTED]


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         We use these categories and characteristics as guidelines only. On a case-by-case basis, we may determine that the prospective borrower warrants an exception from the guidelines if sufficient compensating factors exist. Examples of compensating factors we consider include the following:

o        low debt ratio;

o        long-term stability of employment and/or residence;

o        excellent payment history on past mortgages; or

o        a significant reduction in monthly expenses.

         The mortgage loans we originate have amortization schedules ranging from five years to 30 years, generally bear interest at fixed rates and require equal monthly payments, which are due as of a scheduled day of each month. The adjustable-rate loans we originate, referred to as "2/28" or "3/27" products, generally contain features where rates are fixed for some period of time (two to three years) and then adjust every six months thereafter. During the fourth quarter of 2004, we began to offer an interest-only loan product that requires interest-only payments for the first five years of the loan, and then becomes a fully amortizing loan in year six through the end of its 30 year term. Additionally, we offer a product which has a fixed rate throughout its term, and a thirty year maturity without a balloon payment that is comprised of a fixed monthly payment based on a forty-year amortization during the first ten years of such Mortgage Loan's term and a fixed monthly payment based on a twenty year amortization during the next twenty years of such Mortgage Loan's term. Substantially all of our mortgage loans are fully amortizing loans. The principal amounts of the loans we originate generally range from $40,000 to $800,000, however, we will consider loans of up to $1,000,000. We will lend up to 100% of the combined LTV ratio. Our loans are generally secured by one- to four-family residences, including condominiums and town-houses, and these properties are usually occupied by the owner. It is our policy not to accept commercial properties or unimproved land as collateral. However, we will accept mixed-use properties, such as a property where a portion of the property is used for residential purposes and the balance is used for commercial purposes, and we will accept small multifamily properties of five to eight units, both at reduced LTV ratios. We do not originate loans where any senior mortgage contains an open-end advance, negative amortization or shared appreciation provisions - all of which could have the effect of increasing the amount of the senior mortgage, thereby increasing the combined LTV, and increasing the risk of the loan to us.

         DOCUMENTATION AND REVIEW.  Our mortgage loan programs include:

o        a full documentation program;

o        a limited documentation program;

o        a no income verification program for self-employed borrowers; and

o        a stated income program.

         Our borrowers' total monthly debt obligations - which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness - generally are 50% or less of the borrower's monthly gross income. Some of our borrowers will qualify using our maximum debt-to-income ratio of 55%. For loans to borrowers who are salaried employees, we require current employment information in addition to employment history. We verify this information based on one or more of the following items: written confirmation from employers, recent pay-stub, recent W-2 tax form, recent tax return, bank statements and telephone confirmation from the employer. For our limited documentation program, we require either six months of bank statements or a job letter to be submitted which contains substantially the same information one would find on a standard verification of employment form, including:

o        job position;

o        length of time on job;

o        current salary; and

o the job letter should appear on the employer's letterhead and include the telephone number and signature of the individual completing the letter on behalf of the employer.

         For our no income verification program, we require proof of self-employment in the same business for two years. We only offer our stated income program, which represents a very small percentage of our loans, for better credit quality borrowers where telephone verification is performed by an underwriter to verify that the borrower is employed. We usually require lower combined LTV ratios with respect to loans made under programs other than the full documentation program.

         We assess a borrower's credit-worthiness primarily based on the borrower's mortgage history and credit score, and we generally adjust our pricing and LTV ratios based on many other risk parameters. Our borrowers often have either (a) mortgage or other credit delinquencies, (b) problems providing documentation generally required by traditional lenders, and/or (c) collateral types against which traditional lenders generally will not lend. Qualification for a loan is based primarily upon our risk-based pricing model and guidelines, which we have developed over our 23 year history and our extensive database of prior loan performance. Because there are compelling circumstances with some borrowers, we employ experienced non-conforming mortgage loan underwriters to review the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. An applicant's credit record will often be impaired by personal circumstances, including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing.

         As of December 31, 2004, we had a staff of 76 underwriters with an average of eight years of non-conforming lending experience and four years working for us. All underwriting functions for broker originations are conducted in our Woodbury, New York headquarters, our Cincinnati, Ohio underwriting office and our Jacksonville, Florida, Boston, Massachusetts and Dallas, Texas regional offices. All underwriting functions for retail originations are conducted in our Cincinnati, Ohio retail underwriting "hub," our Phoenix, Arizona regional office and our Woodbury, New York headquarters. We do not delegate underwriting authority to any third party. Our underwriting department functions independently of our business development and sales departments and does not report to any individual directly involved in the sales origination process. Our underwriters are trained to review all components of the loan to determine its compliance with our underwriting guidelines.

         As the underwriting department employs underwriters with different levels of experience and seniority, we have instituted underwriting internal controls that limit approval authority by underwriting position. These limits are based on maximum loan amount and LTV ratios, ensuring that loans at the highest dollar or LTV-limits we offer are reviewed and approved only by the underwriting department's most senior members. Also, for all files initially reviewed by lower level underwriters, a second review of the file is performed by a more senior underwriter prior to closing the loan.

         APPRAISALS; INSURED AVMS AND QUALITY CONTROL. We underwrite every loan submitted by thoroughly reviewing credit and by performing the following:

o a separate appraisal review is conducted by our underwriter and/or appraisal review department, except where an appraisal is centrally ordered by us or an Insured AVM is utilized; and

o a full compliance review, to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and proper compliance with all federal and state regulations.

         When we utilize appraisals, we require that they be performed by third-party, fee-based appraisers and to conform generally to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. Each appraisal includes, among other things, an inspection of both the exterior and interior of the subject property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property. We perform an appraisal review on each loan prior to closing on appraisals that were not centrally ordered by us. We do not believe that the general quality control practices of many conventional mortgage lenders, which is to perform only drive-by appraisals after closings, provides sufficient protection for non-centrally ordered appraisals. As such, in addition to reviewing each of these appraisals for accuracy, we access alternate sources to validate sales used in the appraisals to determine market value. These sources include:

o        Multiple Listing Services;

o        assessment and sales services, such as Comps, Inc., Pace and RealQuest;

o        on-line Internet services, such as Realtor.com; and

o other sources for verification, including broker price opinions and market analyses by local real estate agents.

         For quality control purposes, using the criteria that we have developed over time, we actively track and grade all appraisers from whom we accept appraisals. We do not accept work from appraisers who have not conformed to our review standards.

         When certain underwriting criteria have been met, we may utilize an Insured AVM in lieu of an appraisal for certain originations. An Insured AVM is the coupling of a third party valuation estimate and insurance on that value. The third party automated valuation models ("AVM") providers have created computer programs that use relevant real estate information, such as sales prices, property characteristics and demographics, to calculate a value for a specific property. Public records are the primary data source for an Insured AVM, and the quality of the values that they generate varies depending upon the data they use and their design. AVMs are complex programs incorporating a variety of forecasting techniques including linear regression, expert systems, neural networks, artificial intelligence and other methodologies. The different methodologies, algorithms, and variables used by the third party AVM providers may vary greatly and affect their reliability and accuracy.

         Once an acceptable AVM has been generated, we will order a property condition report through the third party AVM provider. One of the weaknesses in using an AVM to value a property is the lack of a physical exterior or interior inspection of the property. To mitigate some of this inherent weakness, we require a property condition report for each AVM considered for use. A property condition report is a limited physical external inspection of the property. The primary benefit of using Insured AVMs is that they reduce the time to complete a value estimate on a property.

         At the closing of the loan, we will purchase insurance that will insure the value of the property. In the event the borrower defaults upon their loan, resulting in the liquidation of the property, the insurance company may have to pay a portion of any losses we incur. A retroactive appraisal is performed as of the original valuation date when a loss arises involving an Insured AVM. If the Insured AVM value is found to exceed the appraisal value by more than a specific tolerance percentage (I.E., 5%), the insurer must reimburse us for the losses incurred from the disposal of the property or for the difference in values, whichever is less, plus certain other expenses.

         For quality control purposes, we perform post-funding reviews on Insured AVMs, similar to our appraisal post-funding reviews.

         After completing the underwriting and processing of a brokered loan, we schedule the closing of the loan with an approved closing attorney or settlement agent. We hold the closing attorney or settlement agent responsible for completing the loan closing transaction in accordance with applicable law and our operating procedures. We also require title insurance that insures our interest as a lender, and evidence of adequate homeowner's insurance naming us or our servicing agent as an additional insured party on all loans.

         We perform a post-funding quality control review to monitor and evaluate our loan origination policies and procedures. The quality control department is separate from the underwriting department and reports directly to a member of senior management.

         Our quality control department samples at least 10% of all loan originations and performs a full quality control re-underwriting and review, the results of which are reported to senior management on a quarterly basis. On a daily basis, should the need arise, the manager of quality control underwriting will notify senior management of any critical loan findings. The sample of loans reviewed is selected in the following manner:

o        all early default payments and customer complaints;

o at least 5% of all funded loans each month are selected on a random basis; and

o targets, which may be based on sources of business (both internal branches/teams and external brokers, areas or other third parties) or products (perceived riskier products and newly offered products).

         If any discrepancies are discovered during the review process, a senior quality control underwriter re-reviews the loan and proceeds with any necessary follow-up actions. Discrepancies noted by the review are analyzed and corrective actions are instituted. A typical quality control underwriting review currently includes:

o        re-verifying the credit report;

o reviewing loan applications for completeness, signature, and consistency with other processing documents;

o obtaining new written and/or verbal verification of income and employment from employer;

o obtaining new written and/or verbal verification of mortgage to re-verify any outstanding mortgages, if necessary;

o        obtaining a new verification of value and/or photo for each property;
         and

o        analyzing the underwriting and program selection decisions.

         We update the quality control process from time to time as our policies and procedures change.

         CLICK & CLOSE(R). C&C is a proprietary web-based system that we developed internally to streamline and integrate our origination process. C&C opens an online channel of communications between us, brokers, borrowers and a wide range of other mortgage information sources. We currently use C&C to automate and facilitate many of our origination processes, including but not limited to:

o logging in and tracking applications in our retail and wholesale channels;

o increasing the amount of internal loan origination processes that can be handled electronically, which reduces paper flow between account managers, loan processors and underwriters and allows us to become more paperless;

o        generating pre-approvals utilizing our risk-based pricing model;

o generating stipulation sheets, preliminary disclosures and other documents; and

o easy, real time supervisory oversight to ensure all applications are being worked on in a timely manner.

         We are continuing to improve C&C to further streamline our processes and to reduce the paper flow required throughout the mortgage origination process. Our goal is to become paperless and, ultimately, lower our cost to originate.
                             STATIC POOL INFORMATION

         For each trust fund discussed above, the depositor will provide, to the extent material, static pool information with respect to the experience of the Sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the Depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

         In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by mortgage rate; and information regarding the geographic distribution of the mortgage loans.

         Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will also be issued in series pursuant to either a separate servicing agreement or trust agreement among the seller, the servicer, if the series relates to loans, and the trustee. A form of the servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates.

         The following summaries describe the material provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions, including definitions of terms, are incorporated in this prospectus by reference as part of the summaries.

         Each series of securities will consist of one or more classes of securities, one or more of which may have different payment characteristics. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

         Payments of principal of and interest on a series of securities will be made on the distribution dates specified in the related prospectus supplement, which may be different for each class or for the payment of principal and interest. Payments will be made by check mailed to holders of the applicable series, registered at the close of business on the record date specified in the related prospectus supplement applicable to that distribution date at their addresses appearing on the security register. However, payments may be made by wire transfer which shall be at the expense of the holder requesting payment by wire transfer in the circumstances described in the related prospectus supplement. In addition, the final payment of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment is expected to be made to the holder of that security.

         Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. All payments with respect to the primary assets for a series, amounts withdrawn from any reserve fund, and amounts available pursuant to any other credit enhancement will be deposited directly into the collection account or the certificate account. If provided in the related prospectus supplement, the deposited amounts may be net of amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts may subsequently be deposited into the distribution account and will be available to make payments on the securities of the applicable series on the next applicable distribution date.

BOOK-ENTRY SECURITIES

         If specified in the related prospectus supplement, one or more classes of securities may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through the Depository Trust Company ("DTC") in the United States, or Clearstream Banking, SOCIETE ANONYME ("Clearstream") or the Euroclear System ("Euroclear") in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry securities will be issued in one or more securities which equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC ("Cede"). Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the omnibus positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical security representing that security called a "definitive security." Unless and until definitive securities are issued, it is anticipated that the only "certificateholder" or "noteholder", as applicable, will be Cede, as nominee of DTC. Owners are only permitted to exercise their rights indirectly through participants and DTC.

         Ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of that book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Owners will receive all distributions of principal of, and interest on, the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective owners. Accordingly, although owners will not possess definitive securities, the rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

         Beneficial owners will not receive or be entitled to receive definitive securities representing their respective interests in the securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing those participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, those cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Clearstream is incorporated under the laws of Luxembourg as a limited liability company. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in multiple currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance System plc, a United Kingdom corporation. All operations are conducted by Euroclear Bank SA/NV, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank SA/NV, not Euroclear Clearance System plc. Euroclear Clearance System plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with Euroclear Bank SA/NV are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law. Terms and conditions and the related operating procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear Bank SA/NV acts under the terms and conditions and the related operating procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of these payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing these payments to the owners that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the owners that it represents.

         Under a book-entry format, owners may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of an owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of these securities in the secondary market since potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

         Monthly and annual reports on the applicable trust fund will be provided to Cede, and may be made available by Cede to owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the owners' book-entry securities are credited.

         DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of financial intermediaries whose holdings include book-entry securities. Clearstream or Euroclear Bank SA/NV, as the case may be, will take any other action permitted to be taken by a holder under the applicable agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Definitive securities will be issued to owners, or their nominees, rather than to DTC, only if:

o DTC or the Depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the Depositor or the trustee is unable to locate a qualified successor, or

o the Depositor, with the consent of the related DTC participants, elects to terminate a book-entry system through DTC, or

o after the occurrence of an event of default, owners owning a majority in principal amount of the applicable securities advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or its successor, is no longer in the best interests of owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all applicable owners of the occurrence of the event and the availability through DTC of definitive securities. Upon surrender by DTC of the global security or securities representing the book-entry securities and instructions for re-registration, the trustee will issue definitive securities, and thereafter the trustee will then recognize the holders of the definitive securities as certificateholders or noteholders, as applicable, under the applicable agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         Neither the Depositor, the seller, the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

VALUATION OF THE PRIMARY ASSETS

         If specified in the related prospectus supplement for a series of notes, each mortgage loan or underlying security--sometimes called the primary asset--included in the related trust fund for a series will be assigned an initial asset value. At any time the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of:

o the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the assumed reinvestment rate, if any, discounted to present value at the highest interest rate on the notes of the related series over periods equal to the interval between payments on the notes, and

o        the then principal balance of the primary assets.

         The initial asset value of the primary assets will be set forth in the prospectus supplement and generally will be at least equal to the principal amount of the notes of the related series at the date of issuance those notes.

         The assumed reinvestment rate, if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is so insured, the related prospectus supplement will set forth the terms of that arrangement.

PAYMENTS OF INTEREST

         The securities of each class by their terms entitled to receive interest will bear interest calculated on the basis of a 360-day year and either the actual number of days in the applicable accrual period or twelve 30-day months, from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on the securities of a series will be payable on the distribution date specified in the related prospectus supplement. If so specified in the related prospectus supplement, the distribution date for the payment of interest of a class may be different from, or occur more or less frequently than, the distribution date for the payment of principal of that class. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to loans or underlying loans, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to the principal of the applicable zero coupon security on the related distribution date.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the related distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities of that series on which principal is then payable, to the extent set forth in the related prospectus supplement. Payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority set forth in the related prospectus supplement. The holders of one or more classes of securities may have the right to request that principal distributions allocable to that class of securities be distributed to such holder. If the requests of holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the trustee will select random lots of $1,000 each to receive the principal distribution. Thus, some holders of the applicable class of securities may receive no principal distributions or a disproportionate amount of principal distributions. If so specified in the related prospectus supplement, the distribution date for the payment of principal of a class may be different from, or occur more or less frequently than, the distribution date for the payment of interest for the class.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date with respect to each class of notes is the latest date by which the principal of that class will be fully paid and with respect to each class of certificates will be the date on which the entire aggregate principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to the related series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution of principal of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution of principal of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to a series.

SPECIAL REDEMPTION

         If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of securities of a series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement if, as a result of prepayments on the primary assets or low yields then available for reinvestment the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest that will have accrued on such securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to the designated interest accrual date. In this event and as further described in the related prospectus supplement, the trustee will redeem a sufficient principal amount of outstanding securities of the series so that the available interest amount will equal the amount of interest that will have accrued through the designated interest accrual date for such series of securities outstanding immediately after this redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         The Depositor, the seller, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of one or more classes of securities by purchasing all or part of the primary assets from the trust fund on or after a date specified in the related prospectus supplement, or on or after the time when the aggregate outstanding principal amount of the securities or primary assets, as specified in the related prospectus supplement is less than the amount or percentage, not more than 25%, specified in the related prospectus supplement. In addition, if so specified in the related prospectus supplement upon particular events of insolvency or receivership of the Depositor, the seller or another affiliated entity specified in the related prospectus supplement, the related primary assets of the trust fund will be liquidated and the trust fund will be terminated, subject to the conditions set forth in the related prospectus supplement. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a real estate mortgage investment conduit ("REMIC") election has been made, the trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended (the "Code").

WEIGHTED AVERAGE LIFE OF THE SECURITIES

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of the securities will be influenced by the rate at which the principal of the related primary assets is paid, which may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each class of securities of a series, and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates for the series, in each case based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the related prospectus supplement.

         There is, however, no assurance that prepayment of the loans or underlying loans relating to the private securities, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans or underlying loans either from time to time or over the lives of the loans or underlying loans.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans for a series, these loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by these loans. In this regard, it should be noted that the loans or underlying loans for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans. If any loans or underlying loans for a series have actual terms-to-stated maturity that are less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate.

                                 THE TRUST FUNDS

         The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Each trust fund will include:

o        the primary assets;

o amounts available from the reinvestment of payments on the primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

o        any credit enhancement or the rights to that credit enhancement;

o any mortgaged property that secured a mortgage loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

o the amount, if any, initially deposited in the pre-funding account, capitalized interest account, collection account, certificate account or distribution account for a series as specified in the related prospectus supplement.

         The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the Depositor or the related trust fund not pledged to secure the notes.

         The primary assets for a series will be transferred by the Depositor to the trust fund. Loans relating to a series will be serviced by the servicer pursuant to a pooling and servicing agreement, with respect to a series consisting of only certificates or a sale and servicing agreement among the Depositor, the seller, the trust fund and the servicer, with respect to a series that includes notes.

         As used in this prospectus, agreement means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series that includes notes, the indenture and the sale and servicing agreement, as the context requires.

         If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the seller and the trustee of the related trust fund specified in the related prospectus supplement.

         Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds of the primary assets and other contemplated assets, issuing securities and making payments and distributions on the issued securities and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of loans and private securities, to the extent and as specified in the related prospectus supplement.

         An applicable agreement may provide that additional loans may be added to the trust fund if these loans were originated or acquired by the seller in the ordinary course of its business, the inclusion of the loans will maintain or increase the level of overcollateralization and the inclusion of the loans will not result in the withdrawal or downgrading of the ratings then assigned to the securities of the related series.

THE LOANS

         The primary assets for a series of securities may consist, in whole or in part, of closed-end home equity loans secured by mortgages primarily on single family mortgaged properties which may be subordinated to other mortgages on the same mortgaged property. The home equity loans may have fixed or adjustable interest rates and may provide for other payment characteristics.

         The full principal amount of a home equity loan is advanced at origination of the loan and generally (other than interest-only mortgage loans or stepped fixed rate mortgage loans) is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by the home equity loan rate on the loan and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Interest on home equity loans also may be calculated on the actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date payment will not affect the relative applications of principal and interest. The loans for a series may include home equity loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. The original terms to stated maturity of home equity loans will generally not exceed 360 months.

         The mortgaged properties will include single family property, including one- to four-family residential housing, condominium units and cooperative dwellings, five- to eight-family residential properties and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Uses may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers. The properties may be located in suburban or metropolitan districts. Any non-residential use will be in compliance with local zoning laws and regulations. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The mortgaged properties also may include module or manufactured homes which are treated as real estate under local law. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for determining that a given percentage of the loans are secured by single family property that is owner-occupied will be either:

o the making of a representation by the mortgagor at origination of the home equity loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

o a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

         The mortgaged properties also may include non-owner occupied investment properties, vacation and second homes.

         The prospectus supplement for each series will provide information with respect to the loans that are primary assets as of the cut-off date, including, among other things, and to the extent relevant:

o        the aggregate unpaid principal balance of the loans;

o the range and weighted average home equity loan rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current home equity loan rates and the lifetime rate caps, if any;

o        the range and average outstanding principal balance of the loans;

o the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

o the range and weighted average of combined LTV ratios or LTV ratios for the loans, as applicable;

o the percentage, by outstanding principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

o the geographic distribution of the mortgaged properties securing the loans;

o the percentage of loans, by principal balance as of the cut-off date, that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

o        the lien priority of the home equity loans; and

o        the delinquency status and year of origination of the loans.

         The related prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

         If information of the nature described above respecting the loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the related securities.

         In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

PRIVATE SECURITIES

         Primary assets for a series may consist, in whole or in part, of private securities which include securities representing beneficial interests in loans of the type that would otherwise be eligible to be loans or collateralized obligations secured by underlying loans. The securities or collateralized obligations (A)(x) either (1) will have been previously registered under the Securities Act or (2) will be eligible for sale under Rule 144(k) and (y) will be acquired in bona fide secondary market transactions not from the issuer or an affiliate or (B) otherwise will comply with the then-current position of the Commission for inclusion in a re-securitization transaction.

         Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into the applicable agreement with a trustee. The trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer directly or by one or more sub-servicers who may be subject to the supervision of the private securities servicer.

         The sponsor of the private securities will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to the established trusts, and selling beneficial interests in these trusts. The obligations of the private securities sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the private securities trustee or the private securities servicer. The private securities sponsor or the private securities servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement. The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

         Credit support in the form of reserve funds, subordination of other private securities issued under the applicable agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the underlying loans and other factors, such as the operating history and degree of securitization experience of the seller/servicer of the underlying loans and the then current market for various types of credit enhancement, and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

         The prospectus supplement for a series for which the primary assets include private securities will specify on an approximate basis and as of the date specified in the related prospectus supplement, to the extent relevant and to the extent information is reasonably available to the Depositor and the Depositor reasonably believes the information to be reliable:

         (a) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for the series;

         (b)      certain characteristics of the underlying loans including:

                  o the payment features of the underlying loans, for example whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

                  o the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity;

                  o the servicing fee or range of servicing fees with respect to the underlying loans;

                  o the minimum and maximum stated maturities of the underlying loans at origination;

                  o        the lien priority of the underlying loans; and

                  o the delinquency status and year of origination of the underlying loans;

         (c) the maximum original term-to-stated maturity of the private securities;

         (d) the weighted average term-to-stated maturity of the private securities;

         (e) the pass-through or certificate rate or ranges of rates for the private securities;

         (f) the private securities sponsor, the private securities servicer and the private securities trustee for private securities;

         (g) certain characteristics of credit support if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private securities or to the private securities themselves;

         (h) the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

         (i) the terms on which underlying loans may be substituted for those originally underlying the private securities.

         If information of the nature described above is not known to the Depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors of the related series through a filing with the Commission within 15 days of the initial issuance of the securities.

COLLECTION, CERTIFICATE AND DISTRIBUTION ACCOUNTS

         A separate collection account or certificate account will be established for each series of securities for receipt of all amounts received on or with respect to the related primary assets. Amounts on deposit in the collection account and amounts available pursuant to any credit enhancement, as provided in the related prospectus supplement, may be deposited in one or more distribution accounts. Funds in the collection, certificate and distribution accounts generally will be invested in eligible investments maturing, with certain exceptions, not later, in the case of funds in the collection account, than the day preceding the date the funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account and the certificate account, than the day preceding the next distribution date for the related series of securities.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

         If specified in the related prospectus supplement, a trust fund will include one or more segregated trust accounts, referred to in this prospectus as a pre-funding account, established and maintained with the trustee for the related series. If so specified, on the closing date for the related series, a portion of the proceeds of the sale of the securities of the related series not to exceed 50% of the aggregate principal amount of the series, referred to as the pre-funded amount, may be deposited in the pre-funding account and may be used to purchase additional primary assets during the period of time not to exceed six months specified in the related prospectus supplement, referred to as the pre-funding period. Pending the purchase of additional primary assets, funds deposited in the pre-funding account will be invested in eligible investments. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, that amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of the applicable series.

         Each additional primary asset must satisfy the eligibility criteria specified in the related prospectus supplement and related agreements. The eligibility criteria will be determined in consultation with each rating agency and/or any credit enhancer prior to the issuance of the related series and are designed to ensure that if additional primary assets were included as part of the initial primary assets, the credit quality of the initial primary assets would be consistent with the initial rating of the securities of the related series. The eligibility criteria will apply to the pool of primary assets, including the subsequent primary assets, and will include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average combined LTV ratio. Depending on the composition of the original primary assets and the type of credit enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of primary assets such as balloon loans or loans secured by other than primary residences. The Depositor will certify to the trustee that all conditions precedent to the transfer of the additional primary assets, including the satisfaction of the eligibility criteria, to the trust fund, have been satisfied. It is a condition to the transfer of any additional primary assets to the trust fund that each rating agency, after receiving prior notice of the proposed transfer of the additional primary assets to the trust fund, shall not have advised the Depositor or the trustee or any credit enhancer that the conveyance of additional primary assets will result in a qualification, modification or withdrawal of its then current rating of any class of notes or certificates of the series. Following the transfer of additional primary assets to the trust fund, the aggregate characteristics of the primary assets then held in the trust fund may vary from those of the initial primary assets of the trust fund. As a result, the additional primary assets may adversely affect the performance of the related securities.

         If a pre-funding account is established, one or more segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the securities of that series will be deposited in the segregated trust account and used to fund the excess, if any, of the sum of:

         (a) the amount of interest accrued on the securities of the series, and

         (b) if specified in the related prospectus supplement, fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over

         (c) the amount of interest available for these fees or expenses from the primary assets in the trust fund.

         If so specified in the related prospectus supplement, amounts on deposit in the segregated trust account may be released to the seller prior to the end of the pre-funding period subject to the satisfaction of tests specified in the related prospectus supplement. Any amounts on deposit in the segregated trust account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

ELIGIBLE INVESTMENTS

         Each agreement generally will define eligible investments to include the following:

         (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that these obligations are backed by the full faith and credit of the United States;

         (b) repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of their acquisition, provided that the short-term unsecured debt obligations of the party agreeing to repurchase these obligations are at the time rated by each rating agency in its highest short-term rating category;

         (c) certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state of the United States and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of the depository institution or trust company at the date of their acquisition have been rated by each rating agency in its highest unsecured short-term debt rating category;

         (d) commercial paper, having original maturities of not more than 90 days of any corporation incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their highest short-term rating categories;

         (e) short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state of the United States which on the date of acquisition has been rated by each rating agency in their respective highest rating category of long-term unsecured debt; and

         (f) interests in any money market fund which at the date of acquisition of the interests in that money market fund and throughout the time as the interest is held in that money market fund has a rating of "Aaa" by Moody's Investors Service, Inc. ("Moody's"), and either "AAAm" or "AAAm-G" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P");

PROVIDED that no instrument described above may evidence either the right to receive:

         (a) only interest with respect to the obligations underlying the instrument, or

         (b) both principal and interest payments derived from obligations underlying the instrument where the interest and principal payments with respect to the instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and

PROVIDED, FURTHER, that no instrument described above may be purchased at a price greater than par if that instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

         To the extent any investment would require registration of the trust fund as an investment company, the investment will not constitute an eligible investment.

                                   ENHANCEMENT

         The amounts and types of credit enhancement arrangements and the provider of credit enhancement, if applicable, with respect to a series or any class of securities will be set forth in the related prospectus supplement. If specified in the applicable prospectus supplement, credit enhancement for any series of securities may cover one or more classes of notes or certificates, and accordingly may be exhausted for the benefit of a particular class of notes or certificates and subsequently be unavailable to other classes of notes or certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related prospectus supplement.

         If and to the extent provided in the related prospectus supplement, credit enhancement may include one or more of the following or any combination of the following:

o FINANCIAL GUARANTY INSURANCE POLICY which will be issued by a monoline insurance company and which, subject to the terms of the policy, will guarantee timely payment of interest on, and ultimate, as opposed to timely, payment of principal of, the applicable class or classes of securities;

o OVERCOLLATERALIZATION which will equal the excess of the aggregate principal balance of the primary assets over the aggregate principal balance of the securities. Overcollateralization may take the form of the initial or subsequent deposit of primary assets to create this excess or may build over time from the application of excess cash amounts generated by the primary assets to accelerate the amortization of the applicable class or classes of securities;

o LETTER OF CREDIT which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from excess cash amounts generated by the primary assets. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

o CASH RESERVE FUND which may be partially or fully funded on the date of issuance or may be funded over time from excess cash amounts generated by the primary assets. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

o INSURANCE POLICIES which may insure a portion of the loans or underlying loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

o SUBORDINATE SECURITIES which will be subordinated in the right to receive distributions to one or more other classes of securities of the same series, some or all of which may themselves be subordinated to other classes of that series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of particular types of losses on the primary assets may be allocated to one or more classes of the subordinate securities prior to the allocation of those losses to other classes of subordinate certificates and/or the senior securities of the applicable series; or

o DERIVATIVE PRODUCTS which may include (a) a swap to convert floating or fixed rate payments, as applicable, on the primary assets into fixed or floating rate payments, as applicable, on the securities or (b) a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the primary assets and/or the securities.

         The presence of credit enhancement is intended to increase the likelihood of receipt by the certificateholders and the noteholders of the full amount of principal and interest due on the applicable certificates and notes and to decrease the likelihood that the certificateholders and the noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related prospectus supplement. The credit enhancement for a class of securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest on a class of securities. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one class of securities of a series, securityholders of that class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes.

                               SERVICING OF LOANS

         Customary servicing functions with respect to loans comprising the primary assets in the trust fund will be provided by the servicer directly pursuant to the related sale and servicing agreement or pooling and servicing agreement, as the case may be, with respect to a series of securities. The servicer will be the entity identified in the related prospectus supplement.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related agreement for a series and any applicable credit enhancement, follow the same collection procedures as it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion, (a) waive any assumption fee, late payment charge, or other charge in connection with a home equity loan and (b) arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on that loan.

         The servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors with respect to taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require these payments under the related loan documents, in which case the servicer would not be required to establish any escrow account with respect to the loans. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related home equity loan and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to these accounts when a deficiency exists in any of these escrow accounts.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT OR THE CERTIFICATE
ACCOUNT

         The trustee or the servicer will establish a separate account in the name or for the benefit of the trustee. The collection account and/or certificate account will be an account maintained:

o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit in the account are rated by each rating agency rating the securities of the related series at levels satisfactory to each rating agency or

o in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation, referred to as FDIC, or which are secured in a manner meeting requirements established by each rating agency.

         The funds held in the collection account or the certificate account may be invested, pending remittance to the trustee, in eligible investments. The servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account or certificate account.

         The servicer will segregate and hold all funds that are collected and received pursuant to each mortgage loan separate and apart from any of its own funds and general assets. The servicer will also establish and maintain in the name of the trustee one or more collection accounts held in trust for the benefit of the trustee and the securityholders.

         With respect to either affiliated sub-servicers or sub-servicers that service 20% of the mortgage loans, such sub-servicer will deposit into a clearing account all payments, collections and proceeds, less its servicing compensation, received on mortgage loans in connection with its mortgage loan servicing activities. The sub-servicer will establish and maintain one or more sub-servicer accounts for the purpose of holding such amounts, and in no more than two business days after the deposit of such funds into the clearing account, the sub-servicer will deposit these funds into the sub-servicer account. Within two business days after the sub-servicer deposits the funds into the sub-servicer account, the sub-servicer will either deposit the funds into a Collection Account or remit the funds to the master servicer for deposit into the collection account.

         The servicer will provide static pool information through its internet website as set forth in the prospectus supplement.

         The servicer, the seller or the trustee will deposit into the collection account for each series, within the period specified in the related prospectus supplement, the following payments and collections received or made by it, other than, in respect of principal of and interest on the related primary assets due or, in the case of simple interest loans, received, on or before the related cut-off date:

         (a) all payments on account of principal, including prepayments, on the primary assets;

         (b) all payments on account of interest on the primary assets after deducting from these payments, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of the primary assets;

         (c) all amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect of the primary assets, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account or the certificate account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset and, to the extent specified in the related prospectus supplement, net of reimbursements for related delinquency advances and servicer advances;

         (d) all proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

         (e) all amounts required to be deposited in the collection account from any applicable reserve fund for the series pursuant to the related agreement;

         (f) all delinquency advances made by the servicer required pursuant to the related agreement; and

         (g) all repurchase prices of any primary assets repurchased by the servicer or the seller pursuant to the related agreement.

         The servicer is permitted, from time to time, to make withdrawals from the collection account or the certificate account for each series for the following purposes:

         (a) to reimburse itself for delinquency advances and servicing advances for a series made by it pursuant to the related agreement; the servicer's right to reimburse itself for delinquency advances and servicing advances is limited to amounts received on or in respect of particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any advance was made;

         (b) to reimburse itself for any delinquency advances and servicing advances for a series that the servicer determines in good faith it will be unable to recover from amounts of liquidation proceeds or the proceeds of insurance policies;

         (c) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the related agreement;

         (d) to reimburse itself or the seller for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

         (e) to pay to the applicable person with respect to each primary asset or real estate owned ("REO") property acquired in respect of each primary asset that has been repurchased or removed from the trust fund by the seller or the servicer pursuant to the related agreement, all amounts received on the primary asset and not distributed as of the date on which the related repurchase price was determined;

         (f) to make payments to the trustee of the related series for deposit into the distribution account, if any, or for remittance to the holders of the related series in the amounts and in the manner provided for in the related agreement; and

         (g) to clear and terminate the collection account pursuant to the related agreement.

         In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited in the collection account, it may, at any time, withdraw that amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

         The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments of principal and/or interest on loans. If specified in the related prospectus supplement, the servicer will be obligated to make delinquency advances, and this obligation may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Delinquency advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related prospectus supplement, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any delinquency advance was made or, to the extent provided in the prospectus supplement, from payments or proceeds from other loans. If and to the extent specified in the related prospectus supplement, the servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated loan or related property. The servicer will be entitled to be reimbursed for any advances by the servicer to the extent provided in the prospectus supplement. If an advance by the servicer is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer will be entitled to reimbursement from other funds in the collection account, certificate account or distribution account, as the case may be, or from a specified reserve fund as applicable.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         The servicer will be required to maintain or to cause the obligor on each home equity loan to maintain a hazard insurance policy naming the servicer as loss payee under that policy and providing for extended coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans.

         In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from any of the following:

o        war;

o        revolution;

o        governmental actions;

o        floods and other water-related causes;

o        earth movement, including earthquakes, landslides and mudflows;

o        nuclear reactions;

o        wet or dry rot;

o        vermin;

o        rodents;

o        insects or domestic animals;

o        theft; and

o        in some cases, vandalism.

         The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located in a federally designated special flood hazard area at the time of origination of the related loan, the applicable agreement requires the servicer to cause to be maintained flood insurance, to the extent available, in an amount equal in general to the lesser of the maximum insurance available under the federal flood insurance program and the sum of the loan balance of the applicable loan the principal balance of any mortgage loan senior to that loan from time to time.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of:

         (a) the replacement cost of the improvements less physical depreciation or

         (b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Each obligor will be required to maintain, coverage in an amount at least equal to the greater of:

         (a) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or

         (b) the outstanding principal balance of the related loan plus the balance of any senior mortgage.

         The servicer will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a default loan, other than pursuant to any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

         The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. Except as described below, all amounts collected by the servicer under any hazard policy, except for amounts applied or expected to be applied to the restoration or repair of the property or released to the borrower in accordance with the servicer's normal servicing procedures, will be deposited in the collection account. The applicable agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies insuring against hazard losses to the collateral securing the home equity loans. If the blanket policy contains a deductible clause, the servicer will deposit into the collection account the amount not otherwise payable under the blanket policy because of that deductible clause.

REALIZATION UPON DEFAULTED LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure or other conversion, the servicer will follow the practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

o restoration or foreclosure will increase the liquidation proceeds in respect of the related home equity loan available to the holders after reimbursement to itself for its expenses and

o the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

         In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within three years after the year of the acquisition of the beneficial ownership of that mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the seller will be required to do so.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When any mortgaged property is being conveyed by the obligor, the servicer will be obligated to exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless exercise of the servicer's rights is not permitted under applicable law or if the enforcement of the due on sale clause would result in loss of coverage under any primary mortgage insurance policy. In this event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom property has been or is about to be conveyed, pursuant to which the person becomes liable under the loan. To the extent permitted by applicable law, the assumption of liability will not release the original borrower from its obligation under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption except to the extent specified in the related prospectus supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

         When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for distribution to securityholders an amount equal to one month's interest on the related loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee or other specified amount for that month, a shortfall to holders may occur.

         The servicer will be entitled to reimbursement for servicing advances by the servicer. The related holders will suffer no loss by reason of these servicing advances to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the applicable insurance policies has been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicing advances by the servicer, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to holders. The servicer is generally also entitled to reimbursement from the collection account for servicing advances made. In addition, the servicer will be entitled to reimbursement for delinquency advances as described above under "--Advances and limitations on advances."

         The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of delinquency advances and servicing advances by the servicer, expenses or otherwise, are not subordinate to the rights of holders of that series.

EVIDENCE AS TO COMPLIANCE

         Each servicing agreement with respect to a series of certificates will provide that, on or before March 31st of each calendar year (beginning in March of the calendar year following the closing date), a firm of independent public accountants will furnish to the trustee, for inclusion as an exhibit to the Form 10-K of the issuing entity, a report on an assessment of compliance with the servicing criteria set forth in Section 1122(d) of Regulation AB of the Exchange Act, including, but not limited to, the following:

         GENERAL SERVICING CRITERIA

1. policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction documents;

2. if any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities;

3. any requirement in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained; and

4. a fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction documents.

         CASH COLLECTION AND ADMINISTRATION

1. payments on the mortgage loans are deposited in the collection account in any clearing accounts in accordance with the terms of the servicing agreement

2.       wire transfers to investors are made by authorized personnel;

3. advances are made in accordance with the terms of the servicing agreement; and

4. all accounts are separately maintained in accordance with the terms of the servicing agreement.

         INVESTOR REMITTANCES AND REPORTING

1. reports to investors are maintained in accordance with the terms of the servicing agreement; and

2. amounts due to investors are allocated and remitted in accordance with the terms of the servicing agreement.

         POOL ASSET ADMINISTRATION

1. the mortgage loans are safeguarded in accordance with the terms of the servicing agreement;

2. any additions made to the mortgage pool are reviewed and approved in accordance with the terms of the servicing agreement;

3. payments on the mortgage loans are posted to the servicer's records in accordance with the terms of the servicing agreement;

4. changes with respect to the terms or status of the mortgage loan are made, reviewed and approved in accordance with the terms of the servicing agreement;

5. records documenting collection efforts with respect to delinquent mortgage loans are kept in accordance with the terms of the servicing agreement;

6. adjustments to mortgage rates are computed in accordance with the terms of the servicing agreement; and

7. escrow accounts are kept in accordance with the terms of the servicing agreement.

         Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the servicer to the effect that a review was conducted of the servicer's activities and performance during the applicable reporting period under such officer's supervision and that based on such review, the servicer has fulfilled its obligations under the related agreement throughout the preceding year, or if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to the officer and the nature and status thereof. To the extent that there are any affiliated sub-servicers or sub-servicers that service 10% or more of the mortgage loans, a separate servicer compliance statement will be provided to the trustee. Such annual statement will be included as an exhibit to the Form 10-K of the issuing entity.

         Copies of the annual accountants' statement and the officer's statement of the servicer may be obtained by securityholders without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE SERVICER

         If an event of default occurs under either a sale and servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee, master servicer or a successor servicer. Unless otherwise specified in the related prospectus supplement, events of default and the rights of the trustee upon an event of default under the applicable agreement for the related series will be substantially similar to those described under "The Agreements--Events of default; Rights upon event of default--Pooling and servicing agreement; Sale and servicing agreement."

         The servicer may assign its rights and delegate its duties and obligations under the related agreement for each series if the successor servicer accepting the assignment or delegation:

         (a)      services similar loans in the ordinary course of its business,

         (b) is reasonably satisfactory to the trustee for the related series,

         (c) would not cause any rating agency's rating of the securities for the series in effect immediately prior to the assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of that assignment, sale or transfer and

         (d) executes and delivers to the trustee and the credit enhancer, if any, an agreement, in form and substance reasonably satisfactory to the trustee, and the credit enhancer, if any, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of the related agreement.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in this instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

         The servicer will not be under any liability to the trust fund or the securityholders for taking any action or for refraining from taking any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties under the applicable agreement. Each applicable agreement further will provide that the servicer and any director, officer, employee or agent of the servicer will be entitled to indemnification by the trust fund and will be held harmless to the extent provided in the applicable agreement against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the applicable agreement, and any loss, liability or expense incurred by the servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the applicable agreement or by reason of the servicer's reckless disregard of its obligations and duties under the applicable agreement.

         Each applicable agreement will provide that the servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the applicable agreement and that in its opinion may involve it in any expense or liability. The servicer, however, in its discretion, may undertake any action that it may deem necessary or desirable with respect to the applicable agreement and the rights and duties of the parties to that agreement and the interest of the securityholders and the credit enhancer, if any, under that agreement. In this event, the legal expenses and costs of an action and any liability resulting from the action will be expenses, costs and liabilities of the trust fund and the servicer will be entitled to be reimbursed for these expenses to the extent provided in the applicable agreement. The servicer's right to indemnity or reimbursement will survive any resignation or termination of the servicer with respect to any losses, expenses, costs or liabilities arising prior to the servicer's resignation or termination, or arising from events that occurred prior to any resignation or termination. Any claims by or on behalf of the securityholders or the trust fund will be made only against the servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

ASSIGNMENT OF PRIMARY ASSETS

         At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the Depositor and the Depositor will transfer, convey and assign to the trust fund, all right, title and interest of the transferor in the primary assets and other property to be transferred to the trust fund for a series. An assignment will include all principal and interest due or received on or with respect to the primary assets after the cut-off date to the extent specified in the related prospectus supplement, except for any retained interests. The trustee will, concurrently with an assignment, execute and deliver the securities.

         ASSIGNMENT OF LOANS. The Depositor will, as to each loan, deliver or cause to be delivered by the seller to the trustee, or, as specified in the related prospectus supplement a custodian on behalf of the trustee:

o the mortgage note endorsed without recourse to the order of the trustee or in blank;

o the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case the seller will certify that the original of such mortgage was delivered to such recording office; and

o        an assignment of the mortgage in recordable form.

         The trustee or the custodian will hold such documents in trust for the benefit of the holders.

         The seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the related prospectus supplement, the seller will cause assignments to the trustee to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement, in which event, the applicable agreement may require the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within the specified time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Each loan will be identified in a schedule appearing as an exhibit to the related agreement. This schedule will specify with respect to each loan:

o the original principal amount and unpaid principal balance as of the cut-off date;

o        the current interest rate;

o        the current scheduled payment of principal and interest;

o        the maturity date, if any, of the related mortgage note; and

o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the index.

         ASSIGNMENT OF PRIVATE SECURITIES. The Depositor will cause private securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. The trustee generally will not be in possession of or be assignee of record of any underlying assets for a private security. Each private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the applicable agreement, the Depositor will represent and warrant to the trustee regarding the private securities that:

         (a) the information contained in the applicable schedule is true and correct in all material respects;

         (b) immediately prior to the conveyance of the private securities, the Depositor had good title to the private securities, and was the sole owner of the private securities, subject to any retained interest;

         (c)      there has been no other sale by it of the private securities;
                  and

         (d) there is no existing lien, charge, security interest or other encumbrance, other than any retained interest, on the private securities.

         REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. If any document in the file relating to the primary assets delivered to the trustee, or custodian, is found by the trustee within 90 days of the execution of the related agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the seller does not cure that defect within 90 days, or within any other period specified in the related prospectus supplement, the seller will, not later than 90 days or within any other period specified in the related prospectus supplement, after the trustee's notice to the seller of the defect, repurchase the related primary asset or any property acquired in respect of the primary asset from the trustee at a price equal to the outstanding principal balance of the primary asset and accrued and unpaid interest to the date of the repurchase/substitution of the primary asset at the rate set forth in the related agreement.

         The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets provided, however, that:

         (a) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities, and

         (b) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Any substitute primary asset will have, on the date of substitution,

o an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders;

o an interest rate not less than, and not more than 1% greater than, the interest rate or margin of the removed primary asset;

o a mortgage rate of the same or higher level of priority as the removed primary asset;

o a remaining term-to-stated maturity not greater than, and not more than six months less than, that of the removed primary asset; and

o will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

         The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of any of the representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a substitute primary asset for the affected primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

REPORTS TO HOLDERS

         The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon after the distribution date as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         (a) all amounts received on the mortgage loans during the related due period and the prepayment period and any amounts received from any other source used to make distributions on the securities;

         (b) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

         (c) the amount of interest distributed to holders of the related securities and the current interest on the securities;

         (d)      the amounts of

                  (1) any overdue accrued interest included in the distribution,

                  (2) any remaining overdue accrued interest with respect to the securities or

                  (3) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

                  (4) reimbursement of advances and reimbursement from amounts on deposit in the collection account

                  (5) deposits in the collection account, distribution account, and any other account maintained for the benefit of the securityholders as of the previous distribution date and of the related distribution date, and any material account activity during the period;

         (d) the amounts of distribution,

                  (1) any overdue payments of scheduled principal included in the distribution,

                  (2) any remaining overdue principal amounts with respect to the related securities,

                  (3) any current shortfall in receipt of scheduled principal payments on the related primary assets or

                  (4) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the related securities;

         (e) the amount received under any related credit enhancement, the remaining amount available under that credit enhancement and the amount reimbursed to the enhancer, if any, as well as any amounts drawn on such credit support to the extent applicable;

         (f) the number and aggregate principal balance of loans that were delinquent

                  (1)      one monthly payment,

                  (2)      two monthly payments and

                  (3)      three or more monthly payments,

                  as of the end of the prior collection period;

         (g) the number and aggregate principal balance of loans in foreclosure, as of the end of the prior collection period;

         (h) the aggregate principal balance of the mortgage loans in the related mortgage ool on, or as of a specified date shortly prior to, such distribution date and of the previous distribution date and the weighted average life, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans;

         (i) the aggregate principal balance of loans which became REO during the prior collection period;

         (j) the book value of any REO property acquired by the related trust fund;

         (k) the amount of losses realized during the prior collection period;

         (l) the aggregate principal balance of loans repurchased during the prior collection period;

         (m) the amount of the servicing fee for the prior collection period;

         (n) during the pre-funding period, the remaining pre-funded amount and the portion of the pre-funding amount used to acquire additional primary assets since the preceding distribution date;

         (o) during the pre-funding period, the amount remaining in the segregated trust account;

         (p) if applicable, any tests or calculations to determine whether any trigger events were met or not;

         (q) material breaches of representations and warranties or covenants with respect to the mortgage loans, as well as any material modifications or waivers of trigger events;

         (r) material breaches of representations and warranties or covenants, as well as any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that cumulatively become material over time;

         (s) if the related prospectus supplement provides for pre-funding, the aggregate principal balance of all subsequent mortgage loans added to the mortgage pool and the balance remaining in the pre-funding account; and

         (p)      any other information as specified in the related agreement.

         In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the applicable calendar year the aggregate of amounts reported pursuant to (a), (b), and (d)(1) above for that calendar year and any information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent registered public accounting firm. However, the servicer will provide to the trustee a report by an independent registered public accounting firm with respect to the servicer's servicing of the loans.

         If so specified in the prospectus supplement for a series of securities, the series or one or more classes of the series will be issued in book-entry form. In this event, owners of beneficial interests in the securities will not be considered holders and will not receive reports directly from the trustee.

         The trustee will forward the reports only to the entity or its nominee which is the registered holder of the global certificate which evidences book-entry securities. Beneficial owners will receive their reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of the entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         POOLING AND SERVICING AGREEMENT; SALE AND SERVICING AGREEMENT. Events of default under the pooling and servicing agreement or sale and servicing agreement for each series of securities relating to loans will be specified in the related prospectus supplement and may include:

         (a) any failure by the servicer to deposit amounts in the collection account and/or certificate account and/or distribution accounts required to be made under the applicable agreement, which failure continues unremedied for three business days after the giving of written notice of the failure to the servicer by the trustee for the related series, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series;

         (b) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for 30 days after the giving of written notice of failure to the servicer by the trustee, or to the servicer and the trustee by the enhancer or by the holders of the related series evidencing not less than 51% of the aggregate voting rights of the securities for the series; and

         (c) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, the trustee for the series or holders of securities of the series evidencing not less than 51% of the aggregate voting rights of the securities for that series with, if specified in the related prospectus supplement, the consent of the enhancer, may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of expenses and amounts advanced pursuant to the terms of the applicable agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the applicable agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the applicable agreement.

         In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the applicable agreement.

         During the continuance of any event of default of the servicer under an agreement for a series of securities, the trustee for the series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of the related series, and, unless otherwise specified in the related prospectus supplement, holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee in or by pursuit of a remedy or exercise of any trusts or powers. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

         INDENTURE. Events of default under the indenture for each series of notes will include:

         (a) a default for 30 days or more in the payment of any principal of or interest on any note of a series;

         (b) failure to perform any other covenant of the seller or the trust fund in the indenture which continues for a period of 60 days after notice of the failure to perform is given in accordance with the procedures described in the related prospectus supplement;

         (c) any representation or warranty made by the seller or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within 60 days after notice of it is given in accordance with the procedures described in the related prospectus supplement;

         (d) some events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust fund; or

         (e) any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series with, if specified in the related prospectus supplement, the consent of the enhancer, may declare the principal amount, or, if the notes of that series are zero coupon securities, a portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. This declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the related series as they would have become due if there had not been a declaration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of the series for 30 days or more, unless:

         (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to sale;

         (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

         (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if these notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         If specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of these notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with a request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of the series may, in some cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the related series affected by the default in payment.

THE TRUSTEE

         The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the Depositor, or the seller. In addition, for the purpose of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the applicable agreement relating to the series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform the rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by the appointment; provided that the trustee will continue to be responsible for its duties and obligations under the applicable agreement. In the event a series includes both notes and certificates, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificateholders and for the notes.

DUTIES OF THE TRUSTEE

         The trustee will not make any representations as to the validity or sufficiency of the applicable agreement, the securities or of any primary asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the applicable agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the applicable agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of its funds or adequate indemnity against risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The trustee may, upon written notice to the Depositor, and if specified in the related prospectus supplement, the enhancer, if any, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable agreement after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

         (a) if the trustee ceases to be eligible to continue as trustee under the applicable agreement;

         (b)      if the trustee becomes insolvent; or

         (c) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the Depositor.

         Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

         The applicable agreement for each series of securities may be amended by the Depositor, the seller, the servicer and the trustee with respect to the series, without notice to or consent of the holders:

         (a)      to cure any ambiguity,

         (b) to correct any defective provisions or to correct or supplement any provision in the agreement,

         (c) to add to the duties of the seller, the trust fund or servicer,

         (d) to add any other provisions with respect to matters or questions arising under the applicable agreement or related credit applicable enhancement,

         (e) to add or amend any provisions of the applicable agreement as required by a rating agency in order to maintain or improve the rating of the securities, it being understood that none of the seller, the servicer or trustee is obligated to maintain or improve such rating, or

         (f)      to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (f) above will not materially and adversely affect the interests of any holders of the series or, if specified in the related prospectus supplement, the enhancer, as evidenced by an opinion of counsel. Any amendment except pursuant to clause (f) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to withdraw or reduce the then current rating of the securities.

         The applicable agreement for each series may also be amended by the trustee, the servicer, if applicable, the Depositor and the seller with respect to the series with the consent of the enhancer, if specified in the related prospectus supplement or the holders possessing not less than 51% of the aggregate outstanding principal amount of the securities of the series or, if only certain classes of the series are affected by the amendment, 51% of the aggregate outstanding principal amount of the securities of each class of the series affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable agreement or modifying in any manner the rights of holders of the series; provided, however, that no amendment may:

         (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security; or

         (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any amendment or

         (c) if specified in the related prospectus supplement, adversely affect the interests of the enhancer, without, in the case of clauses (a) or (b), the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by the amendment.

VOTING RIGHTS

         The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series. No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement for the relevant series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series have made written request upon the trustee to institute a proceeding in its own name as trustee under the applicable agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

LIST OF HOLDERS

         Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the applicable agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford these holders access during business hours to the most recent list of holders of that series held by the trustee.

         No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

         If specified in the prospectus supplement for a series of securities, a series or one or more classes of a series may be issued in book-entry form. In this event, beneficial owners of the securities will not be considered "holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of specific reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be the seller or an affiliate of the seller.

TERMINATION

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them pursuant to the applicable agreement after the earlier of

         (a) the later of

                  (1) the final payment or other liquidation of the last primary asset remaining in the trust fund for the series and

                  (2) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or

         (b) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for the series of all primary assets and other property at that time subject to the applicable agreement.

         The applicable agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for the series all remaining primary assets at a price equal to, unless otherwise specified in the related prospectus supplement, 100% of the aggregate principal balance of the primary assets plus, with respect to any property acquired in respect of a primary asset, if any, the outstanding principal balance of the related primary asset at the time of foreclosure, less, in either case, related unreimbursed advances, in the case of the primary assets, only to the extent not already reflected in the computation of the aggregate principal balance of the primary assets, and unreimbursed expenses, that are reimbursable pursuant to the terms of the pooling and servicing agreement, plus, in either case, accrued interest at the weighted average rate on the related primary assets through the last day of the due period in which repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

         (a) 100% of the aggregate principal balance of the primary assets, plus accrued interest at the applicable net rates on the primary assets through the last day of the month of the repurchase, or

         (b) the aggregate fair market value of the primary assets plus the fair market value of any property acquired in respect of a primary asset and remaining in the trust fund.

         The exercise of this right will effect early retirement of the securities of the series, but an entity's right to so purchase is subject to the aggregate principal balance of the primary assets at the time of repurchase being less than a fixed percentage, not more than 25%, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date. In no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified the agreement. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the seller or another entity may effect an optional termination of the trust fund under the circumstances described in the related prospectus supplement.

         INDENTURE. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of the related series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

         In addition to discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except:

o for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series,

o        to replace stolen, lost or mutilated notes of the series,

o to maintain paying agencies and to hold monies for payment in trust, and

o upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect of the notes in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the related series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries of legal aspects of mortgage loans which are general in nature. Because some of these legal aspects are governed by applicable state law which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state other than the state of New York where it is anticipated that a material percentage of the mortgaged properties will be located, nor encompass the laws of all states in which the properties securing the loans are situated.

MORTGAGES

         The loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, referred to as mortgage loans, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In New York, the prevailing practice is a mortgage. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

         Priority between mortgages and deeds of trust, or other instruments of record, generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

         Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, particular types of federal liens, some mechanics and materialmen's liens, and other liens given priority by applicable law.

         There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the "grantor," grants the security property to a third-party grantee, called the "trustee," for the benefit of the lender, called the "beneficiary." The deed of trust, upon the instructions of the beneficiary, gives the trustee the authority, if the borrower defaults, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE

         Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure, either judicially or non-judicially, prior to collecting on the loan. Whether a lender may subsequently collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state.

         The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash, or a cash equivalent satisfactory to the trustee, prior to and as a condition to recognizing the bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

         A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust.

         Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender, or other purchaser at the trustee's sale, will be subject to the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment.

         The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor.

         Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under some circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will subsequently assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

         When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for this cure generally becomes a part of the indebtedness secured by the junior deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thus extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the trust fund may be or become subject to liens for real estate taxes and other obligations. Although the seller generally does not cure defaults under a senior deed of trust or other lien, it is the seller's standard practice to protect its interest by monitoring any sale of which it is aware and bidding for property if it determines that it is in the seller's best interests to do so.

         The standard form of the mortgage used by most institutional lenders, like that used by the seller, confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the deed of trust securing its loan, to apply insurance proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust, in any order the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

         Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provide that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In New York there is no statutory prohibition limiting remedies to the lender, and the liability for deficiency in a mortgage foreclosure action depends upon the contract. However, by statute, where no express covenant or other separate instrument, such as a guarantee, provides for the liability of a deficiency, the remedies of a lender are confined to the mortgaged property.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Servicemember's Civil Relief Act ("SCRA") was signed into law on December 19, 2003, revising the Federal Soldiers' and Sailors' Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Federal Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security, provided no sale of the property has yet occurred, prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

         In a Chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The bankruptcy code provides priority to specified tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home Ownership and Equity Protection Act of 1994, Federal Debt Collection Practices Act, Home Mortgage Disclosure Act and Consumer Credit Protection Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 ("Garns-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

         (a) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

         (b) originated by lenders other than national banks, federal savings institutions and federal credit unions.

         Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by a non-offered class of securities or servicers as additional servicing compensation. No more than 20% of the mortgage loans included in any trust may be comprised of mortgage loans originated in Guam or Puerto Rico.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of mortgage loans having higher mortgage rates.

APPLICABILITY OF USURY LAWS

         New York has usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to specific types of residential first mortgage loans originated by lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of the state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

ENVIRONMENTAL LEGISLATION

         A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property.

         This type of lien generally will have priority over all subsequent liens on the property and, in some of these states, will have priority over prior recorded liens, including the lien of a deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, they would probably not be imposed on a secured lender, such as the applicable trust fund, if it promptly marketed the foreclosed property for resale. In the event that a trust fund acquired title to a property securing a mortgage home equity loan and cleanup costs were incurred in respect of the property, the holders of the securities might incur a delay in the payment if the clean up costs were required to be paid by the trust fund.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the SCRA, members of all branches of the military on active duty, including draftees and reservists in military service:

         (a) are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service;

         (b) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on any obligations entered into prior to military service for the duration of military service; and

         (c) may have the maturity of any obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

         However, the benefits of (a), (b), or (c) above are subject to challenge by creditors and if, in the opinion of the court or administrative agency of the United States or of any state, the ability of a person to comply with their obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a home equity loan included in a trust fund for a series is relieved pursuant to the SCRA, none of the trust fund, the servicer, the seller nor the trustee will be required to advance these amounts, and any loss in respect of the borrower's obligation may reduce the amounts available to be paid to the holders of the securities of the related series. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the private securities, as applicable, included in a trust fund for a series resulting from application of the SCRA will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had an interest shortfall not occurred.

                                 USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

o to establish any reserve fund, pre-funding account or segregated trust account;

o to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement; and

o        to pay for the purchase of the primary assets from the seller.


                        FEDERAL INCOME TAX CONSIDERATIONS

         This section sets forth:

o certain federal income tax opinions of Thacher Proffitt & Wood LLP, special counsel to the Depositor, referred to as federal tax counsel, and

o a summary, based on the advice of federal tax counsel, of the material federal income tax consequences of the purchase, ownership and disposition of securities.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold securities as capital assets, generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a security, prospective investors are advised to consult their own tax advisors concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities. For purposes of this tax discussion, except with respect to information reporting, or where the context indicates otherwise, any reference to the holder means the beneficial owner of a security.

         The summary is based upon the provisions of the Code, the regulations promulgated under the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and a change could apply retroactively.

         The federal income tax consequences to holders will vary depending on whether:

         (a) the securities of a series are classified as indebtedness for federal income tax purposes;

         (b) an election is made to treat the trust fund, or certain assets of the trust fund, relating to a particular series of securities as a REMIC, under the Code;

         (c) the securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the trust fund for a series; or

         (d) for federal income tax purposes the trust fund relating to a particular series of certificates is classified as a partnership.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to each series.

OPINIONS

         Federal tax counsel is of the opinion that:

         (a) If a prospectus supplement indicates that one or more classes of securities of the related series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable agreement are complied with, the securities so designated (other than those certain classes, or portions of certain classes, of securities which, at the time of their issuance, Renaissance REIT Investment Corp., or one of its qualified real estate investment trust ("REIT"), subsidiaries acquires beneficial ownership thereof), will be classified as debt instruments for federal income tax purposes;

         (b) If a prospectus supplement indicates that one or more REMIC elections will be made with respect to the related trust fund, assuming that these REMIC elections are timely made and all of the provisions of the applicable agreement are complied with:

                  (1) each segregated pool of assets specified in the applicable agreement will constitute a REMIC for federal income tax purposes,

                  (2) the class or classes of securities of the related series which are designated as "regular interests" in the related prospectus supplement will be considered regular interests in a REMIC for federal income tax purposes and

                  (3) the class of securities of the related series which is designated as the residual interest in the related prospectus supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

         (c) If a prospectus supplement indicates that a trust fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable agreement,

                  (1) the trust fund will be considered to be a grantor trust under Subpart E, Part I of Subchapter J of Code and will not be considered to be an association taxable as a corporation and

                  (2) a holder of the related securities will be treated for federal income tax purposes as the owner of an undivided interest in the primary assets included in the trust fund; and

         (d) If a prospectus supplement indicates that a trust fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable agreements are complied with, that trust fund will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

         Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service ("IRS") or any third-party.

TAXATION OF DEBT SECURITIES INCLUDING REGULAR INTEREST SECURITIES

         INTEREST AND ACQUISITION DISCOUNT. Securities representing a regular interest in a REMIC, which are referred to as regular interest securities, are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders of those securities in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will from here be referred to in this prospectus collectively as debt securities.

         Debt securities that are compound interest securities will, and certain of the other debt securities may, be issued with original issue discount ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued under the Code. A holder should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute qualified stated interest.

         Under the OID regulations, interest payments will not be qualified stated interest unless the interest payments are unconditionally payable. The OID Treasury regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment, other than late payment that occurs within a reasonable grace period, or nonpayment of interest a remote contingency, as defined in the OID Treasury regulations. It is unclear whether the terms and conditions of the loans underlying the debt securities, or those of the debt securities, are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency.

         Some debt securities will provide for distributions of interest based on a period that is the same length as the interval between distribution dates but ends prior to each distribution date. Any interest that accrues prior to the closing date may be treated under the OID regulations either (a) as part of the issue price and the stated redemption price at maturity of the debt securities or (b) as not included in the issue price or stated redemption price. The OID Treasury regulations provide a special application of the DE MINIMIS rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In these cases, for the sole purpose of determining whether original issue discount is DE MINIMIS, the OID Treasury regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess, if any, of the instrument's stated principal amount over its issue price.

         Under the DE MINIMIS rule, OID on a debt security will be considered to be zero if OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and this income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all DE MINIMIS OID as well as market discount under a constant interest method.

         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the daily portions of original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the debt securities, that is subject to acceleration due to prepayments on other debt obligations securing these instruments, called a pay-through security, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument, called the prepayment assumption. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the sum of the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and the payments during the accrual period of amounts included in the stated redemption price of the pay-through security, over the adjusted issue price of the pay-through security at the beginning of the accrual period, over the adjusted issue price of the pay-through security at the beginning of the accrual period.

         The present value of the remaining payments is to be determined on the basis of three factors:

         (a) the original yield to maturity of the pay-through security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

         (b) events which have occurred before the end of the accrual period and

         (c) the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

         The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         It is unclear whether the seller may adjust the accrual of OID on a class of regular interest securities, or other regular interests in a REMIC, to take account of realized losses on the loans. The OID regulations do not provide for adjustments. If the IRS were to require that OID be accrued without adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

         Some classes of regular interest securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a subsequent holder of a debt security who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset the OID by comparable economic accruals of portions of the excess.

         EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that these amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is reduced as a result of a home equity loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

         INTEREST-ONLY DEBT SECURITIES. The trust fund intends to report income from interest-only classes of debt securities to the IRS and to holders of interest-only debt securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, interest-only debt securities certificates will be treated as having original issue discount.

         VARIABLE RATE DEBT SECURITIES. Under the OID regulations, debt securities paying interest at a variable rate are subject to special rules. A variable rate debt security will qualify as a variable rate debt instrument if:

         (a) its issue price does not exceed the total noncontingent principal payments due under the variable rate debt security by more than a specified DE MINIMIS amount;

         (b) it provides for stated interest, paid or compounded at least annually, at

                  (1)      one or more qualified floating rates,

                  (2) a single fixed rate and one or more qualified floating rates,

                  (3)      a single objective rate or

                  (4) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

         (c) it does not provide for any principal payments that are contingent, as defined in the OID regulations, except as provided in (a) above.

         A qualified floating rate is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the variable rate debt security is denominated.

         A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Treasury regulations. However, a variable rate equal to:

         (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or

         (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate,

will constitute a qualified floating rate for purposes of the OID Treasury regulations. In addition, under the OID Treasury regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the variable rate debt security will be treated as and presumed to be a single qualified floating rate. Two or more qualified floating rates with values within 25 basis points of each other as determined on the variable rate debt security's issue date will be conclusively presumed to be a presumed single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Treasury regulations unless the restriction is fixed throughout the term of the variable rate debt security or the restriction will not significantly affect the yield of the variable rate debt security.

         An objective rate is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Treasury regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. An interest rate on a REMIC regular interest that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a variable rate debt security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the variable rate debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the variable rate debt security's term. Further, an objective rate does not include a rate that is based on information that is in the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Treasury regulations also provide that if a variable rate debt security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the variable rate debt security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be called a presumed single variable rate. If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the variable rate debt security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

         For variable rate debt securities that qualify as a variable rate debt instrument under the OID Treasury regulations and provide for interest at either a single qualified floating rate, a single objective rate, a presumed single qualified floating rate or a presumed single variable rate throughout the term, original issue discount is computed as described above based on the following:

         (a) stated interest on the single variable rate debt security which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute qualified stated interest;

         (b) by assuming that the variable rate on the single variable rate debt security is a fixed rate equal to:

                  (1) in the case of a single variable rate debt security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or

                  (2) in the case of a single variable rate debt security with an objective rate, other than a qualified inverse floating rate, a fixed rate which reflects the reasonably expected yield for the single variable rate debt security; and

         (c) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (b) above.

         In general, any variable rate debt security other than a single variable rate debt security, called a multiple variable rate debt security, that qualifies as a variable rate debt instrument will be converted into an equivalent fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the multiple variable rate debt security. The OID Treasury regulations generally require that a multiple variable rate debt security be converted into an equivalent fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the multiple variable rate debt security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the multiple variable rate debt security's issue date. Any objective rate, other than a qualified inverse floating rate, provided for under the terms of the multiple variable rate debt security is converted into a fixed rate that reflects the yield that is reasonably expected for the multiple variable rate debt security. In the case of a multiple variable rate debt security that qualifies as a variable rate debt instrument and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate or a qualified inverse floating rate, if the multiple variable rate debt security provides for a qualified inverse floating rate. Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the multiple variable rate debt security as of the multiple variable rate debt security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the multiple variable rate debt security is then converted into an equivalent fixed rate debt instrument in the manner described above.

         Once the multiple variable rate debt security is converted into an equivalent fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the equivalent fixed rate debt instrument by applying the original issue discount rules to the equivalent fixed rate debt instrument in the manner described above. A holder of the multiple variable rate debt security will account for original issue discount and qualified stated interest as if the holder held the equivalent fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that these amounts differ from the accrual amount of interest accrued or paid on the multiple variable rate debt security during the accrual period.

         If a variable rate debt security does not qualify as a variable rate debt instrument under the OID Treasury regulations, then the variable rate debt security would be treated as a contingent payment debt obligation. It is not clear under current law how a variable rate debt security would be taxed if the debt security were treated as a contingent payment debt obligation.

         The IRS issued final regulations governing the calculation of OID on instruments having contingent interest payments. The final regulations specifically do not apply for purposes of calculating OID on debt instruments to
Section 1272(a)(6) of the Code, such as the pay-through securities, including regular interest securities. Additionally, the OID regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidelines to the contrary, the trustee intends to base its computation on Section 1272(a)(6) of the Code and the OID Treasury regulations as described in this prospectus. However, because no regulatory guidance exists under Section 1272(a)(6) of the Code, there can be no assurance that the methodology represents the correct manner of calculating OID.

         MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a debt security with more than a prescribed DE MINIMIS amount of market discount, generally, the excess of the principal amount of the debt security over the purchaser's purchase price will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until applicable regulations are issued, market discount would in general accrue either:

         (a) on the basis of a constant yield, in the case of a pay-through security, taking into account a prepayment assumption, or

         (b)      in the ratio of

                  (1) in the case of securities, or in the case of a pass-through security, as set forth below, the loans underlying the security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or

                  (2) in the case of securities or in the case of a pass-through security, as described below, the loans underlying the security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security, or, in the case of a pass-through security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a pass-through security, as described below, the underlying loans, with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a pass-through security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by that holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

         PREMIUM. A holder who purchases a debt security, other than an interest weighted security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although there are regulations addressing amortizable bond premium, they specifically do not apply to prepayable debt instruments subject to Internal Section 1272(a)(6) of the Code, such as the pay-through securities. The legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing that class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. It is recommended that purchasers who pay a premium for the securities consult their tax advisors regarding the election to amortize premium and the method to be employed.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Treasury regulations permit a holder of a debt security to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, and premium in income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during the year of the election or after. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

         SALE OR EXCHANGE. A holder's tax basis in its debt security is the price the holder pays for a debt security, plus amounts of OID or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a debt security, measured by the difference between the amount realized and the debt security's basis as so adjusted, will generally be capital gain or loss, assuming that the debt security is held as a capital asset. In the case of a debt security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a debt security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

         (a) the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over

         (b) the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

         In addition, gain on the sale of a debt security purchased at a market discount would be taxable as ordinary income in an amount not exceeding the market discount that accrued while the security was held by the seller, reduced by market discount included in income under the rules described above under "Market discount."

TAXATION OF THE REMIC AND ITS HOLDERS

         STATUS OF REGULAR INTEREST SECURITIES AS REAL PROPERTY LOANS. Regular interest securities and securities representing a residual interest in a REMIC will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC securities will be qualifying assets. Similarly, income on the REMIC securities will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to loans, the REMIC's assets will include payments on loans held pending distribution to holders of REMIC securities, amounts in reserve accounts, if any, other credit enhancements, if any, and possibly buydown funds. The loans generally will be qualifying assets under both of the foregoing sections of the Code. However, loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and federal tax counsel is unable to opine whether the loan will be qualifying assets. The regulations under Sections 860A through 860G of the Code are known as the REMIC regulations and treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC regulations provide that amounts paid on loans and held pending distribution to holders of regular interest securities will be treated as qualifying assets. It is unclear whether reserve funds or buydown funds would also constitute qualifying assets under any of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including pass-through entities but not including real estate investment trusts, expenses will be deductible only to the extent that these expenses, plus other miscellaneous itemized deductions of the holder, exceed 2% of the holder's adjusted gross income and the holder may not be able to deduct any fees and expenses to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of:

         (a) 3% of the excess of adjusted gross income over the applicable amount, or

         (b) 80% of the amount of itemized deductions otherwise allowable for the related taxable year.

         For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to a holder. In general terms, a single class REMIC is one that either:

         (a) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes or

         (b) is similar to a grantor trust which is not a REMIC and which is structured with the principal purpose of avoiding the single class REMIC rules.

         Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

         TIERED REMIC STRUCTURES. For certain series of securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on these certificates is interest described in Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one REMIC.

         CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between:

         (a) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and

         (b) deductions, including stated interest and original issue discount accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

         A holder of a residual interest security that is an individual or a pass-through interest holder, including certain pass-through entities, but not including REITs, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income and the holder may not be able to deduct these fees and expenses to any extent in computing his alternative minimum tax liability. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an electing large partnership, 70 percent of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally the day that the interests are issued. This aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of OID income on loans originated on or after March 2, 1984 will be equivalent to the method under which holders of pay-through securities accrue original issue discount, that is, under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include discount in income, but without regard to the DE MINIMIS rules. However, a REMIC that acquires loans at a market discount must include market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, presumably taking into account the prepayment assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before September 27, 1985, it is possible that the premium may be recovered in proportion to payments of loan principal.

         PROHIBITED TRANSACTIONS; CONTRIBUTIONS TAX; TAX ON NET INCOME FROM FORECLOSURE PROPERTY. The REMIC will be subject to a 100% tax on any net income derived from a prohibited transaction. For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

o subject to a limited exception, the sale or other disposition of a cash flow investment;

o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

o the receipt of any fees or other compensation for services rendered by the REMIC.

         It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the startup day. In addition, a REMIC is subject to tax, deductible from its income, on any net income from foreclosure property, determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT. The holders of residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, the taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a security representing a residual interest will take into account the daily portion of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the relevant quarter, and by allocating that amount among the holders, on that day, of the Residual interest securities in proportion to their respective holdings on that day.

         The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a corporate bond or stripped instrument.

         LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, and it is recommended that holders consult their tax advisors.

         DISTRIBUTIONS. Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of a payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

         SALE OR EXCHANGE. A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

         EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a residual interest security consisting of excess inclusion income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a residual security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and is subject to certain additional limitations.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder:

         (a) alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions;

         (b) a residual holder's alternative minimum income for a tax year cannot be less than excess inclusions for the year;

         (c) the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the related quarterly period of:

         (a) 120% of the long-term applicable federal rate on the startup date multiplied by

         (b) the adjusted issue price of the residual interest security at the beginning of the related quarterly period.

         The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC regulations, in some circumstances, transfers of residual interest securities may be disregarded.

         RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any disqualified organization. Disqualified organizations include the United States, any state or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from tax, other than certain farmers' cooperatives, unless the entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of electing partnerships having 100 or more partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if these electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

         The REMIC regulations provide that a transfer of a noneconomic residual interest will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a noneconomic residual interest unless, at the time of the transfer

                  (1) the present value of the expected future distributions on the residual interest at least equals the product of:

                           (x) the present value of all anticipated excess inclusions with respect to the residual interest and

                           (y) the highest corporate tax rate, currently 35 percent, and

                  (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on the excess inclusion accrue, sufficient to pay the taxes that excess inclusion.

         A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to know or have reason to know if the following conditions are met:

         (a) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future,

         (b)      the transferee represents to the transferor that:

                  (1) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest,

                  (2) the transferee intends to pay the taxes associated with owning the residual interest as they come due, and

                  (3) the transferee will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and

         (c) either (1) the amount received by the transferee is no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (2) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision.

         Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application. Prior to purchasing a residual interest, prospective purchasers are encouraged to consult their own tax advisors concerning the safe harbor rules and should consider the possibility that a transfer of the residual interest by the purchaser may be disregarded, which would result in the retention of tax liability by the purchaser.

         A different formulation of this rule applies to transfers of residual interest security by or to foreign transferees.

         INDUCEMENT FEES: The IRS recently issued final regulations addressing the tax treatment of payments made by the transferor of a non-economic residual interest to induce the transferee to acquire that residual interest ("Inducement Fees"). The regulations (i) require the transferee to recognize an Inducement Fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that Inducement Fees constitute income from sources within the United States.

         MARK TO MARKET RULES. Treasury regulations provide that for purposes of the mark to market requirements of Section 475 of the Code, a REMIC residual interest acquired after January 3, 1995 is not a security and cannot be marked to market, regardless of the value of the REMIC residual interest.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         As further described below, each holder of a security representing an ownership interest in a grantor trust must report on its federal income tax return the gross income from the portion of the mortgages that is allocable to that security and may deduct the portion of the expenses incurred or accrued by the trust fund that is allocable to that security, at the same time and to the same extent as these items would be reported by the holder if it had purchased and held directly an interest in the mortgages and received or accrued directly its share of the payments on the mortgages and incurred or accrued directly its share of expenses incurred or accrued by the trust fund when those amounts are received, incurred or accrued by the trust fund.

         A holder of a pass-through security that is an individual, estate, or trust will be allowed deductions for expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. Moreover, a holder of a pass-through security that is not a corporation cannot deduct expenses for purposes of the alternative minimum tax, if applicable. Deductions will include servicing, guarantee and administrative fees paid to the servicer of the mortgage loans. As a result, the trust fund will report additional taxable income to holders of pass-through securities in an amount equal to their allocable share of deductions, and individuals, estates, or trusts holding pass-through securities may have taxable income in excess of the cash received.

         STATUS OF THE PASS-THROUGH SECURITIES AS REAL PROPERTY LOANS. The pass-through securities will be real estate assets for purposes of Section 856(c)(5)(B) of the Code and loans secured by an interest in real property within the meaning of Section 7701(a)(19)(C)(v) of the Code to the extent that the trust fund's assets are qualifying assets. The pass-through securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the trust fund's assets include buydown funds, reserve funds, or payments on mortgages held pending distribution to certificateholders. Further, the pass-through securities may not be qualifying real property loans to the extent loans held by the trust fund are not secured by improved real property or real property which is to be improved using the loan proceeds, may not be real estate assets to the extent loans held by the trust are not secured by real property, and may not be loans secured by an interest in real property to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and federal tax counsel is unable to opine whether the loans will be qualifying assets.

         TAXATION OF PASS-THROUGH SECURITIES UNDER STRIPPED BOND RULES. The federal income tax treatment of the pass-through securities will depend on whether they are subject to the rules of Section 1286 of the Code. The pass-through securities will be subject to those rules if stripped interest-only certificates are issued. In addition, whether or not stripped interest-only certificates are issued, the IRS may contend that the rules of Section 1286 of the Code apply on the ground that the servicer's servicing fee, or other amounts, if any, paid to, or retained by, the servicer or its affiliates, as specified in the applicable prospectus supplement, represent greater than an arm's length consideration for servicing the loans and should be characterized for federal income tax purposes as an ownership interest in the loans. The IRS has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a stripped coupon under the rules of Section 1286 of the Code.

         If interest retained for the servicer's servicing fee or other interest is treated as a stripped coupon, the pass-through securities will either be subject to the OID rules or the market discount rules. A holder of a pass-through security will account for any discount on the pass-through security as market discount rather than OID if either (a) the amount of OID with respect to the pass-through security was treated as zero under the OID DE MINIMIS rule when the pass-through security was stripped or (b) no more than 100 basis points, including any amount of servicing in excess of reasonable servicing, is stripped off from the loans. If neither of the above exceptions applies, the OID rules will apply to the pass-through securities.

         If the OID rules apply, the holder of a pass-through security, whether a cash or accrual method taxpayer, will be required to report interest income from the pass-through security in each taxable year equal to the income that accrues on the pass-through security in that year calculated under a constant yield method based on the yield of the pass-through security, or, possibly, the yield of each mortgage underlying the pass-through security, to the holder. The yield would be computed at the rate, assuming monthly compounding, that, if used in discounting the holder's share of the payments on the mortgages, would cause the present value of those payments to equal the price at which the holder purchased the pass-through security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. Section 1272(a)(6) of the Code has been amended to apply to pools of debt instruments the yield on which may be affected by prepayments. If required to report interest income on the pass-through securities to the IRS under the rules of Section 1286 of the Code, it is anticipated that the trustee will calculate the yield of the pass-through securities based on a representative initial offering price of the pass-through securities and a reasonable assumed rate of prepayment of the mortgages, although this yield may differ from the yield to any particular holder that would be used in calculating the interest income of that holder. The prospectus supplement for each series of pass-through securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the mortgages will prepay at that rate or at any other rate.

         Assuming that holders are not taxed as directly owning the loans, in the case of a pass-through security acquired at a price equal to the principal amount of the mortgages allocable to the pass-through security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a pass-through security acquired at a discount or premium, that is, at a price less than or greater than this principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate the reporting of interest income, respectively.

         If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. The method of allocating the basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

         Pass-through securities of some series may provide for a pass-through rate based on the weighted average of the interest rates of the mortgages held by the trust fund, which interest rates may be fixed or variable. In the case of a variable rate pass-through security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in "--Taxation of debt securities including regular interest securities--Variable rate debt securities."

         TAXATION OF PASS-THROUGH SECURITIES IF STRIPPED BOND RULES DO NOT APPLY. If the stripped bond rules do not apply to a pass-through security, then the holder will be required to include in income its share of the interest payments on the mortgages in accordance with its tax accounting method. In addition, if the holder purchased the pass-through security at a discount or premium, the holder will be required to account for that discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether this other discount exceeds a DE MINIMIS amount. In the case of OID, the holder, whether a cash or accrual method taxpayer, will be required to report as additional interest income in each month the portion of the discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the mortgages. However, OID could arise with respect to a loan, known as an adjustable rate mortgage ("ARM"), that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of debt securities including regular interest securities--Variable rate debt securities."

         If discount other than OID exceeds a DE MINIMIS amount, the holder will also generally be required to include in income in each month the amount of discount accrued through the applicable month and not previously included in income, but limited, with respect to the portion of discount allocable to any mortgage, to the amount of principal on the mortgage received by the trust fund in that month. Because the mortgages will provide for monthly principal payments, a discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount accrues, and therefore at a rate not significantly slower than the rate at which the discount would be included in income if it were OID. The holder may elect to accrue discount under a constant yield method based on the yield of the pass-through security to the holder, or possibly based on the yields of each loan. In the absence of an election, it may be necessary to accrue discount under a more rapid straight-line method. Under the DE MINIMIS rule, market discount with respect to a pass-through security will be considered to be zero if it is less than the product of:

         (a) 0.25% of the principal amount of the mortgages allocable to the pass-through security and

         (b) the weighted average life, in complete years, of the mortgages remaining at the time of purchase of the pass-through security.

         If a holder purchases a pass-through security at a premium, the holder may elect under Section 171 of the Code to amortize the portion of premium that is allocable to a loan under a constant yield method based on the yield of the loan to the holder, provided that the loan was originated after September 27, 1985. Premium allocable to a loan originated on or before that date should be allocated among the principal payments on the loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

         It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the loans or taking account of a reasonable prepayment assumption, and federal tax counsel is unable to opine on this issue.

         If a loan is prepaid in full, the holder of a pass-through security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the loan that is allocable to the pass-through security and the portion of the adjusted basis of the pass-through security that is allocable to the loans. The method of allocating basis among the loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the pass-through securities for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

MISCELLANEOUS TAX ASPECTS

         BACKUP WITHHOLDING. A holder, other than a holder of a residual interest security, may, under some circumstances, be subject to backup withholding under Section 3406 of the Code with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security:

o        fails to furnish the trustee with its taxpayer identification number;

o        furnishes the trustee an incorrect taxpayer identification number;

o fails to report properly interest, dividends or other reportable payments as defined in the Code; or

o under particular circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to payments made to holders, including payments to exempt recipients, such as exempt organizations, and to foreign investors. Holders are encouraged to consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee will report to the holders and to the servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to trust funds which are treated as partnerships for federal income tax purposes and with respect to certificates treated as debt for federal income tax purposes, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a foreign investor, the interest will normally qualify as portfolio interest, except where:

         (a) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

         (b) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax.

         For this purpose, a foreign investor is any holder that is not:

         (a)      a citizen or resident of the United States;

         (b) a corporation or partnership, including any entity that is classified as either a corporation or partnership for federal income tax purposes, organized under the law of the United States or any state, including the District of Columbia;

         (c) an estate the income of which is includible in gross income regardless of its source; or

         (d)      a trust other than a foreign trust, as the term is defined in
                  Section 7701(a)(31) of the Code.

         Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless the rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to foreign investors. Holders of pass-through securities however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign investors are not subject to withholding if they are effectively connected with a United States business conducted by the holder and timely provide an IRS Form W-8ECI Certificate of Foreign Person's claim for exemption from withholding on income effectively generated with the conduct of a person in the United States. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of residual interest securities who are foreign investors will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders should assume that income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Treasury regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a foreign investor will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a foreign investor transfers a residual interest security to a United States person, that is, a person that is not a foreign investor, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code.

         Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign investor will be exempt from United States federal income and withholding tax, provided that:

         (a) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign investor and

         (b) in the case of an individual foreign investor, the foreign investor is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

         If a trust fund is intended to be a partnership for federal income tax purposes the applicable agreements will provide that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates will be structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

         TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Except as otherwise provided in the related prospectus supplement, federal tax counsel has advised the seller that the notes will be classified as debt for federal income tax purposes. Consequently, holders of notes will be subject to taxation as described in "Taxation of debt securities including regular interest securities" above for debt securities which are not regular interest securities.

         POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES. If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to some holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

         TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. In the case of a trust fund intended to qualify as a partnership for federal income tax purposes, the trust fund and the seller will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. This type of characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in United States dollars, none of the certificates have interest rates which would qualify as contingent interest under the OID Treasury regulations, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

         PARTNERSHIP TAXATION. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account a holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest and OID accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         (a) the interest that accrues on the certificates in accordance with their terms for the related month, including interest accruing at the pass-through rate for the related month and interest on amounts previously due on the certificates but not yet distributed;

         (b) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         (c) prepayment premium payable to the certificateholders for the related month; and

         (d) any other amounts of income payable to the certificateholders for the related month.

This taxable income allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay these taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         If notes are also issued, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to this type of holder under the Code.

         An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that tax calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. It is believed that the loans will not have been issued with OID and, therefore, the trust should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include any market discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the trust fund as a new partnership. The trust fund will not comply with the technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

         ALLOCATIONS BETWEEN SELLERS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

         The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher or lower basis unless the trust fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund currently does not intend to make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

         ADMINISTRATIVE MATTERS. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. This information includes:

         (a) the name, address and taxpayer identification number of the nominee and

         (b)      as to each beneficial owner

                  (1) the name, address and identification number of the person;

                  (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

                  (3) information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish an information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The seller will be designated as the tax matters partner in the related trust agreement and, as the tax matters partner, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for tax withholding purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the taxable income were effectively connected to a U.S. trade or business, at the highest rate applicable to corporations for foreign holders that are taxable as corporations and the highest rate applicable to individuals for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures.

         Each foreign holder might be required to file a United States individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made, or accrued, to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent these interest payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a backup withholding tax under Section 3406 of the Code if, in general, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, it is recommended that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                             REPORTABLE TRANSACTIONS

         Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                              ERISA CONSIDERATIONS

GENERAL

         A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the fiduciary standards under ERISA, in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

         In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The Depositor, the seller, each servicer or other servicer, any insurer, the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     PLAN ASSETS

         In 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the assets of the trust fund and not merely an interest in the certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

     CLASS EXEMPTIONS
         The DOL has issued Prohibited Transaction Class Exemptions ("PTCEs") which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a party in interest or disqualified person, on the other hand:

o PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by a qualified professional asset manager.

o PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

o PTCE 96-23, which exempts certain transaction approved on behalf of a Plan by an in-house investment manager.

         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES AND TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST

         The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust:

o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

         UNDERWRITER EXEMPTIONS

         As may be more fully discussed in the Prospectus Supplement, the DOL has granted to the underwriters individual exemptions (collectively, the "Exemption") which is applicable to securities such as the certificates which meet its requirements. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets of the type described in this prospectus and participation interests therein and the purchase, sale and holding in the initial offering and secondary market of certificates which represent beneficial ownership interests in the assets of such trusts.

         GENERAL CONDITIONS OF EXEMPTION

         Among the general conditions which must be satisfied for a transaction involving the certificates to be eligible for exemptive relief under the Exemption are:

                  (1) the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

                  (2) the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "Loans.");

                  (3) unless the certificates are backed by fully-secured loans, they may not be subordinated;

                  (4) the certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by S&P, Moody's or Fitch Ratings ("Fitch") (each, a "Rating Agency");

                  (5) the trustee and the indenture trustee generally cannot be affiliates of any member of the "Restricted Group", other then the underwriter. The Restricted Group consists of: (i) underwriter as defined in the Exemption, (ii) the Depositor, (iii) the servicer,
                           (iv) each other servicer, (v) any insurer, (vi) the counterparty of any "interest swap" (as described below) held as an asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates;

                  (6) the sum of all payments made to, and retained by, the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the servicer and any other servicer must represent not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

                  (7) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates;

                  (8) the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates; and

                  (9) one subset of transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such transactions are: (a) not subordinated to the rights and interests evidenced by securities of the same trust fund; (b) such certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

         INSURANCE COMPANY GENERAL ACCOUNTS

         In the event that securities which are certificates, but not notes, do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

         CERTAIN PERMITTED ASSETS

         The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

                  (1)      is an "eligible Swap;"

                  (2)      is with an "eligible counterparty;"

                  (3)      is purchased by a "qualified plan investor;"

                  (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and

                  (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

         An "eligible Swap" is one which:

                  (1)      is denominated in U.S. dollars;

                  (2) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

                  (3)      has a notional amount that does not exceed either:
                           (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount");

                  (4) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

                  (5) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

                  (6) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

         A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

                  (1) a "qualified professional asset manager" ("QPAM") under PTCE 84-14;

                  (2)      an "in-house asset manager" under PTCE 96-23; or

                  (3) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

         In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

                  (1) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

                  (2) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

         In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

                  (1) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

                  (2) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

                  (3) terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. ("ISDA") form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

                  (1)      it is denominated in U.S. dollars;

                  (2)      it pays an Allowable Interest Rate;

                  (3)      it is not Leveraged;

                  (4) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trust fund;

                  (5) it is entered into between the trust fund and an eligible counterparty and

                  (6)      it has an Allowable Notional Amount.

         PRE-FUNDING ACCOUNTS

         The Exemption permits transactions using pre-funding accounts ("Pre-Funding Account") whereby a portion of the Loans are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such Loans be either identified or transferred on or before the closing date, provided that the following conditions are met.

                  (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%);

                  (2) all Loans transferred after the closing date (referred to here as "additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency;

                  (3) the transfer of such additional Loans to the trust fund during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

                  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the trust fund on the closing date;

                  (5) either: (i) the characteristics of the additional Loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional Loans conform to the characteristics described in the prospectus or prospectus supplement ("Offering Documents") and/or the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date;

                  (6) the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement;

                  (7) amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional Loans ("Capitalized Interest Account") used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency. Such investments must consist only of: (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency; and

                  (8)      certain disclosure requirements must be met.

         REVOLVING POOL FEATURES

         The Exemption only covers certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

         LIMITATIONS ON SCOPE OF THE EXEMPTION

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that: (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust fund containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. The Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein in "LIMITATIONS ON SCOPE OF THE EXEMPTION."

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         Governmental plans and church plans as defined in ERISA are not subject to ERISA or Section 4975 of the Code, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Section 4975 of the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

         Unless otherwise specified in the related prospectus supplement, the securities will not constitute mortgage-related securities within the meaning of The Secondary Mortgage Marketing Enhancement Act. Accordingly, investors whose investment authority is subject to legal restrictions are encouraged to consult their own legal advisors to determine whether and the extent to which the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to each trust fund, the Depositor will agree to sell to each of the underwriters named in the related prospectus supplement, and each of those underwriters will severally agree to purchase from the Depositor, the principal amount of each class of securities of the related series set forth in the related prospectus supplement.

         In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that agreement, to purchase all of the securities which are offered by this prospectus and by the related prospectus supplement if any of those securities are purchased. If an underwriter defaults in its obligations, each underwriting agreement will provide that purchase commitments of the nondefaulting underwriters may be increased, or the underwriting agreement may be terminated.

         Each prospectus supplement will either:

         (x) set forth the price at which each class of securities will be offered to the public and any concessions that may be offered to dealers participating in the offering of those securities or

         (y) specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.

         After the initial public offering of any securities, the public offering price and concessions may be changed.

         Each underwriting agreement will provide that the Depositor will indemnify underwriters against particular liabilities, including liabilities under the Securities Act of 1933, as amended.

         Under each underwriting agreement, the closing of the sale of any class of securities subject to that agreement will be conditioned on the closing of the sale of all other classes also subject to that agreement.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                  LEGAL MATTERS

         Legal matters in connection with the securities will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York or such other counsel as may be identified in the applicable prospectus supplement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.*

   SEC Registration Fee.........                                  $     107
   Printing and Engraving.......                                  $  25,000
   Trustee's Fees...............                                  $  20,000
   Legal Fees and Expenses......                                  $  75,000
   Accountant's Fees and Expenses                                 $  35,000
   Rating Agency Fees...........                                  $ 100,000
   Miscellaneous Fees and Expenses                                $   5,000
   -------------------------------------  ---------------------------------
   Total Expenses...............                                $260,107.00
   =====================================  =================================


*All amounts are estimated of expenses incurred in connection with the issuance and distribution of a Series of Securities in aggregate principal amount assumed for these purposes to be one-tenth of the principal amount of Securities registered hereby. Accordingly, only one-tenth of the SEC Registration Fee paid upon the filing of the Registration Statement is included in the table above.

Item 15. Indemnification of Directors and Officers

The Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any director, officer, employee or agent.

The general effect of the provisions for indemnification of directors and officers of the Registrant is to permit the Registrant to obtain the services of qualified individuals who otherwise would be unwilling to serve because it might expose their personal assets to potential liability arising from legal actions in the right of, or against, the Registrant. These provisions do not insulate the officers or directors from their own unlawful acts but do permit the Registrant to provide funds to defend them from allegations unless and until they are finally judged to have acted unlawfully.

Item 16. Exhibits

     (a)  Financial Statements:

     None.

     (b)  Exhibits:

            1.1      Form of Underwriting Agreement.

            3.1** Restated Certificate of Incorporation of Renaissance Mortgage Acceptance Corp.

            3.2*     By-Laws of Renaissance Mortgage Acceptance Corp.

            4.1      Form of Indenture.

            4.2      Form of Pooling and Servicing Agreement.

            4.3*     Form of Trust Agreement.

            5.1 Opinion of Thacher Proffitt & Wood LLP with respect to the securities being registered.

            8.1 Opinion of Thacher Proffitt & Wood LLP with respect to tax matters (included as part of Exhibit 5.1).

            10.1     Form of Sale and Servicing Agreement.

            23.1     Consent of Thacher Proffitt & Wood LLP (included as part of
                     Exhibit 5.1).


---------------

* Incorporated by reference to the corresponding exhibit to the Registration Statement on Form S-3 (File No. 333-106896) filed on August 8, 2003.

**    Incorporated by reference to the corresponding exhibit to the Registration
Statement on Form S-3 (File No. 333-118739) filed on September 1, 2004.

Item 17. Undertakings

(a) Undertakings Pursuant to Rule 415.

     In accordance with Item 512 of Regulation S-K under the Securities Act of 1933:

     (a)  The undersigned registrant hereby undertakes:

1 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     1. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     2. to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     3. to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  As to documents subsequently filed that are incorporated by reference:

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c)  Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

     (d)  Undertaking regarding the Qualification of Trust Indentures.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

     (e) Undertaking in Connection with Incorporation by Reference of Certain Filings under the Securities Exchange Act of 1934 in Accordance with Regulation AB.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (f) The Registrant hereby undertakes that, except as otherwise provided by
Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

     (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     If the Registrant is relying on Rule 430B;

     (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woodbury, New York on the 7TH day of February, 2006.

                              RENAISSANCE MORTGAGE ACCEPTANCE CORP.

                              By:   /S/ HUGH MILLER
                                  --------------------------------------
                              Name:   Hugh Miller
                              Title:  President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

          SIGNATURE                      CAPACITY                    DATE
-----------------------------  -----------------------------  ------------------


/S/ HUGH MILLER                President, Chief Executive     February 7TH, 2006
-----------------------------  Officer and Director
Hugh Miller                    (Principal Executive Officer)




/S/ RICHARD BLASS              Executive Vice President,      February 7TH, 2006
-----------------------------  Chief Financial Officer and
Richard Blass                  Director
                               (Principal Financial and
                               Accounting Officer)




/S/ DANIEL KATZ                Director                       February 7TH, 2006
-----------------------------
Daniel Katz

                                EXHIBITS INDEX

      1.1      Form of Underwriting Agreement.

      3.1* Restated Certificate of Incorporation of Renaissance Mortgage Acceptance Corp.

      3.2*     By-Laws of Renaissance Mortgage Acceptance Corp.

      4.1      Form of Indenture.

      4.2      Form of Pooling and Servicing Agreement.

      4.3*     Form of Trust Agreement.

      5.1 Opinion of Thacher Proffitt & Wood LLP with respect to the securities being registered.

      8.1 Opinion of Thacher Proffitt & Wood LLP with respect to tax matters (included as part of Exhibit 5.1).

      10.1     Form of Sale and Servicing Agreement.

      23.1     Consent of Thacher Proffitt & Wood LLP (included as part of
               Exhibit 5.1).


---------------

* Incorporated by reference to the corresponding exhibit to the Registration Statement on Form S-3 (File No. 333-106896) filed on August 8, 2003.

**    Incorporated by reference to the corresponding exhibit to the Registration
Statement on Form S-3 (File No. 333-118739) filed on September 1, 2004.